SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                  RELATING THE POOLING AND SERVICING AGREEMENT

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 31, 2007

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                   333-132232              30-0183252
---------------------------------  --------------------  -----------------------
   (State or Other Jurisdiction         (Commission          (I.R.S. Employer
         of Incorporation)             File Number)         Identification No.)

383 MADISON AVENUE                                                10179
NEW YORK, NEW YORK
---------------------------------                        -----------------------
       (Address of Principal                                    (Zip Code)
        Executive Offices)

Registrant's telephone number, including area code, is (212) 272-2000.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibits:

         4.1 Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor, Wells Fargo Bank National Association, as master servicer and as securities administrator, EMC Mortgage Corporation and Citibank, N.A., as trustee.

         10.1 Yield Maintenance Agreements, dated January 31, 2007 between ABN AMRO Bank, N.V. and the Trustee on the behalf of Structured Asset Mortgage Investments II Trust 2007-AR1.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE
INVESTMENTS II INC.


By: /s/ Baron Silverstein
-----------------------------
Name: Baron Silverstein
Title:   Vice President

Dated:  January 31, 2007

                                  EXHIBIT INDEX


Exhibit       Item 601 (a) of          Sequentially                      Page
Number        Regulation S-K           Numbered                          -----
----------    Exhibit No.              Description
              -------------------      ------------------
4.1           4                        Pooling and Servicing               4
                                       Agreement

10.1          4                        Yield Maintenance Agreements

                                                                  Execution Copy


                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

                                   DEPOSITOR,

                                 CITIBANK, N.A.,

                                    TRUSTEE,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                MASTER SERVICER,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                            SECURITIES ADMINISTRATOR,

                                       and

                            EMC MORTGAGE CORPORATION

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 2007

             Structured Asset Mortgage Investments II Trust 2007-AR1
                       Mortgage Pass-Through Certificates

                                 Series 2007-AR1

                                                     TABLE OF CONTENTS

                                                                                                               PAGE


Article I Definitions...........................................................................................2
         Section 1.01.     Definitions..........................................................................2
         Section 1.02.     Calculation of LIBOR.................................................................56

Article II Conveyance of Mortgage Loans; Original Issuance of Certificates......................................58
         Section 2.01.     Conveyance of Mortgage Loans to Trustee..............................................58
         Section 2.02.     Acceptance of Trust Fund by Trustee..................................................60
         Section 2.03.     Assignment of Interest in the Mortgage Loan Purchase Agreement.......................62
         Section 2.04.     Substitution of Mortgage Loans.......................................................64
         Section 2.05.     Issuance of Certificates.............................................................65
         Section 2.06.     Representations and Warranties Concerning the Depositor..............................66
         Section 2.07.     Covenants of the Master Servicer.....................................................67
         Section 2.08.     Purposes and Powers of the Trust.....................................................67

Article III Administration and Servicing of Mortgage Loans......................................................69
         Section 3.01.     Master Servicer......................................................................69
         Section 3.02.     REMIC-Related Covenants..............................................................70
         Section 3.03.     Monitoring of the Servicers..........................................................70
         Section 3.04.     Fidelity Bond........................................................................72
         Section 3.05.     Power to Act; Procedures.............................................................72
         Section 3.06.     Due-on-Sale Clauses; Assumption Agreements...........................................73
         Section 3.07.     Release of Mortgage Files............................................................73
         Section 3.08.     Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
                           74
         Section 3.09.     Standard Hazard Insurance and Flood Insurance Policies...............................75
         Section 3.10.     Presentment of Claims and Collection of Proceeds.....................................75
         Section 3.11.     Maintenance of the Primary Mortgage Insurance Policies...............................75
         Section 3.12.     Trustee to Retain Possession of Certain Insurance Policies and Documents.............76
         Section 3.13.     Realization Upon Defaulted Mortgage Loans............................................76
         Section 3.14.     Compensation for the Servicers and the Master Servicer...............................76
         Section 3.15.     REO Property.........................................................................77
         Section 3.16.     Annual Statement as to Compliance....................................................77
         Section 3.17.     Assessments of Compliance and Attestation Reports....................................78
         Section 3.18.     Reports Filed with Securities and Exchange Commission................................80
         Section 3.19.     Intention of the Parties and Interpretation..........................................90
         Section 3.20.     UCC..................................................................................91
         Section 3.21.     Optional Purchase of Defaulted Mortgage Loans........................................91

Article IV Accounts.............................................................................................92
         Section 4.01.     Protected Accounts...................................................................92
         Section 4.02.     Distribution Account.................................................................94

                                       i

         Section 4.03.     Permitted Withdrawals and Transfers from the Distribution Account....................95
         Section 4.04.     Basis Risk Reserve Fund..............................................................97
         Section 4.05.     The Reserve Fund and the Cap Contracts...............................................98
         Section 4.06.     Final Maturity Reserve Account.......................................................99
         Section 4.07.     Supplemental Fund....................................................................101
         Section 4.08.     Class XP Reserve Account.............................................................102

Article V Certificates..........................................................................................104
         Section 5.01.     Certificates.........................................................................104
         Section 5.02.     Registration of Transfer and Exchange of Certificates................................114
         Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates....................................118
         Section 5.04.     Persons Deemed Owners................................................................118
         Section 5.05.     Transfer Restrictions on Residual Certificates.......................................118
         Section 5.06.     Restrictions on Transferability of Certificates......................................120
         Section 5.07.     ERISA Restrictions...................................................................120
         Section 5.08.     Rule 144A Information................................................................122
         Section 5.09.     Appointment of Paying Agent and Certificate Registrar................................122

Article VI Payments to Certificateholders.......................................................................123
         Section 6.01.     Distributions on the Certificates....................................................123
         Section 6.02.     Allocation of Losses and Subsequent Recoveries on Certificates.......................132
         Section 6.03.     Payments.............................................................................134
         Section 6.04.     Statements to Certificateholders.....................................................135
         Section 6.05.     Monthly Advances.....................................................................138
         Section 6.06.     Compensating Interest Payments.......................................................139

Article VII The Master Servicer.................................................................................140
         Section 7.01.     Liabilities of the Master Servicer...................................................140
         Section 7.02.     Merger or Consolidation of the Master Servicer.......................................140
         Section 7.03.     Indemnification of the Trustee, Custodians and the Securities Administrator..........140
         Section 7.04.     Limitations on Liability of the Master Servicer and Others...........................141
         Section 7.05.     Master Servicer Not to Resign........................................................142
         Section 7.06.     Successor Master Servicer............................................................142
         Section 7.07.     Sale and Assignment of Master Servicing..............................................143

Article VIII Default............................................................................................144
         Section 8.01.     "Event of Default"...................................................................144
         Section 8.02.     Trustee to Act; Appointment of Successor.............................................146
         Section 8.03.     Notification to Certificateholders...................................................147
         Section 8.04.     Waiver of Defaults...................................................................147
         Section 8.05.     List of Certificateholders...........................................................147

Article IX Concerning the Trustee and the Securities Administrator..............................................148
         Section 9.01.     Duties of Trustee and the Securities Administrator...................................148
         Section 9.02.     Certain Matters Affecting the Trustee and the Securities Administrator...............150

                                       ii

         Section 9.03.     Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans...152
         Section 9.04.     Trustee and Securities Administrator May Own Certificates............................153
         Section 9.05.     Trustee's and Securities Administrator's Fees and Expenses...........................153
         Section 9.06.     Eligibility Requirements for Trustee, Paying Agent and Securities Administrator......153
         Section 9.07.     Insurance............................................................................154
         Section 9.08.     Resignation and Removal of the Trustee and Securities Administrator..................154
         Section 9.09.     Successor Trustee, Paying Agent and Successor Securities Administrator...............155
         Section 9.10.     Merger or Consolidation of Trustee, Paying Agent or Securities Administrator.........156
         Section 9.11.     Appointment of Co-Trustee or Separate Trustee........................................156
         Section 9.12.     Federal Information Returns and Reports to Certificateholders; REMIC Administration..157

Article X Termination...........................................................................................160
         Section 10.01.    Termination Upon Repurchase by the Depositor or its Designee or Liquidation of the
                           Mortgage Loans.......................................................................160
         Section 10.02.    Additional Termination Requirements..................................................162

Article XI Miscellaneous Provisions.............................................................................164
         Section 11.01.    Intent of Parties....................................................................164
         Section 11.02.    Amendment............................................................................164
         Section 11.03.    Recordation of Agreement.............................................................166
         Section 11.04.    Limitation on Rights of Certificateholders...........................................166
         Section 11.05.    Acts of Certificateholders...........................................................167
         Section 11.06.    Governing Law........................................................................168
         Section 11.07.    Notices..............................................................................168
         Section 11.08.    Severability of Provisions...........................................................168
         Section 11.09.    Successors and Assigns...............................................................169
         Section 11.10.    Article and Section Headings.........................................................169
         Section 11.11.    Counterparts.........................................................................169
         Section 11.12.    Notice to Rating Agencies............................................................169

EXHIBITS

Exhibit A-1      -    Form of Class A Certificates
Exhibit A-2      -    Form of Class B Certificates
Exhibit A-3      -    Form of Class R Certificates
Exhibit A-4      -    Form of Class B-IO Certificates
Exhibit A-5      -    Form of Interest-Only Certificates
Exhibit A-6      -    Form of Class XP Certificates
Exhibit B        -    Mortgage Loan Schedule
Exhibit C        -    [Reserved]
Exhibit D        -    Request for Release of Documents
Exhibit E        -    Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1      -    Form of Investment Letter
Exhibit F-2      -    Form of Rule 144A and Related Matters Certificate
Exhibit F-3      -    Form of Transferor Certificate for Non-Offered
                      Certificates
Exhibit G        -    Form of Custodial Agreement
Exhibit H        -    Servicing Agreements
Exhibit I        -    Assignment Agreements with respect to the Servicing
                      Agreements
Exhibit J        -    Form of Mortgage Loan Purchase Agreement
Exhibit K        -    Form of Trustee Limited Power of Attorney
Exhibit L        -    Servicing Criteria to be Addressed in Assessment of
                      Compliance
Exhibit M-1      -    Form of Back-Up Certification
Exhibit M-2      -    Form of Certification from the Securities Administrator
                      to the Depositor
Exhibit N        -    Form of Cap Contracts
Exhibit O        -    Form of 10-D, Form 8-K and Form 10-K Reporting
                      Responsibilities
Exhibit P        -    Form of Additional Disclosure Notice



SCHEDULES
Schedule A       -    Schedule of Strike Prices and Projected Principal Balances
                      (Cap Contracts)
Schedule B       -    [Reserved]
Schedule C       -    Coupon Strip Reserve Account Schedule

                         POOLING AND SERVICING AGREEMENT

         Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the "Depositor"), Citibank, N.A., a national banking association, not in its individual capacity but solely as trustee (the "Trustee"), Wells Fargo Bank, National Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and EMC Mortgage Corporation ("EMC").

                              PRELIMINARY STATEMENT

         On or prior to the Closing Date, the Depositor has acquired the Mortgage Loans from EMC. On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         The Securities Administrator on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated "regular interests" in such REMIC and the Class R-I Certificate will be designated the "residual interests" in such REMIC.

         The Securities Administrator on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-II Certificate will be designated the "residual interests" in such REMIC.

         The Securities Administrator on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Certificates will be designated "regular interests" in such REMIC and the Class R-III Certificate will be designated the "residual interests" in such REMIC.

         The Securities Administrator on behalf of the Trust shall make an election for the assets constituting REMIC IV to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC IV Regular Certificates will be designated "regular interests" in such REMIC and the Class R-IV Certificate will be designated the "residual interests" in such REMIC.

         The aggregate Outstanding Principal Balance of the Mortgage Loans as of the Cut-off Date, after application of Scheduled Payments due whether or not received, is $695,639,309.90.

         The aggregate Outstanding Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date, after application of Scheduled Payments due whether or not received, is $348,703,342.05. The aggregate Outstanding Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date, after application of Scheduled Payments due whether or not received, is $346,935,967.85.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, EMC and the Trustee agree as follows:

                                    Article I
                                   Definitions

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, those customary mortgage master servicing practices of prudent institutions that master service mortgage loans of the same type and quality as such mortgage loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer).

         Account: The Distribution Account, the Policy Account, the Supplemental Fund, the Final Maturity Reserve Account, the Basis Risk Reserve Fund, the Reserve Fund, the Class XP Reserve Account or the Protected Accounts, as the context may require.

         Actual Monthly Payments: For any Mortgage Loan and each Due Period, the actual monthly payments of principal and interest received during such period on such Mortgage Loan.

         Additional Disclosure:  As defined in Section 3.18.

         Additional Form 10-D Disclosure:  As defined in Section 3.18.

         Additional Form 10-K Disclosure:  As defined in Section 3.18.

         Adjustable Rate Certificates: The Group I Adjustable Rate Certificates and the Group II Adjustable Rate Certificates.

         Adjusted Rate Cap: With respect to each Class of Adjustable Rate Certificates related to a Loan Group, each Distribution Date and the related Due Period, (A) the sum of (1) the scheduled Monthly Payments owed on the related Mortgage Loans for such Due Period less the related Servicing Fees and lender-paid Primary Mortgage Insurance fees and (2) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) in the case of the Group I Adjustable Rate Certificates, the sum of (i) the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such Distribution Date, and (ii) the interest payable to the Interest-Only Certificates with respect to such Distribution Date in each case expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the Mortgage Loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

         Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The

Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto made in accordance with the terms herein.

         Annual Statement of Compliance:  As defined in Section 3.16.

         Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P and Aaa in the case of Moody's (or with respect to investments in money market funds, a credit rating of "AAAm" or "AAAm-G", in the case of S&P, and the highest rating given by Moody's for money market funds, in the case of Moody's). For any short-term deposit or security, a rating of A-l+ in the case of S&P and P-1 in the case of Moody's.

         Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         Applied Realized Loss Amount: With respect to any Class of Class A and Class B Certificates related to a Loan Group and as to any Distribution Date, the sum of the related Realized Losses, which have been allocated in reduction of the Certificate Principal Balance of such Class of Certificates pursuant to this Agreement. Realized Losses in the aggregate shall equal the amount, if any, by which (i) the aggregate Certificate Principal Balance of all of the Certificates of the related Loan Group (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Scheduled Principal Balance of all of the related Mortgage Loans for such Distribution Date. Realized Losses in respect of Loan Group I shall be allocated first to the Class I-B-9 Certificates, and then to the Class I-B-8 Certificates, and then to the Class I-B-7 Certificates, and then to the Class I-B-6 Certificates, and then to the Class I-B-5 Certificates, and then to the Class I-B-4 Certificates, and then to the Class I-B-3 Certificates, and then to the Class I-B-2 Certificates and then to the Class I-B-1 Certificates (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses in respect of Loan Group I shall be allocated to the Class I-A Certificates, sequentially, first, to the Class I-A-3 Certificates, and then to the Class I-A-2 Certificates, and then to the Class I-A-1 Certificates, in each case until the Certificate Principal Balance of each such Class has been reduced to zero. Realized Losses in respect of Loan Group II shall be allocated first to the Class II-B-5 Certificates, and then to the Class II-B-4 Certificates, and then to the Class II-B-3 Certificates, and then to the Class II-B-2 Certificates and then to the Class II-B-1 Certificates (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses in respect of Loan Group II shall be allocated to the Class II-A Certificates, sequentially, first, to the Class II-A-3 Certificates, and then to the Class II-A-2 Certificates, and then to the Class II-A-1 Certificates, in each case until the Certificate Principal Balance of each such Class has been reduced to zero.

         Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the related Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the amount set forth as the appraised value of the related Mortgaged Property in an appraisal made for the related mortgage originator in connection with its origination of the related Mortgage Loan.

         Assessment of Compliance:  As defined in Section 3.17.

         Assignment Agreements: Each of the Assignment, Assumption and Recognition Agreements attached hereto as Exhibit I, whereby the related Assigned Loans (in each case, as defined therein) and the related Servicing Agreements were assigned to the Trustee for the benefit of the Certificateholders.

         Attesting Party:  As defined in Section 3.17.

         Attestation Report:  As defined in Section 3.17.

         Available Funds: With respect to each Loan Group and Distribution Date, an amount equal to the aggregate of the following amounts: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date with respect to the related Mortgage Loans, and on or prior to the related Determination Date,
(2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer (or by the Trustee, as successor master servicer) or the related Servicer for such Distribution Date in respect of the related Mortgage Loans,
(3) any other miscellaneous amounts remitted in respect of the related Mortgage Loans by the Master Servicer or the related Servicer pursuant to the related Servicing Agreement, (4) any amounts deposited in and payable on such Distribution Date from the Reserve Fund, the Supplemental Fund and the Basis Risk Reserve Fund in respect of the related Mortgage Loans pursuant to this Agreement, and (5) any amounts reimbursed in respect of the related Mortgage Loan by the Master Servicer for such Distribution Date in connection with losses on certain eligible investments, except:

                  (i) all payments that were due on or before the Cut-off Date with respect to the related Mortgage Loans;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and the Liquidation Period, respectively;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Monthly Payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular related Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v) amounts of Monthly Advances determined to be Nonrecoverable Advances;

                  (vi) any investment earnings on amounts on deposit in the Distribution Account, the Reserve Fund, the Supplemental Fund and the Basis Risk Reserve Fund and amounts permitted to be withdrawn from such Accounts pursuant to this Agreement;

                  (vii) amounts needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the Servicing Agreements and this Agreement (allocated as provided in Section 4.03(b)) to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

                  (viii) amounts applied to pay any fees with respect to any lender-paid Primary Mortgage Insurance Policy; and

                  (ix) any expenses or other amounts (allocated as provided in Section 4.03(b)) reimbursable to the Trustee, the Securities Administrator, the Master Servicer and the related Custodian pursuant to Section 7.04 or Section 9.05.

         Back-Up Certification:  As defined in Section 3.18(a)(iii).

         Bankruptcy Code: The United States Bankruptcy Code, as amended, as codified in 11 U.S.C. ss.ss.101-1330.

         Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the applicable Servicer to the Master Servicer.

         Basis Risk Reserve Fund: The reserve fund established and maintained by the Securities Administrator pursuant to Section 4.04.

         Basis Risk Shortfall: If on a Distribution Date the Pass-Through Rate for a Class of Adjustable Rate Certificates is based upon the applicable Net Rate Cap, the excess, if any, of:

         1. the amount of the Current Interest that such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Though Rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such Distribution Date and (ii) in the case of Loan Group II, 10.50% per annum, over

         2. the amount of the Current Interest on such Class calculated using a Pass-Though Rate equal to the applicable Net Rate Cap for such Distribution Date.

         Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and each Class of Adjustable Rate Certificates, the sum of the Basis Risk Shortfall for such Distribution Date and the Basis Risk Shortfall for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such Distribution Date and (ii) in the case of Loan Group II, 10.50% per annum.

         Book-Entry Certificates: Initially, all the Offered Certificates, issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or the Federal Reserve is closed or on which banking institutions in New York City or in any of the jurisdictions in which the Trustee, the Master Servicer, related Servicer, the Securities Administrator or the related Custodian is located are authorized or obligated by law or executive order to be closed.

         Cap Contract: Any one or more of the Interest Rate Corridor Letter Agreements, dated January 31, 2007, entered into by the Cap Contract Provider and the Trustee on behalf of the Trust and relating to the Group II Adjustable Rate Certificates.

         Cap Contract Payment Amount: With respect to any Distribution Date and a Cap Contract, the amounts received from such Cap Contract, if any, on such Distribution Date.

         Cap Contract Provider:  ABN AMRO Bank N.V.

         Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed by the Securities Administrator and countersigned by the Certificate Registrar in substantially the form annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5 or A-6, as applicable, with the blanks therein appropriately completed.

         Certificate Principal Balance: With respect to any Certificate (other than a Residual Certificate) as of any Distribution Date, the initial principal amount of such Certificate on the Closing Date, plus the amount of any related Net Deferred Interest allocated thereto on such Distribution Date and on any previous Distribution Dates, plus any Subsequent Recoveries added to the Certificate Principal Balance thereof (other than an Interest-Only Certificate) pursuant to Section 6.02 hereof, minus the sum of (i) all amounts previously distributed on such Certificate with respect to principal, and (ii) any Applied Realized Loss Amounts allocated to such Certificate (other than an Interest-Only Certificate) on previous Distribution Dates. With respect to any such Class of Certificates, the Certificate Principal Balance thereof will equal the sum of the Certificate Principal Balances of all Certificates in such Class.

         Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

         Certificate Register: The register maintained pursuant to Section 5.02.

         Certificate Registrar: The Securities Administrator or any successor certificate registrar appointed hereunder.

         Certificate Registrar Office: The office of the Certificate Registrar located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: SAMI II Series 2007-AR1.

         Certificateholder:  A Holder of a Certificate.

         Certification Parties:  As defined in Section 3.18(a)(iii)(D).

         Certifying Person:  As defined in Section 3.18(a)(iii)(D).

         Class: With respect to the Certificates, I-A-1, I-A-2, I-A-3, I-B-1, I-B-2, I-B-3, I-B-4, I-B-5, I-B-6, I-B-7, I-B-8, I-B-9, I-XP, I-B-IO, II-A-1,
II-A-2, II-A-3, II-B-1, II-B-2, II-B-3, II-B-4, II-B-5, II-XP, II-B-IO, R, R-X.

         Class A Certificates: The Class I-A Certificates and the Class II-A Certificates.

         Class A Principal Distribution Amount: Either the Class I-A Principal Distribution Amount or the Class II-A Principal Distribution Amount, as applicable.

         Class B Certificates:  The Class I-B and the Class II-B Certificates.

         Class B-IO Distribution Amount: With respect to any Distribution Date and a Loan Group, the amount allocable to the related Class B-IO Certificates as provided in Section 5.01(c)(v), note 1, for such Distribution Date and all prior Distribution Dates, less the aggregate of all amounts distributed (or deemed distributed in accordance with Section 6.01(A)(a) or Section 6.01(B)(a), as applicable) with respect to the related Class B-IO Certificates on prior Distribution Dates. The Class B-IO Distribution Amount with respect to a Loan Group on any Distribution Date shall also include any amounts distributable to the related Class B-IO Certificates on pursuant to Section 4.06 on such Distribution Date.

         Class R Certificate: The Class R Certificates, representing a collective interest in the Class R-I, Class R-II, Class R-III and Class R-IV Certificates, executed by the Securities Administrator and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-4 and evidencing an interest designated as a "residual interest" in REMIC I, REMIC II, REMIC III and REMIC IV for purposes of the REMIC Provisions.

         Class R-X Certificate: Any one of the Class R-X Certificates evidencing an interest designated as a "residual interest" in REMIC IV for purposes of the REMIC Provisions.

         Class R-I Certificate: Any one of the Class R-I Certificates evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

         Class R-II Certificate: Any one of the Class R-II Certificates evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

         Class R-III Certificate: Any one of the Class R-III Certificates evidencing an interest designated as a "residual interest" in REMIC III for purposes of the REMIC Provisions.

         Class R-IV Certificate: Any one of the Class R-IV Certificates evidencing an interest designated as a "residual interest" in REMIC IV for purposes of the REMIC Provisions.

         Class XP Reserve Account: The reserve account established and maintained by the Securities Administrator pursuant to Section 4.09.

         Class I-A Certificates: The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

         Class I-A Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each Distribution Date prior to the Distribution Date in January 2013, 26.503% and (ii) on each Distribution Date on and after the Distribution Date in January 2013, 21.202%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B Certificates: The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates.

         Class I-B-1 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date), and

                                    (2)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            20.627% and (ii) on each
                                            Distribution Date on and after the
                                            Distribution Date in January 2013,
                                            16.502%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-2 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized

                                    Loss Period and Principal Prepayments
                                    received during the related Prepayment
                                    Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (3)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            15.752% and (ii) on each
                                            Distribution Date on and after the
                                            Distribution Date in January 2013,
                                            12.602%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-3 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (4)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            14.002% and (ii) on each
                                            Distribution Date on and after the
                                            Distribution Date in January 2013,
                                            11.202%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-4 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (5)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            10.877% and (ii) on each
                                            Distribution Date on and after the
                                            Distribution Date in January 2013,
                                            8.702%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized

                                    Loss Period and Principal Prepayments
                                    received during the related Prepayment
                                    Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-5 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-5 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (5)     the Certificate Principal Balance of
                                            the Class I-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-4 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (6)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            9.252% and (ii) on each Distribution
                                            Date on and after the Distribution
                                            Date in January 2013, 7.401%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-6 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-6 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (5)     the Certificate Principal Balance of
                                            the Class I-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-4 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (6)     the Certificate Principal Balance of
                                            the Class I-B-5 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-5 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (7)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            8.001% and (ii) on each Distribution
                                            Date on and after the Distribution
                                            Date in January 2013, 6.401%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-7 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-7 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (5)     the Certificate Principal Balance of
                                            the Class I-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-4 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (6)     the Certificate Principal Balance of
                                            the Class I-B-5 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-5 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (7)     the Certificate Principal Balance of
                                            the Class I-B-6 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-6 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (8)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during
                                             the related Realized Loss Period
                                             and Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             Distribution Date prior to the
                                             Distribution Date in January 2013,
                                             6.751% and (ii) on each
                                             Distribution Date on and after the
                                             Distribution Date in January 2013,
                                             5.401%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-8 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-8 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the

                                            Class I-B-2 Principal Distribution
                                            Amount on such Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (5)     the Certificate Principal Balance of
                                            the Class I-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-4 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (6)     the Certificate Principal Balance of
                                            the Class I-B-5 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-5 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (7)     the Certificate Principal Balance of
                                            the Class I-B-6 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-6 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (8)     the Certificate Principal Balance of
                                            the Class I-B-7 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-7 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (9)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            5.501% and (ii) on each Distribution
                                            Date on and after the Distribution
                                            Date in January 2013, 4.400%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class I-B-9 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class I-B-9 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class I-A
                                            Certificates (after taking into
                                            account the payment of the Class I-A
                                            Principal Distribution Amount on
                                            such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class I-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class I-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class I-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (5)     the Certificate Principal Balance of
                                            the Class I-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-4 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (6)     the Certificate Principal Balance of
                                            the Class I-B-5 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-5 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (7)     the Certificate Principal Balance of
                                            the Class I-B-6 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-6 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (8)     the Certificate Principal Balance of
                                            the Class I-B-7 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-7 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (9)     the Certificate Principal Balance of
                                            the Class I-B-8 Certificates (after
                                            taking into account the payment of
                                            the Class I-B-8 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (10)    the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group I as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            4.000% and (ii) on each Distribution
                                            Date on and after the Distribution
                                            Date in January 2013, 3.200%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date.

         Class II-A Certificates: The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

         Class II-A Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each Distribution Date prior to the Distribution Date in January 2013, 26.001% and (ii) on each Distribution Date on and after the Distribution Date in January 2013, 20.801%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date.

         Class II-B Certificates: The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates.

         Class II-B-1 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-1 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such Distribution Date), and

                                    (2)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            16.876% and (ii) on each
                                            Distribution Date on and after the
                                            Distribution Date in January 2013,
                                            13.501%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date.

         Class II-B-2 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-2 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (3)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            11.876% and (ii) on each
                                            Distribution Date on and after the
                                            Distribution Date in January 2013,
                                            9.501%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date.

         Class II-B-3 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-3 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (4)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            8.500% and (ii) on each Distribution
                                            Date on and after the Distribution
                                            Date in January 2013, 6.800%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date.

         Class II-B-4 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-4 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class II-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (5)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            7.000% and (ii) on each Distribution
                                            Date on and after the Distribution
                                            Date in January 2013, 5.600%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date.

         Class II-B-5 Principal Distribution Amount: With respect to any applicable Distribution Date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-B-5 Certificates immediately prior to such Distribution Date over

         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such Distribution Date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-B-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-1 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-B-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-2 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (4)     the Certificate Principal Balance of
                                            the Class II-B-3 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-3 Principal
                                            Distribution Amount on such
                                            Distribution Date),

                                    (5)     the Certificate Principal Balance of
                                            the Class II-B-4 Certificates (after
                                            taking into account the payment of
                                            the Class II-B-4 Principal
                                            Distribution Amount on such
                                            Distribution Date), and

                                    (6)     the aggregate Scheduled Principal
                                            Balance of the Mortgage Loans in
                                            Loan Group II as of the last day of
                                            the related Due Period (after
                                            reduction for Realized Losses
                                            incurred during the related Realized
                                            Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            Distribution Date prior to the
                                            Distribution Date in January 2013,
                                            2.000% and (ii) on each Distribution
                                            Date on and after the Distribution
                                            Date in January 2013, 1.600%, and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date.

         Closing Date:  January 31, 2007.

         Code:  The Internal Revenue Code of 1986, as amended.

         Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of the original principal balance of the related Mortgage Loan at the date of origination and the principal balance of the related secondary financing, if any, and the denominator of which is the lesser of the selling price of the Mortgaged Property and its Appraised Value.

         Commission:  The United States Securities and Exchange Commission.

         Compensating Interest Payment:  As defined in Section 6.06.

         Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Structured Finance Agency & Trust SAMI 2007-AR1. With respect to the Certificate Registrar and the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, SAMI II Series 2007-AR1, and with respect to the Securities Administrator, its designated office at which its corporate trust business is administered and which, as of the date hereof, is P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention:
Corporate Trust, SAMI II Series 2007-AR1, telecopier number (410) 715-2380.

         Countrywide Servicing: Countrywide Home Loans Servicing LP and its successor in interest.

         Coupon Strip: With respect to Loan Group I and any Distribution Date occurring in or after February 2017, in which an amount is payable to the Final Maturity Reserve Account pursuant to Section 4.06, an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 1.00% and (ii) the Scheduled Principal Balance of the Mortgage Loans in Loan Group I with original terms to maturity in excess of 30 years at the beginning of the related Due Period, and
(b) the amount, if any, which when added to amounts on deposit on the Final Maturity Reserve Account in the aggregate on such Distribution Date would equal the Final Maturity Reserve Account Target.

         Credit Enhancement Percentage: As to each Distribution Date and a Loan Group, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate of the Certificate Principal Balance of the Subordinate Certificates related to such Loan Group and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amounts on such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group as of the last day of the related Due Period.

         Cumulative Loss Test: Either Group I Cumulative Loss Test or Group II Cumulative Loss Test, as applicable.

         Current Interest: As of any Distribution Date, with respect to each Class of Certificates (other than the Class B-IO and Class R Certificates), (i) the interest accrued on the Certificate Principal Balance or Notional Amount of such Class during the related Interest Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Class that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest Payments, to the extent allocated to such Class of Certificates, (b) any shortfalls resulting from the application of the Relief Act during the related Due Period, to the extent allocated to such Class of Certificates, and
(c) any shortfalls resulting from Net Deferred Interest on the related Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans during the related Realized Loss Period, in each case to the extent allocated to that Class of Certificates; provided, however, that for purposes of calculating Current Interest for any such Class, amounts specified in clauses
(ii)(a) and (ii)(b) hereof for any such Distribution Date shall be allocated first to the related Class B-IO Certificates in reduction of amounts otherwise distributable to such Class of Certificates on such Distribution Date and then any excess shall be allocated to each other Class of Certificates in the related Loan Group pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

         Custodial Agreement: The related Custodial Agreement, dated as of the Closing Date, among the Depositor, EMC, as Sponsor, the Master Servicer, the Trustee and the related Custodian, in substantially the form set forth in Exhibit G hereto.

         Custodian: Either Wells Fargo Bank, National Association, or Treasury Bank, a Division of Countrywide Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the related Custodial Agreement, with respect to the Mortgage Loans set forth on Schedule 1 to the related Custodial Agreement.

         Cut-off Date:  January 1, 2007.

         Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

         Deferred Interest: The amount of accrued interest on the negative amortization Mortgage Loans, the payment of which is deferred and added to the Outstanding Principal Balance of such

Mortgage Loans due to negative amortization feature thereof, as reported by the applicable Servicer to the Master Servicer.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then-outstanding indebtedness under such Mortgage Loan secured by such Mortgage Property, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

         Delinquency Test: Either Group I Delinquency Test or Group II Delinquency Test, as applicable.

         Depositor: Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successors in interest.

         Depositor Information:   As defined in Section 3.18(b).

         Depository: The Depository Trust Company, the nominee of which is Cede & Co., and any successor thereto.

         Depository Agreement: The meaning specified in Subsection 5.01(a) hereof.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

         Determination Date: With respect to any Distribution Date and each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

         Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any Person with respect to which income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person, (vi) any Person that does not satisfy the requirements of United States Treasury Department Regulation Section 1.860E-1(c) with respect to a transfer of a noneconomic residual interest, as defined therein, or (vii) any other Person so designated by the Trustee and the Certificate Registrar based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Wells Fargo Bank, National Association, as Paying Agent, for the benefit of the registered holders of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 - Distribution Account," and which shall be an Eligible Account.

         Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

         Distribution Date: The 25th day of any month, beginning in February 2007, or, if such 25th day is not a Business Day, the Business Day immediately following.

         Distribution Report on Form 10-D: The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

         DTC Custodian: The Securities Administrator, and its successors in interest as custodian for the Depository.

         Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement. For purposes of calculating the Net Rates of the Mortgage Loans for the first Distribution Date, the second preceding Due Date with respect to the first Distribution Date will be the Cut-off Date.

         Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

         Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)(B)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral, or the Distribution Date (if such Permitted Investment is an obligation of the institution that maintains the Distribution Account)) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained,
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the respective Rating Agencies). Eligible Accounts may bear interest.

         EMC:  EMC Mortgage Corporation and its successor in interest.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Restricted Certificate: Any Certificate, other than a Certificate which is rated, at the time of purchase, lower than "AA-" (or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc.

         Event of Default:  An event of default described in Section 8.01.

         Excess Spread: With respect to any Distribution Date and Loan Group, the excess, if any, of (i) the related Interest Funds for such Distribution Date over (ii) the sum of (i) in the case of Loan Group I, the Coupon Strip, if applicable, (ii) the Current Interest on the related Certificates, and (iii) Interest Carry Forward Amounts on the related Senior Certificates, in each case for such Distribution Date.

         Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which the sum of any Liquidation Proceeds with respect to a Liquidated Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan exceeds the sum of (i) the Scheduled Principal Balance of such Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to the related Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred plus (iii) related Liquidation Expenses.

         Exchange Act:  Securities Exchange Act of 1934, as amended.

         Extra Principal Distribution Amount: With respect to any Distribution Date and Loan Group, the lesser of (a) the excess, if any, of the related Overcollateralization Target Amount for such Distribution Date over the related Overcollateralization Amount for such Distribution Date and (b) the related Excess Spread for such Distribution Date.

         Fannie Mae: Fannie Mae (also known as Federal National Mortgage Association) or any successor thereto.

         FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

         Final Certification: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

         Final Maturity Reserve Account: The separate trust account established and maintained by the Securities Administrator pursuant to Section 4.06 hereof.

         Final Maturity Reserve Account Target: With respect to Loan Group I, on any Distribution Date occurring in or after February 2017, an amount equal to the lesser of (a) the product of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I with original terms to maturity in excess of 30 years as of the related Due Date, and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $7,771,752.

         Fiscal Quarter: December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

         Form 8-K Disclosure Information:  As defined in Section 3.18(a)(iii).

         Fractional Undivided Interest: With respect to any Class of Certificates (other than the Interest-Only Certificates, Class B-IO Certificates and Residual Certificates), the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the Certificate Principal Balance of such Class. With respect to the Interest-Only Certificates, Class B-IO Certificates and Residual Certificates, the percentage interest stated thereon. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) the Residual Certificates will be deemed to equal 1.00% multiplied by the percentage interest of such Residual Certificate, (ii) the Class B-IO Certificates will be deemed to equal 1.00%,
(iii) the Interest-Only Certificates will be deemed to equal 1.00% and (iv) a Certificate of any other Class will be deemed to equal 97.00% multiplied by a fraction, the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates.

         Freddie Mac: Freddie Mac (also known as Federal Home Loan Mortgage Corporation), or any successor thereto.

         Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the Minimum Lifetime Mortgage Rate, the Maximum Lifetime Mortgage Rate and the Periodic Rate Cap) the Mortgage Interest Rate from such Interest Adjustment Date until the next Interest Adjustment Date.

         Group I Adjustable Rate Certificates: The Class I-A Certificates and the Class I-B Certificates.

         Group I Cumulative Loss Test: The Group I Cumulative Loss Test is violated with respect to any Distribution Date on or after the related Stepdown Date if: as of the last day of the related Realized Loss Period, the related Realized Losses (reduced by the amount of Subsequent Recoveries) since the Closing Date, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I as of the Cut-off Date, exceed for Distribution Dates occurring in:

          Distribution Date                          Loss Percentage
          -----------------                          ---------------

          February 2009 through January 2010                  0.20%
          February 2010 through January 2011                  0.45%
          February 2011 through January 2012                  0.85%
          February 2012 through January 2013                  1.20%
          February 2013 through January 2014                  1.65%
          February 2014 and thereafter                        1.80%

         Group I Delinquency Test: The Group I Delinquency Test is violated with respect to any Distribution Date on or after the related Stepdown Date if: the three-month rolling average of the sum of the Scheduled Principal Balances of the Mortgage Loans in Loan Group I that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the Mortgage Loans in Loan Group I as of the last day of the related Due Period, exceeds (i) on each Distribution Date prior to the Distribution Date in February 2012, 26.42% of the related Credit Enhancement Percentage and (ii) on each Distribution Date on and after the Distribution Date in February 2012, 33.02% of the related Credit Enhancement Percentage.

         Group I Non-Offered Certificates: The Class I-B-IO Certificates and the Class I-XP Certificates.

         Group I Offered Certificates: The Class I-A Certificates, the Class I-X Certificates and the Class I-B Certificates.

         Group I Senior Certificates: The Class I-A Certificates and the Class I-X Certificates.

         Group I Stepdown Date: The earlier to occur of

         1. the Distribution Date on which the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero and

         2.       the later to occur of

                           (a) the Distribution Date occurring in February 2010
                               and

                           (b) the first Distribution Date on which the related
                  Credit Enhancement Percentage for such Distribution Date is greater than or equal to (i) on each Distribution Date prior to the Distribution Date in January 2013, 26.503% and (ii) on each Distribution Date on and after the Distribution Date in January 2013, 21.202%.

         Group I Subordinate Certificates:  The Class I-B Certificates.

         Group II Adjustable Rate Certificates: The Class II-A Certificates and the Class II-B Certificates.

         Group II Cumulative Loss Test: The Group II Cumulative Loss Test is violated with respect to any Distribution Date on or after the related Stepdown Date if: as of the last day of the related Realized Loss Period, the related Realized Losses (reduced by the amount of Subsequent Recoveries) since the Closing Date, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the Cut-off Date, exceed for Distribution Dates occurring in:

              Distribution Date                        Loss Percentage
              -----------------                        ---------------
              February 2009 through January 2010                0.15%
              February 2010 through January 2011                0.40%
              February 2011 through January 2012                0.70%
              February 2012 through January 2013                0.95%
              February 2013 through January 2014                1.35%
              February 2014 and thereafter                      1.40%

         Group II Delinquency Test: The Group II Delinquency Test is violated with respect to any Distribution Date on or after the related Stepdown Date if: the three-month rolling average of the sum of the Scheduled Principal Balances of the Mortgage Loans in Loan Group II that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the Mortgage Loans in Loan Group II as of the last day of the related Due Period, exceeds (i) on each Distribution Date prior to the Distribution Date in February 2012, 26.92% of the related Credit Enhancement Percentage and (ii) on each Distribution Date on and after the Distribution Date in February 2012, 33.65% of the related Credit Enhancement Percentage.

         Group II Non-Offered Certificates: The Class II-B-5 Certificates, the Class II-B-IO Certificates and the Class II-XP Certificates.

         Group II Offered Certificates: The Class II-A Certificates and the Class II-B Certificates (other than the Class II-B-5 Certificates).

         Group II Senior Certificates:  The Class II-A Certificates.

         Group II Stepdown Date: The earlier to occur of

         1. the Distribution Date on which the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero and

         2.       the later to occur of

                           (a) the Distribution Date occurring in February 2010
and

                           (b) the first Distribution Date on which the related
                  Credit Enhancement Percentage for such Distribution Date is greater than or equal to (i) on each Distribution Date prior to the Distribution Date in January 2013, 26.001% and (ii) on each Distribution Date on and after the Distribution Date in January 2013, 20.801%.

         Group II Subordinate Certificates:  The Class II-B Certificates.

         Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         Indemnified Persons: The Trustee, the Master Servicer, each Custodian and the Securities Administrator and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

         Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

         Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

         Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

         Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

         Insurance Proceeds: Amounts paid by the insurer under any Primary Mortgage Insurance Policy or Insurance Policy covering any Mortgage Loan or Mortgaged Property, other than amounts required to be paid over to the related Mortgagor pursuant to law or the related Mortgage Note or Security Instrument, and other than amounts used to repair or restore the related Mortgaged Property or to reimburse insured expenses, including the related Servicer's costs and expenses incurred in connection with presenting claims under the related Insurance Policies.

         Interest Accrual Period: The interest accrual period for each Class of Adjustable Rate Certificates and any Distribution Date will be the period from and including the preceding Distribution Date (or from the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. The interest accrual period for the Interest-Only Certificates will be the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

         Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

         Interest Carry Forward Amount: As of any Distribution Date and with respect to each Class of Certificates, the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over
(b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Interest Accrual Period including the Interest Accrual Period relating to such Distribution Date.

         Interest Determination Date: With respect to each Class of Adjustable Rate Certificates and any Distribution Date, the second LIBOR Business Day preceding the commencement of each related Interest Accrual Period.

         Interest Funds: With respect to any Distribution Date and Loan Group, the sum, without duplication, of all amounts in respect of interest set forth in the definition of Available Funds, collected during the related Due Period, plus the aggregate amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in related Available Funds for such Distribution Date that are applied as related Interest Funds in connection with any related Deferred Interest in accordance with the definition of Net Deferred Interest minus all related amounts required to be reimbursed pursuant to Sections 4.01 and 4.03 or as otherwise set forth in this Agreement and subtracted from collections relating to interest.

         Interest-Only Certificates:  The Class I-X Certificates.

         Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                  (a) Partial Principal Prepayments received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

                  (b) Principal Prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the

Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

                  (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act or similar state law.

         Interim Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

         Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

         Lender-Paid PMI Rate: With respect to any Mortgage Loan covered by a lender-paid Primary Mortgage Insurance Policy, the premium to be paid by the Master Servicer out of interest collections on the related Mortgage Loan and remitted to the Master Servicer by the related Servicer, as stated in the Mortgage Loan Schedule.

         LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

         LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified (in accordance with Section 3.07) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the related Servicer or the Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with the liquidation of a Mortgage Loan.

         Liquidation Period: With respect to a Distribution Date and Servicer, the monthly or other related period preceding such Distribution Date described in the related Servicing Agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related Servicer Remittance Date.

         Liquidation Proceeds: Amounts received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at origination and the denominator of which is the Original Value of the related Mortgaged Property.

         Loan Group:  Any of Loan Group I or Loan Group II.

         Loan Group I: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as composing Loan Group I.

         Loan Group II: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as composing Loan Group II.

         Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

         Margin: With respect to any Class of Adjustable Rate Certificates and Distribution Date, the related per annum rate as set forth in the column immediately to the right of the Class designation, provided that, after the first possible Optional Termination Date, the related Margin for the Adjustable Rate Certificates will be the related per annum rate set forth in the far right-hand column in the following table:

                           Per Annum Margins
             CLASS                                    (1)           (2)
             I-A-1                                  0.160%         0.320%
             I-A-2                                  0.200%         0.400%
             I-A-3                                  0.250%         0.500%
             I-B-1                                  0.370%         0.555%
             I-B-2                                  0.390%         0.585%
             I-B-3                                  0.410%         0.615%
             I-B-4                                  0.500%         0.750%
             I-B-5                                  0.540%         0.810%
             I-B-6                                  0.600%         0.900%
             I-B-7                                  1.100%         1.650%
             I-B-8                                  1.400%         2.100%
             I-B-9                                  2.100%         3.150%
             II-A-1                                 0.180%         0.360%
             II-A-2                                 0.210%         0.420%
             II-A-3                                 0.235%         0.470%

             II-B-1                                 0.380%         0.570%
             II-B-2                                 0.570%         0.855%
             II-B-3                                 1.500%         2.250%
             II-B-4                                 2.150%         3.225%
             II-B-5                                 2.150%         3.225%

   ______________


         (1) For the accrual period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

         (2) For the accrual period related to any Distribution Date occurring after the first possible Optional Termination Date.


         Master Servicer: As of the Closing Date, Wells Fargo Bank, National Association and, thereafter, its respective successors in interest that meet the qualifications of a successor Master Servicer as set forth in this Agreement.

         Master Servicer Information:   As defined in Section 3.18(b).

         Master Servicing Compensation:  The meaning specified in Section 3.14.

         Maximum Lifetime Mortgage Rate: As to each Mortgage Loan, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

         MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         Minimum Lifetime Mortgage Rate: As to each Mortgage Loan, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the related originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the related originator pursuant to an assignment of mortgage to MERS.

         Monthly Advance: The aggregate of all payments of principal and interest, net of the applicable Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by the related Servicer, that were delinquent on the related Determination Date and with respect to which and to the extent that the related Servicer or the Master Servicer is required to remit a payment pursuant to the related Servicing Agreement or pursuant to Section 6.05 hereof, respectively.

         Monthly Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any REO Property, would otherwise have been payable under the related Mortgage Note.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 6.04.

         Moody's: Moody's Investors Service, Inc. and its successor in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first priority lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the Mortgage Loan Purchase Agreement.

         Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule attached hereto as Exhibit B, including a mortgage loan the property securing which has become an REO Property. Any Mortgage Loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by the Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of a representation or warranty with respect thereto, shall continue to be a Mortgage Loan hereunder until the Repurchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of January 31, 2007, between EMC, as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

         Mortgage Loan Schedule: The schedule attached hereto as Exhibit B, as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement.

         Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

         Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Deferred Interest: With respect to the Mortgage Loans in a Loan Group, on any Distribution Date, the amount of Deferred Interest on the related Mortgage Loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such Distribution Date and available to be distributed on the related Certificates on that Distribution Date.

         With respect to any Class of Certificates (other than the Interest-Only Certificates, the Class B-IO Certificates and the Class R Certificates) as of any Distribution Date, an amount equal to the product of (1) the excess, if any, of (a) the Pass-Through Rate for such Class, over (b) the Adjusted Rate Cap for such Class for such Distribution Date, (2) the Certificate Principal Balance of such Class of Certificates immediately prior to such Distribution Date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

         With respect to the Interest-Only Certificates as of any Distribution Date, the difference, if any, between (1) the amount of Net Deferred Interest on the Mortgage Loans in Loan Group I during the related Due Period, and (2) the portion of Net Deferred Interest allocated to the Certificates related to Loan Group I on such Distribution Date.

         Net Interest Shortfall: With respect to any Distribution Date and Loan Group, Prepayment Interest Shortfalls, if any, for such Distribution Date net of related Compensating Interest Payments made with respect to such Distribution Date.

         Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the related Servicer in accordance with the applicable Servicing Agreement or this Agreement, (ii) unreimbursed advances by the related Servicer and Monthly Advances made with respect to such Mortgage Loan and the related Mortgaged Property, and (iii) any other amounts payable to the related Servicer with respect to such Liquidated Mortgage Loan under the related Servicing Agreement.

         Net Monthly Excess Cashflow: With respect to any Distribution Date and Loan Group, the sum of (i) the related Remaining Excess Spread for such Distribution Date and (ii) the related Overcollateralization Release Amount for such Distribution Date.

         Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) less the related Servicing Fee Rate and the Lender-Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

         Net Rate Cap:  With respect to any Distribution Date and,

                  (1) each Class of Group I Adjustable Rate Certificates, the per annum rate equal to (i) the weighted average of the Net Rates of the Mortgage Loans in Loan Group I, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis minus (ii) the sum of (a) the interest payable to the Class I-X Certificates on such Distribution

         Date, and (b) the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such Distribution Date, in each case expressed as a per annum rate; and

                  (2) each Class of Group II Adjustable Rate Certificates, the per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans in Loan Group II, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         NIM Issuer: Any entity established as the issuer of any NIM Securities.

         NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class B-IO Certificates, the Class XP Certificates and the Residual Certificates.

         NIM Trustee:  The trustee for any NIM Securities.

         Non-Offered Certificates: The Group I Non-Offered Certificates, the Group II Non-Offered Certificates and the Residual Certificates.

         Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or any Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or the applicable Servicer, as the case may be, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

         Notional Amount: The Notional Amount of the Class I-X Certificates immediately prior to any Distribution Date, is equal to the aggregate Outstanding Principal Balance of the Mortgage Loans in Loan Group I having "hard" prepayment charges for a term of 3 years and, in the case of the three applicable Mortgage Loans in Loan Group I, a term of 2.5 years, from origination.

         Offered Certificates: The Group I Offered Certificates and the Group II Offered Certificates.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

         One-Month LIBOR: A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

         Opinion of Counsel: A written opinion of counsel who is or are acceptable to each addressee of such opinion and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for EMC, the Master Servicer or the Depositor.

         Optional Termination Date: With respect to any Distribution Date and Loan Group on or after which the Scheduled Principal Balance (before giving effect to distributions to be made on such Distribution Date) of the Mortgage Loans in the related Loan Group is less than or equal to 10% of the Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

         Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except if either clause (i) or clause (ii) is unavailable, then the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, then Original Value may be determined from other sources reasonably acceptable to the Depositor.

         Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

         Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

         Overcollateralization Amount: With respect to any Distribution Date and Loan Group, the excess, if any, of (a) the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the related Certificates (after taking into account the payment of principal, other than any Extra Principal Distribution Amount on such Certificates).

         Overcollateralization Release Amount: With respect to any Distribution Date and Loan Group, the lesser of (x) related Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the related Overcollateralization Amount for such Distribution Date (assuming that 100% of such principal collections is applied as a principal payment on such Distribution Date) over (ii) the related Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the related Overcollateralization Amount is less than or equal to the related Overcollateralization Target Amount on that Distribution Date).

         Overcollateralization Target Amount: With respect to any Distribution Date and Loan Group (a) prior to the related Stepdown Date, 1.60%, in the case of Loan Group I, and 0.80%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the Cut-off Date, (b) on or after the related Stepdown Date and if a Trigger Event with respect to such Loan Group is not in effect, the greater of (x) (i) prior to the Distribution Date in January 2013, 4.00%, in the case of Loan Group I, and 2.00%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the related Realized Loss Period) and (ii) on or after the Distribution Date in January 2013, 3.20%, in the case of Loan Group I, and 1.60%, in the case of Loan Group II, of the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for related Realized Losses incurred during the related Realized Loss Period), and (y) 0.50% of the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the Cut-off Date and (c) on or after the related Stepdown Date and if a Trigger Event with respect to such Loan Group is in effect, the related Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount with respect to each Loan Group shall be fully funded on the Closing Date.

         Pass-Through Rate: As to each Class of Certificates (other than the Residual Certificates) and the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the REMIC IV Regular Interests, the rate of interest determined as provided with respect thereto, in Section 5.01(c). The Residual Certificates do not have a Pass-Through Rate and shall not bear interest.

         Paying Agent: The Securities Administrator or any successor paying agent appointed hereunder.

         Periodic Rate Cap: As to each Mortgage Loan, the rate, if any, set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, that is the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

         Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances (which shall each have a maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor; provided that such repurchase obligations shall have a remaining maturity of not more than 365 days;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment; provided, that such commercial paper shall have a remaining maturity of not more than 365 days;

                  (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                  (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

                  (viii) interests in any money market fund (including any such fund managed or advised by the Trustee or the Master Servicer or any Affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such funds or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par; provided, further, that, if rated, any such obligation or security shall not have an "r" highlighter affixed to its rating.

         Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

         Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Physical Certificates: Any certificate issued in certificated form, fully registered in the name of the Holder thereof, other than the Depository or its nominee. Initially, the Physical Certificates shall be the Private Certificates.

         Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms of the related Mortgage Note, as indicated on the Mortgage Loan Schedule.

         Prepayment Charge Loan: Any Mortgage Loan in a Loan Group for which a Prepayment Charge may be assessed and to which such Prepayment Charge the related Class XP Certificates are entitled, as indicated on the Mortgage Loan Schedule.

         Prepayment Interest Shortfalls: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period, the amount, if any, by which (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment or, in the case of a partial Principal Prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) any Prepayment Charges relating to such Mortgage Loan (other than with respect to Prepayment Charge Loans) and (b) the Servicing Fee.

         Prepayment Period: As to any Distribution Date and Servicer, the prepayment period specified in the related Servicing Agreement.

         Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any, or any replacement policy therefor.

         Principal Distribution Amount: With respect to any Distribution Date and Loan Group, an amount equal to:

         1. related Principal Funds for such Distribution Date, plus

         2. any related Extra Principal Distribution Amount for such Distribution Date,

         minus

         1. any related Overcollateralization Release Amount for such Distribution Date, plus

         2. the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments included in the related Available Funds for such Distribution Date that are applied as related Interest Funds in connection with any related Deferred Interest in accordance with the definition of Net Deferred Interest and

         3. any amount reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Custodians and the Trustee, to the extent not reimbursed from related Interest Funds for such Distribution Date.

         Principal Funds: With respect to any Distribution Date and Loan Group, the greater of zero and the sum, without duplication, of all amounts in respect of principal set forth in the definition of related Available Funds collected during the related Due Period, minus (i) the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such Distribution Date that are applied as related Interest Funds in connection with any related Deferred Interest in accordance with the definition of Net Deferred Interest and (ii) all amounts required to be reimbursed pursuant to Sections 4.01 and 4.03 or as otherwise set forth in this Agreement, to the extent not reimbursed from related Interest Funds for such Distribution Date.

         Principal Prepayment: Any payment (whether partial or full) or other recovery of (or proceeds with respect to) principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         Private Certificates:  The Non-Offered Certificates.

         Prospectus: The Prospectus, dated December 27, 2006, relating to the offering of the Offered Certificates.

         Prospectus Supplement: The Prospectus Supplement, dated January 29, 2007, relating to the offering of the Offered Certificates.

         Protected Account: An account or accounts established and maintained for the benefit of Certificateholders by the related Servicer with respect to the related Mortgage Loans and with respect to REO Property serviced by the related Servicer pursuant to the related Servicing Agreement, and which is an Eligible Account.

         QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

         Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as its claims-paying ability is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

         Rating Agencies: Each of S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to (i) a Mortgage Loan, a Bankruptcy Loss, and (ii) a Liquidated Mortgage Loan, an amount (not less than zero nor greater than the Scheduled Principal Balance of such Mortgage Loan) equal to (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan and the related Mortgaged Property that are allocated to principal. In addition, to the extent the Paying Agent receives from the related Servicer Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class or Classes of applicable Certificates on any Distribution Date. As to any Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, then "Realized Loss" is the difference between the principal balance of such Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of such Mortgage Loan as reduced by the Deficient Valuation.

         Realized Loss Period: With respect to a Distribution Date, the monthly or other related period preceding such Distribution Date described in the related Servicing Agreement pursuant to which any Realized Losses are determined with respect to such Distribution Date.

         Record Date: For each Class of Adjustable Rate Certificates and each Distribution Date, the close of business on the Business Day immediately preceding the applicable Distribution Date so long as such Certificates remain in book-entry form; and otherwise the record date shall be the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. For the each Class of Certificates (other than the Adjustable Rate Certificates) and each Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7,

         2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

         Relief Act: The Servicemembers' Civil Relief Act, as amended, or any similar state or local law.

         Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act or similar state laws.

         Remaining Excess Spread: With respect to any Distribution Date and Loan Group, the excess of the related Excess Spread over the related Extra Principal Distribution Amount.

         REMIC: A real estate mortgage investment conduit, as defined in Sections 860A through 860G of the Code.

         REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, including all interest and principal due after the Cut-off Date with respect to the Mortgage Loans, but excluding any payments of principal or interest due on or prior to the Cut-off Date with respect to the Mortgage Loans, (ii) such assets relating to the Mortgage Loans as from time to time may be held in the Protected Accounts, (iii) any REO Property relating to the Mortgage Loans, and any revenues received thereon, (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (v) the rights with respect to the Countrywide Servicing Agreement, to the extent assigned to the Trustee, (vi) the rights of the Depositor with respect to the Cap Contract and the Assignment Agreement, (vii) such funds or assets relating to the Mortgage Loans as from time to time are credited in the Distribution Account (or are required by the terms of this Agreement to be credited to the Distribution Account) and belonging to the Trust Fund (exclusive of the Basis Risk Reserve Fund and the Reserve Fund), (viii) the rights of the Trustee under all insurance policies required to be maintained pursuant to this Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), and (ix) any proceeds of the foregoing.

         REMIC I Interests: The REMIC I Regular Interests and the Class R-I Certificates.

         REMIC I Regular Interests: The REMIC I Regular Interests, with such terms as described in Section 5.01(c).

         REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests.

         REMIC II Interests: The REMIC II Regular Interests and the Class R-II Certificates.

         REMIC II Regular Interests: The REMIC II Regular Interests, with such terms as described in Section 5.01(c).

         REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC II Regular Interests.

         REMIC III Interests: The REMIC III Regular Interests and the Class R-III Certificates.

         REMIC III Regular Interests: The REMIC III Regular Interests, with such terms as described in Section 5.01(c).

         REMIC IV: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC III Regular Interests.

         REMIC IV Interests: The REMIC IV Regular Interests and the Class R-IV Certificates.

         REMIC IV Regular Interests: The REMIC IV Regular Interests, with such terms as described in Section 5.01(c).

         REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

         REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Reportable Event:  As defined in Section 3.18(a)(ii).

         Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement, or Article II or
Section 3.21 of this Agreement, an amount equal to the sum of (i) (A) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of the acquisition), plus (B) accrued but unpaid interest on the Outstanding Principal Balance of such Mortgage Loan at the related Mortgage Interest Rate from the date through which interest was last paid on such Mortgage Loan by the related Mortgagor or advanced with respect to such Mortgage Loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, and reduced by
(C) any portion of the Servicing Fee and Monthly Advances relating to such Mortgage Loan and advances payable to the purchaser of such Mortgage Loan, and (ii) any costs and damages incurred by the Trust and the Trustee in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws.

         Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Sponsor and any cash deposit in connection with the substitution of a Mortgage Loan.

         Request for Release: A request for release in the form attached hereto as Exhibit D.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement or the related Servicing Agreement with respect to such Mortgage Loan.

         Reserve Fund: The separate trust account created and maintained by the Securities Administrator pursuant to Section 4.05 hereof.

         Residual Certificates: Any of the Class R Certificates and the Class R-X Certificates.

         Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

         Rule 144A: Rule 144A promulgated under the Securities Act.

         Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretation thereof by the Commission's staff).

         Sarbanes-Oxley Certification:  As defined in Section 3.18(a)(iii)(D).

         Scheduled Payment: With respect to any Mortgage Loan and any Due Period, the scheduled payment or payments of principal and interest due during such Due Period on such Mortgage Loan which either is payable by a Mortgagor in such Due Period under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

         Scheduled Principal:  The principal portion of any Scheduled Payment.

         Scheduled Principal Balance: With respect to any Mortgage Loan or related REO Property on any Distribution Date, the principal balance thereof as of the Cut-off Date, plus any Net Deferred Interest that is added to the Outstanding Principal Balance of such Mortgage Loan, and minus the sum of (1) the principal portion of the scheduled Monthly Payments due from Mortgagors with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such Mortgage Loan, to the extent applied by the related Servicer as recoveries of principal in accordance with this Agreement or the related Servicing Agreement, that were received by the related Servicer prior to or during the related Liquidation Period and (3) any Realized Loss thereon incurred prior to or during the related Realized Loss Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

         Securities Act:  The Securities Act of 1933, as amended.

         Securities Administrator: Wells Fargo Bank, National Association, and its successor in interest, and any successor securities administrator appointed as herein provided.

         Securities Administrator Information:   As defined in Section 3.18(b).

         Securities Legend: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT SUCH

REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION."

         Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         Seller: EMC Mortgage Corporation, as seller under the Mortgage Loan Purchase Agreement.

         Senior Certificates: The Group I Senior Certificates and the Group II Senior Certificates.

         Servicer Remittance Date: With respect to each Mortgage Loan and the related Servicer, the day of each month set forth in the related Servicing Agreement for remittance of collections on the related Mortgage Loan.

         Servicers: Countrywide Home Loans Servicing LP, EMC Mortgage Corporation and American Home Mortgage Servicing, Inc.

         Servicing Agreement: The Servicing Agreements set forth on Exhibit H hereto.

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by EMC, the Master Servicer and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit L.

         Servicing Fee: As to any Mortgage Loan and a Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the related Servicing Fee Rate, or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the related Servicing Fee Rate on the Scheduled Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

         Servicing Fee Rate: As to any Mortgage Loan, a per annum rate (including, as applicable, any additional servicing fees) as set forth in the Mortgage Loan Schedule.

         Servicing Officer:  As defined in the related Servicing Agreement.

         Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor of the aggregate maximum probable exposure of the outstanding Group II Adjustable Rate Certificates to the related Cap Contract.

         Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by

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the aggregate outstanding Certificate Principal Balance of the Group II
Adjustable Rate Certificates, prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

         Sponsor:  EMC Mortgage Corporation, in its capacity as Seller.

         Startup Day:  January 31, 2007.

         Stepdown Date: Either Group I Stepdown Date or Group II Stepdown Date, as applicable.

         Strike Price: With respect to the Cap Contracts, for the respective Distribution Dates occurring during the term of such agreement, as set forth with respect thereto on Schedule A hereto.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer or the Securities Administrator.

         Subordinate Certificates: The Group I Subordinate Certificates and the Group II Subordinate Certificates.

         Subsequent Recoveries: As of any Distribution Date, amounts received and remitted by the related Servicer on a Servicer Remittance Date or surplus amounts held by the related Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property that resulted in a Realized Loss on a Mortgage Loan, after liquidation or disposition of such Mortgage Loan.

         Subservicer: Any Person that (i) services Mortgage Loans on behalf of any Servicer or that is engaged by the Master Servicer or Securities Administrator, and (ii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

         Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which (to the extent applicable) has a Combined Loan-to-Value Ratio not greater than the Combined Loan-to-Value

Ratio of such Mortgage Loan; (vii) which is current in payment of principal and interest as of the date of substitution; (viii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted; (ix) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and has a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan; and (x) which is not secured by Mortgaged Property located in (A) the State of New Jersey, if such Mortgage Loan was originated on or after November 27, 2003 or (B) the State of New Mexico, if such Mortgage Loan was originated on or after January 1, 2004.

         Supplemental Fund: An "outside reserve fund" within the meaning of Treasury Regulation 1.860G-2(h), which is not an asset of any REMIC and which is established and maintained pursuant to Section 4.07.

         Tax Administration and Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

         Termination Costs: The costs and expenses related to the termination of any Servicer, the appointment of a successor servicer or the transfer and assumption of servicing with respect to the relevant Servicing Agreement, including, without limitation, the items set forth in Section 3.03(c).

         Termination Purchase Price:  As defined in Section 10.01.

         Trigger Event: With respect to any Distribution Date and Loan Group, a violation of either the related Cumulative Loss Test or the related Delinquency Test.

         Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

         Trustee: Citibank, N.A., and its successor in interest, or any successor trustee appointed as herein provided.

         Underlying Seller: With respect to each Mortgage Loan, the related originator from whom the Seller purchased the applicable Mortgage Loan, as indicated on the Mortgage Loan Schedule.

         Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to the relevant Servicing Agreement, without regard to whether or not such policy is maintained.

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

         United States Person: A citizen or individual resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership, either directly or through any entity that is not a corporation for United States federal income tax purposes, are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such United States Persons have the authority to control all substantial decisions of such trust or if the Trust was in existence on August 20, 1996 and properly elected to continue to be treated as such a United States Person.

         Unpaid Realized Loss Amount: With respect to any Class of Class A or Class B Certificates related to a Loan Group and as to any Distribution Date, the excess of

         1. the related Applied Realized Loss Amounts with respect to such Class over

         2. the sum of all distributions in reduction of the related Applied Realized Loss Amounts on all previous Distribution Dates.

         Any amounts distributed to a Class of Class A or Class B Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

         Section 1.02. Calculation of LIBOR. LIBOR applicable to the calculation of the Pass-Through Rate on the applicable Adjustable Rate Certificates for any Interest Accrual Period will be determined on each Interest Determination Date. On each Interest Determination Date, LIBOR shall be established by the Securities Administrator and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator) as of 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balances of the applicable Adjustable Rate Certificates, then outstanding. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided,

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

the rate will be the arithmetic mean of the quotations rounded up to the nearest whole multiple of 0.03125%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balances of the applicable Adjustable Rate Certificates, then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided, however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of LIBOR by the Securities Administrator on any Interest Determination Date and the Securities Administrator's subsequent calculation of the Pass-Through Rate applicable to the Adjustable Rate Certificates that are based on One-Month LIBOR for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

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

                                   Article II
                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

         Section 2.01. Conveyance of Mortgage Loans to Trustee.

                  (a) The Depositor, concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, and the related Mortgage Notes, mortgages and other related documents, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date with respect to the Mortgage Loans, (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the related Servicer in Protected Accounts and the Paying Agent in the Basis Risk Reserve Fund, the Reserve Fund and the Distribution Account for the benefit of the Paying Agent on behalf of the Certificateholders, (iv) any REO Property, and any revenues received thereon,
(v) the Required Insurance Policies and any amounts paid or payable by the related insurer under any Insurance Policy (to the extent the related mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreement as assigned to the Trustee on behalf of the Certificateholders by the Assignment Agreements, (viii) the rights of the Depositor with respect to the Cap Contracts, and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

         (b) In connection with the above sale, transfer and assignment, the Depositor hereby deposits with the Trustee, or the related Custodian, as its agent, as described in the Mortgage Loan Purchase Agreement, with respect to each Mortgage Loan, (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) to the order of the Trustee, or (B) in the case of a Mortgage Loan registered on the MERS(R) System, in blank, and in each case showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or a lost note affidavit with indemnity, together with a copy of the related Mortgage Note, (ii) the original Security Instrument (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is registered on the MERS(R) System, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "Citibank, N.A., as Trustee," with evidence of recording with respect to each Mortgage Loan in

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

the name of the Trustee thereon (or if clause (x) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form),
(iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and (vii) originals of all assumption and modification agreements, if applicable and available; provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver, or cause to be delivered, a true copy thereof with a stamp on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor, to such effect) the Depositor may deliver, or cause to be delivered, photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) the Depositor shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and EMC Mortgage Corporation, between EMC Mortgage Corporation and the Depositor, and between the Depositor and the Trustee; and provided, further, however, that, in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or the related Custodian, as its agent, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the related Custodian, as its agent, promptly after they are received. The Depositor shall cause, at its expense, the assignment of the related Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (1) such recordation is not required by the Rating Agencies, (2) an Opinion of Counsel has been provided to the Trustee (with a copy to the related Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (3) MERS is identified on the related Security Instrument or on a properly recorded assignment of such Security Instrument as mortgagee of record solely as nominee for Depositor and its successors and assigns; provided, however, that each assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust or the Trustee, or the related Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa3, (v) the occurrence of a servicing transfer as described in
Section 8.02 hereof, or (vi) with respect to any

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

one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Depositor fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with
Section 9.05.

         Section 2.02. Acceptance of Trust Fund by Trustee.

                  (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the related Custodian shall acknowledge, with respect to each Mortgage Loan by an Initial Certification substantially in the form of Exhibit One to the Custodial Agreement, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or a lost note affidavit in lieu thereof. No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or related Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the related Custodian on its behalf (under the applicable Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor, the Sponsor and the Trustee an Interim Certification substantially in the form annexed as Exhibit Two to the related Custodial Agreement. In conducting such review, the Trustee or related Custodian will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee or a Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the applicable Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified on Exhibit B or to appear to be defective on its face (i.e. torn, mutilated, or otherwise physically altered), then the Trustee or the related Custodian, as its agent, shall upon completion of the review of all the Mortgage Files, but in no event later than 90 days from the Closing Date, notify the Sponsor. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the related Custodian, as its agent, of the defect and, if the Sponsor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee or the related Custodian, as its agent, shall enforce the Sponsor's obligation pursuant to the Mortgage Loan Purchase Agreement to, within 90 days from the Trustee's or the related Custodian's notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the

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

provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation
Section 1.860G 2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation
Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy thereof, because the originals of such documents or a certified copy have not been returned by the applicable jurisdiction, then the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the jurisdiction because such document has not been returned by such office; provided that the Sponsor shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Sponsor or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Sponsor within thirty days of its receipt of the original recorded document.

                  (b) No later than 180 days after the Closing Date (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the related Custodian thereof), the Trustee or the related Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, the Sponsor and the Trustee a Final Certification substantially in the form annexed as Exhibit Three to the applicable Custodial Agreement. In conducting such review, the Trustee or the related Custodian, as its agent, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the related Custodian, as its agent, finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified on Exhibit B or to appear defective on its face, the Trustee or the related Custodian, as its agent, shall upon completion of the review of all the Mortgage Files, but in no event later than 180 days from the Closing Date, notify the Sponsor (provided, however, that with respect to those documents described in subsection (b)(iv), (b)(v) and (b)(vii) of Section 2.01, the Trustee's and the Custodian's obligations shall extend only to the documents actually delivered to the Trustee or Custodian pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect or EMC shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if the Sponsor is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, then the Trustee shall enforce the Sponsor's obligation under the Mortgage Loan Purchase Agreement to, within 90 days from the Trustee's or related Custodian's notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in

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

Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation
Section 1.860G 2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation
Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, further, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy thereof, because the originals of such documents or a certified copy have not been returned by the applicable jurisdiction, then the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the related Custodian, as its agent, shall be effected by the Sponsor within thirty days of its receipt of the original recorded document.

                  (c) In the event that a Mortgage Loan is purchased by the Sponsor in accordance with Subsections 2.02(a) or (b) above, the Sponsor shall remit to the Paying Agent the applicable Repurchase Price for deposit in the Distribution Account and the Sponsor shall provide to the Master Servicer, the Paying Agent and the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Distribution Account, the Depositor shall notify the Trustee and the related Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor as are necessary to vest in the Sponsor title to and rights under the related Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Paying Agent. The Master Servicer, upon notice from the Sponsor or the Trustee of any such repurchase, shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase, and the Trustee shall promptly notify the Rating Agencies of such amendment. The obligation of the Sponsor to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03. Assignment of Interest in the Mortgage Loan Purchase Agreement.

                  (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor's rights and obligations pursuant to any Servicing Agreement (noting that the Sponsor has retained the right in the event of breach of the

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representations, warranties and covenants, if any, with respect to the related
Mortgage Loans of the Servicer under the Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Sponsor to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

                  (b) If the Depositor, the Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Sponsor, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement, or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Sponsor shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Sponsor, to the extent not required by law to be paid to the related borrower.) Any such purchase by the Sponsor shall be made by providing an amount equal to the Repurchase Price to the Paying Agent for deposit in the Distribution Account and written notification detailing the components of such Repurchase Price to the Trustee, the Paying Agent and the Master Servicer. The Depositor shall notify the Trustee and submit to the Trustee or the related Custodian, as its agent, a Request for Release in the form of Exhibit D attached hereto, and the Trustee shall release, or the Trustee shall cause the related Custodian to release, to the Sponsor, the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Sponsor, without recourse, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Securities Administrator. The Master Servicer, upon notice from the Sponsor or the Trustee of any such repurchase, shall amend the Mortgage Loan Schedule to reflect such repurchase, and the Trustee shall promptly notify the Rating Agencies of such amendment. Enforcement of the obligation of the Sponsor to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

                  In connection with any repurchase of a Mortgage Loan or the cure of a breach of a representation or warranty pursuant to Section 2.02 or this Section 2.03, the Sponsor shall promptly furnish to the Securities Administrator and the Trustee an officer's certificate, signed by a duly authorized officer of the Sponsor to the effect that such repurchase or cure has been

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made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase or cure have been satisfied, including the delivery to the Securities Administrator of the Repurchase Price for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Securities Administrator and the Trustee may rely. Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase or cure, as applicable, and which approval shall consist solely of the Securities Administrator's receipt of such documentation and deposits.

         Section 2.04. Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Sponsor may, no later than the date by which such purchase by the Sponsor would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Sponsor that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach of a Mortgage Loan representation or warranty would cause such Mortgage Loan to be other than a "qualified mortgage" as defined in
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation
Section 1.860G 2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation
Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), then any such substitution must occur within 90 days from the date the breach was discovered. The Trustee will promptly notify the Master Servicer and the Securities Administrator of any such substitution. The Trustee or the related Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the related Custodian, as its agent, shall notify the Sponsor in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Sponsor shall provide to the Paying Agent for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Sponsor of the Repurchase Price for the purchase of a Mortgage Loan by the Sponsor. After such notification to the Sponsor and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which

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the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Sponsor. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Sponsor and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or the related Custodian, as its agent of a Request for Release for such Mortgage Loan), the Trustee (or the related Custodian, as its agent) shall release to the Sponsor the Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Sponsor title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable. The Sponsor shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Sponsor with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Securities Administrator, the Rating Agencies and, upon request, the Trustee.

                  In connection with any substitution of a Mortgage Loan pursuant to this Section 2.04, the Sponsor shall promptly furnish to the Securities Administrator and the Trustee an officer's certificate, signed by a duly authorized officer of the Sponsor to the effect that such substitution has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such substitution have been satisfied, including the delivery to the Securities Administrator of the amount of principal due hereunder with respect to the Substitute Mortgage Loan, as applicable, for deposit into the Distribution Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release, on which the Securities Administrator and the Trustee may rely. Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such substitution, as applicable, and which approval shall consist solely of the Securities Administrator's receipt of such documentation and deposits.

         Section 2.05. Issuance of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, the Securities Administrator has signed, and the Certificate Registrar has countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

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

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the other assets of REMIC IV for the benefit of the holders of the REMIC IV Interests. The Trustee acknowledges receipt of REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests (which are uncertificated) and the other assets of REMIC IV and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC IV Certificates.

         Section 2.06. Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer, the Securities Administrator as follows:

         (a) the Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

         (b) the Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement, and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

         (c) the execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any indenture or other agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement;

         (d) no litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof;

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

         (e) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same;

         (f) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest; and

         (g) the Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days.

         Section 2.07. Covenants of the Master Servicer. The Master Servicer covenants to the Depositor, the Securities Administrator and the Trustee, as follows:

                  (i) it shall comply in the performance of its obligations under this Agreement;

                  (ii) no written information, certificate of an officer, statement furnished in writing or written report prepared by the Master Servicer pursuant to this Agreement and delivered to the Securities Administrator, the Depositor, any Affiliate of the Depositor or the Trustee will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (iii) it shall (only in its capacity as successor servicer pursuant to the Servicing Agreement) accurately and fully provide information regarding payment performance of the Mortgagors to the nationally recognized credit repositories, to the extent such reporting remains customary and prudent in the servicing of mortgage loans similar to the Mortgage Loans, and is required by the applicable Servicing Agreement.

         Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 2.08. Purposes and Powers of the Trust.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

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         (b) to issue the Certificates sold to the Depositor in exchange for the
Mortgage Loans;

         (c) to make payments on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

         The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding.

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                                  Article III
                 Administration and Servicing of Mortgage Loans

         Section 3.01. Master Servicer. The Master Servicer shall, from and after the Closing Date, supervise, monitor and oversee the obligation of any Servicer to service and administer their respective Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with any Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by all Servicers and shall enforce the obligations of all Servicers to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the related Servicing Agreement. The Master Servicer shall independently and separately monitor all Servicers servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to all Servicers and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in
Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the related Servicer to the Distribution Account pursuant to the related Servicing Agreement.

         In addition to the foregoing, in connection with a modification of any Mortgage Loan by a Servicer, if the Master Servicer is unable to enforce the obligations of the applicable Servicer with respect to such modification, the Master Servicer shall notify the Depositor of the Servicer's failure to comply with the terms of the related Servicing Agreement. If a Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the related Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the related Servicing Agreement and that any conditions to such modification set forth in the related Servicing Agreement have been satisfied. Furthermore, if a Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the related Servicing Agreement, and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that the related Servicer is not complying with such timeframes and/or other requirements.

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

         The Trustee shall furnish all Servicers and the Master Servicer with any powers of attorney, in substantially the form attached hereto as Exhibit K, and other documents in form as provided to it necessary or appropriate to enable all Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

         The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

         The Trustee shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

         Section 3.02. REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee and the Securities Administrator shall not
(a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion, prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion. In addition, the Trustee shall comply with all of the requirements of Treasury Regulation ss. 1.860F-2(a)(2), including, without limitation, the requirement that each REMIC account for items of income and ownership of assets in a manner that respects the separate existence of each REMIC.

         Section 3.03. Monitoring of the Servicers.

                  (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the non-compliance by any Servicer with its duties under the related Servicing Agreement. In the review of any Servicer's activities, the Master Servicer may rely upon an officer's certificate of the applicable Servicer (or similar document signed by an officer of the Servicer) with regard to the Servicer's compliance with the terms of the related Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the related Servicer should be terminated in accordance with the related Servicing Agreement, or that a

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notice should be sent pursuant to the related Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of all Servicers under the applicable Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of the related Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to a Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by the Servicer under its Servicing Agreement and
(ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement, including any related Assignment Agreement. The Master Servicer shall enforce the obligation of the related Servicer pursuant to the related Servicing Agreement to provide it with the annual officer's certificate of compliance and annual independent accountants' Attestation Reports, as well as Back-Up Certifications to each Master Servicer Certification pursuant to Section 3.18.

                  (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of a Servicer, if any, that it replaces.

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         Section 3.04. Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The amount of coverage to be maintained by the Master Servicer with respect to the blanket fidelity bond policy shall be $50,000,000 per occurrence, and, with respect to the errors and omissions insurance policy, shall be $20,000,000 per occurrence.

         Section 3.05. Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and any Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not authorize any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appear in, prosecute or defend any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

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         The Trustee shall execute and deliver to the related Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable or relating to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or related Mortgage; (iii) obtaining a deficiency judgment against the related Mortgagor; or (iv) enforcing any other rights or remedies provided by a Mortgage Note or related Mortgage or otherwise available at law or equity.

         Section 3.06. Due-on-Sale Clauses; Assumption Agreements. To the extent provided in a Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall enforce the obligations of the related Servicer to enforce such clauses in accordance with the related Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with a Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the related Servicing Agreement.

         Section 3.07. Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the related Servicer will (and if such Servicer does not, then the Master Servicer may), if required under the related Servicing Agreement, promptly furnish to the related Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Protected Account maintained by such Servicer pursuant to Section 4.01 or by the related Servicer pursuant to the related Servicing Agreement have been or will be so deposited) and shall request that the related Custodian, on behalf of the Trustee, deliver to the related Servicer the related Mortgage File. Upon receipt of such certification and request, the related Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer, and the Trustee and related Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the related Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Protected Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by such Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The related Custodian, on behalf of the Trustee, shall,

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upon the request of the related Servicer or the Master Servicer, and delivery to the related Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master
Servicer, as applicable. Such trust receipt shall obligate the related Servicer or the Master Servicer to return the Mortgage File to the related Custodian on behalf of the Trustee when the need therefor by the related Servicer or the Master Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the related Custodian, on behalf of the Trustee, to the related Servicer or the Master Servicer.

                  (c) The Master Servicer hereby covenants that it shall not alter the codes referenced in Section 4(c) of the Mortgage Loan Purchase Agreement with respect to any Mortgage Loan during the term of this Agreement, unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         Section 3.08. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

                  (a) The Master Servicer shall transmit and a Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or related Custodian such documents and instruments coming into the possession of the Master Servicer or the related Servicer from time to time as are required by the terms hereof, or in the case of a Servicer, the related Servicing Agreement, to be delivered to the Trustee or related Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of a Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and (to the extent provided in the related Servicing Agreement) shall enforce the obligations of such Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, the Securities Administrator and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the

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Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the related Servicer under this Agreement or the related Servicing Agreement.

         Section 3.09. Standard Hazard Insurance and Flood Insurance Policies.

                  (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of a Servicer under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the related Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Pursuant to Section 4.01, any amounts collected by a Servicer or the Master Servicer under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 4.03. Any cost incurred by the Master Servicer or a Servicer in maintaining any such insurance (if the Mortgagor defaults in its obligation to do so) shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or the related Servicer pursuant to Sections
4.01 and 4.03.

         Section 3.10. Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the related Servicing Agreement) enforce the obligations of a Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.11. Maintenance of the Primary Mortgage Insurance Policies.

                  (a) The Master Servicer shall not take, or authorize a Servicer (to the extent such action is prohibited under the related Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or related Servicer, would have been covered

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thereunder. The Master Servicer shall use its best reasonable efforts to enforce the obligations of a Servicer (to the extent required under the related
Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not authorize a Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to present, or to cause a Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer or such Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.03.

         Section 3.12. Trustee to Retain Possession of Certain Insurance Policies and Documents. The Trustee (or the related Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance, if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its applicable Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the applicable Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 3.13. Realization Upon Defaulted Mortgage Loans. The Master Servicer shall enforce the obligations of a Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the related Servicing Agreement.

         Section 3.14. Compensation for the Servicers and the Master Servicer. The Master Servicer will be entitled to five days of income and gain realized from any investment of funds in the Distribution Account in each calendar month (the "Master Servicing Compensation"). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (including any Prepayment Charges, other than with

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respect to the Prepayment Charge Loans) shall be retained by the related
Servicer and shall not be deposited in the related Protected Account. The Master Servicer will be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

         Section 3.15. REO Property.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the related Servicing Agreement, cause such Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the related Servicer to protect and conserve such REO Property in the manner and to the extent required by the related Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, enforce the obligations of the related Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

                  (c) The Master Servicer and the related Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) To the extent provided in a Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the related Servicer as provided above, shall be deposited in the related Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

         Section 3.16. Annual Statement as to Compliance. The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor and the Securities Administrator not later than March 15th of each calendar year beginning in 2008, an Officer's Certificate (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision and

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(ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Master Servicer shall enforce the obligations of the Servicer, to the extent set forth in the Servicing Agreement, to deliver a similar Annual Statement of Compliance by the Servicer to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer. In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Master Servicer, the Securities Administrator or a Servicer to a Subservicer or Subcontractor, each such entity shall cause such Subservicer or Subcontractor (and with respect to the related Servicer, the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related Servicing Agreement) to deliver a similar Annual Statement of Compliance by such Subservicer or Subcontractor to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer or the related Servicer (as the case may be).

                  Failure of the Master Servicer to comply with this Section
3.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 3.17. Assessments of Compliance and Attestation Reports. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, each of the Master Servicer, the Securities Administrator and the related Custodian (to the extent set forth in this Section and the Custodial Agreement) (each, an "Attesting Party") shall deliver (or otherwise make available) to the Master Servicer, the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2008, a report regarding such Attesting Party's assessment of compliance (an "Assessment of Compliance") with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

                  (a) A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

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                  (b) A statement by an authorized officer that such Attesting
         Party used the Servicing Criteria attached as Exhibit L hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

                  (c) An assessment by such officer of the related Attesting Party's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

                  (d) A statement that a registered public accounting firm has issued an Attestation Report on the related Attesting Party's Assessment of Compliance for the period consisting of the preceding calendar year; and

                  (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit L hereto which are indicated as applicable to the related Attesting Party.

         On or before March 15th of each calendar year beginning in 2008, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         The Master Servicer shall enforce the obligation of a Servicer to deliver to the Securities Administrator, the Master Servicer and the Depositor, as applicable, an Assessment of Compliance and Attestation Report as and when provided in the related Servicing Agreement. Each of the Master Servicer and the Securities Administrator shall cause, and the Master Servicer shall enforce the obligation (as and when provided in the related Servicing Agreement) of such Servicer to cause, any Subservicer and each Subcontractor (to the extent such Subcontractor is determined by the related Servicer, the Master Servicer or the Securities Administrator, as applicable, to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB) that is engaged by a Servicer, the Master Servicer or the Securities Administrator, as applicable, to deliver to the Securities Administrator, the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided above. Such Assessment of Compliance, as to any Subservicer or Subcontractor, shall at a minimum address the applicable Servicing Criteria specified on Exhibit L hereto which are indicated as applicable to any "primary servicer" to the extent such Subservicer or Subcontractor

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is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance. The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit L and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any Subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

         The applicable Custodian (to the extent set forth in the related Custodial Agreement) shall deliver to the Master Servicer, the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit L hereto which are indicated as applicable to a "custodian". Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by the related Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

         Failure of the Master Servicer to comply with this Section 3.17 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer's rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, constitute a default and at the written direction of the Depositor, the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator's right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 3.18. Reports Filed with Securities and Exchange
Commission.

         (a) (i) (A) Within 15 days after each Distribution Date, the
Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator

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as described in clause (a)(iv) below. Any disclosure that is in addition to the
Monthly Statement and that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                           (B) Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligations of a Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

                           (C) After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar day after the Distribution Date), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in
         Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business
         Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.07. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such

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         filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on the representations in Section 2.06(g) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

                  (ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                           (B) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit O shall be required pursuant to Section 3.18(a)(iv) below to provide, and the Master Servicer will enforce the obligations of a Servicer (to the extent provided in the related Servicing Agreement) to provide, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

                           (C) After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer

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         for review. No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, or in the case where the Master Servicer and Securities Administrator are affiliated, no later than noon New York City time on the 4th Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in
         Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business
         Day) after filing with the Commission, the Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.07. The parties to this Agreement acknowledge that the performance by Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(ii). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

                  (iii) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an annual compliance statement for all Servicers, the Master Servicer, the Securities Administrator and any Subservicer or Subcontractor, as applicable, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicers, the Master Servicer, each Subservicer and Subcontractor participating in the servicing function, the Securities Administrator and the Custodians, as described under Section 3.17, and
         (B) if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of

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         noncompliance, or if any such report on assessment of compliance with
         Servicing Criteria described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm Attestation Report for the Master Servicer, the Servicers, the Securities Administrator, each Subservicer, each Subcontractor, as applicable, and the Custodians, as described under Section 3.17, and (B) if any registered public accounting firm Attestation Report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 3.18(a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or Attestation Report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                           (B) No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth in Exhibit O shall be required to provide, and the Master Servicer shall enforce the obligations of the Servicers (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

                           (C) After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Securities

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         Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. No later than the close of business Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and, in the case where the Master Servicer and the Securities Administrator are unaffiliated, return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The signing party at the Master Servicer can be contacted as set forth in Section 11.07. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be "no". The Securities Administrator shall be entitled to rely on the representations in Section 2.06(g) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(iii) and (iv) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 3.16 and Section 3.17. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from a party's failure to deliver, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                           (D) Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act. The Master Servicer shall cause all Servicers, and any Subservicer or Subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act (or such other date specified in the related Servicing Agreement) and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit M-1, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably

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

         rely. In addition, in the case where the Master Servicer and Securities Administrator are not affiliated, the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit M-2; provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K. An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted as set forth in Section 11.07.

                  (iv) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the "Additional Disclosure") relating to the Trust Fund, the Securities Administrator's obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.18(a)(i) through (iii) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P. Each of the Master Servicer, the Sponsor, the Securities Administrator and the Depositor hereby agrees to notify and provide, and the Master Servicer agrees to enforce the obligations (to the extent provided in the related Servicing Agreement) of a Servicer to notify and provide, to the extent known to the Master Servicer, the Sponsor, the Securities Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

                  Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Securities Administrator the related Significance Estimate and the Securities Administrator shall use such information to calculate the related Significance Percentage. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification to the Depositor and the Cap Contract Provider to that effect. The Depositor shall request from the Cap Contract Provider, any information required under Regulation AB to the extent required under the Cap Contracts. The Depositor will be obligated pursuant to the Cap Contracts, to provide to the Securities Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Securities Administrator that such Additional Disclosure regarding the Cap Contract Provider, is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

                  So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred

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         as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.18. In addition, the Trustee shall notify the Securities Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Cap Contract Provider or the Custodian of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008. Should the identification of any of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, the Cap Contract Provider or the Custodian change, the Depositor shall promptly notify the Trustee.

                  (v) (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

                           (B) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Securities Administrator shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer. The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from a party's failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

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

                           The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

         (b) The Securities Administrator shall indemnify and hold harmless the Depositor, the Sponsor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under Sections 3.16, 3.17 and 3.18 or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor, the Sponsor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any Subservicer or Subcontractor engaged by the Securities Administrator pursuant to Section 3.16, 3.17 or 3.18 (the "Securities Administrator Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

         The Depositor shall indemnify and hold harmless the Securities Administrator, the Sponsor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.16, 3.17 and 3.18 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Sponsor, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.18 (the "Depositor Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or

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

necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

         The Master Servicer shall indemnify and hold harmless the Securities Administrator, the Sponsor and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.16, 3.17 and
3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor, the Sponsor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any Subservicer or Subcontractor engaged by the Master Servicer pursuant to Section 3.16, 3.17 or
3.18 (the "Master Servicer Information"), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator, the Sponsor or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this
Section 3.18(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

         The indemnification provisions set forth in this Section 3.18(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

         (c) Failure of the Master Servicer to comply with this Section 3.18 (including with respect to the timeframes required herein) shall, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which

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it is entitled to be reimbursed prior to the date of termination). Failure of the Securities Administrator to comply with this Section 3.18 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 8-K, 10-D or 10-K, shall, at the written direction of the Depositor, constitute a default and the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator's right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Securities Administrator pursuant to this Section 3.18(d), the Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in
Section 9.05. Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from any party's failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

         (d) Notwithstanding the provisions of Section 11.02, this Section 3.18 may be amended without the consent of the Certificateholders.

         (e) Any report, notice or notification to be delivered by the Master Servicer or the Securities Administrator to the Depositor pursuant to this
Section 3.18, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

         Section 3.19. Intention of the Parties and Interpretation. Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Sponsor, the Depositor, the Securities Administrator and the Master Servicer with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Sponsor, the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Sponsor, the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

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         Section 3.20. UCC. The Depositor shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Depositor. The Depositor agrees to monitor and notify the Trustee if any continuation statements for such Uniform Commercial Code financing statements need to be filed, and the Depositor, in its discretion, shall timely file, or cause to be filed, such continuation statements. If directed by the Depositor in writing, the Trustee will file any such continuation statements solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

         Section 3.21. Optional Purchase of Defaulted Mortgage Loans. With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however, (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

         In addition, EMC shall, at its option, purchase any Mortgage Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date, and the initial Monthly Payment with respect to such Mortgage Loan is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Repurchase Price.

         If at any time EMC remits to the Paying Agent a payment for deposit in the Distribution Account covering the amount of the Repurchase Price for such a Mortgage Loan, and EMC provides to the Trustee and the Master Servicer a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Distribution Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of EMC, without recourse, to EMC which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

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                                   Article IV
                                    Accounts

         Section 4.01. Protected Accounts.

                  (a) The Master Servicer shall enforce the obligation of a Servicer to establish and maintain a Protected Account in accordance with the related Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which Protected Account shall be deposited, within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt thereof, all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by such Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the related Servicer's own funds (less servicing compensation as permitted by the related Servicing Agreement) and all other amounts to be deposited in the related Protected Account. The related Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the related Protected Account shall be held in a Designated Depository Institution and segregated as a trust account on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

                  (b) To the extent provided in the related Servicing Agreement, amounts on deposit in the related Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of such Servicer. Each Servicer (to the extent provided in the related Servicing Agreement) shall deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  (c) To the extent provided in the related Servicing
Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Master Servicer shall (if acting as a successor servicer to a Servicer), or shall cause a Servicer to, withdraw or shall cause to be withdrawn from the related Protected Account, and shall immediately deposit or cause to be deposited in the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Mortgage Loan serviced by it:

                           (i) Scheduled Payments on the Mortgage Loans received
                  or any related portion thereof advanced by a Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount

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                  thereof comprising the related Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

                           (ii) Full Principal Prepayments (excluding any
                  Prepayment Charges) and any Liquidation Proceeds received by a Servicer with respect to such Mortgage Loans in the related Prepayment Period (or, in the case of Subsequent Recoveries, during the related Due Period), with interest to the date of prepayment or liquidation, net of the amount thereof comprising the related Servicing Fee; and

                           (iii) Partial Principal Prepayments received by a
                  Servicer for such Mortgage Loans in the related Prepayment Period;

                           (iv) All funds collected and received in connection
                  with the operation of any REO Property, and Liquidation Proceeds received upon the final disposition of any REO Property (net of any unreimbursed Monthly Advances, other advances of the Servicer or Master Servicer with respect thereto, and unpaid related Servicing Fees with respect thereto);

                           (v) Any amount to be used as a Monthly Advance;

                           (vi) Any amounts remitted by a Servicer, not included
                  in a Scheduled Payment, and representing fees or premiums in connection with any lender-paid Primary Mortgage Insurance Policy with respect to any Mortgage Loan covered by a lender-paid Primary Mortgage Insurance Policy; and

                           (vii) Any Prepayment Charges on the Prepayment Charge
                  Loans.

                  (d) Withdrawals may be made from a Protected Account only to make remittances as provided in Section 4.01(c); to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Section 4.01(c), certain amounts otherwise due to a Servicer may be retained by them and need not be deposited in the Distribution Account. Amounts received by the Master Servicer or the Securities Administrator in connection with Prepayment Charges on the Prepayment Charge Loans shall be deposited into the Class XP Reserve Account by such party upon receipt thereof.

                  (e) The Master Servicer shall not itself waive (or authorize a Servicer to waive, unless a Servicer is allowed to waive in accordance with the terms of the related Servicing Agreement) any Prepayment Charge that the Trust would otherwise be entitled to unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and

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would, in the reasonable judgment of a Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived by the Master Servicer, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge by depositing such amount into the Distribution Account by the immediately succeeding Distribution Account Deposit Date.

         Section 4.02. Distribution Account.

                  (a) The Paying Agent shall establish and maintain in the name of the Paying Agent, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

                  (b) All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

                  (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Paying Agent. The Distribution Account shall be an Eligible Account. The Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee, the Paying Agent, the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee, the Paying Agent, the Securities Administrator or the Master Servicer). The amount at any time credited to the Distribution Account shall, if invested, be invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer and the Depositor. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Paying Agent or, if such obligor is any other Person, the Business Day preceding such Distribution Date. The investment earnings from Permitted Investments in the Distribution Account for the four days prior to each Distribution Date shall be for the account of the Master Servicer and all other investment earnings shall be for the account of the Depositor. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer or the Depositor, as applicable, shall promptly remit the amount of the loss to the Paying Agent, who shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Paying Agent shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Paying Agent) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

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         Section 4.03. Permitted Withdrawals and Transfers from the Distribution
Account.

                  (a) The Paying Agent will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the related Servicing Agreement or this Agreement or as the Securities Administrator has instructed hereunder for the following purposes:

                           (i) to reimburse the Master Servicer or a Servicer
                  for any Monthly Advance of its own funds or any advance of such Master Servicer's or any Servicers own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                           (ii) to reimburse the Master Servicer or a Servicer
                  from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or a Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

                           (iii) to reimburse the Master Servicer or a Servicer
                  from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or a Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the related Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection 4.03(a) to the Servicer, and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

                           (iv) to pay the Master Servicer or a Servicer, as
                  appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Master Servicer or the related Servicer would have been entitled to receive under subclause
                  (xi) of this Subsection 4.03(a) as servicing compensation on account of each defaulted Scheduled Payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

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                           (v) to pay a Servicer from the Repurchase Price for
                  any Mortgage Loan, the amount which such Servicer would have been entitled to receive under subclause (xi) of this Subsection 4.03(a) as servicing compensation;

                           (vi) to reimburse the Master Servicer or a Servicer
                  for advances of funds, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                           (vii) to reimburse the Master Servicer or a Servicer
                  for any Nonrecoverable Advance that has not been reimbursed pursuant to clauses (i) and (vi);

                           (viii) to pay the Master Servicer as set forth in
                  Section 3.14;

                           (ix) to reimburse the Master Servicer for expenses,
                  costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and 7.04 (d);

                           (x) to pay to the related Servicer, as additional
                  servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

                           (xi) to reimburse or pay a Servicer any such amounts
                  as are due thereto under the related Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

                           (xii) to reimburse or pay the Trustee, the Securities
                  Administrator or a Custodian for fees, expenses, costs and liabilities incurred by and reimbursable or payable to it pursuant to this Agreement and not otherwise reimbursable or payable to it;

                           (xiii) to pay fees or premiums in connection with any
                  lender-paid Primary Mortgage Insurance Policy with respect to any Mortgage Loan covered by a lender-paid Primary Mortgage Insurance Policy, to the extent such fees or premiums have been remitted to the Master Servicer by a Servicer as a part of any Scheduled Payment or otherwise;

                           (xiv) to remove amounts deposited in error; and

                           (xv) to clear and terminate the Distribution Account
                  pursuant to Section 10.01.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (vii), inclusive, and (x) above or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution

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Account under Section 4.01(c). Reimbursements made pursuant to clauses (viii),
(ix), (xi) and (xii) above will be allocated between the Loan Groups, pro rata based on the aggregate Scheduled Principal Balances of the Mortgage Loans in each Loan Group.

                  (c) On each Distribution Date, the Paying Agent shall distribute the Available Funds to the extent on deposit in the Distribution Account to the Holders of the Certificates (other than the Residual Certificates) in accordance with distribution instructions provided to it by the Securities Administrator (if the Paying Agent and the Securities Administrator are not the same Person) no later than two Business Days prior to such Distribution Date and determined by the Securities Administrator in accordance with Section 6.01.

         Section 4.04. Basis Risk Reserve Fund.

                  (a) On the Closing Date, the Paying Agent shall establish and maintain, in trust for the benefit of the holders of the Adjustable Rate Certificates, a segregated trust account or sub-account of a trust account, which shall be titled "Basis Risk Reserve Fund, Wells Fargo Bank, N.A., as Paying Agent for the benefit of holders of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1" (the "Basis Risk Reserve Fund"). On each Distribution Date, the Paying Agent shall transfer from the Distribution Account to the Basis Risk Reserve Fund the amounts specified pursuant to Section 6.01(A)(a)(iii) and Section 6.01(B)(a)(iii). On each Distribution Date, to the extent required, the Paying Agent shall make withdrawals from the Basis Risk Reserve Fund and use the amounts in the Basis Risk Reserve Fund to make distributions to each Class of related Adjustable Rate Certificates in an amount equal to the amount of any Basis Risk Shortfall Carry Forward Amount on such Certificates, pursuant to
Section 6.01(A)(a)(iii) and Section 6.01(B)(a)(iii). Any such amounts transferred with respect to a Loan Group shall be treated for federal tax purposes as amounts distributed to the related B-IO Certificateholders as transferee thereof. For federal tax return and information reporting purposes, the rights of the Holders of the Adjustable Rate Certificates to receive such distributions shall be assigned a value determined by the Depositor and reported by it to the Securities Administrator.

                  (b) The Basis Risk Reserve Fund shall be an Eligible
Account. Amounts held in the Basis Risk Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of the REMICs, until released from the Basis Risk Reserve Fund pursuant to this Section 4.04, Section 6.01(A)(a)(iii) and Section 6.01(B)(a)(iii). The Basis Risk Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs. The Class B-IO Certificateholders shall be the owners of the Basis Risk Reserve Fund, and for all federal tax purposes, amounts with respect to a Loan Group transferred by the REMICs to the Basis Risk Reserve Fund shall be treated as amounts distributed by the REMICs to the related Class B-IO Certificateholders. The Paying Agent shall keep records that accurately reflect the funds on deposit in the Basis Risk Reserve Fund.

                  (c) The Paying Agent will invest funds deposited in the Basis Risk Reserve Fund with respect to a Loan Group as directed by the related Class B-IO Certificateholders in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from the Basis Risk Reserve Fund pursuant to this Agreement, if a Person other than the Paying Agent or an

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Affiliate of the Paying Agent manages or advises such Permitted Investment, or
(ii) no later than the date on which such funds are required to be withdrawn from the Basis Risk Reserve Fund pursuant to this Agreement, if the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment. If no written direction with respect to such Permitted Investment shall be received by the Paying Agent from the related Class B-IO Certificateholders, then the related funds in the Basis Risk Reserve Fund shall remain uninvested. All income and gain realized from investment of funds deposited in the Basis Risk Reserve Fund shall be for the sole and exclusive benefit of the related Class B-IO Certificateholders and shall be remitted by the Paying Agent to the related Class B-IO Certificateholders no later than the first Business Day following receipt of such income and gain by the Paying Agent. The related Class B-IO Certificateholders shall deposit in the Basis Risk Reserve Fund the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement therefor.

         Section 4.05. The Reserve Fund and the Cap Contracts.

         The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Cap Contracts on behalf of the Trust Fund. Amounts payable by the Trust Fund on the Closing Date pursuant to the Cap Contracts shall be paid by the Sponsor. The Trustee in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to such Cap Contracts, including, without limitation, for making any payments thereunder. The Sponsor, the Depositor, the Servicers and the applicable Certificateholders by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Cap Contracts and shall do so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

         The Paying Agent shall establish and maintain in the name of the Holders of the Group II Adjustable Rate Certificates, the Reserve Fund as a segregated trust account. The Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs. The Class II-B-IO Certificateholders shall be the owners of the Reserve Fund, and for all federal tax purposes, amounts transferred by the REMICs to the Reserve Fund shall be treated as amounts distributed by the REMICs to the Class II-B-IO Certificateholders. The Paying Agent shall keep records that accurately reflect the funds on deposit in the Reserve Fund.

         The Paying Agent will invest funds deposited in the Reserve Fund as directed by the Class II-B-IO Certificateholders in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from the Reserve Fund pursuant to this Agreement, if a Person other than the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from the Reserve Fund pursuant to this Agreement, if the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment. If no written direction with respect to such Permitted Investment shall be received by the Paying Agent from the Class II-B-IO Certificateholders, then funds in the Reserve Fund shall remain uninvested. All income and gain realized from investment of funds deposited in the Reserve Fund shall be for the sole and exclusive benefit of the Class II-B-IO Certificateholders and shall be remitted by the Paying

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Agent to the Class II-B-IO Certificateholders no later than the first Business
Day following receipt of such income and gain by the Paying Agent. The Class II-B-IO Certificateholders shall deposit in the Reserve Fund their pro rata share of the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement therefor.

         Any Cap Contract Payment Amounts made by the Cap Contract Provider pursuant to the Cap Contracts with respect to a Distribution Date shall be deposited by the Paying Agent into the Reserve Fund and distributed by the Paying Agent on the related Distribution Date in the following order of priority, in each case to the extent of related amounts available:

                  first, (i) from Cap Contract Payment Amounts related to the Class II-A Certificates, to the Holders of the Class II-A Certificates, pro rata, and (ii) from Cap Contract Payment Amounts related to each respective Class of Class II-B Certificates, to the Holders of the related Class II-B Certificates, the payment of any related Basis Risk Shortfall Carry Forward Amount for such Distribution Date, to the extent not covered by Net Monthly Excess Cashflow for Loan Group II for such Distribution Date;

                  second, (i) from any remaining Cap Contract Payment Amounts related to the Class II-A Certificates, to the Holders of the Class II-A Certificates, pro rata, and (ii) from any remaining Cap Contract Payment Amounts related to each respective Class of Class II-B Certificates, to the Holders of the related Class II-B Certificates, the payment of any Current Interest and Interest Carry Forward Amount for each such Class to the extent not covered by related Interest Funds or related Net Monthly Excess Cashflow on such Distribution Date;

                  third, from any excess Cap Contract Payment Amounts related to any Group II Adjustable Rate Certificates, (i) to the Holders of the Class II-A Certificates, pro rata, and thereafter (ii) to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, in that order, to the extent not paid pursuant to clauses first or second above;

                  fourth, from any remaining amounts, to the Holders of the Class II-B-IO Certificates.

         Section 4.06. Final Maturity Reserve Account.

         No later than the Closing Date, the Paying Agent shall establish and maintain in the name of the Holders of the Group I Certificates, the Final Maturity Reserve Account as a segregated trust account. The Final Maturity Reserve Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs. The Class I-B-IO Certificateholders shall be the owners of the Final Maturity Reserve Account, and for all federal tax purposes, amounts transferred by the REMICs to the Final Maturity Reserve Account shall be treated as amounts distributed by the REMICs to the Class I-B-IO Certificateholders. The Paying Agent shall keep records that accurately reflect the funds on deposit in the Final Maturity Reserve Account.

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         The Paying Agent will invest funds deposited in the Final Maturity
Reserve Account as directed by the Class I-B-IO Certificateholders in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from the Final Maturity Reserve Account pursuant to this Agreement, if a Person other than the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from the Final Maturity Reserve Account pursuant to this Agreement, if the Paying Agent or an Affiliate of the Paying Agent manages or advises such Permitted Investment. If no written direction with respect to such Permitted Investment shall be received by the Paying Agent from the Class I-B-IO Certificateholders, then funds in the Final Maturity Reserve Account shall remain uninvested. All income and gain realized from investment of funds deposited in the Final Maturity Reserve Account shall be for the sole and exclusive benefit of the Class I-B-IO Certificateholders and shall be remitted by the Paying Agent to the Class I-B-IO Certificateholders on the next Distribution Date. The Class I-B-IO Certificateholders shall deposit in the Final Maturity Reserve Account their pro rata share of the amount of any related net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement therefor.

         If, on the Distribution Date occurring in February 2017, or on any Distribution Date thereafter, any Group I Certificates are outstanding, and the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I with original terms of maturity in excess of 30 years is greater than or equal to the related scheduled amount set forth in Schedule C to this Agreement with respect to such Distribution Date, then the Securities Administrator shall deposit into the Final Maturity Reserve Account, from Available Funds with respect to Loan Group I for such Distribution Date, prior to any distributions of interest to the Group I Certificates, the Coupon Strip for such Distribution Date, in accordance with the payment priority set forth in Section 6.01(A)(a)(i)(first).

         If, on any Distribution Date, any amounts on deposit in the Final Maturity Reserve Account exceed the lesser of (i) the aggregate Certificate Principal Balance of the Group I Certificates as of such date, and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans in Loan Group I with original terms to maturity in excess of 30 years as of such date, an amount equal to such excess shall be shall be distributed by the Securities Administrator to the Class I-B-IO Certificates on such Distribution Date as a part of the Class I-B-IO Distribution Amount.

         On the earlier of the Distribution Date occurring in January 2037 and the Distribution Date on which the final distribution of payments from the Mortgage Loans in Loan Group I and the other assets in the Trust with respect to Loan Group I is expected to be made, funds on deposit in the Final Maturity Reserve Account shall be distributed to the Group I Certificates in the following order of priority and the Final Maturity Reserve Account shall be closed:

                  first, to the Group I Senior Certificates, pro rata in accordance with their outstanding Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

                  second, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class is reduced to zero, after giving effect to principal distributions on such Distribution Date;

                  third, to each Class of Group I Senior Certificates, any Current Interest and Interest Carry Forward Amount for each such Class remaining unpaid after giving effect to distributions of related Interest Funds on such Distribution Date in accordance with the payment priorities set forth in Section 6.01(A)(a)(i);

                  fourth, to each Class of Group I Subordinate Certificates, any Current Interest and Interest Carry Forward Amount for each such Class remaining unpaid after giving effect to distributions of related Interest Funds on such Distribution Date in accordance with the payment priorities set forth in Section 6.01(A)(a)(i) and (iii);

                  fifth, to each Class of Group I Certificates, any related Basis Risk Shortfall Carry Forward Amount for each such Class remaining unpaid after giving effect to the distributions on such Distribution Date in accordance with payment priorities set forth in Sections 6.01(A)(a)(iii); and

                  sixth, to the Class I-B-IO Certificates, any remaining amount.

         Section 4.07. Supplemental Fund.

                  (a) No later than the initial Distribution Date, the Securities Administrator shall establish and maintain, in trust for the benefit of the holders of the Group I Adjustable Rate Certificates and Group II Adjustable Rate Certificates, a segregated trust account or sub-account of a trust account, which shall be titled "Supplemental Fund, Wells Fargo Bank, National Association, as Paying Agent for the benefit of holders of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1" (the "Supplemental Fund"). The Supplemental Fund shall be an Eligible Account or a sub-account of an Eligible Account. No later than the initial Distribution Date, the Depositor shall pay to the Securities Administrator an amount equal to $25,000, with respect to Loan Group I, and $25,000, with respect to Loan Group II, which shall be deposited by the Securities Administrator into the Supplemental Fund. Pursuant to Section 6.01, on the initial Distribution Date, amounts on deposit in the Supplemental Fund with respect to a Loan Group will be withdrawn from the Supplemental Fund and paid to the related Adjustable Rate Certificates to the extent that Accrued Certificate Interest on the related Adjustable Rate Certificates on the initial Distribution Date is reduced by application of the related Net Rate Cap on such initial Distribution Date. Amounts on deposit in the Supplemental Fund related to a Loan Group will be entitled to be replenished on each future Distribution Date from the related Available Funds otherwise payable as interest on such Distribution Date to the related Class B-IO Certificates, until the Supplemental Fund has been replenished to the extent of the related amount paid with respect to such Loan Group from the Supplemental Fund on the initial Distribution Date. On the Distribution Date immediately following the date on which the aggregate of the amounts replenished to the Supplemental Fund equals $25,000 with respect to each Loan Group, all amounts then on deposit in the Supplemental Fund will be distributed to the Depositor or its designee (as set forth in the preceding sentence), and following such distribution the Supplemental Fund will be terminated.

                  (b) The Securities Administrator will invest funds deposited in the Supplemental Fund as directed by the Depositor or its designee in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from the Supplemental Fund pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate of the Securities Administrator is the obligor for such Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from the Supplemental Fund pursuant to this Agreement, if the Securities Administrator or an affiliate of the Securities Administrator is the obligor for such Permitted Investment (or, if no written direction is received by the Securities Administrator from the Depositor, then funds in the Supplemental Fund shall remain uninvested). For federal income tax purposes, the Depositor shall be the owner of the Supplemental Fund and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Supplemental Fund be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Supplemental Fund, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Securities Administrator to the Depositor within one Business Day after the termination of the Supplemental Fund. The Depositor shall deposit in the Supplemental Fund the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement therefor.

         Section 4.08. Class XP Reserve Account.

         (a) No later than the Closing Date, the Securities Administrator shall establish and maintain in the name of the Holders of the Class XP Certificates, the Class XP Reserve Account as a segregated trust account. On the Closing Date, the Depositor shall deposit $100 into the Class XP Reserve Account with respect to each Class of Class XP Certificates which amount shall be transferred to the Distribution Account for distribution to the Class XP Certificates, pro rata, on the initial Distribution Date. Funds on deposit in the Class XP Reserve Account shall be held in trust by the Securities Administrator for the holders of the related Class XP Certificates. The Class XP Reserve Account will not represent an interest in any REMIC.

         (b) Any amount on deposit in the Class XP Reserve Account shall be held uninvested. On the Business Day prior to each Distribution Date, the Securities Administrator shall withdraw the amount then on deposit in the Class XP Reserve Account received in respect of Prepayment Charge Loans in Loan Group I and Loan Group II, respectively, and deposit such amount into the Distribution Account to be distributed to the Holders of the related Class I-XP and Class II-XP Certificates in accordance with Section 6.01(A)(b) and Section 6.01(B)(b), respectively. In addition, on the earlier of (x) the Business Day prior to the Distribution Date on which all the assets of a Loan Group are repurchased as described in Section 10.01(a) and (y) the Business Day prior to the Distribution Date occurring in December 2009, the Securities Administrator shall withdraw the amount on deposit in the Class XP Reserve Account with respect to a Loan Group, deposit such amount into the Distribution Account and distribute such amount to the related Class XP Certificates on such Distribution Date in accordance with Section

6.01(A)(b) or Section 6.01(B)(b), respectively, and, following such withdrawal, the Class XP Reserve Account with respect to such Loan Group shall be closed.

         (c) The Class XP Reserve Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs.

                                   Article V
                                  Certificates

         Section 5.01. Certificates.

         (a) The Depository and the Depositor have entered into a Depository Agreement dated as of the Closing Date (the "Depository Agreement"). Except for the Residual Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Certificate Registrar except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Certificate Registrar, as agent of the Depositor, shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Certificate Registrar, as agent of the Depositor, may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

         The Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Certificate Registrar cause such Class to become Global Certificates, the Certificate Registrar and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes of Certificates for trading if it may legally be so traded.

         All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) If (i)(A) the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Certificate Registrar or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Certificate Registrar, as agent of the Depositor, in writing that it elects to terminate the book-entry system through the Depository, the Certificate Registrar, as agent of the Depositor, shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar, as agent of the Depositor, of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Certificate Registrar shall issue the definitive Certificates.

         In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a definitive Certificate evidencing such Certificate Owner's interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Certificate Registrar to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent interest in fully registered definitive form. Upon receipt by the Certificate Registrar, as agent of the Depositor, of instructions from the Depository directing the Certificate Registrar to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Current Principal Balance or Notional Amount, as applicable, being exchanged, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Certificate Registrar), (i) the Certificate Registrar shall execute and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner's interest in such Class of Certificates and (ii) the Certificate Registrar shall execute a new Book-Entry Certificate reflecting the reduction in the aggregate Current Principal Balance or Notional Amount, as applicable, of such Class of Certificates by the amount of the definitive Certificates.

         Neither the Depositor nor the Certificate Registrar shall be liable for any delay in the delivery of any instructions required pursuant to this Section 5.01(b) and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c) (i) REMIC I will be evidenced by (x) the Class I-X, Class I-Q, Class I-XP and Class II-XP interests (together, the "REMIC I Regular Interests"), which (i) will be uncertificated and non-transferable, and
         (ii) are hereby designated as the "regular interests" in REMIC I and
         (y) the Class R-I REMIC I Interest, which is hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-I Interest, the "REMIC I Interests"). Principal shall be paid on, and realized losses allocated to, the Class I-Q REMIC I Regular Interest until its principal balance has been reduced to zero, and then to the Class I-X REMIC I Regular Interests (in accordance with their respective principal balances). The REMIC I Regular Interests shall be recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II. The REMIC I Interests will have the following designations, initial principal balances and pass-through rates:

                                                                         Pass-
             REMIC I                                                   Through
            Interests             Initial Principal Balance              Rate
               I-X                        $206,339,487                    (1)
               I-Q                        $489,299,823                    (1)
              I-XP                        $        100                    (2)
              II-XP                       $        100                    (3)
               R-I                                 N/A                  N/A(4)
 _______________

          (1) The weighted average of the Net Mortgage Rates of the Mortgage Loans.

                  (2) This REMIC I Regular Interest will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group I serviced by EMC, to the extent not retained by EMC pursuant to its Servicing Agreement.

                  (3) This REMIC I Regular Interest will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group II serviced by EMC, to the extent not retained by EMC pursuant to its Servicing Agreement.

                  (4) The Class R-I Interest does not have a Pass-Through Rate and will not bear interest. On each Distribution Date, amounts, if any, remaining in REMIC I after payments of interest and principal, as designated above, will be distributed to the Class R-I Interest.

                  (ii) REMIC II will be evidenced by (x) the Classes of REMIC II Interests set forth in the table below, all of which, other than the Class R-II REMIC II Interest, are hereby designated as the "regular interests" in REMIC II (the "REMIC II Regular Interests"), and will be uncertificated and non-transferable and (y) the Class R-II Interest, which is hereby designated as the single "residual interest" in REMIC II (the REMIC II Regular Interests, together with the Class R-II Interest, the "REMIC II Interests"). The REMIC II Regular Interests shall be recorded on the records of REMIC II as being issued to and held by the Trustee on behalf of REMIC III.

                           Interest on the REMIC II Regular Interests that corresponds to interest on the Mortgage Loans that is allocable to payments of principal on the Certificates (the "Turbo Amount") will not be paid directly as principal to the REMIC II Regular Interests, but instead a portion of the interest otherwise payable with respect to the Class II-Q REMIC II Regular Interest which equals 0.1% of the Turbo Amount will be payable as a reduction of the principal balances of the other REMIC II Regular Interests (other than the Class I-X REMIC II Regular Interest) in the same proportions that the Turbo Amount is allocated among the respective Classes of Certificates with the corresponding designations, and will be accrued and added to principal on the Class II-Q REMIC II Regular Interest.

                           Principal payments on the REMIC I Regular Interests held by REMIC II shall be allocated 0.1% to the REMIC II Regular Interests (other than the Class I-X and Class II-Q REMIC II Regular Interests). The remaining 99.9% shall be allocated to Class II-Q REMIC II Regular Interest. The aggregate amount of principal allocated to the REMIC II Regular Interests (other than the Class I-X and Class II-Q REMIC II Regular Interests) shall be apportioned among such REMIC II Regular Interests in the same proportions as principal is payable with respect to the respective Classes of Certificates with the corresponding designations. Notwithstanding the above, principal payments on REMIC II Regular Interests that are attributable to an Excess Overcollateralization Amount shall be allocated to the Class II-Q REMIC II Regular Interest. Realized losses shall be applied such that after all distributions have been made on such Distribution Date
         (i) the principal balances of the REMIC II Regular Interests (other than the Class I-X and Class II-Q REMIC II Regular Interests) are each 0.1% of the principal balances of the respective Classes of Certificates with the corresponding designations, and (ii) the principal balance of the Class II-Q REMIC II Regular Interest is equal to the principal balance of the Mortgage Loans, less an amount equal to 0.1% of the aggregate Certificate Principal Balances of the Offered Certificates (other than the Interest-Only Certificates).

                           The REMIC II Certificates will have the following designations, initial principal balances, pass-through rates and allocations of interest:

                                                        Pass-        Allocation
         REMIC II                                      Through           of
         Interests        Initial Principal Balance     Rate          Interest
 ------------------- -------------------------------- ----------- --------------
           I-A-1      $ 187,042                          (2)         (3),(4)
           I-A-2      $ 93,521                           (2)         (3),(4)
           I-A-3      $ 31,174                           (2)         (3),(4)
           I-B-1      $ 8,195                            (2)         (3),(4)
           I-B-2      $ 6,800                            (2)         (3),(4)
           I-B-3      $ 2,441                            (2)         (3),(4)
           I-B-4      $ 4,359                            (2)         (3),(4)
           I-B-5      $ 2,267                            (2)         (3),(4)
           I-B-6      $ 1,744                            (2)         (3),(4)
           I-B-7      $ 1,744                            (2)         (3),(4)
           I-B-8      $ 1,744                            (2)         (3),(4)
           I-B-9      $ 2,093                            (2)         (3),(4)
          II-A-1      $ 186,511                          (2)         (3),(4)
          II-A-2      $ 62,171                           (2)         (3),(4)
          II-A-3      $ 62,171                           (2)         (3),(4)
          II-B-1      $ 12,663                           (2)         (3),(4)
          II-B-2      $ 6,939                            (2)         (3),(4)
          II-B-3      $ 4,684                            (2)         (3),(4)
          II-B-4      $ 2,082                            (2)         (3),(4)
          II-B-5      $ 6,939                            (2)         (3),(4)
            I-X       $ 206,339,487(1)                   (5)         (5)
           II-Q       $ 694,952,026                      (2)         (3),(4)
           I-XP             $ 100                      N/A(6)        ---
           II-XP            $ 100                      N/A(7)        ---
           R-II            N/A(8)                      N/A(8)        ---
 _______________
                  (1) Notional Balance.

                  (2) The pass-through rate on this REMIC II Regular Interest shall at any time of determination equal the weighted average of the pass-through rates of the Class I-X, and Class I-Q REMIC I Regular Interests, where the interest rate on the Class I-X REMIC I Regular Interest is reduced for purposes of this computation by the lesser of
         (x) 0.60%, and (y) all the interest on such Class, expressed as a per annum rate.

                  (3) Except as provided in note (4) below, interest with respect to this REMIC II Regular Interest will be allocated to the Certificates having the corresponding Class designation in the same proportion as interest is payable on such Certificates.

                  (4) Any interest with respect to this REMIC II Regular Interest -- in excess of the product of (i) 1,000 times the weighted average coupon of the REMIC II Regular Interests (other than the Class I-X REMIC II Regular Interest), where each such REMIC II Regular Interest (other than the Class II-Q REMIC II Regular Interest) is first subject to a cap and floor equal to the Pass-Through Rates of the Certificates having the corresponding Class designation, and the Class II-Q REMIC II Regular Interest is subject to a cap equal to 0%, and (ii) the principal balance of this REMIC II Regular Interest, will be allocated to the Class B-IO Certificates. In addition, an amount equal to the Initial Overcollateralization Amount shall be allocated to the Class B-IO Certificates on the first Distribution Date. The Class B-IO Certificates shall be subordinated to the extent provided in Section 6.01.

                  (5) This REMIC II Regular Interest pays interest equal to 60 basis points of the interest paid on the Class I-X REMIC I Regular Interest (or the total interest paid on the Class I-X REMIC I Regular Interest, if less). Interest with respect to this REMIC II Regular Interest shall be allocated entirely to the Class I-X Certificates.

                  (6) This REMIC II Regular Interest will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group I serviced by EMC, to the extent not retained by EMC pursuant to its Servicing Agreement.

                  (7) This REMIC II Regular Interest will be entitled to receive 100% of any prepayment charges on the Mortgage Loans in Loan Group II serviced by EMC, to the extent not retained by EMC pursuant to its Servicing Agreement.

                  (8) The Class R-II Interest does not have a Pass-Through Rate and will not bear interest. On each Distribution Date, amounts, if any, remaining in REMIC II after payments of interest and principal, as designated above, will be distributed to the Class R-II Interest.

                  (iii) The interests designated below (other than the Class R-III interest) are hereby designated as "regular interests" with respect to REMIC III (the "REMIC III Regular Interests") and the Class R-III Interest is hereby designated as the single "residual interest" with respect to REMIC III. On each Distribution Date, amounts, if any, remaining in REMIC III after payments of interest and principal as designated herein shall be distributed to the Class R-III Interest. The terms of the REMIC III Regular Interests are set out in Section 6.01.

 Designation              Initial Principal Balance           Pass Through Rate
------------------- -------------------------------- ----------- --------------
    I-A-1                 $ 187,042,000                          (1)
    I-A-2                 $ 93,521,000                           (2)
    I-A-3                 $ 31,174,000                           (3)
    I-B-1                 $ 8,195,000                            (4)
    I-B-2                 $ 6,800,000                            (5)
    I-B-3                 $ 2,441,000                            (6)
    I-B-4                 $ 4,359,000                            (7)
    I-B-5                 $ 2,267,000                            (8)
    I-B-6                 $ 1,744,000                            (9)
    I-B-7                 $ 1,744,000                            (10)
    I-B-8                 $ 1,744,000                            (11)
    I-B-9                 $ 2,093,000                            (12)
    II-A-1                $ 186,511,000                          (13)
    II-A-2                $ 62,171,000                           (14)
    II-A-3                $ 62,171,000                           (15)
    II-B-1                $ 12,663,000                           (16)
    II-B-2                $ 6,939,000                            (17)
    II-B-3                $ 4,684,000                            (18)
    II-B-4                $ 2,082,000                            (19)

    II-B-5                $ 6,939,000                            (20)
  I-B-IO                      Notional (21)                      (21)
  II-B-IO                     Notional (22)                      (22)
  I-X                         Notional (23)                      (23)
  I-XP                         $100                              (24)
  II-XP                        $100                              (25)
  R-I                           $0                               N/A (26)
  R-II                          $0                               N/A (26)
  R-III                         $0                               N/A (26)
  R-X                           $0                               N/A (26)
 _____
                  (1) The Class I-A-1 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (2) The Class I-A-2 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (3) The Class I-A-3 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (4) The Class I-B-1 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (5) The Class I-B-2 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (6) The Class I-B-3 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (7) The Class I-B-4 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.


                  (8) The Class I-B-5 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (9) The Class I-B-6 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (10) The Class I-B-7 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (11) The Class I-B-8 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (12) The Class I-B-9 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the lesser of (i) One-Month LIBOR plus the applicable Margin, and (ii) the applicable Net Rate Cap.

                  (13) The Class II-A-1 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (14) The Class II-A-2 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (15) The Class II-A-3 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (16) The Class II-B-1 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (17) The Class II-B-2 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (18) The Class II-B-3 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (19) The Class II-B-4 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (20) The Class II-B-5 Certificates will bear interest at an adjustable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable Margin, (ii) 10.50% per annum and
         (iii) the applicable Net Rate Cap.

                  (21) Initially $348,703,342 and thereafter the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period. The Class I-B-IO Certificates will be entitled to receive certain distributions as provided for in
         Section 6.01. Other than for federal income tax purposes, the Class B-IO Distribution Amount may be deemed to be interest on the notional principal balance of the Class B-IO Certificates.

                  (22) Initially $346,935,968 and thereafter the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II as of the last day of the related Due Period. The Class II-B-IO Certificates will be entitled to receive certain distributions as provided for in
         Section 6.01. Other than for federal income tax purposes, the Class B-IO Distribution Amount may be deemed to be interest on the notional principal balance of the Class B-IO Certificates.

                  (23) The Class I-X Certificates will bear interest on at a fixed per annum Pass-Through Rate equal to 0.600% on a notional amount, on any Distribution Date, equal to the aggregate outstanding principal balance of the Mortgage Loans in Loan Group I having "hard" prepayment charges for a term of 3

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

         years and, in the case of the three applicable Mortgage Loans in Loan Group I, a term of 2.5 years, from origination. The initial notional amount $206,339,487.

                  (24) The Class I-XP Certificates will not bear any interest. The Class I-XP Certificates will be entitled to receive Prepayment Charges with respect to the Prepayment Charge Loans in Loan Group I. The Class I-XP Certificates will not represent an interest in any REMIC; they will instead represent an interest in the Trust constituted by this Agreement that a strip of Prepayment Charges associate with the Prepayment Charge Loans in Loan Group I.

                  (25) The Class II-XP Certificates will not bear any interest. The Class II-XP Certificates will be entitled to receive Prepayment Charges with respect to the Prepayment Charge Loans in Loan Group II. The Class II-XP Certificates will not represent an interest in any REMIC; they will instead represent an interest in the Trust constituted by this Agreement that a strip of Prepayment Charges associate with the Prepayment Charge Loans in Loan Group II.

                  (26) The Class R Interests do not have a Pass-Through Rate and will not bear interest. On each Distribution Date, amounts, if any, remaining in REMIC III after payments of interest and principal, as designated above, will be distributed to the Class R-III Interest.

                  (iv) REMIC IV will be evidenced by (x) the REMIC IV I-B-IO, REMIC IV II-B-IO and REMIC IV XP Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC IV and has the principal balance and accrues interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(vi), and (y) the Class R-X Certificate, which is hereby designated as the single "residual interest" in REMIC IV.

                           The REMIC IV Regular Interest and the Class R-X Certificate will have the following designations, initial balances and pass-through rates:

         Class Designation for each      Type of      Initial Uncertificated   Uncertificated Pass-Through
              REMIC IV Interest          Interest       Principal Balance                 Rate
         ---------------------------     ----------   ----------------------   ---------------------------
          I-B-IO                            Regular             $348,703,342               (1)
          II-B-IO                           Regular             $346,935,968               (2)
          XP                                Regular                      N/A               (3)
          Class R-X Certificate            Residual                       $0               (4)

         _______________
                  (1) The Class I-B-IO Certificates will bear interest at a per annum rate equal to the Class I-B-IO Pass-Through Rate on its Notional Amount. The REMIC IV Regular Interests will not have an Uncertificated Pass-Through Rate, but will be entitled to 100% of all amounts distributed or deemed distributed on the REMIC IV I-B-IO Regular Interest.

                  (2) The Class II-B-IO Certificates will bear interest at a per annum rate equal to the Class II-B-IO Pass-Through Rate on its Notional Amount. The REMIC IV Regular Interests will not have an Uncertificated Pass-Through Rate, but will be entitled to 100% of all amounts distributed or deemed distributed on the REMIC IV II-B-IO Regular Interest.

                  (3) This REMIC IV Regular Interest will be entitled to receive 100% of any prepayment charges on the Mortgage Loans serviced by EMC, to the extent not retained by EMC pursuant to its Servicing Agreement.

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

                  (4) The Class R-X Certificates do not have a Pass-Through Rate and will not bear interest. On each Distribution Date, amounts, if any, remaining in REMIC IV after payments of interest and principal, as designated above, will be distributed to the Class R-X Certificate.

         (d) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the "latest possible maturity date" for the REMIC I Regular Interests and the Certificates.

         (e) With respect to each Distribution Date, each Class of Certificates (other than the Residual Certificates) shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Adjustable Rate Certificates, interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period, and with respect to each Distribution Date and each such Class of the Interest-Only Certificates, interest shall be calculated on the basis of a 360-day year consisting of twelve 30 day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Certificate Principal Balance of such Class of Certificates applicable to such Distribution Date. The Residual Certificates do not have a Pass-Through Rate and shall not bear interest.

         (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4 and A-5. On original issuance, the Securities Administrator shall sign, and the Certificate Registrar shall countersign and deliver the Certificates at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Securities Administrator may sign and the Certificate Registrar may countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Certificate Registrar Office, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator shall sign and the Certificate Registrar shall countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

         (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates, $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance or Notional Amount, as the case may be, of such Class of Certificates on the Closing Date.

                  On the Closing Date, the Securities Administrator shall execute, and the Certificate Registrar shall countersign, Physical Certificates all in an aggregate principal amount that shall equal the Certificate Principal Balance or Notional Amount, as the case may be, of such Class of Certificates on the Closing Date. The Private Certificates shall each be issued in certificated fully-registered form. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance or Notional Amount, as the case may be, of such Class of Certificates on the Closing Date.

                  On the Closing Date, the Securities Administrator shall execute and the Certificate Registrar shall countersign (i) in the case of each Class of Offered Certificates and Class II-B-5 Certificates, the Certificate in the entire Certificate Principal Balance of the respective Class of Certificates and (ii) in the case of each Class of Private Certificates, Individual Certificates in an aggregate principal amount or notional amount, as the case may be, that shall equal the Certificate Principal Balance or Notional Amount, as the case may be, of each such respective Class of Certificates on the Closing Date. The Certificates referred to in clause (i) and, if at any time there are to be Global Certificates, the Global Certificates, shall be delivered by the Depositor to the Depository or, pursuant to the Depository's instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Securities Administrator shall sign the Certificates by facsimile or manual signature and the Certificate Registrar shall countersign them by manual signature on behalf of the Securities Administrator by one or more authorized signatories, each of whom shall be Responsible Officers of the Securities Administrator or its agent and the Certificate Registrar or its agent, as applicable. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Securities Administrator or its agent or the Certificate Registrar or its agent, as applicable, at the time of issuance shall bind the Securities Administrator and the Certificate Registrar, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Certificate Registrar or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

         (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

         (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

         (k) The Securities Administrator on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

         (l) The following legend shall be placed on the ERISA Restricted Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

                  THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23;
(II) WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE; AND (III) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE CERTIFICATE REGISTRAR, THE SERVICERS OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.

         Section 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Registrar shall maintain at its Certificate Registrar Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose, the Securities Administrator shall sign, and the Certificate Registrar shall countersign and deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

                  (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. Subject to Section 5.06, the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                           (i) The Certificate Registrar shall register the
                     transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with a Rule 144A Certificate or comparable evidence as to its QIB status.

                           (ii) The Certificate Registrar shall register the
                     transfer of any Individual Certificate if (x) the transferor has advised the Certificate Registrar in writing that the Certificate is being transferred to an Institutional Accredited Investor, and (y) prior to the transfer the transferee furnishes to the Certificate Registrar an Investment Letter (and the Certificate Registrar shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Certificate Registrar shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

                  (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

                           (i) In the case of a beneficial interest in the
                     Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

                           (ii) In the case of a beneficial interest in a Class
                     of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Certificate Registrar shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

                           (iii) In the case of an Individual Certificate of a
                     Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Certificate Registrar shall register such transfer if the transferee has provided the Trustee and the Certificate Registrar with a Rule 144A Certificate or comparable evidence as to its QIB status.

                           (iv) No restrictions shall apply with respect to the
                     transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

                  (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

                           (i) A holder of a beneficial interest in a Global
                     Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                           (ii) A holder of an Individual Certificate or
                     Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Certificate Registrar a Rule 144A Certificate or comparable evidence as to its QIB status.

                           (iii) A holder of an Individual Certificate of a
                     Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class In different authorized denominations without any certification.

                  (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Certificate Registrar shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                           (ii) Upon acceptance for exchange or transfer of a
                     beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Certificate Registrar shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a

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

                     part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

                  (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

                  (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Certificate Registrar Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Certificate Registrar in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Certificate Registrar (as agent of the Depositor) in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request made at such the Certificate Registrar Office, sign, countersign and deliver at the Certificate Registrar Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Certificate Registrar Office by the registered holder in person, or by a duly authorized attorney-in-fact.

                  (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and the Certificate Registrar shall countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (j) If the Certificate Registrar so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Certificate Registrar, duly executed by the holder thereof or his or her attorney duly authorized in writing.

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

                  (k) No service charge shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (l) The Certificate Registrar shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Exchange Act, and thereafter may destroy such Certificates.

         Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

                  (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Master Servicer, the Securities Administrator and the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Certificate Registrar has not received notice that such Certificate has been acquired by a third Person, the Securities Administrator shall sign and the Certificate Registrar shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Certificate Registrar and shall be of no further effect and evidence no rights.

                  (b) Upon the issuance of any new Certificate under this
Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Paying Agent, the Certificate Registrar, the Trustee and any agent of the Depositor, the Paying Agent, the Certificate Registrar or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Paying Agent, the Certificate Registrar the Trustee nor any agent of the Depositor, the Paying Agent, the Certificate Registrar or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

         Section 5.05. Transfer Restrictions on Residual Certificates.

                  (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Depositor. As a prerequisite

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

to such consent, the proposed transferee must provide the Tax Matters Person, the Depositor, the Certificate Registrar and the Securities Administrator with an affidavit that the proposed transferee is a Permitted Transferee (and, unless the Tax Matters Person and the Depositor consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

                  (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Certificate Registrar, the Securities Administrator and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Certificate Registrar, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a Permitted Transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

                  (c) Unless the Tax Matters Person and the Depositor shall have consented in writing (which consent may be withheld in the Tax Matters Person's or the Depositor's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

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                  (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

         Section 5.06. Restrictions on Transferability of Certificates.

                  No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and (except with respect to (i) the initial transfer of the Private Certificates on the Closing Date, (ii) the transfer of the Class B-IO Certificates, the Class XP Certificates and the Class R-X Certificates to a NIM Issuer or a NIM Trustee or in connection with the issuance of any NIM Securities, or (iii) a transfer of the Class B-IO Certificates, the Class XP Certificates and the Residual Certificates to the Depositor or any Affiliate of the Depositor) the prospective transferee of such Certificate signs and delivers to the Certificate Registrar an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto and the prospective transferor of such Certificate signs and delivers to the Certificate Registrar a Transferor Letter in the form set forth as Exhibit F-3 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class, provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Certificate Registrar may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

Section 5.07.     ERISA Restrictions.

                  (a) Subject to the provisions of Subsection 5.07(b), and except with respect to (i) the initial transfer of the Private Certificates on the Closing Date, (ii) the transfer of the Class B-IO Certificates, the Class XP Certificates and the Class R-X Certificates to a NIM Issuer or a NIM Trustee or in connection with the issuance of any NIM Securities, or (iii) a transfer of the Class B-IO Certificates, the Class XP Certificates and the Residual Certificates to the Depositor or any Affiliate of the Depositor, no ERISA Restricted Certificate may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee, the Certificate Registrar, the Master Servicer and the Securities Administrator with an Opinion of Counsel satisfactory to the Trustee, the Certificate Registrar, the Master Servicer and the Securities Administrator, which opinion will not be at the expense of the Trustee, the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or
Section 4975 of the Code, will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not

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subject the Trustee, the Certificate Registrar, the Master Servicer, the
Depositor, the Servicers or the Securities Administrator to any obligation in addition to those undertaken in the Agreement or (ii) a representation or certification to the Trustee and the Certificate Registrar (upon which each of the Trustee and the Certificate Registrar is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code unless it is covered under an individual or class prohibited transaction exemption, including but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), or Section 401(c) of ERISA and the regulations promulgated thereunder; (II) will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code; and (III) will not subject the Depositor, the Certificate Registrar, the Securities Administrator, the Servicers, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement, which will be deemed represented by an Owner of a Book-Entry Certificate or Global Certificate.

                  (b) Each beneficial owner of an Offered Certificate other than an ERISA Restricted Certificate, or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption 97-34, as amended (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "AA-" (or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the applicable conditions of PTCE 95-60 have been satisfied.

                  (c) Neither the Trustee, the Certificate Registrar, the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates or any Book-Entry Certificate. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or
(b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Certificate Registrar, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Certificate Registrar, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. Neither the Trustee nor the Certificate Registrar shall have any liability for transfer of any such Global Certificates or any Book-Entry Certificates in or through book-entry facilities of

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any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

         Section 5.08. Rule 144A Information.

         For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act: (1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

         Section 5.09. Appointment of Paying Agent and Certificate Registrar.

         Wells Fargo Bank, National Association, as Securities Administrator, shall act as the initial Paying Agent and Certificate Registrar. Each of the Paying Agent and the Certificate Registrar may resign upon thirty (30) days' prior written notice to the Trustee; provided hereto that no such resignation shall be effective until the appointment of a successor paying agent or certificate registrar. In the event the Paying Agent and/or the Certificate Registrar resigns or is removed by the Trustee for cause, the Trustee may appoint a successor paying agent or certificate registrar, as applicable. The Trustee shall cause such successor paying agent, if other than the Trustee or the Master Servicer or the Securities Administrator, to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee that such paying agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders.

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                                   Article VI
                         Payments to Certificateholders

         Section 6.01. Distributions on the Certificates.

                  A. Distributions on the Group I Certificates.

                  (a) Interest and (as applicable) principal on the Group I Certificates will be distributed monthly on each Distribution Date, commencing in February 2007, in an aggregate amount equal to the Available Funds with respect to Loan Group I for such Distribution Date.

         On each Distribution Date, an amount equal to the Available Funds with respect to Loan Group I for such Distribution Date shall be withdrawn by the Paying Agent from the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the manner set forth in paragraphs (i), (ii) and (iii) below:

         (i) Interest Funds. On each Distribution Date, the Paying Agent shall apply Interest Funds for Loan Group I to pay any accrued and unpaid interest on the Group I Senior Certificates and Group I Subordinate Certificates in the following order of priority:

                           first, on each Distribution Date on and after the
                  Distribution Date in February 2017, if applicable, to the Final Maturity Reserve Account, an amount equal to the Coupon Strip for such Distribution Date;

                           second, from remaining related Interest Funds, to
                  each Class of Group I Senior Certificates, the related Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata based on the Current Interest and Interest Carry Forward Amount, as applicable, owed to each such Class;

                           third, from remaining related Interest Funds, to the
                  Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, the Current Interest for each such Class;

                           fourth, any related Excess Spread to the extent
                  necessary to meet a level of overcollateralization equal to the related Overcollateralization Target Amount will be the related Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with clause (A) or (B) of paragraph
                  (ii) below (as applicable); and

                           fifth, any remaining Excess Spread for Loan Group I
                  will be the related Remaining Excess Spread and will be applied, together with the related Overcollateralization Release Amount, as Net Monthly Excess Cashflow in accordance with paragraph (iii), below.

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         On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class I-B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group I Offered Certificates, pro rata, on such Distribution Date, based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Group I Offered Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided below under clause thirteenth of paragraph (iii).

         On any Distribution Date, Net Deferred Interest on the Mortgage Loans in Loan Group I will be allocated to each Class of Group I Offered Certificates, pro rata, in accordance with the allocable amount set forth in the definition of Net Deferred Interest.

         If on the initial Distribution Date, the amounts payable to the Group I Adjustable Rate Certificates in respect of the related Current Interest for such Distribution Date is reduced due to the application of the related Net Rate Cap, the Securities Administrator shall transfer to the Paying Agent from amounts on deposit in the Supplemental Fund with respect to Loan Group I for distribution to the applicable Class or Classes of Group I Certificates on such Distribution Date, an amount equal to the lesser of (i) such amount on deposit in the Supplemental Fund with respect to Loan Group I, and (ii) the amount of such applicable shortfall.

         (ii) Principal Distribution Amounts. The Paying Agent shall apply the Principal Distribution Amount for Loan Group I to pay as principal on the Group I Senior Certificates and the Group I Subordinate Certificates in the following order of priority:

                  (A) On each Distribution Date (i) prior to the related Stepdown Date or (ii) on which a related Trigger Event is in effect, from the related Principal Distribution Amount for such Distribution
         Date:

                           first, concurrently, to each Class of Group I Senior
                  Certificates, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

                           second, to the Class I-B-1 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           third, to the Class I-B-2 Certificates, any remaining
                  related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           fourth, to the Class I-B-3 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           fifth, to the Class I-B-4 Certificates, any remaining
                  related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

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                           sixth, to the Class I-B-5 Certificates, any remaining
                  related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           seventh, to the Class I-B-6 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           eighth, to the Class I-B-7 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           ninth, to the Class I-B-8 Certificates, from any
                  remaining related Principal Distribution Amount, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                           tenth, to the Class I-B-9 Certificates, from any
                  remaining related Principal Distribution Amount, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  (B) On each Distribution Date on or after the related Stepdown Date, so long as a related Trigger Event is not in effect, from the related Principal Distribution Amount for such Distribution Date:

                           first, concurrently, to each Class of Group I Senior
                  Certificates, the Class I-A Principal Distribution Amount, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

                           second, to the Class I-B-1 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           third, to the Class I-B-2 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           fourth, to the Class I-B-3 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           fifth, to the Class I-B-4 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           sixth, to the Class I-B-5 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

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                           seventh, to the Class I-B-6 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           eighth, to the Class I-B-7 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-7 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           ninth, to the Class I-B-8 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-8 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                           tenth, to the Class I-B-9 Certificates, from any
                  remaining related Principal Distribution Amount, the Class I-B-9 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         (iii) Net Monthly Excess Cashflow. On each Distribution Date, the Net Monthly Excess Cashflow for Loan Group I will be applied to the Group I Certificates in the following order of priority:

                           first, from any related Net Monthly Excess Cashflow,
                  to each Class of Group I Senior Certificates, as follows:

                  (a) any Interest Carry Forward Amount for each Class of Group I Senior Certificates and Distribution Date, to the extent not fully paid pursuant to clause second of paragraph (i) above, pro rata in accordance with the respective amounts owed to each such Class, and then

                  (b) any Unpaid Realized Loss Amount for each Class of Class I-A Certificates and Distribution Date, to the Class I-A-1 Certificates, Class I-A-2 Certificates and Class I-A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

                           second, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-1 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           third, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-2 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           fourth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-3 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

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                           fifth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-4 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           sixth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-5 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           seventh, from any remaining related Net Monthly
                  Excess Cashflow, to the Class I-B-6 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           eighth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-7 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           ninth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-8 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           tenth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class I-B-9 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           eleventh, concurrently, from any remaining related
                  Net Monthly Excess Cashflow, to the Basis Risk Reserve Fund, and therefrom to the Class I-A Certificates, pro rata based on each such Class' allocated share, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date;

                           twelfth, from any remaining related Net Monthly
                  Excess Cashflow, to the Basis Risk Reserve Fund, and therefrom to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such Distribution Date;

                           thirteenth, from any remaining related Net Monthly
                  Excess Cashflow, first to the Group I Senior Certificates, pro rata, based on each such Class' allocated share, and then to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates, sequentially, in that order, such respective Certificates' allocated share of any

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                  Prepayment Interest Shortfalls to the extent not covered by
                  Compensating Interest Payments and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

                           fourteenth, if the Supplemental Fund has not been
                  terminated pursuant to Section 4.07, to the Supplemental Fund, the lesser of (A) any remaining related amounts, and (B) the amount which, when added to amounts on deposit in the Supplemental Fund with respect to Loan Group I, would equal $25,000;

                           fifteenth, from any remaining related Net Monthly
                  Excess Cashflow, to the Class I-B-IO Certificates, the related Class B-IO Distribution Amount; and

                           sixteenth, any remaining related amounts to the
                  Residual Certificates based on the related REMIC in which such amounts remain.

                  (b) On each Distribution Date, all amounts transferred from the Class XP Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans in Loan Group I received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Paying Agent to the Holders of the Class I-XP Certificates and shall not be available for distribution to the Holders of any other Class of Group I Certificates.

                  B. Distributions on the Group II Certificates.

                  (a) Interest and (as applicable) principal on the Group II Certificates will be distributed monthly on each Distribution Date, commencing in February 2007, in an aggregate amount equal to the Available Funds with respect to Loan Group II for such Distribution Date.

         On each Distribution Date, an amount equal to the Available Funds with respect to Loan Group II for such Distribution Date shall be withdrawn by the Paying Agent from the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the manner set forth in paragraphs (i), (ii) and (iii) below:

         (i) Interest Funds. On each Distribution Date, the Paying Agent shall apply Interest Funds for Loan Group II to pay any accrued and unpaid interest on the Group II Senior Certificates and Group II Subordinate Certificates in the following order of priority:

                           first, from related Interest Funds, to each Class of
                  Group II Senior Certificates, the related Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata based on the Current Interest and Interest Carry Forward Amount, as applicable, owed to each such Class;

                           second, from remaining related Interest Funds, to the
                  Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, sequentially, in that order, the Current Interest for each such Class;

                           third, any related Excess Spread to the extent
                  necessary to meet a level of overcollateralization equal to the related Overcollateralization Target Amount will

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                  be the related Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with clause (A) or (B) of paragraph
                  (ii) below (as applicable); and

                           fourth, any remaining Excess Spread for Loan Group II
                  will be the related Remaining Excess Spread and will be applied, together with the related Overcollateralization Release Amount, as Net Monthly Excess Cashflow in accordance with paragraph (iii), below.

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class II-B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group II Adjustable Rate Certificates, pro rata, on such Distribution Date, based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Class II-A Certificates and Class II-B Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided below under clause ninth of paragraph (iii).

         On any Distribution Date, Net Deferred Interest on the Mortgage Loans in Loan Group II will be allocated to each Class of Group II Adjustable Rate Certificates, pro rata, in accordance with the allocable amount set forth in the definition of Net Deferred Interest.

         If on the initial Distribution Date, the amounts payable to the Group II Adjustable Rate Certificates in respect of the related Current Interest for such Distribution Date is reduced due to the application of the related Net Rate Cap, the Securities Administrator shall transfer to the Paying Agent from amounts on deposit in the Supplemental Fund with respect to Loan Group II for distribution to the applicable Class or Classes of Group II Certificates on such Distribution Date, an amount equal to the lesser of (i) such amount on deposit in the Supplemental Fund with respect to Loan Group II, and (ii) the amount of such applicable shortfall.

         (ii) Principal Distribution Amounts. The Paying Agent shall apply the Principal Distribution Amount for Loan Group II to pay as principal on the Group II Senior Certificates and the Group II Subordinate Certificates in the following order of priority:

                  (A) On each Distribution Date (i) prior to the related Stepdown Date or (ii) on which a related Trigger Event is in effect, from the related Principal Distribution Amount for such Distribution
         Date:

                           first, concurrently, to each Class of Group II Senior
                  Certificates, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

                           second, to the Class II-B-1 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

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                           third, to the Class II-B-2 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           fourth, to the Class II-B-3 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           fifth, to the Class II-B-4 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                           sixth, to the Class II-B-5 Certificates, any
                  remaining related Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                  (B) On each Distribution Date on or after the related Stepdown Date, so long as a related Trigger Event is not in effect, from the related Principal Distribution Amount for such Distribution Date:

                           first, concurrently, to each Class of Group II Senior
                  Certificates, the Class II-A Principal Distribution Amount, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

                           second, to the Class II-B-1 Certificates, from any
                  remaining related Principal Distribution Amount, the Class II-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           third, to the Class II-B-2 Certificates, from any
                  remaining related Principal Distribution Amount, the Class II-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           fourth, to the Class II-B-3 Certificates, from any
                  remaining related Principal Distribution Amount, the Class II-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

                           fifth, to the Class II-B-4 Certificates, from any
                  remaining related Principal Distribution Amount, the Class II-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

                           sixth, to the Class II-B-5 Certificates, from any
                  remaining related Principal Distribution Amount, the Class II-B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         (iii) Net Monthly Excess Cashflow. On each Distribution Date, the Net Monthly Excess Cashflow for Loan Group II will be applied to the Group II Certificates in the following order of priority:

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                           first, from any related Net Monthly Excess Cashflow,
                  to each Class of Group II Senior Certificates, as follows:

                  (a) any Interest Carry Forward Amount for each Class of Group II Senior Certificates and Distribution Date, to the extent not fully paid pursuant to clause second of paragraph (i) above, pro rata in accordance with the respective amounts owed to each such Class, and then

                  (b) any Unpaid Realized Loss Amount for each Class of Class II-A Certificates and Distribution Date, to the Class II-A-1 Certificates, Class II-A-2 Certificates and Class II-A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

                           second, from any remaining related Net Monthly Excess
                  Cashflow, to the Class II-B-1 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           third, from any remaining related Net Monthly Excess
                  Cashflow, to the Class II-B-2 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           fourth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class II-B-3 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           fifth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class II-B-4 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           sixth, from any remaining related Net Monthly Excess
                  Cashflow, to the Class II-B-5 Certificates, an amount equal to
                  (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such Distribution Date;

                           seventh, concurrently, from any remaining related Net
                  Monthly Excess Cashflow, to the Basis Risk Reserve Fund, and therefrom to the Class II-A Certificates, pro rata based on each such Class' allocated share, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date;

                           eighth, from any remaining related Net Monthly Excess
                  Cashflow, to the Basis Risk Reserve Fund, and therefrom to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, sequentially, in that order, any

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                  Basis Risk Shortfall and any Basis Risk Shortfall Carry
                  Forward Amount, in each case for such Class for such Distribution Date;

                           ninth, from any remaining related Net Monthly Excess
                  Cashflow, first to the Group II Senior Certificates, pro rata, based on each such Class' allocated share, and then to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, sequentially, in that order, such respective Certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

                           tenth, if the Supplemental Fund has not been
                  terminated pursuant to Section 4.07, to the Supplemental Fund, the lesser of (A) any remaining related amounts, and (B) the amount which, when added to amounts on deposit in the Supplemental Fund with respect to Loan Group II, would equal $25,000;

                           eleventh, from any remaining related Net Monthly
                  Excess Cashflow, to the Class II-B-IO Certificates, the related Class B-IO Distribution Amount; and

                           twelfth, any remaining related amounts to the
                  Residual Certificates based on the related REMIC in which such amounts remain.

                  (b) On each Distribution Date, all amounts transferred from the Class XP Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans in Loan Group II received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Paying Agent to the Holders of the Class II-XP Certificates and shall not be available for distribution to the Holders of any other Class of Group II Certificates.

         Section 6.02. Allocation of Losses and Subsequent Recoveries on Certificates.

                  A. Loan Group I.

                  (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan in Loan Group I that occurred during the immediately preceding calendar month.

                  (b) With respect to the Class I-A and Class I-B Certificates on any Distribution Date, the Applied Realized Loss Amount for the Mortgage Loans in Loan Group I shall be allocated as follows:

                  first, to the Class I-B-9 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  second, to the Class I-B-8 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

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                  third, to the Class I-B-7 Certificates until the Certificate
         Principal Balance thereof has been reduced to zero;

                  fourth, to the Class I-B-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  fifth, to the Class I-B-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  sixth, to the Class I-B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  seventh, to the Class I-B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  eighth, to the Class I-B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  ninth, to the Class I-B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                  tenth, to the Class I-A Certificates, sequentially, to the Class I-A-3 Certificates, Class I-A-2 Certificates and Class I-A-1 Certificates, in that order, in each case until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (c) Within each foregoing Class of Group I Certificates, the principal portion of any Realized Losses on the Mortgage Loans in Loan Group I will be allocated to each Certificate pro rata based upon the respective Certificate Principal Balance of such Certificate. The principal portion of any allocation of Realized Losses on the Mortgage Loans in Loan Group I shall be accomplished by reducing the Certificate Principal Balance of the applicable Certificates on the related Distribution Date.

                  (d) Realized Losses on the Mortgage Loans in Loan Group I shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

                  B. Loan Group II.

                  (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan in Loan Group II that occurred during the immediately preceding calendar month.

                  (b) With respect to the Class II-A and Class II-B Certificates on any Distribution Date, the Applied Realized Loss Amount for the Mortgage Loans in Loan Group II shall be allocated as follows:

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                  first, to the Class II-B-5 Certificates until the Certificate
         Principal Balance thereof has been reduced to zero;

                  second, to the Class II-B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  third, to the Class II-B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  fourth, to the Class II-B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  fifth, to the Class II-B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  sixth, to the Class II-A Certificates, sequentially, to the Class II-A-3 Certificates, Class II-A-2 Certificates and Class II-A-1 Certificates, in that order, in each case until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (c) Within each foregoing Class of Group II Certificates, the principal portion of any Realized Losses on the Mortgage Loans in Loan Group II will be allocated to each Certificate pro rata based upon the respective Certificate Principal Balance of such Certificate. The principal portion of any allocation of Realized Losses on the Mortgage Loans in Loan Group II shall be accomplished by reducing the Certificate Principal Balance of the applicable Certificates on the related Distribution Date.

                  (d) Realized Losses on the Mortgage Loans in Loan Group II shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

         Section 6.03. Payments.

                  (a) On each Distribution Date, other than the final Distribution Date, the Paying Agent shall distribute, to the extent of funds then on deposit in the Distribution Account, to each Certificateholder of record on the immediately preceding Record Date (other than each Certificateholder of record of the Residual Certificates) the Certificateholder's pro rata share of its Class of Certificates (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class of Certificates, based on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class of Certificates and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

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                  (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Paying Agent on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Paying Agent specified in the notice to Certificateholders of such final payment.

         Section 6.04. Statements to Certificateholders.

                  (a) On each Distribution Date, concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto, and each Certificateholder via the Securities Administrator's internet website as set forth below, the following information, with respect to each Loan Group, as applicable, expressed with respect to clauses (i) through (vii) below in the aggregate and as a Fractional Undivided Interest representing an initial Certificate Principal Balance or Notional Amount, as applicable, of $1,000 and:

                           (i) the Certificate Principal Balance or Notional
                  Amount, as applicable, of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                           (ii) the amount of the related distribution to
                  Holders of each Class of Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

                           (iii) the aggregate amount of interest accrued at the
                  related Pass-Through Rate with respect to each Class of Certificates during the related Interest Accrual Period;

                           (iv) the Net Interest Shortfall and any other
                  adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

                           (v) the amount of such distribution to each
                  Certificate that bears interest allocable to interest and, with respect to the Adjustable Rate Certificates, the portion thereof, if any, provided by the related Cap Contract;

                           (vi) the Pass-Through Rate for each applicable Class
                  of Certificates with respect to the current Due Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

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                           (vii) the Certificate Principal Balance or Notional
                  Amount of each Class of Certificates after such Distribution Date;

                           (viii) the amount of any Monthly Advances,
                  Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution;

                           (ix) the aggregate amount of any Realized Losses on
                  the Mortgage Loans (listed separately for each category of Realized Loss) and Subsequent Recoveries on the Mortgage Loans during the related Due Period and cumulatively since the Cut-off Date, and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                           (x) with respect to each Mortgage Loan which incurred
                  a Realized Loss during the related Prepayment Period, (a) the loan number, (b) the Scheduled Principal Balance of such Initial Mortgage Loan as of the Cut-off Date, (c) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (d) the Net Liquidation Proceeds with respect to such Mortgage Loan and (e) the amount of the Realized Loss with respect to such Mortgage Loan;

                           (xi) the amount of Scheduled Principal and Principal
                  Prepayments (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period, and cumulatively since the Cut-off Date with respect to the Initial Mortgage Loans;

                           (xii) the aggregate of the Scheduled Principal
                  Balance of all of the Mortgage Loans for the following Distribution Date;

                           (xiii) information regarding any Mortgage Loan
                  delinquencies, calculated using MBA method, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last day of the immediately preceding month;

                           (xiv) the number of Mortgage Loans in the foreclosure
                  process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                           (xv) the number and aggregate Outstanding Principal
                  Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

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                           (xvi) the book value (the sum of (A) the Outstanding
                  Principal Balance of the related Mortgage Loan and (B) accrued interest through the date of foreclosure, minus (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Securities Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

                           (xvii) the amount of Realized Losses on the Mortgage
                  Loans allocated to each Class of Certificates (other than the Residual Certificates) since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

                           (xviii) the applicable accrual periods for
                  calculating distributions and general Distribution Dates;

                           (xix) the Interest Carry Forward Amount and any Basis
                  Risk Shortfall Carry Forward Amount for each Class of Certificates, as applicable;

                           (xx) the amount of the distribution made on such
                  Distribution Date to Holders of each Class of Certificates allocable to interest and the portion thereof, if any, provided by the Cap Contracts, if any;

                           (xxi) the cumulative amount of Applied Realized Loss
                  Amounts to date;

                           (xxii) whether a Trigger Event exists;

                           (xxiii) the amount of any Subsequent Recovery on the
                  Mortgage Loans for such Distribution Date, and the amount by which the Certificate Principal Balance of each Class of Certificates was increased as a result thereof;


                           (xxiv) the total cash flows received and the general
                  sources thereof;

                           (xxv) updated pool composition data including the
                  following: weighted average mortgage rate and weighted average remaining term;

                           (xxvi) if applicable, material modifications,
                  extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

                           (xxvii) the amount of the distribution made on such
                  Distribution Date to the Holders of the Class XP Certificates allocable to Prepayment Charges on the Prepayment Charge Loans;

         The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer, the Servicers and the Cap Contract Provider. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

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         The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

                  (b) By March 31 of each year beginning in 2008, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus, upon request, information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

         Section 6.05. Monthly Advances. Pursuant to the related Servicing Agreement, a Servicer will make Monthly Advances. Each such Monthly Advance shall be remitted to the Distribution Account no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date in immediately available funds. Subject to the Master Servicer's recoverability determination, in the event that the related Servicer fails to make a required Monthly Advance, the Master Servicer, in its capacity as successor servicer, or any other successor servicer appointed pursuant to this Agreement, shall be required to remit the amount of such Monthly Advance to the Distribution Account. The Master Servicer shall be obligated to make any such Monthly Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Monthly Advance or a lesser portion of such Monthly Advance would constitute a Nonrecoverable Advance, on the related Distribution Account Deposit Date the Master Servicer shall deliver (i) to the Paying Agent for the benefit of the Certificateholders funds constituting the remaining portion of such Monthly Advance, if applicable, and (ii) to the Trustee an Officer's Certificate setting forth the basis for such determination.

         The Master Servicer and the Servicers shall be entitled to be reimbursed from the Distribution Account for all Monthly Advances of their own funds made pursuant to this Section as provided in Section 4.03. The obligation to make Monthly Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.05.

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         Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Monthly Advance, then the Trustee, as the successor Master Servicer, shall be obligated to make such Monthly Advance, subject to the provisions of this Section 6.05.

         Section 6.06. Compensating Interest Payments. Upon timely notice by the Securities Administrator, the Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the sum of the amounts required to be paid by a Servicer under the related Servicing Agreement with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer and (ii) the Master Servicing Compensation for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

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                                  Article VII
                               The Master Servicer

         Section 7.01. Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 7.02. Merger or Consolidation of the Master Servicer.

                  (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

                  (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03. Indemnification of the Trustee, Custodians and the Securities Administrator.

                  (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after the Indemnified Person shall have, with respect to such claim or legal action, knowledge thereof. The Indemnified Person's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder, except to the extent that the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer, the Custodians or the Securities Administrator and the termination of this Agreement.

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                  (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer's indemnification pursuant to Subsection (a) above.

                  (c) The Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator's failure to prepare and file a Form 10-K in accordance with Section 3.18, (ii) by reason of the Securities Administrator's willful misfeasance, bad faith or gross negligence in the performance of its obligations pursuant to Section 3.18 or
(iii) by reason of the Securities Administrator's reckless disregard of its obligations pursuant to Section 3.18 (including, without limitation, in respect of any powers of attorney furnished to the Securities Administrator), provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator written notice thereof promptly after such Indemnified Person shall have knowledge with respect to such claim or legal action. The Indemnified Person's failure to give such notice shall not affect the Indemnified Person's right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

         Section 7.04. Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

                  (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Master Servicer, the Custodians and any director, officer, employee or agent of the Master Servicer or the Custodians shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates, the Custodial Agreements or the Servicing Agreements (except to the extent that the Master Servicer or a Custodian is indemnified by a Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such

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loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement), or to a Custodian's failure to perform its duties under the related Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or a Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the related Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

                  (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01.

                  (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

                  (f) The Master Servicer shall not be liable for any acts or omissions of the Servicers, except as otherwise expressly provided herein.

         Section 7.05. Master Servicer Not to Resign. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until EMC or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

         Section 7.06. Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor Master Servicer shall agree. If the successor Master Servicer does not agree that such market value is a fair price, such successor Master Servicer shall obtain two quotations of market value

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from third parties actively engaged in the servicing of single-family Mortgage
Loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

         Section 7.07. Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person or shall be an Affiliate of a Person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under this Agreement and any Custodial Agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and delegating its rights and obligations hereunder shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

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                                  Article VIII
                                     Default

         Section 8.01. "Event of Default". Wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

                           (i) The Master Servicer fails to deposit in the
                  Distribution Account any amount so required by it to be deposited pursuant to this Agreement (other than any Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

                           (ii) The Master Servicer fails to observe or perform
                  in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days (or, in the case of a breach of its obligation to provide a Master Servicer Certification pursuant to Section 3.18, for a period of five days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

                           (iii) There is entered against the Master Servicer a
                  decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

                           (iv) The Master Servicer consents to the appointment
                  of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

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                           (v) The Master Servicer assigns or delegates its
                  duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

                           (vi) The Master Servicer fails to comply with Section
                  3.16, Section 3.17 and Section 3.18 within any applicable cure period specified therein; or

                           (vii) The Master Servicer fails to deposit, or cause
                  to be deposited, on the Distribution Date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made with respect to such Distribution Date.

         In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee, if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of EMC, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02 and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee pursuant to this
Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust, and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties hereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

         Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the

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Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 8.01. Any such action taken by the Trustee must be taken prior to the distribution on the relevant Distribution Date.

         Section 8.02. Trustee to Act; Appointment of Successor.

                  (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided, further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 7.06, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the Certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its

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capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of all other provisions of this Agreement and the respective Servicing Agreement relating to the Master Servicer, including the provisions of Article VII, however, shall apply to it in its capacity as successor Master Servicer.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, the appointment of a successor master servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or the successor master servicer to master service the Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 9.05. Any successor to the Master Servicer acting as successor servicer under its respective servicing agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.04.

         Section 8.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, and to the Rating Agencies.

         Section 8.04. Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates, which default may only be waived by Holders of Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

         Section 8.05. List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

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                                   Article IX
             Concerning the Trustee and the Securities Administrator

         Section 9.01. Duties of Trustee and the Securities Administrator.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; and provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

                  (c) On each Distribution Date, the Paying Agent shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based on the report of the Securities Administrator.

                  (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default,
                  and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any

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                  certificates or opinions furnished to the Trustee or the
                  Securities Administrator, respectively, and conforming to the requirements of this Agreement;

                           (ii) Neither the Trustee nor the Securities
                  Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

                           (iii) Neither the Trustee nor the Securities
                  Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

                           (iv) The Trustee shall not be required to take notice
                  or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

                           (v) The Trustee shall not in any way be liable by
                  reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                           (vi) Anything in this Agreement to the contrary
                  notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                           (vii) None of the Securities Administrator, EMC or
                  the Trustee shall be responsible for the acts or omissions of the other, the Master Servicer or the Servicer, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

         Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably

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assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  (e) All funds received by the Master Servicer, the Securities Administrator and the Paying Agent and required to be deposited in the Distribution Account, the Basis Risk Reserve Fund and the Reserve Fund, as the case may be, pursuant to this Agreement will be promptly so deposited by the Master Servicer, the Securities Administrator or the Paying Agent, as applicable.

                  (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

         Section 9.02. Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

                           (i) The Trustee and the Securities Administrator may
                  rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee and the Securities Administrator may
                  consult with counsel, and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                           (iii) Neither the Trustee nor the Securities
                  Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to
                  Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a

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                  prudent person would exercise under the circumstances in the conduct of his own affairs;

                           (iv) Prior to the occurrence of an Event of Default
                  hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Neither the Trustee nor the Securities
                  Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                           (vi) The Trustee and the Securities Administrator may
                  execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld or delayed. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a Custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

                           (vii) Should the Trustee or the Securities
                  Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

                           (viii) The right of the Trustee or the Securities
                  Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a

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                  duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence, negligent failure to act or willful misconduct in the performance of any such act;

                           (ix) Neither the Trustee nor the Securities
                  Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

                           (x) Neither the Trustee nor the Securities
                  Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Sponsor pursuant to this Agreement, the Mortgage Loan Purchase Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 9.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, and the countersignature of the Certificate Registrar, on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature of the Trustee on the Certificates), any Cap Contract, the Policy or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the related Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Sections 2.02 and
2.04. The Securities Administrator's signature on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement, any Cap Contract or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

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         Section 9.04. Trustee and Securities Administrator May Own
Certificates.

         Each of the Trustee and the Securities Administrator, in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

         Section 9.05. Trustee's and Securities Administrator's Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.03 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, or any of their respective directors, officers, employees or agents in connection with such Person's compliance with
Section 3.19, any Event of Default, any breach of this Agreement, any termination of the Master Servicer, any appointment of a successor master servicer and, if applicable, any transfer of master servicing as set forth in
Section 8.02(b), or as otherwise set forth herein, any Cap Contract or Servicing Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, or any of their respective directors, officers, employees or agents in the administration of the trusts hereunder or under such other agreements (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its or their negligence, negligent failure to act or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 9.06. Eligibility Requirements for Trustee, Paying Agent and Securities Administrator.

         The Trustee and any successor Trustee, the Paying Agent and any successor Paying Agent and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee, successor Paying Agent or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most

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recent report of condition so published. In case at any time the Trustee, the
Paying Agent or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee, the Paying Agent or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.07. Insurance(a) . The Trustee, the Paying Agent and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their Affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee, the Paying Agent or the Securities Administrator as to the Trustee's, the Paying Agent's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.08. Resignation and Removal of the Trustee and Securities Administrator.

                  (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, and the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

                  (b) If at any time (i) the Trustee, the Paying Agent or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee, the Paying Agent or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Paying Agent or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Paying Agent or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, and (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Paying Agent or the Securities Administrator, as applicable, and appoint a successor Trustee, Paying Agent or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Master Servicer, the Trustee, the Paying Agent or

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Securities Administrator, as applicable, so removed, and the successor Trustee,
Paying Agent or Securities Administrator, as applicable.

                  (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund may at any time remove the Trustee, the Paying Agent or the Securities Administrator and appoint a successor Trustee, Paying Agent or Securities Administrator by written instrument or instruments, in sextuplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Paying Agent, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator or the Paying Agent is removed), and the Trustee, Paying Agent or Securities Administrator so removed and the successor so appointed. Notice of any removal of the Trustee or the Securities Administrator shall be given to each Rating Agency by the Master Servicer or the successor trustee, or by the Securities Administrator or the successor securities administrator, as applicable. In the event that the Trustee, the Paying Agent or the Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable to a successor Trustee, successor Paying Agent or successor Securities Administrator, in excess of the amount paid to the predecessor Trustee, predecessor Paying Agent or predecessor Securities Administrator, as applicable.

                  (d) No resignation or removal of the Trustee, the Paying Agent or the Securities Administrator and appointment of a successor Trustee, Paying Agent or Securities Administrator pursuant to any of the provisions of this
Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee, Paying Agent or Securities Administrator as provided in Section 9.09.

         Section 9.09. Successor Trustee, Paying Agent and Successor Securities Administrator.

                  (a) Any successor Trustee, Paying Agent or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Paying Agent or Securities Administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee, Paying Agent or Securities Administrator shall then become effective and such successor Trustee, Paying Agent or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Paying Agent or Securities Administrator herein. The predecessor Trustee, Paying Agent or Securities Administrator shall, after its receipt of payment of its outstanding fees and expenses with respect hereunder, promptly deliver to the successor Trustee, Paying Agent or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee, Paying Agent or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee, Paying Agent or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

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                  (b) No successor Trustee, Paying Agent or Securities
Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee, Paying Agent or Securities Administrator shall be eligible under the provisions of Section 9.06.

                  (c) Upon acceptance of appointment by a successor Trustee, Paying Agent or Securities Administrator as provided in this Section 9.09, the successor Trustee, Paying Agent or Securities Administrator shall mail notice of the succession of such Trustee, Paying Agent or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. EMC shall pay the cost of any such mailing by the successor Trustee, Paying Agent or Securities Administrator.

         Section 9.10. Merger or Consolidation of Trustee, Paying Agent or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee, the Paying Agent or the Securities Administrator may be merged or converted or with which it may be consolidated, or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee, the Paying Agent or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, the Paying Agent or the Securities Administrator, respectively, shall be the successor of the Trustee, the Paying Agent or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

                  (b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

                  (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section
9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

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                  (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee (except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer) and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, or its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Section 9.12. Federal Information Returns and Reports to
Certificateholders; REMIC Administration.

                  (a) For federal income tax purposes, the taxable year of each of REMIC I, REMIC II, REMIC III and REMIC IV shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

                  (b) (i) The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each REMIC, the Trust Fund,

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if applicable, and the Certificates, containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Securities Administrator shall apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, and updated versions thereof, as required, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC. The Securities Administrator shall make elections to treat each REMIC hereunder as a REMIC (which elections shall apply to the taxable period ending December 31, 2006 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe (and, if applicable, under applicable state and local law), and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section 9.12 and any other returns as may be required by the Code. The Holder of the largest percentage interest of the Class R-I Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.1.860F-4(d)) for REMIC I and the Holder of the largest percentage interest of the Class R-II Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss. 1.860F-4(d)) for REMIC II. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, each of the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a Tax Matters Person for each REMIC, including designation of the Holder of a Residual Certificate to sign such returns or act as Tax Matters Person for each REMIC. Each Holder of a Residual Certificate shall be bound by this Section.

                           (ii) The Securities Administrator shall, to the
                  extent that they are under its control, conduct matters relating to the assets of any REMIC hereunder at all times that any Certificates are outstanding so as to maintain its status as a REMIC under the REMIC Provisions. The Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC hereunder. The Securities Administrator shall not permit the creation of any interests in REMIC II other than the Certificates. The Securities Administrator shall not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement). The Securities Administrator shall not receive any income attributable to any asset which is neither a "qualified mortgage" nor a "permitted investment" within the meaning of the REMIC Provisions. The Securities Administrator shall not receive any contributions to any REMIC

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                  hereunder after the Startup Day that would be subject to tax under Section 860G(d) of the Code. The Securities Administrator shall not dispose of any assets of any REMIC hereunder at a gain if such disposition would be a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code. As agent of each Tax Matters Person, the Securities Administrator shall, as and when necessary and appropriate, represent the related REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

                  (c) The Securities Administrator shall provide, upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, or any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member) and otherwise shall comply with all of the requirements of Section 860E(e) of the Code.

                  (d) The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

                  (e) Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

                  (f) The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs, including, without limitation, any reasonable attorneys fees, imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer as a result of a breach of the Trustee's covenants or the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

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                                   Article X
                                   Termination

         Section 10.01. Termination Upon Repurchase by the Depositor or its Designee or Liquidation of the Mortgage Loans.

                  (a) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Trustee, the Paying Agent, the Master Servicer, EMC and the Securities Administrator created hereby with respect to a Loan Group, other than the obligation of the Paying Agent to make payments to Certificateholders as hereinafter set forth, shall terminate upon the earlier of:

                           (i) in accordance with Section 10.01(c), the
                  repurchase by or at the direction of the Depositor or its designee of all of the Mortgage Loans and all related REO Property remaining in the related Loan Group at a price (the "Termination Purchase Price") equal to the sum of (a) 100% of the Outstanding Principal Balance of each Mortgage Loan in such Loan Group (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any related unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor, (c) unreimbursed out-of pocket costs of the Servicers and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the Trust and the Trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending laws and (e) any unreimbursed costs and expenses of the Trustee, the Master Servicer and the Securities Administrator with respect to the related Loan Group payable pursuant to Section 9.05; or

                           (ii) the later of (A) the making of the final payment
                  or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Loan Group and (B) the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure with respect to any Mortgage Loan in the related Loan Group; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive,

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                  notwithstanding such termination, any payments received
                  subsequent thereto with respect to which such advance was made; or

                           (iii) the payment to related Certificateholders of
                  all amounts required to be paid to them pursuant to this Agreement.

                  (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

                  (c) The right of the Depositor or its designee to repurchase all of the Mortgage Loans and related assets with respect to a Loan Group, as described pursuant to Subsection 10.01(a)(i) above, shall be exercisable only if the aggregate Scheduled Principal Balance of the related Mortgage Loans at the time of any such repurchase is 10% or less of the related Outstanding Principal Balance of such Mortgage Loans as of the Cut-off Date. The right of the Depositor or its designee to repurchase all of the assets of the Trust Fund described pursuant to Subsection 10.01(a)(i) above shall also be exercisable if the Depositor, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities Administrator, has determined that the REMIC status of a REMIC hereunder has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Depositor may elect to terminate REMIC I, REMIC II, or REMIC III or REMIC IV at any time, and upon such election, the Depositor or its designee shall repurchase all of the assets of the Trust Fund as described in Subsection 10.01(a)(i) above.

                  (d) The Paying Agent shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer, the Securities Administrator, the Trustee, and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified.

                  (e) If the option of the Depositor to repurchase or cause the repurchase of all of the assets of any Loan Group as described in Subsection
10.01 (a)(i) above is exercised, the Depositor and/or its designee shall deliver to the Paying Agent for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price of the related Mortgage Loans being repurchased on the related Distribution Date. Upon presentation and surrender of the related Certificates by the Certificateholders, the Paying Agent shall distribute to such Certificateholders, as directed by the Securities Administrator in writing, an amount determined as follows: with respect to each such Certificate (other than the related Interest-Only, Class B-IO and Residual Certificates), the

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outstanding Certificate Principal Balance, plus with respect to each such
Certificate (other than the Class B-IO and Residual Certificates), one month's interest thereon at the applicable Pass-Through Rate; and with respect to the related Interest-Only, Class B-IO and Residual Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates. If the proceeds with respect to the related Mortgage Loans are not sufficient to pay all of the related Certificates (other than such Interest-Only, Class B-IO and Residual Certificates) in full, any such deficiency will be allocated first, to the related Subordinate Certificates, in inverse order of their payment priority, and then to the related Senior Certificates, in each case on a pro rata basis. Upon deposit of the required repurchase price and following such final Distribution Date relating thereto, the Trustee shall release, or cause the related Custodian to release, promptly to the Depositor and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Paying Agent's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(f) and (g). After final distributions pursuant to
Section 10.01(f) and (g) to all Certificateholders, any other amounts remaining in the Accounts will belong to the Depositor.

                  (f) Upon the presentation and surrender of the related Certificates, the Paying Agent shall distribute to the remaining
Certificateholders, pursuant to the written direction of the Securities Administrator and in accordance with their respective interests, all related distributable amounts remaining in the Distribution Account.

                  (g) If not all of the related Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Paying Agent shall give a second written notice to the remaining related Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice not all the related Certificates shall have been surrendered for cancellation, the Paying Agent may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining related Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         Section 10.02. Additional Termination Requirements.

                  (a) If the option of the Depositor to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust Fund and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee and the Securities Administrator have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on REMIC I, REMIC II, REMIC III or REMIC IV or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (i) within 90 days prior to the final Distribution
                  Date, at the written direction of the Depositor, the Securities Administrator, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of

                  REMIC I, REMIC II, REMIC III and REMIC IV provided to it by the Depositor meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder;

                           (ii) the Depositor shall notify the Securities
                  Administrator and the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator, as agent for the Trustee, shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                           (iii) at or after the time of adoption of such a plan
                  of complete liquidation of any of REMIC I, REMIC II, REMIC III and REMIC IV and at or prior to the final Distribution Date relating thereto, the Securities Administrator, as agent for the Trustee, shall sell for cash all of the assets of the Trust to or at the direction of the Depositor, and REMIC I, REMIC II, REMIC III and REMIC IV, as applicable, shall terminate at such time.

                  (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related REMIC upon the written request of the Depositor and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. Upon written direction of the Depositor, the Trustee shall sign and the Securities Administrator shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each of REMIC I, REMIC II, REMIC III and REMIC IV shall terminate.

                                   Article XI
                            Miscellaneous Provisions

         Section 11.01. Intent of Parties. The parties intend that each of REMIC I, REMIC II, REMIC III and REMIC IV shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trust be, and be construed as, an absolute sale thereof to the Depositor or the Trust, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trust. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York, (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired, (iii) the possession by the Trustee or a Custodian of the Mortgage Notes and such other items of property as may be perfected by possession pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code shall be deemed to be "possession by the secured party" for purposes of effecting the security interest pursuant to such section of the applicable Uniform Commercial Code and other applicable law. Any assignment of the Sponsor and the Depositor shall also be deemed to be an assignment of any security interest created hereby.

         Each of the Sponsor and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 11.02. Amendment.

                  (a) This Agreement may be amended from time to time by EMC, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and the Servicing Agreement may be amended from time to time by EMC, the Master Servicer and the Trustee, without notice to or the consent of any of the Certificateholders, to (i) cure any ambiguity, (ii) conform the terms hereof to the disclosure in the Prospectus or the Prospectus Supplement, (iii) correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, (iv) comply with any changes in the Code, (v) revise or correct any provisions to reflect the obligations of the parties to this Agreement as they relate to Regulation AB, or (vi) make any other provisions with respect to matters or questions arising under this Agreement or the Servicing Agreement which shall not be inconsistent with the provisions of this Agreement;

provided, however, that with regard to clauses (iv) through (vi) of this Section 11.02(a), such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

                  (b) This Agreement may also be amended from time to time by EMC, the Master Servicer, the Depositor, the Securities Administrator and the Trustee, and any Servicing Agreement may also be amended from time to time by the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund or of the applicable Class or Classes of Certificates, if such amendment affects only such Class or Classes of Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any related Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

                  (c) Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

                  (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

         Section 11.03. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.04. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided,
(ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

                  (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.05. Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Depositor, the Securities Administrator, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

                  (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

         Section 11.06. Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07. Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel, and with respect to Reg AB notifications, to the Depositor at regabnotifications@bear.com; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of EMC Mortgage Corporation, EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067, telecopier number (469) 759-4714, attention: President or General Counsel, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer, Paying Agent or Securities Administrator, the Corporate Trust Office of the Securities Administrator, or such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Certificate Registrar, the Certificate Registrar Office; or (vi) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007, and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10041,
Attention: Residential Mortgage Surveillance, or such other address as may be furnished to the parties hereto in writing. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator, EMC or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

         Section 11.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 11.09. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10. Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 11.12. Notice to Rating Agencies. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (1) Any material change or amendment to this Agreement or the Servicing Agreement;

                           (2) The occurrence of any Event of Default that has not been cured;

                           (3) The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

                           (4) The repurchase or substitution of Mortgage Loans;

                           (5) The final payment to Certificateholders; and

                           (6) Any change in the location of the Distribution Account.

                            [Signature page follows]

         IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer, the Securities Administrator and EMC Mortgage Corporation have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                            STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor


                            By:/s/Mary P. Haggerty
                               -------------------------------------------------
                                  Name:  Mary P. Haggerty
                                  Title: Vice President


                            CITIBANK, N.A., as Trustee


                            By:/s/Louis Piscitelli
                               -------------------------------------------------
                                  Name: Louis Piscitelli
                                  Title: Vice President


                            WELLS FARGO BANK, NATIONAL ASSOCIATION,
                            as Master Servicer


                            By:/s/Stacey M. Taylor
                               -------------------------------------------------
                                  Name: Stacey M. Taylor
                                  Title: Vice President


                            WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                            Securities Administrator


                            By:/s/Stacey M. Taylor
                               -------------------------------------------------
                                  Name: Stacey M. Taylor
                                  Title: Vice President


                            EMC MORTGAGE CORPORATION


                            By: /s/William Glasgow Jr.
                               -------------------------------------------------
                                  Name: William Glasgow Jr.
                                  Title: Executive Vice President

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)
in its capacity as Sponsor

EMC MORTGAGE CORPORATION, as Sponsor


By:/s/Jacqueline Oliver
   ----------------------------------------
      Name: Jacqueline Oliver
      Title: Senior Vice Presient

                                            /s/Alfie D. Kearney
                                           -------------------------------------
                                                      Notary Public
[Notarial Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

         On the 31st day of January 2007 before me, a notary public in and for said State, personally appeared Mary P. Haggerty, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/Michelle Sterling
                                           -------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

         On the 31st day of January 2007 before me, a notary public in and for said State, personally appeared Louis Piscitelli, known to me to be a Vice President of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/Zenaida Santiago
                                           -------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF TEXAS          )
                        ) ss.:
COUNTY OF DALLAS        )

         On the 31st day of January 2007 before me, a notary public in and for said State, personally appeared William Glasgow Jr., known to me to be a Executive Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/Alfie D. Kearney
                                           -------------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF MARYLAND       )
                        ) ss.:
CITY OF BALTIMORE       )

         On the 31st day of Janaury 2007 before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            /s/Jennifer Richardson
                                           -------------------------------------
                                                      Notary Public

[Notarial Seal]

                                                                     EXHIBIT A-1

                          FORM OF CLASS A CERTIFICATES

                           CLASS [__A-__] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ON THE RELATED MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW). ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF WELLS FARGO BANK, NATIONAL ASSOCIATION, AS CERTIFICATE REGISTRAR (THE "CERTIFICATE REGISTRAR") WITH RESPECT HERETO.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1                            Pass-Through Rate:  Adjustable

Class [__A-__] Senior

Date of Pooling and Servicing Agreement      Aggregate Initial Certificate
and Cut-off Date:                            Principal Balance of this Class of
                                             Certificates as of the Cut-off
                                             Date:$[___________]
January 1, 2007

First Distribution Date:                     Initial Certificate Principal
                                             Balance of this Certificate as of
                                             the Cut-off Date: $[__________]
February 26, 2007

Master Servicer:                             CUSIP: 86362X [_____]

Wells Fargo Bank, National Association

Assumed Final Distribution Date:

January 25, 2037



                                     A-1-2

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2007-AR1

                         evidencing a fractional undivided interest in the distributions allocable to the Class [___]-A-[___] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold on the Closing Date by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (the "Depositor"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the applicable interest accrual period set forth in the Agreement on the Certificate Principal Balance hereof at a variable per annum Pass-Through Rate equal to the least of [(i) One-Month LIBOR plus the applicable per annum Margin set forth in the Agreement, [(ii) 10.50% per annum] and (ii) [iii] the applicable Net Rate Cap set forth in the Agreement. The Paying Agent will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.



                                     A-1-3

         Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Paying Agent in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as set forth in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in multiple Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Certificate Registrar is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Certificate Registrar.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Certificate



                                     A-1-4

Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) with respect to the Loan Group to which this Class relates shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and (B) disposition of all property acquired with respect to any Mortgage Loan in the related Loan Group, (ii) the payment to the related Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the related Loan Group in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group at the time of any such repurchase is less than or equal to 10% of the Principal Balance of such Mortgage Loans with respect to the related Loan Group as of the Cut-off Date or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of any REMIC under the Agreement has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]


                                     A-1-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 31, 2007                  WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Securities Administrator


                                         By:

                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Certificate
                                         Registrar


                                         By:

                                                  Authorized Signatory


                                     A-1-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                         Signature by or on behalf of assignor

                                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

         This information is provided by __________________, the assignee named above, or ________________________, as its agent.


                                     A-1-7

                                                                     EXHIBIT A-2

                          FORM OF CLASS B CERTIFICATES

                           CLASS [__B-__] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CLASSES OF CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ON THE RELATED MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF WELLS FARGO BANK, NATIONAL ASSOCIATION, AS CERTIFICATE REGISTRAR (THE "CERTIFICATE REGISTRAR") WITH RESPECT HERETO.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23; (II) WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE; AND
(III) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE CERTIFICATE REGISTRAR, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.]



                                     A-2-1

Class [__-B-__] Subordinate                  Pass-Through Rate:  Adjustable

Date of Pooling and Servicing Agreement      Aggregate Initial Certificate
and Cut-off Date:                            Principal Balance of this Class of
                                             Certificates as of the Cut-off
                                             Date:$[___________]
January 1, 2007

First Distribution Date:                     Initial Certificate Principal
                                             Balance of this Certificate as of
                                             the Cut-off Date: $[__________]
February 26, 2007

Master Servicer:                             CUSIP: 86362X [_____]

Wells Fargo Bank, National Association

Assumed Final Distribution Date:

January 25, 2037



                                     A-2-2

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2007-AR1

                         evidencing a fractional undivided interest in the distributions allocable to the Class [__-B-__] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that [Cede & Co.] [Bear, Stearns Securities Corp.] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold on the Closing Date by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (the "Depositor"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the applicable interest accrual period set forth in the Agreement on the Certificate Principal Balance hereof at a variable per annum Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the applicable per annum Margin set forth in the Agreement and (ii) the applicable Net Rate Cap set forth in the Agreement. The Paying Agent will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.



                                     A-2-3

         Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Paying Agent in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as set forth in the Agreement.

         [Neither the Depositor nor the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Certificate Registrar, the Securities Administrator, the Depositor, EMC and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

         [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of this Certificate and the servicing, management and operation of the Trust and its assets: (i) will not result in any prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption, including, but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), or Section 401(c) of ERISA and the regulations promulgated thereunder; (ii) will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code; and
(iii) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, any Servicer, the Master Servicer, the Certificate Registrar or the Trustee in addition to those undertaken in the Agreement, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate, or unless the opinion specified in Section
5.07 of the Agreement is provided.]

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in multiple Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Certificate Registrar is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Certificate Registrar.



                                     A-2-4

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) with respect to the Loan Group to which this Class relates shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and (B) disposition of all property acquired with respect to any Mortgage Loan in the related Loan Group, (ii) the payment to the related Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the related Loan Group in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group at the time of any such repurchase is less than or equal to 10% of the Principal Balance of such Mortgage Loans with respect to the related Loan Group as of the Cut-off Date or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of any REMIC under the Agreement has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.



                                     A-2-5

         Unless this Certificate has been countersigned by an authorized signatory of the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]



                                     A-2-6

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 31, 2007                  WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Securities Administrator


                                         By:
                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Certificate
                                         Registrar


                                         By:
                                                  Authorized Signatory


                                     A-2-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    Signature by or on behalf of assignor

                                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

         This information is provided by __________________, the assignee named above, or ________________________, as its agent.


                                     A-2-8

                                                                     EXHIBIT A-3

                          FORM OF CLASS R CERTIFICATES

                            CLASS [R-__] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR AND THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, THE DEPOSITOR, THE MASTER SERVICER, THE CERTIFICATE REGISTRAR AND THE SECURITIES ADMINISTRATOR, AND ON WHICH THEY MAY RELY, IN A FORM SATISFACTORY TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR, THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE; (II) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE; (III) IS PERMISSIBLE UNDER APPLICABLE LAW; AND (IV) WILL NOT SUBJECT THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE CERTIFICATE REGISTRAR, ANY SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT (AS DEFINED HEREIN).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE OBTAINS THE PRIOR WRITTEN CONSENT OF STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. AND THE SECURITIES ADMINISTRATOR AND PROVIDES A TRANSFER AFFIDAVIT TO THE TAX MATTERS PERSON, THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES (AS DEFINED IN SECTION 7701 OF THE CODE), ANY STATE (AS DEFINED IN SECTION 7701 OF THE CODE) OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FREDDIE MAC OR ANY SUCCESSOR THERETO, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION (AS DEFINED IN SECTION 7701 OF THE
CODE), OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (C)


                                     A-3-1

ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



                                     A-3-2

Certificate No. 1                        Pass-Through Rate:  N/A

Class [R] [R-X]

Date of Pooling and Servicing Agreement Percentage Interest: 100% and Cut-off Date:

January 1, 2007

First Distribution Date:

February 26, 2007

Master Servicer:                         CUSIP: 86362X [_____]

Wells Fargo Bank, National Association

Assumed Final Distribution Date:

January 25, 2037



                                     A-3-3

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2007-AR1

                         evidencing a fractional undivided interest in the distributions allocable to the Class [R] [R-X] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold on the Closing Date by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (the "Depositor"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         No interest will accrue or be payable on this Certificate.

         Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Paying Agent in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose and designated in such notice.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any ownership interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any ownership



                                     A-3-4
interest in this Certificate will be conditioned upon the delivery to SAMI II, the Securities Administrator, the Trustee and the Certificate Registrar of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any ownership interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a person that is a United States Person and a Permitted Transferee acquires any ownership interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may impose.

         This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Certificate Registrar and the Trustee with an opinion of counsel addressed to the Trustee, the Certificate Registrar, the Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, the Certificate Registrar, the Master Servicer or the Securities Administrator) which is acceptable to the Certificate Registrar and the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional fiduciary obligations on the part of the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar or the Trustee.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in multiple Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Certificate Registrar is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Certificate Registrar.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in


                                     A-3-5
writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

         By accepting this Certificate, the purchaser hereof agrees to be a Tax Matters Person and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Certificate Registrar, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired with respect to any Mortgage Loan, (ii) the payment to Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than or equal to 10% of the Principal Balance of such Mortgage Loans as of the Cut-off Date or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of any REMIC under the Agreement has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]


                                     A-3-6

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  January 31, 2007                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Securities Administrator


                                         By:

                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

This is one of the Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Certificate
                                         Registrar

                                         By:

                                                  Authorized Signatory


                                     A-3-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    Signature by or on behalf of assignor

                                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

         This information is provided by __________________, the assignee named above, or ________________________, as its agent.




                                     A-3-8

                                                                     EXHIBIT A-4

                         FORM OF CLASS B-IO CERTIFICATES
                         -------------------------------

                          CLASS [___]-B-IO CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS ENTITLED TO ONLY THOSE DISTRIBUTIONS PROVIDED FOR IN THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT



                                     A-4-1

RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE CERTIFICATE REGISTRAR, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.



                                     A-4-2

Class [I-B-IO] [II-B-IO] Subordinate         Pass-Through Rate:  N/A


Date of Pooling and Servicing Agreement      Aggregate Initial Notional Balance
and Cut-off Date:                            of this Class of Certificates as of
                                             the Cut-off Date:  $[__________]

January 1, 2007

First Distribution Date:                     Initial Notional Balance of this
                                             Certificate as of the
                                             Cut-off Date:  $[__________]
February 26, 2007

Master Servicer:                             CUSIP:  86362X [___]

Wells Fargo Bank, National Association

Assumed Final Distribution Date:

January 25, 2037


                                     A-4-3

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2007-AR1

                         evidencing a fractional undivided interest in the distributions allocable to the Class [I-B-IO] [II-B-IO] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold on the Closing Date by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (the "Depositor"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         This Certificate has a notional balance and does not bear interest at a specified rate. It is entitled on each Distribution Date to its Percentage Interest of distributions of any remaining Net Monthly Excess Cashflow after all other classes of Certificates (other than the Residual Certificates) have received amounts to which they are entitled.

         Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Paying Agent in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose and designated in such notice.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and an


                                     A-4-4
effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification, and is made in accordance with Section 5.02 of the Agreement. In the event that such transfer is to be made the Certificate Registrar shall register such transfer if: (i) made to a transferee who has provided the Certificate Registrar and the Trustee with evidence as to its QIB status; or
(ii) (A) the transferor has advised the Trustee and the Certificate Registrar in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee and the Certificate Registrar an Investment Letter; or (iii) based upon an Opinion of Counsel to the effect that (A) and (B) above are met sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

         Neither the Depositor nor the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Certificate Registrar, the Securities Administrator, the Depositor, EMC and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of this Certificate and the servicing, management and operation of the Trust and its assets: (i) will not result in any prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption, including, but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), or Section 401(c) of ERISA and the regulations promulgated thereunder; (ii) will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code; and
(iii) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, any Servicer, the Master Servicer, the Certificate Registrar or the Trustee in addition to those undertaken in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in multiple Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Certificate Registrar is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Certificate Registrar.



                                     A-4-5

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Certificate Registrar, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) with respect to the Loan Group to which this Class relates shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and (B) disposition of all property acquired with respect to any Mortgage Loan in the related Loan Group, (ii) the payment to the related Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the related Loan Group in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group at the time of any such repurchase is less than or equal to 10% of the Principal Balance of such Mortgage Loans with respect to the related Loan Group as of the Cut-off Date or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of any REMIC under the Agreement has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.



                                     A-4-6

         Unless this Certificate has been countersigned by an authorized signatory of the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]


                                     A-4-7

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:  January 31, 2007                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Securities Administrator

                                         By:

                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

This is one of the Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Certificate
                                         Registrar

                                         By:

                                                  Authorized Signatory

                                     A-4-8

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    Signature by or on behalf of assignor

                                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

         This information is provided by __________________, the assignee named above, or ________________________, as its agent.



                                     A-4-9

                                                                     EXHIBIT A-5

                       FORM OF INTEREST-ONLY CERTIFICATES
                       ----------------------------------

                              CLASS I-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS ENTITLED TO ONLY THOSE DISTRIBUTIONS PROVIDED FOR IN THE AGREEMENT REFERRED TO HEREIN. THE NOTIONAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED TO THE EXTENT OF DISTRIBUTIONS ALLOCABLE TO PRINCIPAL ON THE SPECIFIED CLASSES AND TO REALIZED LOSSES ALLOCABLE THERETO, IN EACH CASE AS SPECIFIED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS NOTIONAL AMOUNT BY INQUIRY OF WELLS FARGO BANK, NATIONAL ASSOCIATION, AS CERTIFICATE REGISTRAR (THE "CERTIFICATE REGISTRAR") WITH RESPECT HERETO.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-5-1

Certificate No. 1                            Pass-Through Rate: 0.600% Per Annum

Class I-X Senior

Date of Pooling and Servicing Agreement      Aggregate Initial Notional Amount
and Cut-off Date:                            of this Class of Certificates as
                                             of the Cut-off Date:

January 1, 2007                              $[----------]

First Distribution Date:

February 26, 2007

Master Servicer:                             CUSIP:  86362X [___]

Wells Fargo Bank, National Association

Assumed Final Distribution Date:

January 25, 2037


                                     A-5-2

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2007-AR1

                         evidencing a fractional undivided interest in the distributions allocable to the Class I-X Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold on the Closing Date by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (the "Depositor"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the applicable interest accrual period set forth in the Agreement on the Notional Amount and the Certificate Principal Balance as set forth in the Agreement at a fixed Pass-Through Rate equal to 0.600% per annum. The Paying Agent will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is not likely to be the date on which the Notional Amount of this Class of Certificates will be reduced to zero.

         Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such



                                     A-5-3

Person so requests, by notifying the Paying Agent in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose and designated in such notice. The Initial Notional Amount of this Certificate is set forth above. The Notional Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as set forth in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in multiple Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Certificate Registrar is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Certificate Registrar.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered



                                     A-5-4
as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) with respect to the Loan Group to which this Class relates shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and (B) disposition of all property acquired with respect to any Mortgage Loan in the related Loan Group, (ii) the payment to the related Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the related Loan Group in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group at the time of any such repurchase is less than or equal to 10% of the Principal Balance of such Mortgage Loans with respect to the related Loan Group as of the Cut-off Date or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of any REMIC under the Agreement has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]



                                     A-5-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 31, 2007                  WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Securities Administrator

                                         By:
                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

This is one of the Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Certificate
                                         Registrar

                                         By:
                                                  Authorized Signatory


                                     A-5-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    Signature by or on behalf of assignor

                                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

         This information is provided by __________________, the assignee named above, or ________________________, as its agent.



                                     A-5-7

                                                                     EXHIBIT A-6

                             FORM OF XP CERTIFICATES
                             -----------------------

                           CLASS [___]-XP CERTIFICATE

THIS CERTIFICATE IS ENTITLED TO ONLY THOSE DISTRIBUTIONS PROVIDED FOR IN THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14,



                                     A-6-1

PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23; (II) WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE; AND
(III) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE CERTIFICATE REGISTRAR, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE, OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.


                                     A-6-2

Class: Class [I-XP] [ II-XP]             Pass-Through Rate:  N/A

Date of Pooling and Servicing Agreement  Aggregate Initial Certificate Principal
and Cut-off Date:                        Balance of this Class of Certificates
                                         as of the Cut-off Date:  $100
January 1, 2007

First Distribution Date:                 Initial Certificate Principal Balance
                                         of this Certificate as of the Cut-off
                                         Date:  $100
February 26, 2007

Master Servicer:                         Initial  Notional  Balance of this
                                         Certificate as of the
                                         Cut-off Date: $[___________]
Wells Fargo Bank, National Association

Assumed Final Distribution Date:         CUSIP: 86362X [_______]

January 25, 2037


                                     A-6-3

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2007-AR1

                         evidencing a fractional undivided interest in the distributions allocable to the Class [I-XP] [II-XP] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Certificate Registrar or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments II Inc. ("SAMI II"). The Mortgage Loans were sold on the Closing Date by EMC Mortgage Corporation ("EMC") to SAMI II. Wells Fargo Bank, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI II, as depositor (the "Depositor"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         This Certificate does not bear interest. It is entitled on each Distribution Date to its Percentage Interest of distributions, if any, of certain Prepayment Charges and such other amounts, as described in the Agreement.

         Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Paying Agent in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Paying Agent for that purpose and designated in such notice.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that



                                     A-6-4
does not require such registration or qualification, and is made in accordance with Section 5.02 of the Agreement. In the event that such transfer is to be made the Certificate Registrar shall register such transfer if: (i) made to a transferee who has provided the Certificate Registrar and the Trustee with evidence as to its QIB status; or (ii) (A) the transferor has advised the Trustee and the Certificate Registrar in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Trustee and the Certificate Registrar an Investment Letter; or (iii) based upon an Opinion of Counsel to the effect that (A) and (B) above are met sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

         Neither the Depositor nor the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Certificate Registrar, the Securities Administrator, the Depositor, EMC and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of this Certificate and the servicing, management and operation of the Trust and its assets: (i) will not result in any prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption, including, but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), or Section 401(c) of ERISA and the regulations promulgated thereunder; (ii) will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code; and
(iii) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, any Servicer, the Master Servicer, the Certificate Registrar or the Trustee in addition to those undertaken in the Agreement, or unless the opinion specified in Section 5.07 of the Agreement is provided.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in multiple Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Certificate Registrar is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Certificate Registrar.



                                     A-6-5

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Certificate Registrar, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) with respect to the Loan Group to which this Class relates shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the related Loan Group and (B) disposition of all property acquired with respect to any Mortgage Loan in the related Loan Group, (ii) the payment to the related Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the related Loan Group in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group at the time of any such repurchase is less than or equal to 10% of the Principal Balance of such Mortgage Loans with respect to the related Loan Group as of the Cut-off Date or (ii) the Depositor, based upon an Opinion of Counsel, has determined that the REMIC status of any REMIC under the Agreement has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the related Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.



                                     A-6-6

         Unless this Certificate has been countersigned by an authorized signatory of the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]



                                     A-6-7

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 31, 2007                  WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Securities Administrator


                                         By:

                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

This is one of the Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Certificate
                                         Registrar

                                         By:
                                                  Authorized Signatory


                                     A-6-8

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    Signature by or on behalf of assignor

                                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

         This information is provided by __________________, the assignee named above, or ________________________, as its agent.



                                     A-6-9

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             [PROVIDED UPON REQUEST]

                                                                       EXHIBIT C

                                   [RESERVED]

                                                                       EXHIBIT D


                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Citibank, N.A.
         388 Greenwich Street, 14th Floor
         New York, NY 10013
         Attention:  Structured Finance Agency & Trust - SAMI 2007-AR1
         Facsimile: (212) 816-5527

         [Treasury Bank, a Division of Countrywide Bank, N.A.
           as Custodian
         4100 E. Los Angeles Avenue
         Simi Valley, California 93063
         Attention:        Teresita Que
         Telephone:        (805) 577-6028]

         [Wells Fargo Bank, National Association
           as Custodian
         1015 10th Avenue, S.E.
         Minneapolis, Minnesota 55414
         Att: SAMI II 2007-AR1]


RE: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

         In connection with the administration of the Mortgage Loans (as defined in the Agreement) held by you pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc. as depositor (the "Depositor"), Wells Fargo Bank, National Association as master servicer and securities administrator (the "Master Servicer"), and Citibank, N.A., as trustee (the "Trustee"), and EMC Mortgage Corporation (the "Sponsor"), and the Custodial Agreement, dated as of January 31, 2007, among the Depositor, the Sponsor, the Master Servicer, the Trustee and you as the Custodian (the Pooling and Servicing Agreement and the Custodial Agreement, collectively, the "Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File (as defined in the Agreement) for the Mortgage Loan described below, for the reason indicated. The release of such Mortgage File will not invalidate any insurance coverage provided in respect of such Mortgage Loan under any of the Insurance Policies (as defined in the Agreement).

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____   1.  Mortgage paid in full and proceeds have been deposited into the
            Custodial Account

_____   2.  Foreclosure

_____   3.  Substitution

_____   4.  Other Liquidation

_____   5.  Nonliquidation               Reason:________________________________

_____   6.  California Mortgage Loan paid in full


                                         By:____________________________________
                                              (authorized signer)
                                         Issuer:________________________________
                                         Address:_______________________________
                                         Date:__________________________________

                                                                       EXHIBIT E

                FORM OF AFFIDAVIT PURSUANT TO SECTION 860E(E)(4)

                                             Affidavit pursuant to Section
                                             860E(e)(4) of the Internal Revenue
                                             Code of 1986, as amended, and for
                                             other purposes

STATE OF         )
                 )ss:
COUNTY OF        )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ______] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1, Class [R] [R-X]Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments II Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership, either directly or through any entity that is not a corporation for United States federal income tax purposes, are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         8. The Investor is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

                                         [NAME OF INVESTOR]


                                         By:____________________________________
                                            [Name of Officer]
                                            [Title of Officer]
                                            [Address of Investor for receipt of
                                            distributions]

                                            Address of Investor for receipt of
                                            tax information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                            ___________________[Date]


Citibank, N.A., as Trustee
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention:  Structured Finance Agency & Trust - SAMI 2007-AR1
Facsimile: (212) 816-5527

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York  10167

         Re: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates"), including the Class [_____] Certificates (the "Privately Offered Certificates")
               -------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

         (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

         (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

         (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

         (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;



                                     F-1-1

         (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

         (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

         (A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below), a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached as Exhibit F-2 to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee and the Certificate Registrar (each such term as defined below)) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

         (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if the Depositor, Citibank, N.A. (the "Trustee") or Wells Fargo Bank, National Association (the "Certificate Registrar") so requests, a satisfactory Opinion of Counsel (as defined in the Pooling and Servicing Agreement) is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

         (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing Agreement, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

         (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an Opinion of Counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction unless it is covered under an individual or prohibited transaction class exemption, including, but not limited to, Class Prohibited Transaction Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder;
(II) will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or
Section 4975 of the Code; and (III) will not give rise to any



                                     F-1-2
additional fiduciary duties on the part of the Seller, the Master Servicer, the Certificate Registrar, the Securities Administrator, any Servicer or the Trustee.

         (ix) We understand that each of the Class [_____] Certificates bears, and will continue to bear, a legend to substantially the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.07 OF THE AGREEMENT OR ANY OPINION OR COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR AND THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SELLER, ANY SERVICER OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT."



                                     F-1-3

         "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc. as depositor, EMC Mortgage Corporation, Wells Fargo Bank, National Association as master servicer and securities administrator, and Citibank, N.A., as trustee, related to the issuance of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Pooling and Servicing Agreement").

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

         Name of Nominee (if any):____________________________


         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                         Very truly yours,

                                         [PURCHASER]

                                         By:____________________________________
                                                  (Authorized Officer)

                                         [By:___________________________________
                                                  Attorney-in-fact]


                                     F-1-4

                             NOMINEE ACKNOWLEDGMENT

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                         [NAME OF NOMINEE]

                                         By:____________________________________
                                                  (Authorized Officer)

                                         [By:___________________________________
                                                  Attorney-in-fact]



                                     F-1-5

                                                                     EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                          ______________________[Date]


Citibank, N.A., as Trustee
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention:  Structured Finance Agency & Trust - SAMI 2007-AR1
Facsimile: (212) 816-5527

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York  10179

         Re: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 Class [_____] Certificates
                  (the "Privately Offered Certificates")
                  --------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

         1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

         Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

         Amount: $ _____________________; and

         2. The dollar amount set forth above is:

         a. greater than $100 million and the undersigned is one of the following entities:


                                     F-2-1

                  (i) an insurance company as defined in Section 2(a)(13) of the Act(1); or

                  (ii) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or any "business development company" as defined in Section 2(a)(48) of the Investment Company Act; or

                  (iii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                  (iv) a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                  (v) a "business development company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

                  (vi) a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; or

                  (vii) a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                  (viii) an investment adviser registered under the Investment Advisers Act; or

         b. greater than $10 million, and the undersigned is a broker-dealer registered with the Securities and Exchange Commission ("SEC"); or

         c. less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

         d. less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

         e. less than $100 million, and the undersigned is an entity, all the equity owners of which are "qualified institutional buyers."

-------------------
(1) A purchase by an insurance company for one or more of its "separate accounts", as defined by Section 2(a)(37) of the Investment Company Act of 1940, as amended, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


                                     F-2-2

         The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501(a) of the Act, in a transaction that otherwise does not constitute a public offering.

         The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc. as depositor, EMC Mortgage Corporation, Wells Fargo Bank, National Association as master servicer and securities administrator, and Citibank, N.A., as trustee, pursuant to which the Privately Offered Certificates were issued.

         The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or
Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction unless it is covered under an individual or class prohibited transaction exemption, including, but not limited to, Class Prohibited Transaction Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 or Section 401(c) of ERISA and the regulations to be promulgated thereunder; (II) will not constitute or result in the assets of the Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code; and (III) will not give rise to any additional fiduciary duties on the part of the Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator, any Servicer or the Trustee.

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.



                                     F-2-3

         Name of Nominee (if any):

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned purchaser (the "Purchaser") on the ____ day of ___________, 20___.

                                         Very truly yours,

                                         [PURCHASER]

                                         By:____________________________________
                                                  (Authorized Officer)

                                         [By:___________________________________
                                                  Attorney-in-fact]



                                     F-2-4

                             NOMINEE ACKNOWLEDGMENT

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                         [NAME OF NOMINEE]

                                         By:____________________________________
                                                  (Authorized Officer)

                                         [By:___________________________________
                                                  Attorney-in-fact]




                                     F-2-5

                                                                     EXHIBIT F-3

                       FORM OF TRANSFEROR CERTIFICATE FOR
                            NON-OFFERED CERTIFICATES

                                                                Date:___________

Wells Fargo Bank, National Association
  as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland  21045

         Re: Structured Asset Mortgage Investments II Trust 2007-AR1 Mortgage Pass-Through Certificates, Series 2007-AR1

Ladies and Gentlemen:

         In connection with our disposition of the Class [___] Certificates, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., as Depositor, Citibank, N.A., as Trustee, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and EMC Mortgage Corporation, as Sponsor and Servicer, relating to the issuance of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1.

                                             Very truly yours,

                                             ___________________________________
                                             Name of Transferor


                                             By: _______________________________
                                                 Name:
                                                 Title:



                                     F-3-1

                                                                       EXHIBIT G
                                                    (TREASURY BANK AS CUSTODIAN)


                               CUSTODIAL AGREEMENT

         THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of January 31, 2007, by and among CITIBANK, N.A., as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (together with any successor in interest, the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

         WHEREAS, the Depositor, the Master Servicer, the Trustee and EMC Mortgage Corporation (the "Seller") have entered into a Pooling and Servicing Agreement, dated as of January 1, 2007, relating to the issuance of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

         WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by (i) the Depositor or the Master Servicer under the Pooling and Servicing Agreement and (ii) the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

         Section 2.1. Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject



                                     G-1-1
to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files (the "Mortgage Files") relating to the Mortgage Loans identified on Schedule 1 attached hereto (the "Mortgage Loans") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

         Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee and the Custodian pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered, at the direction of the Depositor (in written or electronic format), by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

         Section 2.3. Review of Mortgage Files.

         (a) On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Depositor, the Seller and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on
Schedule 1 attached hereto (the "Mortgage Loan Schedule").

         (b) Within 90 days of the Closing Date (or, with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Custodian thereof), the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall execute and deliver to the Depositor, the Seller and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         (c) Not later than 180 days after the Closing Date (or, with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Custodian thereof), the Custodian shall review the Mortgage Files as provided in
Section 2.02 of the Pooling and Servicing Agreement and execute and deliver to the Depositor, the Seller and the Trustee (and if the Custodian is not also the Master Servicer, then to the Master Servicer) a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

         (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be



                                     G-1-2
responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

         Upon receipt of written request from the Trustee, the Master Servicer, the Securities Administrator or the Seller, the Custodian shall as soon as practicable supply the Trustee, the Master Servicer, the Securities Administrator or the Seller, with a list of all of the documents missing from the Mortgage Loans then contained in the Mortgage Files.

         Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the applicable Servicer, the Master Servicer and the Trustee.

         Section 2.5. Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer or the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the Repurchase Price therefor has been deposited in the Distribution Account, and a Request for Release (as defined below), the Custodian agrees to promptly release to the Seller the related Mortgage File.

         Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by an officer of the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by such Servicer upon request, as such list may from time to time be amended (each, a "Servicing Officer") stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees to promptly release to such Servicer the related Mortgage File. The Depositor shall deliver to the Custodian, and the Custodian agrees to accept, the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan, which documents the Custodian will review to the extent provided in Article II of the Pooling and Servicing Agreement.

         From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall (or if the related Servicer does not, then the Master Servicer may) deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the related Mortgage Files be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the related Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver such Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless
(i) such Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the related Mortgage Loan have been deposited in the Distribution Account or
(ii) such Mortgage File or



                                     G-1-3
such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

         At any time that a Servicer or the Master Servicer is required to deliver to the Custodian a Request for Release, such Servicer or the Master Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer or the Master Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed such Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the assignment of mortgage and the related Mortgage Note shall be returned to the related Servicer or the Master Servicer, as applicable, for execution and endorsement, respectively, pursuant to a power of attorney from the Trustee and for delivery to the Seller. If the related Servicer or the Master Servicer does not have a power of attorney from the Trustee to execute the applicable assignment and to endorse the related Mortgage Note, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, executed by the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse by the Trustee (if not in blank) and be returned to the related Servicer or the Master Servicer, as applicable, for delivery to the Seller; provided, however, that in the case of a Mortgage Loan that is registered on the MERS(R) System, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee, or by the related Servicer or the Master Servicer pursuant to a power of attorney from the Trustee, shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan and if the related Servicer or the Master Servicer does not have a power of attorney from the Trustee to execute the applicable certificate of satisfaction or similar instrument, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer or the Master Servicer, as applicable.

         Section 2.6. Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption agreement, substitution of liability agreement or sale of servicing agreement has been completed by forwarding to the Custodian the original of such assumption agreement, substitution of liability agreement or sale of servicing agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

         Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note and other documents constituting each Mortgage File which are delivered to the


                                     G-1-4

Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage File for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note or Mortgage File shall be delivered by the Custodian to the Depositor, the Seller, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

         Section 3.2. [Reserved.]

         Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

         Section 3.4. Custodian's Fees and Expenses. The Depositor covenants and agrees to cause the Seller to pay the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian pursuant to a letter agreement between the Custodian and the Seller. In addition, the Trust Fund will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith, or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

         Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Depositor, the Master Servicer, the Servicers and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

         The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with any Servicer or the Depositor.

         Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon



                                     G-1-5
acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

         Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder (provided such Person shall satisfy the requirements set forth in Section 3.7), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 3.7. Representations of the Custodian. The Custodian hereby represents, and any successor Custodian hereunder shall represent, that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

         Section 3.8. Duties and Obligations of the Custodian.

         (a) The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

         (b) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection or any lien upon or security interest in the Mortgage Files.

         (c) Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice, and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is a signatory party to that document or agreement.

         (d) The Custodian may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, magnetic tape, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms prima facie to the requirements of this Custodial Agreement.

         (e) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for



                                     G-1-6
anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission.

         (f) The Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Mortgage Files.

         (g) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

                                   ARTICLE IV.
                          COMPLIANCE WITH REGULATION AB

         Section 4.1. Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor and the Master Servicer with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor and the Master Servicer shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and the Custodian agrees to comply with requests made by the Depositor and the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable, unless otherwise advised in writing by counsel. The Custodian shall cooperate reasonably with the Depositor and the Master Servicer to deliver to the Depositor and the Master Servicer (including any of their respective assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor and the Master Servicer to permit the Depositor and the Master Servicer to comply with the provisions of Regulation AB.

         Section 4.2. Additional Representations and Warranties of the
Custodian.

         (a) The Custodian hereby represents and warrants that the information set forth in the second paragraph of the Free Writing Prospectus and the Prospectus Supplement under the caption "POOLING AND SERVICING AGREEMENT - Custodial Arrangements" (the "Custodian Disclosure") does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of


                                     G-1-7
its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it that would affect or interfere with the performance of its obligations hereunder; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer (other than Countrywide Home Loan Servicing
LP), trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the securitization transaction contemplated by the Pooling and Servicing Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party") that would affect or interfere with the performance of its obligations hereunder and have not been previously disclosed to the Depositor and the Trustee.

         (c) If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

         Section 4.3. Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor and the Master Servicer in writing of any material litigation or governmental proceedings pending against the Custodian (including any such proceedings known to be contemplated by governmental authorities) that would be material to Certificateholders, and (b) provide to the Depositor and the Master Servicer a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any and to the extent updated, is materially correct and does not have any material omissions.

         Section 4.4. Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year in which a Form 10-K is required to be filed with respect to the Trust, the Custodian shall:

         (a) deliver to the Depositor, the Master Servicer and the Securities Administrator a report (in form and substance reasonably satisfactory to the Depositor, the Master Servicer and the Securities Administrator) regarding the Custodian's assessment of compliance with the Applicable Servicing Criteria as set forth in Exhibit Four during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Depositor, the Master Servicer and the Securities Administrator and signed by an authorized officer of


                                     G-1-8
the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

         (b) deliver to the Depositor, the Master Servicer and the Securities Administrator a report of a registered public accounting firm reasonably acceptable to the Depositor, the Master Servicer and the Securities Administrator that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

         Section 4.5. Indemnification; Remedies.

         (a) The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Master Servicer, the Trustee and each broker-dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing (each, an "Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                (i) (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants' attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the "Custodian Information"), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

                (ii) any failure by the Custodian to deliver any information, report, certification, accountants' attestation or other material when and as required under this Article IV; or

                (iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

         (b) In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor and the Master Servicer for all costs reasonably incurred by the Depositor and the Master Servicer, respectively, in order to obtain the information, report, certification, accountants' letter or other material not delivered when and as required by the Custodian.

         (c) In no event shall the Custodian or its directors, officers and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.



                                     G-1-9

         If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Custodian agreed that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other. This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

         Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

         Section 5.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Securities Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement which impacts or affects the Custodian and furnish the Custodian with written copies thereof.

         Section 5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

         Section 5.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



                                     G-1-10

         Section 5.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                            [Signature page follows]



                                     G-1-11

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                     CITIBANK, N.A.
                                             as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:     Structured Finance Agency
               & Trust - SAMI 2007-AR1       By:________________________________
Telecopier:    (212) 816-5527                Name:
                                             Title:


Address:                                     STRUCTURED ASSET MORTGAGE
                                             INVESTMENTS II INC.

383 Madison Avenue
New York, New York  10179
                                             By:________________________________
                                             Name:    Baron Silverstein
                                             Title:   Vice President


Address:                                     WELLS FARGO BANK,
                                             NATIONAL ASSOCIATION, as Master
9062 Old Annapolis Road                      Servicer
Columbia, Maryland  21045
Attention: SAMI 2007-AR1
Telecopier: (410) 715-2380                   By:________________________________
                                             Name:    Stacey Taylor
                                             Title:   Vice President


Address:                                     TREASURY BANK, A DIVISION OF
                                             COUNTRYWIDE BANK N.A., as Custodian
4100 E. Los Angeles Avenue
Simi Valley, California 93063
Attention:        Teresita Que
Telephone:        (805) 577-6028             By:________________________________
Facsimile:        (805) 577-6069             Name:
                                             Title:




                                     G-1-12

STATE OF NEW YORK       )
                        )ss:
COUNTY OF NEW YORK      )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared _____________________, known to me to be an _____________________ of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                 Notary Public
[SEAL]



STATE OF MARYLAND )
                  ) ss:
COUNTY OF HOWARD  )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                 Notary Public
[SEAL]


                                     G-1-13

STATE OF NEW YORK       )
                        )ss:
COUNTY OF NEW YORK      )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                 Notary Public
[Notarial Seal]



STATE OF CALIFORNIA        )
                           ) ss:
COUNTY OF ___________      )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared ______________, known to me to be a __________________ of Treasury Bank, a division of Countrywide Bank N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                 Notary Public
[Notarial Seal]


                                     G-1-14

                                   SCHEDULE 1
                                   ----------

                                 MORTGAGE LOANS
                                 --------------

                             [Provided upon Request]




                                     G-1-15

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                            ______________, 200_

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention:    Structured Finance Agency & Trust -
              SAMI 2007-AR1
Facsimile:    (212) 816-5527

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention:  Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751

      Re: Custodial Agreement, dated as of January 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc.,
           Wells Fargo Bank, National Association and Treasury Bank, a division of Countrywide Bank N.A. relating to Structured Asset Mortgage Investments II Trust 2007-AR1 Mortgage Pass-Through Certificates, Series 2007-AR1

Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement (other than with respect to clause (b)(v) thereof, for which no review has been made) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                            [Signature page follows]


                                     G-1-16

                                         TREASURY BANK, A DIVISION OF
                                         COUNTRYWIDE BANK N.A.


                                         By:____________________________________
                                         Name:
                                         Title:



                                     G-1-17

                            SCHEDULE A TO EXHIBIT ONE
                            -------------------------

                                   EXCEPTIONS
                                   ----------



                                     G-1-18

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                            ______________, 200_

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention:    Structured Finance Agency & Trust -
              SAMI 2007-AR1
Facsimile:    (212) 816-5527

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention:  Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751


      Re: Custodial Agreement, dated as of January 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc.,
           Wells Fargo Bank, National Association and Treasury Bank, a division of Countrywide Bank N.A. relating to Structured Asset Mortgage Investments II Trust 2007-AR1 Mortgage Pass-Through Certificates, Series 2007-AR1


Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement (other than with respect to clause (b)(v) thereof, for which no review has been made) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                            [Signature page follows]


<
                                     G-1-19

                                         TREASURY BANK, A DIVISION OF
                                         COUNTRYWIDE BANK N.A.



                                         By:____________________________________
                                         Name:
                                         Title:


                                     G-1-20

                            SCHEDULE A TO EXHIBIT TWO
                            -------------------------

                                   EXCEPTIONS
                                   ----------



                                     G-1-21

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                           _______________, 200_

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention:    Structured Finance Agency & Trust -
              SAMI 2007-AR1
Facsimile:    (212) 816-5527

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention:  Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751


      Re: Custodial Agreement, dated as of January 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc.,
           Wells Fargo Bank, National Association and Treasury Bank, a division of Countrywide Bank N.A. relating to Structured Asset Mortgage Investments II Trust 2007-AR1 Mortgage Pass-Through Certificates, Series 2007-AR1


Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement (other than with respect to clause (b)(v) thereof, for which no review has been made) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that an original of each document related thereto required to be recorded has been returned from the related recording office with evidence of recording thereon, or a certified copy has been obtained from the related recording office, with any exceptions listed in Schedule A attached hereto.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                            [Signature page follows]



                                     G-1-22

                                         TREASURY BANK, A DIVISION OF
                                         COUNTRYWIDE BANK N.A.


                                         By:____________________________________
                                         Name:
                                         Title:


                                     G-1-23

                           SCHEDULE A TO EXHIBIT THREE
                           ---------------------------

                                   EXCEPTIONS
                                   ----------



                                     G-1-24

                                  EXHIBIT FOUR

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria";


-------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                 Servicing Criteria                                     Servicing Criteria
-------------------------------------------------------------------------------------------------------------
      Reference                                   Criteria
-------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
-------------------------------------------------------------------------------------------------------------
                        Policies and procedures are instituted to monitor any
                        performance or other triggers and events of default in
1122(d)(1)(i)           accordance with the transaction agreements
-------------------------------------------------------------------------------------------------------------
                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
1122(d)(1)(ii)          the third party's performance and compliance with such
                        servicing activities
-------------------------------------------------------------------------------------------------------------
                        Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)         back-up servicer for the pool assets are maintained.
-------------------------------------------------------------------------------------------------------------
                        A fidelity bond and errors and omissions policy is in
                        effect on the party participating in the servicing
                        function throughout the reporting period in the amount
1122(d)(1)(iv)          of coverage required by and otherwise in accordance with
                        the terms of the transaction agreements.
-------------------------------------------------------------------------------------------------------------

                                     Cash Collection and Administration
-------------------------------------------------------------------------------------------------------------
                        Payments on pool assets are deposited into the
                        appropriate custodial bank accounts and related bank
                        clearing accounts no more than two business days
                        following receipt and identification, or such other
1122(d)(2)(i)           number of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)          or to an investor are made only by authorized personnel.
-------------------------------------------------------------------------------------------------------------
                        Advances of funds or guarantees regarding collections,
                        cash flows or distributions, and any interest or other
                        fees charged for such advances are made, reviewed and
1122(d)(2)(iii)         approved as specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        The related accounts for the transaction, such as cash
                        reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with
1122(d)(2)(iv)          respect to commingling of cash) as set forth in the
                        transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Each custodial account is maintained at a federally
                        insured depository institution as set forth in the
                        transaction agreements. For purposes of this criterion,
                        "federally insured depository institutions" with respect
                        to a foreign financial institution means a foreign
                        financial institution
1122(d)(2)(v)           that meets the requirements of Rule 13k-1(b)(1) of the
                        Securities Exchange Act.
-------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent
                        unauthorized access.
-------------------------------------------------------------------------------------------------------------


                                                     G-1-25

-------------------------------------------------------------------------------------------------------------
                        Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including
                        custodial accounts and related bank clearing accounts.
                        These reconciliations are (A) mathematically accurate;
                        (B) prepared within 30 calendar days after the bank
                        statement cutoff date, or such other number of days
                        specified in the transaction agreements; (C) reviewed
                        and approved by someone other than the person who
                        prepared the reconciliations; and (D) contain
                        explanations for reconciling items, These
1122(d)(2)(vii)         reconciling items are resolved within 90 calendar days
                        of their original identification, or such other number
                        of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------

                                     Investor Remittances and Reporting
-------------------------------------------------------------------------------------------------------------
                        Reports to investors, including those to be filed with
                        the Commission, are maintained in accordance with the
                        transaction agreements and applicable Commission
                        requirements. Specifically, such reports (A) are
                        prepared in accordance with timeframes and other terms
                        set forth in the transaction agreements, (B) provide
                        information calculated in accordance with the terms
                        specified in the transaction agreements; (C) are filed
                        with the Commission as required by its rules and
                        regulations; and (D) agree with investors; or
1122(d)(3)(i)           the trustee's records as to the total unpaid principal
                        balance and number of pool assets serviced by the
                        servicer.
-------------------------------------------------------------------------------------------------------------
                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and other
1122(d)(3)(ii)          terms set forth in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Disbursements made to an investor are posted within two
                        business days to the servicer's investor records, or such
1122(d)(3)(iii)         other number of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Amounts remitted to investors per the investor reports
                        agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)          or custodial bank statements.
-------------------------------------------------------------------------------------------------------------

                                          Pool Asset Administration
-------------------------------------------------------------------------------------------------------------
                        Collateral or security on pool assets is maintained as                   v
1122(d)(4)(i)           required by the transaction agreements or related asset pool documents.
-------------------------------------------------------------------------------------------------------------
                        Pool assets and related documents are safeguarded as                     v
1122(d)(4)(ii)          required by the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)         conditions or requirements in the transaction agreements
-------------------------------------------------------------------------------------------------------------
                        Payments on pool assets, including any payoffs, made in
                        accordance with the related pool asset documents are
                        posted to the servicer's obligor records maintained no
                        more than two business days after receipt, or such other
                        number of days specified in the transaction agreements,
                        and allocated
1122(d)(4)(iv)          to principal, interest or other items (e.g., escrow) in
                        accordance with the related pool asset documents.
-------------------------------------------------------------------------------------------------------------
                        The servicer's records regarding the pool assets agree with
1122(d)(4)(v)           the servicer's records with respect to an obligor's unpaid principal
-------------------------------------------------------------------------------------------------------------


                                                     G-1-26

-------------------------------------------------------------------------------------------------------------
                        balance.  Changes with respect to the terms or status of
                        an obligor's pool asset (e.g., loan modifications or
                        re-agings) are made, reviewed and approved by authorized
                        personnel in accordance with the transaction agreements
1122(d)(4)(vi)          and related pool asset documents.
-------------------------------------------------------------------------------------------------------------
                        Loss mitigation of recovery actions (e.g., forbearance
                        plans, modifications and deed in lieu of foreclosure,
                        foreclosures and repossessions, as applicable) are
                        initiated, conducted and concluded in accordance with
1122(d)(4)(vii)         the timeframes or other requirements established by the
                        transaction documents.
-------------------------------------------------------------------------------------------------------------
                        Records documenting collection efforts are maintained
                        during the period a pool asset is delinquent in
                        accordance with the transaction agreements., Such
                        records are maintained in at least a monthly basis, or
                        such other period specified in the transaction
                        agreements, and describe the entity's activities in
                        monitoring delinquent pool assets including, for
                        example, phone calls, letters and payment rescheduling
                        plans in cases where delinquency is deemed temporary
1122(d)(4)(viii)        (e.g., illness or unemployment).
-------------------------------------------------------------------------------------------------------------
                        Adjustments to interest rates or rates of return for pool
1122(d)(4)(ix)          assets with  variable rates are computed based on the
                        related pool asset documents.
-------------------------------------------------------------------------------------------------------------
                        Regarding any funds held in trust for an obligor (such
                        as escrow accounts); (A) such funds are analyzed, in
                        accordance with the obligor's pool asset documents, on
                        at least an annual basis, or such other period specified
                        in the transaction agreements; (B) interest on such
                        funds is paid, or credited, to obligors in accordance
                        with applicable pool asset documents and state laws; and
                        (C) such funds are returned to the obligor within 3-
                        calendar days of full repayment of the related pool
1122(d)(4)(x)           asset, or such other number of days specified in the
                        transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Payments made on behalf of an obligor (such as tax ore
                        insurance payments) are made on or before the related
                        penalty or expiration dates, as indicated on the
                        appropriate bills or notices for such payments, provided
                        that such support has been received by the service at
                        least 30
1122(d)(4)(xi)          calendar days prior to these dates, or such other number
                        of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Any late payment penalties in connection with any
                        payment to be made on behalf of an obligor are paid from
                        the servicer's funds and not charged to the obligor,
                        unless the late payment was due to the obligor's error
1122(d)(4)(xii)         or omission.
-------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted
                        within two business days to the obligor's records
                        maintained by the servicer, or such other number of days
                        specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible funds are
                        recognized and recorded in accordance with the
                        transaction agreements.
-------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)          Any external enhancement or other support, identified in
                        item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
-------------------------------------------------------------------------------------------------------------


                                                     G-1-27

                                                      (WELLS FARGO AS CUSTODIAN)

                               CUSTODIAL AGREEMENT

         THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of January 31, 2007, by and among CITIBANK, N.A., as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (together with any successor in interest, the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

         WHEREAS, the Depositor, the Master Servicer, the Trustee and EMC Mortgage Corporation (the "Seller") have entered into a Pooling and Servicing Agreement, dated as of January 1, 2007, relating to the issuance of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

         WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by (i) the Depositor or the Master Servicer under the Pooling and Servicing Agreement and (ii) the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

         Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II.
                          CUSTODY OF MORTGAGE DOCUMENTS

         Section 2.1. Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the


                                     G-2-1

Mortgage Files (the "Mortgage Files") relating to the Mortgage Loans identified on Schedule 1 attached hereto (the "Mortgage Loans") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

         Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee and the Custodian pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

         Section 2.3. Review of Mortgage Files.

         (a) On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Depositor, the Seller and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on
Schedule 1 attached hereto (the "Mortgage Loan Schedule").

         (b) Within 90 days of the Closing Date (or, with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Custodian thereof), the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall execute and deliver to the Depositor, the Seller and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         (c) Not later than 180 days after the Closing Date (or, with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Custodian thereof), the Custodian shall review the Mortgage Files as provided in
Section 2.02 of the Pooling and Servicing Agreement and execute and deliver to the Depositor, the Seller and the Trustee (and if the Custodian is not also the Master Servicer, then to the Master Servicer) a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

         (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the



                                     G-2-2
collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.


         Upon receipt of written request from the Trustee, the Master Servicer, the Securities Administrator or the Seller, the Custodian shall as soon as practicable supply the Trustee, the Master Servicer, the Securities Administrator or the Seller with a list of all of the documents missing from the Mortgage Loans then contained in the Mortgage Files.

         Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the applicable Servicer and the Trustee.

         Section 2.5. Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer or the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the Repurchase Price therefor has been deposited in the Distribution Account, and a Request for Release (as defined below), the Custodian agrees to promptly release to the Seller the related Mortgage File.

         Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees to promptly release to such Servicer the related Mortgage File. The Depositor shall deliver to the Custodian, and the Custodian agrees to accept, the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan, which documents the Custodian will review to the extent provided in Article II of the Pooling and Servicing Agreement.

         From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall (or if the related Servicer does not, then the Master Servicer may) deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the related Mortgage Files be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the related Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver such Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless
(i) such Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the related Mortgage Loan have been deposited in the Distribution Account or
(ii) such Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, and the related



                                     G-2-3

Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

         At any time that a Servicer or the Master Servicer is required to deliver to the Custodian a Request for Release, such Servicer or the Master Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer or the Master Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed such Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee and be returned to the Seller; provided, however, that in the case of a Mortgage Loan that is registered on the MERS(R) System, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer or the Master Servicer, as applicable.

         Section 2.6. Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption agreement, substitution of liability agreement or sale of servicing agreement has been completed by forwarding to the Custodian the original of such assumption agreement, substitution of liability agreement or sale of servicing agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III.
                            CONCERNING THE CUSTODIAN

         Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage File for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note or Mortgage File shall be delivered by the Custodian to the Depositor, the Seller, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

         Section 3.2. [Reserved.]



                                     G-2-4

         Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

         Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Trust Fund will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith, or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

         Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Depositor, the Master Servicer, the Servicers and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

         The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with any Servicer or the Depositor.

         Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

         Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder (provided such Person shall satisfy the requirements set forth in Section



                                     G-2-5

3.7), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 3.7. Representations of the Custodian. The Custodian hereby represents, and any successor Custodian hereunder shall represent, that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

         Section 3.8. Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and reasonably believed (which belief may be based upon the written opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person with authority with respect to any related matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

         Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee, the Master Servicer, the Depositor, the Securities Administrator and each of their respective employees, representatives, affiliates, officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee, Trust Fund, Master Servicer, Depositor, Securities Administrator or any such other respective Person, due to any willful misfeasance or negligent or bad faith performance or non-performance by the Custodian of its duties and responsibilities under this Agreement; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount directly and solely resulting from the willful misfeasance, bad faith or negligence of such person, and the Custodian's reliance on written instructions from the Trustee or the Master Servicer. The provisions of this Section 3.8 shall survive the termination of this Custodial Agreement.

         The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred (other than as a result of any willful misfeasance or negligent or bad-faith performance or non-performance on their part), arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.



                                     G-2-6

                                   ARTICLE IV.
                          COMPLIANCE WITH REGULATION AB

         Section 4.1. Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor, Master Servicer and the Securities Administrator with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor, Master Servicer and the Securities Administrator shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor, Master Servicer and the Securities Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Depositor, Master Servicer and the Securities Administrator to deliver to the Depositor, Master Servicer and the Securities Administrator (including any of their respective assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor, Master Servicer and the Securities Administrator to permit the Depositor, Master Servicer and the Securities Administrator to comply with the provisions of Regulation AB.

         Section 4.2. Additional Representations and Warranties of the
Custodian.

         (a) The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other securitization transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and
(iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer (other than the Master Servicer), trustee, originator, significant obligor, enhancement or support provider (other than the Securities Administrator) or other material transaction party (as such terms are used in Regulation AB) relating to the securitization transaction contemplated by the Pooling and Servicing Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

         (b) If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless



                                     G-2-7
the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

         Section 4.3. Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor and the Securities Administrator in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor and the Securities Administrator a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor, Securities Administrator or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any and to the extent updated, is materially correct and does not have any material omissions.

         Section 4.4. Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, the Custodian shall:

         (a) deliver to the Depositor, the Master Servicer and the Securities Administrator a report (in form and substance reasonably satisfactory to the Depositor, the Securities Administrator and the Master Servicer) regarding the Custodian's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Depositor, the Securities Administrator and the Master Servicer and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

         (b) deliver to the Depositor, the Master Servicer and the Securities Administrator a report of a registered public accounting firm reasonably acceptable to the Depositor, the Securities Administrator and the Master Servicer that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

         Section 4.5. Indemnification; Remedies.

         (a) The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Master Servicer, the Trustee and each broker-dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing each, an ("Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related



                                     G-2-8
costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the "Custodian Information"), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

                  (ii) any failure by the Custodian to deliver any information, report, certification, accountants' attestation or other material when and as required under this Article IV; or

                  (iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this
         Article IV.

         (b) In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Custodian.

         (c) In no event shall the Custodian or its directors, officers and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Custodian agreed that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other. This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

         Section 5.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.



                                     G-2-9

         Section 5.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Securities Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement which impacts or affects the Custodian and furnish the Custodian with written copies thereof.

         Section 5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

         Section 5.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 5.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                            [Signature page follows]


                                     G-2-10

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                 CITIBANK, N.A., as Trustee

388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:  Structured Finance Agency    By:____________________________________
            & Trust - SAMI 2007-AR1      Name:
Telecopier: (212) 816-5527               Title:

Address:                                 STRUCTURED ASSET MORTGAGE INVESTMENTS
                                         II INC.

383 Madison Avenue
New York, New York  10179
                                         By:____________________________________
                                         Name:    Baron Silverstein
                                         Title:   Vice President


Address:                                 WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Master
9062 Old Annapolis Road                  Servicer
Columbia, Maryland  21045
Attention: SAMI 2007-AR1
Telecopier: (410) 715-2380               By:____________________________________
                                         Name:    Stacey Taylor
                                         Title:   Vice President


Address:                                 WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION, as Custodian
1015 10th Avenue, S.E.
Minneapolis, Minnesota  55414
Attention:  SAMI 2007-AR1
Telecopier: (612) 667-1068               By:____________________________________
                                         Name:    Leigh Taylor
                                         Title:


                                     G-2-11

STATE OF NEW YORK       )
                        )ss:
COUNTY OF NEW YORK      )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a _____________________ of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking corporation and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     ___________________________
                                                     Notary Public
[SEAL]



STATE OF MARYLAND )
                  ) ss:
COUNTY OF HOWARD  )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be a _____________________ of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     ___________________________
                                                     Notary Public
[SEAL]



                                     G-2-12

STATE OF NEW YORK       )
                        )ss:
COUNTY OF NEW YORK      )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     ___________________________
                                                     Notary Public
[Notarial Seal]



STATE OF MINNESOTA         )
                           ) ss:
COUNTY OF HENNEPIN         )

         On the ___ day of January 2007 before me, a notary public in and for said State, personally appeared Leigh Taylor, known to me to be a _____________________ of Wells Fargo Bank, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     ___________________________
                                                     Notary Public
[Notarial Seal]


                                     G-2-13

                                   SCHEDULE 1
                                   ----------

                                 MORTGAGE LOANS
                                 --------------

                             [Provided upon Request]



                                     G-2-14

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                                January 31, 2007

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:  Structured Finance Agency & Trust -
            SAMI 2007-AR1
Facsimile:  (212) 816-5527

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention:  Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751


    Re: Custodial Agreement, dated as of January 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                            [Signature page follows]





                                     G-2-15

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION



                                         By:____________________________________
                                         Name:    Stacey Taylor
                                         Title:



                                     G-2-16

                            SCHEDULE A TO EXHIBIT ONE
                            -------------------------

                                   EXCEPTIONS
                                   ----------



                                     G-2-17

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                           _________ ___, 200__

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:    Structured Finance Agency & Trust -
              SAMI 2007-AR1
Facsimile:    (212) 816-5527


Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention:  Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751

    Re: Custodial Agreement, dated as of January 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                            [Signature page follows]



                                     G-2-18

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION



                                         By:____________________________________
                                         Name:
                                         Title:


                                     G-2-19

                            SCHEDULE A TO EXHIBIT TWO
                            -------------------------

                                   EXCEPTIONS
                                   ----------


                                     G-2-20

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                          __________ ____, 200__

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention:    Structured Finance Agency & Trust -
     SAMI 2007-AR1
Facsimile:    (212) 816-5527

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179
Attention: Structured Asset Mortgage Investments II Trust 2007-AR1,
     Mortgage Pass-Through Certificates, Series 2007-AR1

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention:  Conduit Seller Approval Dept.
Facsimile:  (214) 626-3751

    Re: Custodial Agreement, dated as of January 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1

Ladies and Gentlemen:

         In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that, subject to any exceptions listed on Schedule A attached hereto, it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.



                            [Signature page follows]


                                     G-2-21

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION



                                         By:____________________________________
                                         Name:
                                         Title:


                                     G-2-22

                           SCHEDULE A TO EXHIBIT THREE
                           ---------------------------

                                   EXCEPTIONS
                                   ----------



                                     G-2-23

                                  EXHIBIT FOUR

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria";



-------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                 Servicing Criteria                                     Servicing Criteria
-------------------------------------------------------------------------------------------------------------
      Reference                                   Criteria
-------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
-------------------------------------------------------------------------------------------------------------
                        Policies and procedures are instituted to monitor any
                        performance or other triggers and events of default in
1122(d)(1)(i)           accordance with the transaction agreements
-------------------------------------------------------------------------------------------------------------
                        If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
1122(d)(1)(ii)          the third party's performance and compliance with such
                        servicing activities
-------------------------------------------------------------------------------------------------------------
                        Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)         back-up servicer for the pool assets are maintained.
-------------------------------------------------------------------------------------------------------------
                        A fidelity bond and errors and omissions policy is in
                        effect on the party participating in the servicing
                        function throughout the reporting period in the amount
1122(d)(1)(iv)          of coverage required by and otherwise in accordance with
                        the terms of the transaction agreements.
-------------------------------------------------------------------------------------------------------------

                                     Cash Collection and Administration
-------------------------------------------------------------------------------------------------------------
                        Payments on pool assets are deposited into the
                        appropriate custodial bank accounts and related bank
                        clearing accounts no more than two business days
                        following receipt and identification, or such other
1122(d)(2)(i)           number of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)          or to an investor are made only by authorized personnel.
-------------------------------------------------------------------------------------------------------------
                        Advances of funds or guarantees regarding collections,
                        cash flows or distributions, and any interest or other
                        fees charged for such advances are made, reviewed and
1122(d)(2)(iii)         approved as specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        The related accounts for the transaction, such as cash
                        reserve accounts or accounts established as a form of
                        overcollateralization, are separately maintained (e.g., with
1122(d)(2)(iv)          respect to commingling of cash) as set forth in the
                        transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Each custodial account is maintained at a federally
                        insured depository institution as set forth in the
                        transaction agreements. For purposes of this criterion,
                        "federally insured depository institutions" with respect
                        to a foreign financial institution means a foreign
                        financial institution
1122(d)(2)(v)           that meets the requirements of Rule 13k-1(b)(1) of the
                        Securities Exchange Act.
-------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)          Unissued checks are safeguarded so as to prevent
                        unauthorized access.
-------------------------------------------------------------------------------------------------------------



                                                     G-2-24

-------------------------------------------------------------------------------------------------------------
                        Reconciliations are prepared on a monthly basis for all
                        asset-backed securities related bank accounts, including
                        custodial accounts and related bank clearing accounts.
                        These reconciliations are (A) mathematically accurate;
                        (B) prepared within 30 calendar days after the bank
                        statement cutoff date, or such other number of days
                        specified in the transaction agreements; (C) reviewed
                        and approved by someone other than the person who
                        prepared the reconciliations; and (D) contain
                        explanations for reconciling items, These
1122(d)(2)(vii)         reconciling items are resolved within 90 calendar days
                        of their original identification, or such other number
                        of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------

                                     Investor Remittances and Reporting
-------------------------------------------------------------------------------------------------------------
                        Reports to investors, including those to be filed with
                        the Commission, are maintained in accordance with the
                        transaction agreements and applicable Commission
                        requirements. Specifically, such reports (A) are
                        prepared in accordance with timeframes and other terms
                        set forth in the transaction agreements, (B) provide
                        information calculated in accordance with the terms
                        specified in the transaction agreements; (C) are filed
                        with the Commission as required by its rules and
                        regulations; and (D) agree with investors; or
1122(d)(3)(i)           the trustee's records as to the total unpaid principal
                        balance and number of pool assets serviced by the
                        servicer.
-------------------------------------------------------------------------------------------------------------
                        Amounts due to investors are allocated and remitted in
                        accordance with timeframes, distribution priority and other
1122(d)(3)(ii)          terms set forth in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Disbursements made to an investor are posted within two
                        business days to the servicer's investor records, or such
1122(d)(3)(iii)         other number of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Amounts remitted to investors per the investor reports
                        agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)          or custodial bank statements.
-------------------------------------------------------------------------------------------------------------

                                          Pool Asset Administration
-------------------------------------------------------------------------------------------------------------
                        Collateral or security on pool assets is maintained as                   v
1122(d)(4)(i)           required by the transaction agreements or related asset pool documents.
-------------------------------------------------------------------------------------------------------------
                        Pool assets and related documents are safeguarded as                     v
1122(d)(4)(ii)          required by the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
1122(d)(4)(iii)         conditions or requirements in the transaction agreements
-------------------------------------------------------------------------------------------------------------
                        Payments on pool assets, including any payoffs, made in
                        accordance with the related pool asset documents are
                        posted to the servicer's obligor records maintained no
                        more than two business days after receipt, or such other
                        number of days specified in the transaction agreements,
                        and allocated
1122(d)(4)(iv)          to principal, interest or other items (e.g., escrow) in
                        accordance with the related pool asset documents.
-------------------------------------------------------------------------------------------------------------
                        The servicer's records regarding the pool assets agree with
1122(d)(4)(v)           the servicer's records with respect to an obligor's unpaid principal
-------------------------------------------------------------------------------------------------------------


                                                     G-2-25

-------------------------------------------------------------------------------------------------------------
                        balance.  Changes with respect to the terms or status of
                        an obligor's pool asset (e.g., loan modifications or
                        re-agings) are made, reviewed and approved by authorized
                        personnel in accordance with the transaction agreements
1122(d)(4)(vi)          and related pool asset documents.
-------------------------------------------------------------------------------------------------------------
                        Loss mitigation of recovery actions (e.g., forbearance
                        plans, modifications and deed in lieu of foreclosure,
                        foreclosures and repossessions, as applicable) are
                        initiated, conducted and concluded in accordance with
1122(d)(4)(vii)         the timeframes or other requirements established by the
                        transaction documents.
-------------------------------------------------------------------------------------------------------------
                        Records documenting collection efforts are maintained
                        during the period a pool asset is delinquent in
                        accordance with the transaction agreements., Such
                        records are maintained in at least a monthly basis, or
                        such other period specified in the transaction
                        agreements, and describe the entity's activities in
                        monitoring delinquent pool assets including, for
                        example, phone calls, letters and payment rescheduling
                        plans in cases where delinquency is deemed temporary
1122(d)(4)(viii)        (e.g., illness or unemployment).
-------------------------------------------------------------------------------------------------------------
                        Adjustments to interest rates or rates of return for pool
1122(d)(4)(ix)          assets with  variable rates are computed based on the
                        related pool asset documents.
-------------------------------------------------------------------------------------------------------------
                        Regarding any funds held in trust for an obligor (such
                        as escrow accounts); (A) such funds are analyzed, in
                        accordance with the obligor's pool asset documents, on
                        at least an annual basis, or such other period specified
                        in the transaction agreements; (B) interest on such
                        funds is paid, or credited, to obligors in accordance
                        with applicable pool asset documents and state laws; and
                        (C) such funds are returned to the obligor within 3-
                        calendar days of full repayment of the related pool
1122(d)(4)(x)           asset, or such other number of days specified in the
                        transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Payments made on behalf of an obligor (such as tax ore
                        insurance payments) are made on or before the related
                        penalty or expiration dates, as indicated on the
                        appropriate bills or notices for such payments, provided
                        that such support has been received by the service at
                        least 30
1122(d)(4)(xi)          calendar days prior to these dates, or such other number
                        of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
                        Any late payment penalties in connection with any
                        payment to be made on behalf of an obligor are paid from
                        the servicer's funds and not charged to the obligor,
                        unless the late payment was due to the obligor's error
1122(d)(4)(xii)         or omission.
-------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)        Disbursements made on behalf of an obligor are posted
                        within two business days to the obligor's records
                        maintained by the servicer, or such other number of days
                        specified in the transaction agreements.
-------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)         Delinquencies, charge-offs and uncollectible funds are
                        recognized and recorded in accordance with the
                        transaction agreements.
-------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)          Any external enhancement or other support, identified in
                        item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
-------------------------------------------------------------------------------------------------------------



                                                     G-2-26

                                                                       EXHIBIT H

                              SERVICING AGREEMENTS

            [Please see Tabs ___, ___, and ___ in the Closing Binder]

1. Servicing Agreement, dated as of January 1, 2007, by and between Structured Asset Mortgage Investments II Inc. and EMC Mortgage Corporation ("EMC").

3. Purchase, Warranties and Servicing Agreement, dated as of March 1, 2006, by and between American Home Mortgage Servicing, Inc., and EMC.

4. Seller's Warranties and Servicing Agreement, dated as of September 1, 2002, by and between Countrywide Home Loans, Inc. and EMC, as amended.

                                                                       EXHIBIT I


                              ASSIGNMENT AGREEMENTS
                              ---------------------

                    WITH RESPECT TO THE SERVICING AGREEMENTS
                    ----------------------------------------


            [Please see Tabs ___, ___, and ___ in the Closing Binder]

                                                                       EXHIBIT J

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT
                    ----------------------------------------



                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                            EMC MORTGAGE CORPORATION

                             as Mortgage Loan Seller

                                       and

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

                                  as Purchaser

                                   Dated as of

                                January 31, 2007

                                TABLE OF CONTENTS

                                                                            Page



Section 1    Definitions ......................................................5

Section 2    Purchase and Sale of the Mortgage Loans and Related Rights .......8

Section 3    Mortgage Loan Schedules ..........................................8

Section 4    Mortgage Loan Transfer ...........................................9

Section 5    Examination of Mortgage Files. ..................................10

Section 6    Recordation of Assignments of Mortgage. .........................13

Section 7    Representations and Warranties of Mortgage Loan Seller
             Concerning the Mortgage Loans ...................................14

Section 8    Representations and Warranties Concerning the Mortgage
             Loan Seller .....................................................19

Section 9    Representations and Warranties Concerning the Purchaser .........20

Section 10   Conditions to Closing ...........................................22

Section 11   Fees and Expenses ...............................................24

Section 12   Accountants' Letters ............................................24

Section 13   Indemnification. ................................................25

Section 14   Notices .........................................................26

Section 15   Transfer of Mortgage Loans ......................................27

Section 16   Termination .....................................................27

Section 17   Representations, Warranties and Agreements to Survive Delivery ..27

Section 18   Severability ....................................................28

Section 19   Counterparts ....................................................28

Section 20   Amendment .......................................................28

Section 21   Governing Law ...................................................28

Section 22   Further Assurances ..............................................28

Section 23   Successors and Assigns ..........................................28

Section 24   The Mortgage Loan Seller and the Purchaser ......................29

Section 25   Entire Agreement ................................................29

Section 26   No Partnership ..................................................29

                            EXHIBITS AND SCHEDULE TO
                        MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1    Contents of Mortgage File
Exhibit 2    Contents of Final Mortgage File
Exhibit 3    Mortgage Loan Schedule Information
Exhibit 4    Mortgage Loan Seller's Information
Exhibit 5    Purchaser's Information
Exhibit 6    Schedule of Lost Notes
Exhibit 7 Standard & Poor's LEVELS(R) Glossary, Version 5.6 Revised as of February 7, 2005, Appendix E

Schedule A   Required Ratings For Each Class of Certificates

                        MORTGAGE LOAN PURCHASE AGREEMENT

         MORTGAGE LOAN PURCHASE AGREEMENT, dated as of January 31, 2007, as amended and supplemented by any and all amendments hereto (collectively, the "Agreement"), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the "Mortgage Loan Seller"), and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the "Purchaser").

         Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured by first liens on one- to four-family residential properties (collectively, the "Mortgage Loans") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund") and create Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates"), under a pooling and servicing agreement, to be dated as of January 1, 2007 (the "Pooling and Servicing Agreement"), between the Purchaser, as depositor, Citibank, N.A., as trustee (the "Trustee"), EMC Mortgage Corporation and Wells Fargo Bank, National Association, as master servicer and securities administrator.

         The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-132232) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement, dated January 29, 2007, to the Prospectus, dated December 27, 2006, relating to certain classes of the Certificates. With respect to the public offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. ("Bear Stearns") have entered into a terms agreement, dated as of January 29, 2007, to an underwriting agreement, dated as of May 12, 2006, between the Purchaser and Bear Stearns (collectively, the "Underwriting Agreement").

         Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

         SECTION 1. Definitions

Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

         Acquisition Price: Cash in an amount equal to $[____(2)_____].

         Bear Stearns: Bear, Stearns & Co. Inc.

         Closing Date: January 31, 2007.

         Cut off Date: January 1, 2007.

         Cut off Date Balance: Approximately $695,639,310.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

         Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement. For purposes of calculating the Net Rates of the Mortgage Loans for the first Distribution Date, the second preceding Due Date with respect to the first Distribution Date shall be the Cut-off Date.

         Master Servicer: Wells Fargo Bank, National Association.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         Moody's: Moody's Investors Service, Inc., or its successors in interest.

         Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

         Mortgage File: The items referred to in Exhibit 1 and Exhibit 2 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

------------------
(2) Please contact Bear, Stearns & Co. Inc. for Acquisition Price.

         Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 of the Pooling and Servicing Agreement and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

         Mortgage Loan Schedule: The schedule attached to the Pooling and Servicing Agreement as Exhibit B with respect to the Mortgage Loans, as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to the Pooling and Servicing Agreement or this Agreement, as the case may be.

         Mortgagor: The obligor(s) on a Mortgage Note.

         Net Rate: For each Mortgage Loan, the Mortgage Interest Rate in effect from time to time for such Mortgage Loan less the related Servicing Fee Rate, the Master Servicing Fee (expressed as an annual rate) and the Lender Paid PMI Rate, if applicable.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

         Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Purchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required or permitted to be purchased by the Mortgage Loan Seller pursuant to the applicable provisions of this Agreement or
Article II of the Pooling and Servicing Agreement, an amount equal to the sum of
(i) (a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (b) accrued and unpaid interest thereon on the Outstanding Principal Balance at the related Mortgage Interest Rate from the date through which interest was last paid on such Mortgage Loan by the related Mortgagor or advanced with respect to such Mortgage Loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (c) any portion of the Master Servicing Compensation, Servicing Fee and Monthly Advances relating to such Mortgage Loan and advances payable to the purchaser of such Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws.

         Rating Agencies: Standard & Poor's and Moody's, each a "Rating Agency."

         Securities Act: The Securities Act of 1933, as amended.

         Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

         Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Pooling and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

         Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

         SECTION 2 Purchase and Sale of the Mortgage Loans and Related Rights

         (a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

         (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

         (c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

         (d) In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements (other than its right to enforce the representations and warranties set forth therein).

         SECTION 3 Mortgage Loan Schedules.

         The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the "Preliminary Mortgage Loan Schedule") setting forth the information listed on Exhibit 3 to this Agreement with respect to each of the Mortgage Loans being sold hereunder by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the "Final Mortgage Loan Schedule", and together with the Preliminary Mortgage Loan Schedule, the "Mortgage Loan Schedule") setting forth the information listed on Exhibit 3 to this Agreement with respect to each of the Mortgage Loans being sold hereunder by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the "Amendment"). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

         SECTION 4 Mortgage Loan Transfer.

         (a) The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof other than scheduled principal and interest on the Mortgage Loans due on or before the Cut-off Date and received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof other than scheduled principal and interest on the Mortgage Loans due after the Cut-off Date and received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

         (b) Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a "Mortgage File Delivery Date"), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below:
(x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered, to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording;" (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 6, the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date, or, in lieu of such assignments, shall provide an Opinion of Counsel pursuant to Section 6(a) hereof to the effect that the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan. Upon the request of the Purchaser, the Mortgage Loan Seller will assist the Purchaser in effecting the assignment referred to above.

         (c) In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Seller and by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(i) the code in the field which identifies the specific Trustee and (ii) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement, unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

         (d) The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to Citibank, N.A., as Trustee for the benefit of the Certificateholders, on the date hereof.

         SECTION 5 Examination of Mortgage Files.

         (a) On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination, which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

         (b) Pursuant to the Pooling and Servicing Agreement, on the Closing Date the related Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, will acknowledge receipt of each Mortgage Loan, by delivery to the Mortgage Loan Seller, the Purchaser and the Trustee of an initial certification in the form attached as Exhibit One to the Custodial Agreement.

         (c) Pursuant to the Pooling and Servicing Agreement, no later than 90 days after the Closing Date (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the related Custodian thereof), the Trustee will review or cause to be reviewed by the related Custodian on its behalf each Mortgage File as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Trustee an Interim Certification substantially in the form annexed as Exhibit Two to the Custodial Agreement. If the Trustee or the related Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule or to appear to be defective on its face (a "Material Defect"), then the Trustee or the related Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Trustee or the related Custodian, as its agent, of the Material Defect and, if the Mortgage Loan Seller fails to correct or cure the Material Defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days from the Trustee's or the related Custodian's notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy thereof, because the originals of such documents or a certified copy have not been returned by the applicable jurisdiction, then the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee or the related Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

         (d) Pursuant to the Pooling and Servicing Agreement, within 180 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the related Custodian thereof) the Trustee will review (or, pursuant to the Custodial Agreement, will cause the related Custodian on its behalf to review), the Mortgage Files as set forth on
Exhibit 1 and will deliver, or cause to be delivered, to the Mortgage Loan Seller, the Purchaser and the Trustee a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee, or the related Custodian, as its agent, finds a Material Defect, the Trustee, or the related Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the related Custodian, as its agent, of the Material Defect and, if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan, then the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase (and the Trustee will enforce the Mortgage Loan Seller's obligation to so purchase) the related Mortgage Loan at the applicable Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy thereto, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, then the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or certified copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided, that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or the related Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee or the related Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

         (e) At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign to the Mortgage Loan Seller and release or cause the related Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in its possession or in the possession of the related Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

         SECTION 6 Recordation of Assignments of Mortgage.

         (a) The Mortgage Loan Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of the Security Instrument from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment (1) if such recordation is not required by the Rating Agencies or (2) which relates to a Mortgage Loan (x) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Mortgage Loan Seller to the Trustee (with a copy to the related Custodian), the recordation of such assignment is not required to protect the interests of the Certificateholders in the related Mortgage Loan or (y) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns; provided, however, notwithstanding the foregoing, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, or the related Custodian, as its agent, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa3, (v) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement or (vi) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

         While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of Mortgages to the Trustee or the Opinion of Counsel set forth above, as the case may be, shall be borne by the Mortgage Loan Seller.

         (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement, be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Mortgage Loan Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

         SECTION 7 Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans.

         The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date, or such other date as may be specified below with respect to each Mortgage Loan being sold by it, that:

               (i) the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

               (ii) immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

               (iii) each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

               (iv) there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

               (v) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

               (vi) no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

               (vii) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and
          (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

               (viii) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in xiii below;

               (ix) there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

               (x) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

               (xi) the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

               (xii) the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (xiii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan; and the Mortgage Loan Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

               (xiv) at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC;

               (xv) the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or
          (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

               (xvi) each Mortgage Loan constitutes a "qualified mortgage" under
          Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4),

          (5), (6), (7) and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7)
          and (9);

               (xvii) none of the Mortgage Loans are (a) loans subject to 12 CFR
          Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

               (xviii) the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

               (xix) no Mortgage Loan (a) is a "high cost loan" or "covered loan" as applicable (as such terms are defined in the version of Standard & Poor's LEVELS(R) Glossary in effect as of the date hereof, Appendix E, attached hereto as Exhibit 6) or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

               (xx) each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

               (xxi) each original Mortgage has been recorded or is in the process of being recorded, unless such recordation is not required, in each case pursuant to the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

               (xxii) the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

               (xxiii) the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

               (xxiv) with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Mortgage Loan Seller and each prepayment penalty is permitted pursuant to federal, state and local law. In addition, with respect to each Mortgage Loan (i) no Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such

          Mortgage Loan was originated and (ii) such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

               (xxv) If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

               (xxvi) each Mortgage Loan was originated (a) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (b) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (c) by a mortgage broker or correspondent lender in a manner such that the related Mortgage Loan would be regarded for purposes of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (a) or (b) above.

                  It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

                  Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser, the Certificate Insurer, the Trustee or the related Custodian, as its agent, of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders, the Certificate Insurer or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will
(i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan; provided that, in the case of a breach of the representation contained in clause (xxv) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan at the applicable Repurchase Price, the Mortgage Loan Seller shall be permitted to pay the amount of the prepayment penalty (net of any amount previously collected by or paid to the Purchaser in respect of such prepayment penalty) from its own funds and without reimbursement thereof, and the Mortgage Loan Seller shall in such case have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure such breach, purchase such affected Mortgage Loan or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser's, the Trustee's and the Certificateholder's sole and exclusive remedies under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof or to pay the amount of any prepayment penalty as set forth in the preceding sentence.

         It is understood by the parties hereto that a breach of the representations and warranties made in any of clauses (xx) through and including
(xxvi) of this Section 7 will be deemed to materially and adversely affect the value of the interests of the Purchaser, the Certificateholders, the Certificate Insurer or the Trustee in the related Mortgage Loan and shall require a repurchase of the related Mortgage Loan as set forth herein.

         It is understood by the parties hereto that upon the Mortgage Loan Seller's discovery or receipt of notice of a breach of the representations and warranties made in any of clauses (ix), (xi) or (xii), the Mortgage Loan Seller shall be deemed to be in breach of such representation and warranty, and subject to the terms of this Agreement with respect to such breach, notwithstanding that such representation and warranty is limited "to the best of the Mortgage Loan Seller's knowledge."

         Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

         SECTION 8. Representations and Warranties Concerning the Mortgage Loan Seller.

         As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

         (a) the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's business as presently conducted or on the Mortgage Loan Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (b) the Mortgage Loan Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (c) the execution and delivery by the Mortgage Loan Seller of this Agreement have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (d) the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

         (e) this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

         (f) there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and will, if determined adversely to the Mortgage Loan Seller, materially and adversely affect the Mortgage Loan Seller's ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

         (g) the Mortgage Loan Seller's Information (as identified in Exhibit 4) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 9. Representations and Warranties Concerning the Purchaser.

         As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

         (a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

         (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

         (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

         (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

         (f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will, if determined adversely to the Purchaser, materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

         (g) the Purchaser's Information (as identified in Exhibit 5) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


         SECTION 10. Conditions to Closing.

         (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

              (1) Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

              (2) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

             (i) If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

             (ii) If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 3 hereto, one copy to be attached to each counterpart of the Amendment;

              (iii) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

              (iv) A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto copies of the charter and by-laws of the Mortgage Loan Seller and evidence as to the good standing of the Mortgage Loan Seller dated as of a recent date;

              (v) One or more opinions of counsel from the Mortgage Loan Seller's counsel in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

              (vi) A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

              (vii) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

              (3) The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Pooling and Servicing Agreement shall have been issued and sold to Bear Stearns.

              (4) The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

         (b) The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

              (1) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

              (2) The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

              (i) If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

              (ii) The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

              (iii) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto copies of the Purchaser's articles of incorporation and by-laws, and evidence as to the good standing of the Purchaser dated as of a recent date;

              (iv) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller; and

              (v) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

         SECTION 11. Fees and Expenses.

         Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date, or such later date as may be agreed to by the Purchaser, (i) the fees and expenses of the Mortgage Loan Seller's attorneys and the reasonable fees and expenses of the Purchaser's attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of the Purchaser's Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses, including counsel's fees and expenses, in connection with any "blue sky" and legal investment matters, (v) the fees and expenses of the Trustee, which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the closing of the transactions contemplated hereby and (C) review of the Mortgage Loans to be performed by the Trustee, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator thereof to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

         SECTION 12. Accountants' Letters.

         Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions "Summary of Prospectus Supplement--The Mortgage Loans" and "The Mortgage Pool" and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption "Yield on the Certificates" in the Prospectus Supplement.

         (a) To the extent statistical information with respect to the Master Servicer's or a Servicer's servicing portfolio is included in the Prospectus Supplement under the caption "The Master Servicer and the Servicers," a letter from the certified public accountant for the Master Servicer and such Servicer or Servicers will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

         SECTION 13. Indemnification.

         (a) The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as such term is used in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller's Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller's Information is identified), in reliance upon and in conformity with the Mortgage Loan Seller's Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Mortgage Loan Seller in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

         The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

         (b) The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as such term is used in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser's Information as identified in Exhibit 5, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser's Information is identified), in reliance upon and in conformity with the Purchaser's Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller or any other such indemnified party.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve such indemnified party from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

         (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in this Section 13, then the indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

         (e) The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

         SECTION 14. Notices.

         All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the

Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (469) 759-4714), Attention:
General Counsel, and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212-272-7206)), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a Business Day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next Business Day.

         SECTION 15. Transfer of Mortgage Loans.

         The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of a representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

         SECTION 16. Termination.

         This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser's obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller's obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

         SECTION 17. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan, and not to those Mortgage Loans deleted from the Preliminary

Mortgage Loan Schedule pursuant to Section 3 hereof prior to the closing of the transactions contemplated hereby and not to any Deleted Mortgage Loan.

         SECTION 18. Severability.

         If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

         SECTION 19. Counterparts.

         This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

         SECTION 20. Amendment.

         This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

         SECTION 21. GOVERNING LAW.

         THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         SECTION 22. Further Assurances.

         Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement, including any amendments hereto which may be required by either Rating Agency.

         SECTION 23. Successors and Assigns.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller's representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the "successor" of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement, and any such assignment or purported assignment shall be deemed null and void.

         SECTION 24. The Mortgage Loan Seller and the Purchaser.

         The Mortgage Loan Seller and the Purchaser will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

         SECTION 25. Entire Agreement.

         This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

         SECTION 26. No Partnership.


         Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                         EMC MORTGAGE CORPORATION



                                         By:____________________________________
                                         Name:
                                         Title:


                                         STRUCTURED ASSET MORTGAGE INVESTMENTS
                                         II INC.



                                         By:____________________________________
                                         Name:  Baron Silverstein
                                         Title: Vice President

                                    EXHIBIT 1
                                    ---------

                            CONTENTS OF MORTGAGE FILE
                            -------------------------

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or a lost note affidavit with indemnity;

                  (ii) The original Security Instrument (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) of the proviso set forth in Section 2.01(b) of the Pooling and Servicing Agreement applies, shall be in recordable form);

                  (iii) Unless the Mortgage Loan is registered on the MERS(R) System, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "Citibank, N.A., as Trustee," with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (x) of the proviso set forth in Section 2.01(b) of the Pooling and Servicing Agreement applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

                  (iv) All intervening assignments of the Security Instrument, if applicable and only to the extent available to the Purchaser with evidence of recording thereon;

                  (v) The original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

                  (vi) The original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and

                  (vii) Originals of all assumption and modification agreements, if applicable and available.

                                    EXHIBIT 2
                                    ---------

                         CONTENTS OF FINAL MORTGAGE FILE
                         -------------------------------

         (A) With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its agent, and which shall be delivered to the Purchaser pursuant to the terms of the Agreement:

                  (i) The original Mortgage Note, including any riders thereto, endorsed by the Mortgage Loan Seller or the originator, as applicable, without recourse, in proper form to the order of the Trustee, at the direction of the Purchaser, with any intervening endorsements showing an unbroken chain of title from the originator to the Trustee, or, with respect to the Mortgage Loans as to which the Mortgage Note has been lost, lost note affidavits and if available, a copy of the lost Mortgage Note;

                  (ii) Unless the Mortgage Loan is registered on the MERS(R) System, an original duly executed assignment of Mortgage in recordable form from the Mortgage Loan Seller or the originator, as applicable, to the Trustee, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation, the Mortgage Loan Seller shall include or cause to be included a copy thereof certified by the appropriate recording office;

                  (iii) The original Security Instrument, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Mortgage Loan Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

                  (iv) The original intervening assignments, if any and if available, with evidence of recording thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Mortgage Loan Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

                  (v) The originals of each assumption, modification or substitution agreement, if any and if available, relating to the Mortgage Loan;

                  (vi) The original mortgagee's title insurance policy or, if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance or a written commitment to issue such title insurance policy, and

                  (vii) The original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any, to the extent available.

                                    EXHIBIT 3
                                    ---------

                       MORTGAGE LOAN SCHEDULE INFORMATION
                       ----------------------------------

         The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

               (i)     the loan number;

               (ii)    the Mortgagor's name;

               (iii) the street address (including city, state and zip code) of the Mortgaged Property;

               (iv) identify type of Mortgage Loan, e.g. HUD, VA, FHA or conventional;

               (v)     the property type;

               (vi)    the Mortgage Interest Rate;

               (vii) the Servicing Fee and any additional servicing fee, if applicable;

               (viii)  the origination date;

               (ix)    the Net Rate;

               (x)     the original term;

               (xi)    the maturity date;

               (xii)   the stated remaining term to maturity;

               (xiii)  the original principal balance;

               (xiv)   the first payment date;

               (xv) the principal and interest payment in effect as of the Cut-off Date;

               (xvi)   the unpaid Principal Balance as of the Cut-off Date;

               (xvii)  the Loan-to-Value Ratio at origination;

               (xviii) the paid-through date;

               (xix)   the amount of the Scheduled Payment;

               (xx)    the number of days delinquent, if any;

               (xxi) a code indicating whether the Mortgage Loan is negatively amortizing;

               (xxii)  the Index;

               (xxiii) the next Interest Adjustment Date;

               (xxiv)  the Gross Margin, if applicable;

               (xxv) the Minimum Lifetime Mortgage Rate and Maximum Lifetime Mortgage Rate, each if and as applicable;

               (xxvi)  the Periodic Rate Cap, if applicable;

               (xxvii) the Servicing Fee Rate;

               (xxviii) the Servicer; and

               (xxix)  the prepayment penalty, if any.

Such schedule also shall set forth for all of the Mortgage Loans and for all the Mortgage Loans being sold, the total number of Mortgage Loans, the total of each of the amounts described under (xiii) and (xvi) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under
(vi), (ix) and (xxvii) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                    EXHIBIT 4
                                    ---------

                       MORTGAGE LOAN SELLER'S INFORMATION
                       ----------------------------------

         All information in the Prospectus Supplement described under the following Sections: "SUMMARY OF PROSPECTUS SUPPLEMENT -- The Mortgage Loans," "DESCRIPTION OF THE MORTGAGE LOANS" and "SCHEDULE A -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS."

                                    EXHIBIT 5
                                    ---------

                             PURCHASER'S INFORMATION
                             -----------------------

         All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller's Information.

                                    EXHIBIT 6
                                    ---------

                             SCHEDULE OF LOST NOTES
                             ----------------------

                             Available Upon Request

                                    EXHIBIT 7
                                    ---------

                           STANDARD & POOR'S LEVELS(R)
                          GLOSSARY, VERSION 5.6 REVISED
                       AS OF FEBRUARY 7, 2005, APPENDIX E
                       ----------------------------------

APPENDIX E - STANDARD & POOR'S ANTI-PREDATORY LENDING CATEGORIZATION

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.


STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                   Name of Anti-Predatory Lending                 Category under Applicable
      State/Jurisdiction                 Law/Effective Date                       Anti-Predatory Lending Law
      ------------------           ------------------------------                 --------------------------

Arkansas                           Arkansas Home Loan Protection Act, Ark. Code      High Cost Home Loan
                                   Ann. ss.ss. 23-53-101 et seq.

                                   Effective July 16, 2003
----------------------------------------------------------------------------------------------------------------------


Cleveland Heights, OH              Ordinance No. 72-2003 (PSH), Mun. Code ss.ss.     Covered Loan
                                   757.01 et seq.

                                   Effective June 2, 2003
----------------------------------------------------------------------------------------------------------------------
Colorado                           Consumer Equity Protection, Colo. Stat. Ann.      Covered Loan
                                   ss.ss. 5-3.5-101 et seq.

                                   Effective for covered loans offered or entered
                                   into on or after January 1, 2003. Other
                                   provisions of the Act took effect on June 7,
                                   2002
----------------------------------------------------------------------------------------------------------------------
Connecticut                        Connecticut Abusive Home Loan Lending Practices   High Cost Home Loan
                                   Act, Conn. Gen. Stat. ss.ss. 36a-746 et seq.

                                   Effective October 1, 2001
----------------------------------------------------------------------------------------------------------------------
District of Columbia               Home Loan Protection Act, D.C. Code ss.ss.        Covered Loan
                                   26-1151.01 et seq.

                                   Effective for loans closed on or after January
                                   28, 2003
----------------------------------------------------------------------------------------------------------------------

                                                                J-38

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                   Name of Anti-Predatory Lending                 Category under Applicable
      State/Jurisdiction                 Law/Effective Date                       Anti-Predatory Lending Law
      ------------------           ------------------------------                 --------------------------

Florida                            Fair Lending Act, Fla. Stat. Ann.                 High Cost Home Loan
                                   ss.ss. 494.0078 et seq.

                                   Effective October 2, 2002
----------------------------------------------------------------------------------------------------------------------

Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann. ss.ss.    High Cost Home Loan
2003)                              7-6A-1 et seq.

                                   Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------
Georgia as amended (Mar. 7, 2003   Georgia Fair Lending Act, Ga. Code Ann. ss.ss.    High Cost Home Loan
- current)                         7-6A-1 et seq.

                                   Effective for loans closed on or after March 7,
                                   2003
----------------------------------------------------------------------------------------------------------------------
HOEPA Section 32                   Home Ownership and Equity Protection Act of       High Cost Loan
                                   1994, 15 U.S.C. ss. 1639, 12 C.F.R. ss.ss.
                                   226.32 and  226.34

                                   Effective October 1, 1995, amendments October
                                   1, 2002
----------------------------------------------------------------------------------------------------------------------------------
Illinois                           High Risk Home Loan Act, Ill. Comp. Stat. tit.    High Risk Home Loan
                                   815, ss.ss. 137/5 et seq.

                                   Effective January 1, 2004 (prior to this date,
                                   regulations under Residential Mortgage License
                                   Act effective from May 14, 2001)
----------------------------------------------------------------------------------------------------------------------------------
Indiana                            Indiana Home Loan Practices Act, Ind. Code Ann.   High Cost Home Loan
                                   ss.ss. 24-9-1-1 et seq.

                                   Effective for loans originated on or after
                                   January 1, 2005.
----------------------------------------------------------------------------------------------------------------------------------
Kansas                             Consumer Credit Code, Kan. Stat. Ann. ss.ss.      High Loan to Value Consumer
                                   16a-1-101 et seq.                                 Loan (id. ss. 16a-3-207) and;

                                                                                     ---------------------------------
                                   Sections 16a-1-301 and 16a-3-207 became           High APR Consumer Loan (id. ss.
                                   effective April 14, 1999; Section 16a-3-308a      16a-3-308a)
                                   became effective July 1, 1999
----------------------------------------------------------------------------------------------------------------------
Kentucky                           2003 KY H.B. 287 - High Cost Home Loan Act, Ky.   High Cost Home Loan
                                   Rev. Stat. ss.ss. 360.100 et seq.

                                   Effective June 24, 2003
----------------------------------------------------------------------------------------------------------------------


                                                                J-39

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                   Name of Anti-Predatory Lending                 Category under Applicable
      State/Jurisdiction                 Law/Effective Date                       Anti-Predatory Lending Law
      ------------------           ------------------------------                 --------------------------

Maine                              Truth in Lending, Me. Rev. Stat. tit. 9-A,        High Rate High Fee Mortgage
                                   ss.ss.8-101 et seq.

                                   Effective September 29, 1995 and as amended
                                   from time to time
----------------------------------------------------------------------------------------------------------------------
Massachusetts                      Part 40 and Part 32, 209 C.M.R. ss.ss. 32.00 et   High Cost Home Loan
                                   seq. and 209 C.M.R. ss.ss. 40.01 et seq.

                                   Effective March 22, 2001 and amended from time
                                   to time
----------------------------------------------------------------------------------------------------------------------
                                   Massachusetts Predatory Home Loan Practices Act   High Cost Home
                                                                                     Mortgage Loan

                                   Mass. Gen. Laws ch. 183C, ss.ss. 1 et seq.
                                   Effective November 7, 2004
----------------------------------------------------------------------------------------------------------------------

Nevada                             Assembly Bill No. 284, Nev. Rev. Stat. ss.ss.     Home Loan
                                   598D.010 et seq.

                                   Effective October 1, 2003
----------------------------------------------------------------------------------------------------------------------
New Jersey                         New Jersey Home Ownership Security Act of 2002,   High Cost Home Loan
                                   N.J. Rev. Stat. ss.ss. 46:10B-22 et seq.

                                   Effective for loans closed on or after November
                                   27, 2003
----------------------------------------------------------------------------------------------------------------------
New Mexico                         Home Loan Protection Act, N.M. Rev. Stat.         High Cost Home Loan
                                   ss.ss. 58-21A-1 et seq.

                                   Effective as of January 1, 2004; Revised as of
                                   February 26, 2004
----------------------------------------------------------------------------------------------------------------------
New York                           N.Y. Banking Law Article 6-l                      High Cost Home Loan

                                   Effective for applications made on or after
                                   April 1, 2003
----------------------------------------------------------------------------------------------------------------------
North Carolina                     Restrictions and Limitations on High Cost Home    High Cost Home Loan
                                   Loans, N.C. Gen. Stat. ss.ss. 24-1.1E et seq.

----------------------------------------------------------------------------------------------------------------------

                                                                J-40

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                   Name of Anti-Predatory Lending                 Category under Applicable
      State/Jurisdiction                 Law/Effective Date                       Anti-Predatory Lending Law
      ------------------           ------------------------------                 --------------------------

                                   Effective July 1, 2000; amended October 1, 2003
                                   (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------
Ohio                               H.B. 386 (codified in various sections of the     Covered Loan
                                   Ohio Code), Ohio Rev. Code Ann. ss.ss. 1349.25
                                   et seq.

                                   Effective May 24, 2002
----------------------------------------------------------------------------------------------------------------------
Oklahoma                           Consumer Credit Code (codified in various         Subsection 10 Mortgage
                                   sections of Title 14A)

                                   Effective July 1, 2000; amended effective
                                   January 1, 2004
----------------------------------------------------------------------------------------------------------------------
South Carolina                     South Carolina High Cost and Consumer Home        High Cost Home Loan
                                   Loans Act, S.C. Code Ann. ss.ss. 37-23-10
                                   et seq.

                                   Effective for loans taken on or after January
                                   1, 2004
----------------------------------------------------------------------------------------------------------------------
West Virginia                      West Virginia Residential Mortgage Lender,        West Virginia Mortgage Loan
                                   Broker and Servicer Act, W. Va. Code Ann.         Act Loan
                                   ss.ss. 31-17-1 et seq.

                                   Effective June 5, 2002
----------------------------------------------------------------------------------------------------------------------

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

                                    Name of Anti-Predatory Lending                    Category under Applicable
    State/Jurisdiction                     Law/Effective Date                          Anti-Predatory Lending Law
    ------------------              --------------------------------                 --------------------------

Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann.           Covered Loan
2003)                              ss.ss. 7-6A-1 et seq.

                                   Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------
Indiana                            Indiana Home Loan Practices Act, Ind. Code Ann.   High Cost Home Loan
                                   ss.ss. 24-9-1-1 et seq.

                                   Effective for loans originated on or after
                                   January 1, 2005.
----------------------------------------------------------------------------------------------------------------------

                                                                J-41

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

                                    Name of Anti-Predatory Lending                    Category under Applicable
    State/Jurisdiction                     Law/Effective Date                          Anti-Predatory Lending Law
    ------------------              --------------------------------                 --------------------------

New Jersey                         New Jersey Home Ownership Security Act of 2002,   Covered Home Loan
                                   N.J. Rev. Stat. ss.ss. 46:10B-22 et seq.

                                   Effective November 27, 2003 - July 5, 2004
----------------------------------------------------------------------------------------------------------------------


STANDARD & POOR'S HOME LOAN CATEGORIZATION

                                    Name of Anti-Predatory Lending                    Category under Applicable
    State/Jurisdiction                     Law/Effective Date                          Anti-Predatory Lending Law
    ------------------              --------------------------------                 --------------------------

Georgia (Oct. 1, 2002 - Mar. 6,    Georgia Fair Lending Act, Ga. Code Ann.           Home Loan
2003)                              ss.ss. 7-6A-1 et seq.

                                   Effective October 1, 2002 - March 6, 2003
----------------------------------------------------------------------------------------------------------------------
New Jersey                         New Jersey Home Ownership Security Act of 2002,   Home Loan
                                   N.J. Rev. Stat. ss.ss. 46:10B-22 et seq.

                                   Effective for loans closed on or after November
                                   27, 2003
----------------------------------------------------------------------------------------------------------------------
New Mexico                         Home Loan Protection Act, N.M. Rev. Stat.         Home Loan
                                   ss.ss. 58-21A-1 et seq.

                                   Effective as of January 1, 2004; Revised as of
                                   February 26, 2004
----------------------------------------------------------------------------------------------------------------------
North Carolina                     Restrictions and Limitations on High Cost Home    Consumer Home Loan
                                   Loans, N.C. Gen. Stat. ss.ss. 24-1.1E et seq.

                                   Effective July 1, 2000; amended October 1, 2003
                                   (adding open-end lines of credit)
----------------------------------------------------------------------------------------------------------------------
South Carolina                     South Carolina High Cost and Consumer Home        Consumer Home Loan
                                   Loans Act, S.C. Code Ann. ss.ss. 37-23-10
                                   et seq.

                                   Effective for loans taken on or after January
                                   1, 2004
----------------------------------------------------------------------------------------------------------------------


                                   SCHEDULE A
                                   ----------

                 REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES


                               PUBLIC CERTIFICATES

CLASS                                        S&P                     MOODY'S

Class I-A-1                                  AAA                       Aaa
Class I-A-2                                  AAA                       Aaa
Class I-A-3                                  AAA                       Aaa
Class I-X                                    AAA                       Aaa
Class I-B-1                                  AA+                       Aaa
Class I-B-2                                   AA                       Aa1
Class I-B-3                                  AA-                       Aa1
Class I-B-4                                   A+                       Aa2
Class I-B-5                                   A                        Aa3
Class I-B-6                                   A-                       A1
Class I-B-7                                  BBB+                      A2
Class I-B-8                                  BBB                      Baa1
Class I-B-9                                  BBB-                     Baa2
Class II-A-1                                 AAA                       Aaa
Class II-A-2                                 AAA                       Aaa
Class II-A-3                                 AAA                       Aaa
Class II-B-1                                  AA                       Aa1
Class II-B-2                                  A                        Aa3
Class II-B-3                                 BBB                       A3
Class II-B-4                                 BBB-                     Baa1


                              PRIVATE CERTIFICATES

CLASS                                        S&P                     MOODY'S

Class I-B-IO                                 N/R                       N/R
Class I-XP                                   N/R                       N/R
Class II-B-5                                  BB                       Ba2
Class II-B-IO                                N/R                       N/R
Class II-XP                                  N/R                       N/R
Class R                                      N/R                       N/R
Class R-X                                    N/R                       N/R


None of the above ratings, if any, has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

                                                                       EXHIBIT K

                    FORM OF TRUSTEE LIMITED POWER OF ATTORNEY
                    -----------------------------------------

KNOW ALL MEN BY THESE PRESENTS, that Citibank, N.A., having a place of business 388 Greenwich Street, 14th Floor, New York, N.Y. 10013, as Trustee (and in no personal or other representative capacity) under the Pooling and Servicing Agreement, dated as of January 1, 2007, by and among Structured Asset Mortgage Investments II Inc., the Trustee, Wells Fargo Bank, National Association and EMC Mortgage Corporation (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms not defined herein have the definitions assigned to such terms in the Agreement), relating to the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1, hereby appoints _______________, in its capacity as a Servicer under the Agreement, as the Trustee's true and lawful Special Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, but only in its capacity as Trustee aforesaid, to perform all acts and execute all documents as may be customary, necessary and appropriate to effectuate the following enumerated transactions in respect of any mortgage, deed of trust, promissory note or real estate owned from time to time owned (beneficially or in title, whether the Trustee is named therein as mortgagee or beneficiary or has become mortgagee or beneficiary by virtue of endorsement, assignment or other conveyance) or held by or registered to the Trustee (directly or through custodians or nominees), or in respect of which the Trustee has a security interest or other lien, all as provided under the applicable Agreement and only to the extent the respective Trustee has an interest therein under the Agreement, and in respect of which the Servicer is acting as servicer pursuant to the Agreement (the "Mortgage Documents").

This appointment shall apply to the following enumerated transactions under the Agreement only:

1. The modification or re-recording of any Mortgage Document for the purpose of correcting it to conform to the original intent of the parties thereto or to correct title errors discovered after title insurance was issued and where such modification or re-recording does not adversely affect the lien under the Mortgage Document as insured.

2. The subordination of the lien under a Mortgage Document to an easement in favor of a public utility company or a state or federal agency or unit with powers of eminent domain including, without limitation, the execution of partial satisfactions/releases, partial reconveyances and the execution of requests to trustees to accomplish same.

3. The conveyance of the properties subject to a Mortgage Document to the applicable mortgage insurer, or the closing of the title to the property to be acquired as real estate so owned, or conveyance of title to real estate so owned.

4. The completion of loan assumption and modification agreements in respect of Mortgage Documents.

5. The full or partial satisfaction/release of a Mortgage Document or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related note.

6. The assignment of any Mortgage Document, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage Document upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related note.

8. With respect to a Mortgage Document, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

         a. the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

         b. the preparation and issuance of statements of breach or non-performance;

         c. the preparation and filing of notices of default and/or notices of sale;

         d. the cancellation/rescission of notices of default and/or notices of sale;

         e.       the taking of a deed in lieu of foreclosure; and

         f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage Document or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e), above.

9. Demand, sue for, recover, collection and receive each and every sum of money, debt, account and interest (which now is, or hereafter shall become due and payable) belonging to or claimed by the Trustee under the Mortgage Documents, and to use or take any lawful means for recovery thereof by legal process or otherwise.

10. Endorse on behalf of the Trustee all checks, drafts and/or negotiable instruments made payable to the Trustee in respect of the Mortgage Documents.

The Trustee gives the Special Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by this Limited Power of Attorney, subject to the terms and conditions set forth in the Agreement including the standard of care applicable to servicers in the Agreement, and hereby does ratify and confirm what such Special Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

IN WITNESS WHEREOF, the Trustee has caused its corporate name and seal to be hereto signed and affixed and these presents to be acknowledged by its duly elected and authorized officer this ___ day of ___ , 2007.

                                                      CITIBANK, N.A., AS TRUSTEE



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

WITNESS:                                             WITNESS:


-------------------------------             -------------------------------
Name:                                       Name:
Title:                                      Title:


STATE OF NEW YORK
                                    SS
COUNTY OF NEW YORK

         On ______________, 2007, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me to be the person whose name is subscribed to the within instrument and to be a duly authorized and acting _____________ of Citibank, N.A., and such person acknowledged to me that such person executed the within instrument in such person's authorized capacity as a _____________ of Citibank, N.A., and that by such signature on the within instrument the entity upon behalf of which such person acted executed the instrument.

         WITNESS my hand and official seal.


                                                  ------------------------------
                                                  Notary Public

                                                                       EXHIBIT L

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
--------------------------------------------------------------

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party's title. So, for example, in a particular transaction, the trustee may perform the "paying agent" and "securities administrator" functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

KEY:     X - OBLIGATION


REG AB REFERENCE   SERVICING CRITERIA                 PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
                                                      SERVICER      SERVICER    ADMIN                     (NOMINAL)
------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
                   GENERAL SERVICING CONSIDERATIONS
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(i)      Policies and procedures are             X            X            X
                   instituted to monitor any
                   performance or other triggers
                   and events of default in
                   accordance with the transaction
                   agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(1)(ii)     If any material servicing               X            X
                   activities are outsourced to
                   third parties, policies and
                   procedures are instituted to
                   monitor the third party's
                   performance and compliance with
                   such servicing activities.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Any requirements in the
                   transaction agreements to
                   maintain a back-up servicer for
1122(d)(1)(iii)    the Pool Assets are maintained.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   A fidelity bond and errors and          X            X
                   omissions policy is in effect on
                   the party participating in the
                   servicing function throughout
                   the reporting period in the
                   amount of coverage required by
                   and otherwise in accordance with
                   the terms of the transaction
1122(d)(1)(iv)     agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------

                                                                L-1

REG AB REFERENCE   SERVICING CRITERIA                 PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
                                                      SERVICER      SERVICER    ADMIN                     (NOMINAL)
------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
                   CASH COLLECTION AND
                   ADMINISTRATION
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(2)(i)      Payments on pool assets are             X            X            X
                   deposited into the appropriate
                   custodial bank accounts and
                   related bank clearing accounts
                   no more than two business days
                   following receipt, or such other
                   number of days specified in the
                   transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Disbursements made via wire             X            X            X
                   transfer on behalf of an obligor
                   or to an investor are made only
1122(d)(2)(ii)     by authorized personnel.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Advances of funds or guarantees         X            X            X
                   regarding collections, cash
                   flows or distributions, and any
                   interest or other fees charged
                   for such advances, are made,
                   reviewed and approved as
                   specified in the transaction
1122(d)(2)(iii)    agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   The related accounts for the            X            X            X
                   transaction, such as cash
                   reserve accounts or accounts
                   established as a form of over
                   collateralization, are
                   separately maintained (e.g.,
                   with respect to commingling of
                   cash) as set forth in the
1122(d)(2)(iv)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Each custodial account is               X            X            X
                   maintained at a federally
                   insured depository institution
                   as set forth in the transaction
                   agreements. For purposes of this
                   criterion, "federally insured
                   depository institution" with
                   respect to a foreign financial
                   institution means a foreign
                   financial institution that meets
                   the requirements of Rule
                   13k-1(b)(1) of the Securities
1122(d)(2)(v)      Exchange Act.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Unissued checks are safeguarded         X                         X
                   so as to prevent unauthorized
1122(d)(2)(vi)     access.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------

                                                                L-2

REG AB REFERENCE   SERVICING CRITERIA                 PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
                                                      SERVICER      SERVICER    ADMIN                     (NOMINAL)
------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
                   Reconciliations are prepared on         X            X            X
                   a monthly basis for all
                   asset-backed securities related
                   bank accounts, including
                   custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within 30 calendar days
                   after the bank statement cutoff
                   date, or such other number of
                   days specified in the
                   transaction agreements; (C)
                   reviewed and approved by someone
                   other than the person who
                   prepared the reconciliation; and
                   (D) contain explanations for
                   reconciling items. These
                   reconciling items are resolved
                   within 90 calendar days of their
                   original identification, or such
                   other number of days specified
1122(d)(2)(vii)    in the transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   INVESTOR REMITTANCES AND
                   REPORTING
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(3)(i)      Reports to investors, including         X            X            X
                   those to be filed with the
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A)
                   are prepared in accordance with
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with
                   the Commission as required by
                   its rules and regulations; and
                   (D) agree with investors' or the
                   trustee's records as to the
                   total unpaid principal balance
                   and number of Pool Assets
                   serviced by the Servicer.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Amounts due to investors are            X            X            X
                   allocated and remitted in
                   accordance with timeframes,
                   distribution priority and other
                   terms set forth in the
1122(d)(3)(ii)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Disbursements made to an                X            X            X
                   investor are posted within two
                   business days to the Servicer's
                   investor records, or such other
                   number of days specified in the
1122(d)(3)(iii)    transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Amounts remitted to investors           X            X            X
                   per the investor reports agree
                   with cancelled checks, or other
                   form of payment, or custodial
1122(d)(3)(iv)     bank statements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------

                                                                L-3

REG AB REFERENCE   SERVICING CRITERIA                 PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
                                                      SERVICER      SERVICER    ADMIN                     (NOMINAL)
------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
                   POOL ASSET ADMINISTRATION
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(i)      Collateral or security on pool          X                                      X
                   assets is maintained as required
                   by the transaction agreements or
                   related pool asset documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(ii)     Pool assets and related                 X                                      X
                   documents are safeguarded as
                   required by the transaction
                   agreements
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(iii)    Any additions, removals or              X                         X
                   substitutions to the asset pool
                   are made, reviewed and approved
                   in accordance with any
                   conditions or requirements in
                   the transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(iv)     Payments on pool assets,                X
                   including any payoffs, made in
                   accordance with the related pool
                   asset documents are posted to
                   the Servicer's obligor records
                   maintained no more than two
                   business days after receipt, or
                   such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other
                   items (e.g., escrow) in
                   accordance with the related pool
                   asset documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   The Servicer's records regarding        X
                   the pool assets agree with the
                   Servicer's records with respect
                   to an obligor's unpaid principal
1122(d)(4)(v)      balance.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Changes with respect to the             X            X
                   terms or status of an obligor's
                   pool assets (e.g., loan
                   modifications or re-agings) are
                   made, reviewed and approved by
                   authorized personnel in
                   accordance with the transaction
                   agreements and related pool
1122(d)(4)(vi)     asset documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Loss mitigation or recovery             X            X
                   actions (e.g., forbearance
                   plans, modifications and deeds
                   in lieu of foreclosure,
                   foreclosures and repossessions,
                   as applicable) are initiated,
                   conducted and concluded in
                   accordance with the timeframes
                   or other requirements
                   established by the transaction
1122(d)(4)(vii)    agreements.



                                                                L-4

REG AB REFERENCE   SERVICING CRITERIA                 PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
                                                      SERVICER      SERVICER    ADMIN                     (NOMINAL)
------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
                   Records documenting collection          X
                   efforts are maintained during
                   the period a pool asset is
                   delinquent in accordance with
                   the transaction agreements. Such
                   records are maintained on at
                   least a monthly basis, or such
                   other period specified in the
                   transaction agreements, and
                   describe the entity's activities
                   in monitoring delinquent pool
                   assets including, for example,
                   phone calls, letters and payment
                   rescheduling plans in cases
                   where delinquency is deemed
                   temporary (e.g., illness or
1122(d)(4)(viii)   unemployment).
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(ix)     Adjustments to interest rates or        X
                   rates of return for pool assets
                   with variable rates are computed
                   based on the related pool asset
                   documents.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
1122(d)(4)(x)      Regarding any funds held in             X
                   trust for an obligor (such as
                   escrow accounts): (A) such funds
                   are analyzed, in accordance with
                   the obligor's pool asset
                   documents, on at least an annual
                   basis, or such other period
                   specified in the transaction
                   agreements; (B) interest on such
                   funds is paid, or credited, to
                   obligors in accordance with
                   applicable pool asset documents
                   and state laws; and (C) such
                   funds are returned to the
                   obligor within 30 calendar days
                   of full repayment of the related
                   pool assets, or such other
                   number of days specified in the
                   transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Payments made on behalf of an           X
                   obligor (such as tax or
                   insurance payments) are made on
                   or before the related penalty or
                   expiration dates, as indicated
                   on the appropriate bills or
                   notices for such payments,
                   provided that such support has
                   been received by the servicer at
                   least 30 calendar days prior to
                   these dates, or such other
                   number of days specified in the
1122(d)(4)(xi)     transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Any late payment penalties in           X
                   connection with any payment to
                   be made on behalf of an obligor
                   are paid from the Servicer's
                   funds and not charged to the
                   obligor, unless the late payment
                   was due to the obligor's error
1122(d)(4)(xii)    or omission.


                                                                L-5

REG AB REFERENCE   SERVICING CRITERIA                 PRIMARY       MASTER      SECURITIES   CUSTODIAN    TRUSTEE
                                                      SERVICER      SERVICER    ADMIN                     (NOMINAL)
------------------ ---------------------------------- ------------- ----------- ------------ ------------ ------------
                   Disbursements made on behalf of         X
                   an obligor are posted within two
                   business days to the obligor's
                   records maintained by the
                   servicer, or such other number
                   of days specified in the
1122(d)(4)(xiii)   transaction agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Delinquencies, charge-offs and          X            X
                   uncollectible accounts are
                   recognized and recorded in
                   accordance with the transaction
1122(d)(4)(xiv)    agreements.
------------------ ---------------------------------- ------------ ------------ ------------ ------------ ------------
                   Any external enhancement or             X                         X
                   other support, identified in
                   Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is
                   maintained as set forth in the
                   transaction agreements. [In this
                   transaction there is no external
1122(d)(4)(xv)     enhancement or other support.]


                                                                     EXHIBIT M-1

                          FORM OF BACK-UP CERTIFICATION



         Re: The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

         I, ____________________________, the _______________________ of [NAME
OF COMPANY], certify to, [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

     1. I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
         Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Depositor, the Securities Administrator and the Trustee pursuant to the Agreement (collectively, the "Company Servicing Information");

     2. Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

     3. Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Securities Administrator] and the [Trustee];

     4. I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

     5. The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any subservicer and subcontractor pursuant to the Agreement, have been provided to the Depositor and the Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor and the Securities Administrator. Any material


                                     M-1-1
         instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                        Date:  _________________________________


                                        By:      _______________________________
                                                 Name:
                                                 Title:




                                     M-1-2

                                                                     EXHIBIT M-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                BY THE SECURITIES ADMINISTRATOR TO THE DEPOSITOR

           Re:     ________________________________ Trust 200_-____(the
                   "Trust"), Mortgage Pass-Through Certificates, Series 200_-____, issued pursuant to the Pooling and Servicing Agreement, dated as of ________ 1, 200_, among
                   ____________________________, as Depositor, Wells Fargo Bank,
                   National Association, as Securities Administrator and
                   __________________________________________________________

         The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

         (2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Securities Administrator's assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

         (3) To my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

         (4) I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

         (5) The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.


                                     M-2-1

         In giving the certifications above, the Securities Administrator has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]


Date:
     ------------------------------------------------


------------------------------------------------
[Signature]
[Title]


                                     M-2-2

                                                                       EXHIBIT N


                              FORM OF CAP CONTRACTS

                   [Please see Tab ___ in the Closing Binder]

                                                                       EXHIBIT O

           FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18.

Under Item 1 of Form 10-D: a) items marked "Monthly Statement to Certificateholders" are required to be included in the periodic Distribution Date statement under Section 6.04, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.


                                                         MASTER      SECURITIES
FORM    ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR  SPONSOR
----    ----    -----------            ---------     --------    -------------      ---------      -------        ---------  -------
10-D    Must be filed within 15 days of the distribution date for the                              (NOMINAL)
        asset-backed securities.
------- --------------------------------------------------------------------------- -------------- -------------- ------------- ----
        1       DISTRIBUTION AND
                POOL PERFORMANCE
                INFORMATION
------- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ----
                Item 1121(a) -
                Distribution and
                Pool Performance
                Information
------- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ----
                (1) Any applicable                               X
                record dates,
                accrual dates,                                   (MONTHLY
                determination dates                              STATEMENTS TO
                for calculating                                  CERTIFICATEHOLDERS)
                distributions and
                actual distribution
                dates for the
                distribution period.
------- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ----
                (2) Cash flows                                   X
                received and the
                sources thereof for                              (MONTHLY
                distributions, fees                              STATEMENTS TO
                and expenses.                                    CERTIFICATEHOLDERS)
------- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ----
                (3) Calculated                                   X
                amounts and
                distribution of the                              (MONTHLY
                flow of funds for                                STATEMENTS TO
                the period itemized                              CERTIFICATEHOLDERS)
                by type and priority
                of payment,
                including:
------- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ----


                                                                O-1

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
                       (i) Fees or                             X
              expenses accrued and
              paid, with an                                    (MONTHLY
              identification of                                STATEMENTS TO
              the general purpose                              CERTIFICATEHOLDERS)
              of such fees and the
              party receiving such
              fees or expenses.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                       (ii)                                    X
              Payments accrued or
              paid with respect to                             (MONTHLY
              enhancement or other                             STATEMENTS TO
              support identified                               CERTIFICATEHOLDERS)
              in Item 1114 of
              Regulation AB (such
              as insurance
              premiums or other
              enhancement
              maintenance fees),
              with an
              identification of
              the general purpose
              of such payments and
              the party receiving
              such payments.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                       (iii)                                   X
              Principal, interest
              and other                                        (MONTHLY
              distributions                                    STATEMENTS TO
              accrued and paid on                              CERTIFICATEHOLDERS)
              the asset-backed
              securities by type
              and by class or
              series and any
              principal or
              interest shortfalls
              or carryovers.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                       (iv) The                                X
              amount of excess
              cash flow or excess                              (MONTHLY
              spread and the                                   STATEMENTS TO
              disposition of                                   CERTIFICATEHOLDERS)
              excess cash flow.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              (4) Beginning and                                X
              ending principal
              balances of the                                  (MONTHLY
              asset-backed                                     STATEMENTS TO
              securities.                                      CERTIFICATEHOLDERS)
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------


                                                                O-2

                                                         MASTER      SECURITIES
FORM ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR     SPONSOR
---- ----    -----------            ---------     --------    -------------      ---------      -------        ---------     -------
             (5) Interest rates                               X
             applicable to the
             pool assets and the                              (MONTHLY
             asset-backed                                     STATEMENTS TO
             securities, as                                   CERTIFICATEHOLDERS)
             applicable. Consider
             providing interest
             rate information for
             pool assets in
             appropriate
             distributional
             groups or
             incremental ranges.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             (6) Beginning and                                X
             ending balances of
             transaction                                      (MONTHLY
             accounts, such as                                STATEMENTS TO
             reserve accounts,                                CERTIFICATEHOLDERS)
             and material account
             activity during the
             period.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             (7) Any amounts                                  X
             drawn on any credit
             enhancement or other                             (MONTHLY
             support identified                               STATEMENTS TO
             in Item 1114 of                                  CERTIFICATEHOLDERS)
             Regulation AB, as
             applicable, and the
             amount of coverage
             remaining under any
             such enhancement, if
             known and applicable.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             (8) Number and                                   X                                                Updated
             amount of pool                                                                                    pool
                    assets at the                                    (MONTHLY                                         composition
                    beginning and ending                             STATEMENTS TO                                    information
                    of each period, and                              CERTIFICATEHOLDERS)                              fields to
                    updated pool                                                                                      be as
                    composition                                                                                       specified
                    information, such as                                                                              by
                                                                                                                      Depositor
                                                                                                                      from time


                                                                O-3

                                                         MASTER      SECURITIES
FORM ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR     SPONSOR
---- ----    -----------            ---------     --------    -------------      ---------      -------        ---------     -------
             weighted average                                                                                  to time
             coupon, weighted
             average remaining
             term, pool factors
             and prepayment
             amounts.

             (9) Delinquency and    X             X           X
             loss information for
             the period.                                      (MONTHLY
                                                              STATEMENTS TO
                                                              CERTIFICATEHOLDERS)
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             In addition,           X
             describe any
             material changes to
             the information
             specified in Item
             1100(b)(5) of
             Regulation AB
             regarding the pool
             assets. (methodology)
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             (10) Information on    X             X           X
             the amount, terms
             and general purpose                              (MONTHLY
             of any advances made                             STATEMENTS TO
             or reimbursed during                             CERTIFICATEHOLDERS)
             the period,
             including the
             general use of funds
             advanced and the
             general source of
             funds for
             reimbursements.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             (11) Any material      X             X           X
             modifications,
             extensions or                                    (MONTHLY
             waivers to pool                                  STATEMENTS TO
             asset terms, fees,                               CERTIFICATEHOLDERS)
             penalties or
             payments during the
             distribution period
             or that have
             cumulatively become
             material over time.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             (12) Material          X             X           X                                                X
             breaches of pool
             asset                                            (if agreed upon
             representations or                               by the parties)
             warranties or


                                                                O-4

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
              transaction
              covenants.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              (13) Information on                              X
              ratio, coverage or
              other tests used for                             (MONTHLY
              determining any                                  STATEMENTS TO
              early amortization,                              CERTIFICATEHOLDERS)
              liquidation or other
              performance trigger
              and whether the
              trigger was met.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              (14) Information                                                                                  X
              regarding any new
              issuance of
              asset-backed
              securities backed by
              the same asset pool,
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                    information      X             X           X                                                X
                    regarding any
                    pool asset
                    changes (other
                    than in
                    connection
                    with a pool
                    asset
                    converting
                    into cash in
                    accordance
                    with its
                    terms), such
                    as additions
                    or removals in
                    connection
                    with a
                    prefunding or
                    revolving
                    period and
                    pool asset
                    substitutions
                    and
                    repurchases
                    (and purchase
                    rates, if
                    applicable),
                    and cash flows
                    available for
                    future
                    purchases,

                                                          O-5

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
                    such as the
                    balances of
                    any prefunding
                    or revolving
                    accounts, if
                    applicable.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                    Disclose any                                                                                X             X
                    material
                    changes in the
                    solicitation,
                    credit-granting,
                    underwriting,
                    origination,
                    acquisition or
                    pool selection
                    criteria or
                    procedures, as
                    applicable,
                    used to
                    originate,
                    acquire or
                    select the new
                    pool assets.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Item 1121(b) -                                                                                    X
              Pre-Funding or
              Revolving Period
              Information

              Updated pool
              information as
              required under Item
              1121(b).
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      2       LEGAL PROCEEDINGS
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Item 1117 - Legal
              proceedings pending
              against the
              following entities,
              or their respective
              property, that is
              material to
              Certificateholders,
              including
              proceedings known to
              be contemplated by


                                                          O-6

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
              governmental
              authorities:
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Sponsor (Seller)                                                                                                X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Depositor                                                                                         X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Trustee                                                                            X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Issuing entity                                                                                    X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Master Servicer,       X             X
              affiliated Servicer,
              other Servicer
              servicing 20% or
              more of pool assets
              at time of report,
              other material
              servicers
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Securities                                       X
              Administrator
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Originator of 20% or                                                                              X
              more of pool assets
              as of the Cut-off
              Date
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Custodian                                                           X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      3       SALES OF SECURITIES
              AND USE OF PROCEEDS
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Information from                                                                                  X
              Item 2(a) of Part II
              of Form 10-Q:

              With respect to any
              sale of securities
              by the sponsor,
              depositor or issuing
              entity, that are
              backed by the same
              asset pool or are
              otherwise issued by
              the issuing entity,
              whether or not
              registered, provide
              the sales and use of
              proceeds information
              in Item 701 of
              Regulation S-K.
              Pricing information
              can be omitted if


                                                                O-7


                                                         MASTER      SECURITIES
FORM ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR     SPONSOR
---- ----    -----------            ---------     --------    -------------      ---------      -------        ---------     -------
             securities were not
             registered.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     4       DEFAULTS UPON SENIOR
             SECURITIES
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Information from                                 X
             Item 3 of Part II of
             Form 10-Q:

             Report the
             occurrence of any
             Event of Default
             (after expiration of
             any grace period and
             provision of any
             required notice)
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     5       SUBMISSION OF
             MATTERS TO A VOTE OF
             SECURITY HOLDERS
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Information from                                 X
             Item 4 of Part II of
             Form 10-Q
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     6       SIGNIFICANT OBLIGORS
             OF POOL ASSETS
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1112(b) -                                                                                    X
             Significant Obligor
             Financial
             Information*
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             *This information
             need only be
             reported on the Form
             10-D for the
             distribution period
             in which updated
             information is
             required pursuant to
             the Item.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     7       SIGNIFICANT
             ENHANCEMENT PROVIDER
             INFORMATION
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1114(b)(2) -
             Credit Enhancement
             Provider Financial
             Information*
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
                   Determining                                                                                 X
                   applicable
                   disclosure
                   threshold


                                                                O-8

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
                    Obtaining                                                                                   X
                    required
                    financial
                    information or
                    effecting
                    incorporation
                    by reference
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Item 1115(b) -
              Derivative
              Counterparty
              Financial
              Information*
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                    Determining                                                                                 X
                    current
                    maximum
                    probable
                    exposure
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                    Determining                                X
                    current
                    significance
                    percentage
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                    Notifying                                  X
                    derivative
                    counterparty
                    of
                    significance
                    percentage and
                    requesting
                    required
                    financial
                    information
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                    Obtaining                                                                                   X
                    required
                    financial
                    information or
                    effecting
                    incorporation
                    by reference
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              *This information
              need only be
              reported on the Form
              10-D for the
              distribution period
              in which updated
              information is
              required pursuant to
              the Items.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      8       OTHER INFORMATION
----- ------- ---------------------- -----------------------------------------------------------------------------------------------
              Disclose any           The Responsible Party for the applicable Form 8-K item as indicated below.



                                                          O-9

                                                         MASTER      SECURITIES
FORM ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR     SPONSOR
---- ----    -----------            ---------     --------    -------------      ---------      -------        ---------     -------
             information required
             to be reported on
             Form 8-K during the
             period covered by
             the Form 10-D but
             not reported
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     9       EXHIBITS
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Distribution report                              X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Exhibits required by                                                                              X
             Item 601 of
             Regulation S-K, such
             as material
             agreements
---- --------------------------------------------------------------------------- -------------- -------------- ------------- -------
8-K  Must be filed within four business days of an event reportable on Form
     8-K.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     1.01    ENTRY INTO A
             MATERIAL DEFINITIVE
             AGREEMENT
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Disclosure is          X             X           X                                                X             X
             required regarding
             entry into or
             amendment of any
             definitive agreement
             that is material to
             the securitization,
             even if depositor is
             not a party.

             Examples: servicing
             agreement, custodial
             agreement.

             Note: disclosure not
             required as to
             definitive
             agreements that are
             fully disclosed in
             the prospectus
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     1.02    TERMINATION OF A       X             X           X                                                X             X
             MATERIAL DEFINITIVE
             AGREEMENT
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Disclosure is
             required regarding
             termination of  any
             definitive agreement
             that is

                                                         O-10

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
              material to
              the securitization
              (other than
              expiration in
              accordance with its
              terms), even if
              depositor is not a
              party.

              Examples: servicing
              agreement, custodial
              agreement.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      1.03    BANKRUPTCY OR
              RECEIVERSHIP
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Disclosure is          X             X           X                  X                             X             X
              required regarding
              the bankruptcy or
              receivership, if
              known to the Master
              Servicer, with
              respect to any of
              the following:

              Sponsor (Seller),
              Depositor, Master
              Servicer, affiliated
              Servicer, other
              Servicer servicing
              20% or more of pool
              assets at time of
              report, other
              material servicers,
              Certificate
              Administrator,
              Trustee, significant
              obligor, credit
              enhancer (10% or
              more), derivatives
              counterparty,
              Custodian
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      2.04    TRIGGERING EVENTS
              THAT ACCELERATE OR
              INCREASE A DIRECT
              FINANCIAL OBLIGATION
              OR AN OBLIGATION
              UNDER

                                                          O-11

                                                         MASTER      SECURITIES
FORM ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR     SPONSOR
---- ----    -----------            ---------     --------    -------------      ---------      -------        ---------     -------
             AN OFF-BALANCE
             SHEET ARRANGEMENT
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Includes an early                    X           X
             amortization,
             performance trigger
             or other event,
             including event of
             default, that would
             materially alter the
             payment
             priority/distribution
             of cash
             flows/amortization
             schedule.

             Disclosure will be
             made of events other
             than waterfall
             triggers which are
             disclosed in the
             6.07 statement
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     3.03    MATERIAL
             MODIFICATION TO
             RIGHTS OF SECURITY
             HOLDERS
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Disclosure is                                    X                                                X
             required of any
             material
             modification to
             documents defining
             the rights of
             Certificateholders,
             including the
             Pooling and
             Servicing Agreement
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     5.03    AMENDMENTS TO
             ARTICLES OF
             INCORPORATION OR
             BYLAWS; CHANGE IN
             FISCAL YEAR
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Disclosure is                                                                                     X
             required of any
             amendment "to the
             governing documents
             of the issuing
             entity"
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     5.06    CHANGE IN SHELL
                    COMPANY STATUS

                                                                O-12

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
              [Not applicable to                                                                                X
              ABS issuers]
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      6.01    ABS INFORMATIONAL
              AND COMPUTATIONAL
              MATERIAL
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              [Not included in                                                                                  X
              reports to be filed
              under Section 3.18]
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      6.02    CHANGE OF SERVICER
              OR TRUSTEE
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Requires disclosure    X             X           X                                                X
              of any removal,
              replacement,
              substitution or
              addition of any
              master servicer,
              affiliated servicer,
              other servicer
              servicing 10% or
              more of pool assets
              at time of report,
              other material
              servicers,
              certificate
              administrator or
              trustee.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Reg AB disclosure      X
              about any new
              servicer is also
              required.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Reg AB disclosure                                                                  X (TO THE
              about any new                                                                      EXTENT OF A
              trustee is also                                                                    NEW TRUSTEE)
              required.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Reg AB disclosure                                X
              about any new
              securities
              administrator is
              also required.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      6.03    CHANGE IN CREDIT
              ENHANCEMENT OR OTHER
              EXTERNAL SUPPORT [IN
              THIS TRANSACTION
              THERE IS NO EXTERNAL
              ENHANCEMENT OR


                                                          O-13

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
              OTHER
              SUPPORT.]
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Covers termination                               X                                                X
              of any enhancement
              in manner other than
              by its terms, the
              addition of an
              enhancement, or a
              material change in
              the enhancement
              provided.  Applies
              to external credit
              enhancements as well
              as derivatives.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Reg AB disclosure                                X                                                X
              about any new
              enhancement provider
              is also required.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      6.04    FAILURE TO MAKE A                                X
              REQUIRED DISTRIBUTION
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      6.05    SECURITIES ACT
              UPDATING DISCLOSURE
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              If any material pool                                                                              X
              characteristic
              differs by 5% or
              more at the time of
              issuance of the
              securities from the
              description in the
              final prospectus,
              provide updated Reg
              AB disclosure about
              the actual asset
              pool.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              If there are any new                                                                              X
              servicers or
              originators required
              to be disclosed
              under Regulation AB
              as a result of the
              foregoing, provide
              the information
              called for in Items
              1108 and 1110
              respectively.
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
      7.01    REGULATION FD          X             X           X                                                X
              DISCLOSURE


                                                          O-14

                                                         MASTER      SECURITIES
FORM ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR     SPONSOR
---- ----    -----------            ---------     --------    -------------      ---------      -------        ---------     -------
     8.01    OTHER EVENTS
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Any event, with                                                                                   X
             respect to which
             information is not
             otherwise called for
             in Form 8-K, that
             the registrant deems
             of importance to
             security holders.
---- ------- ---------------------- ------------------------------------------------------------------------------------------------
     9.01    FINANCIAL STATEMENTS   The Responsible Party applicable to reportable event.
             AND EXHIBITS
---- --------------------------------------------------------------------------- -------------- ----------- ---------------- -------
10-K Must be filed within 90 days of the fiscal year end for the registrant.
---- ------- ---------------------- ------------- ----------- ------------------ -------------- ----------- ---------------- -------
     9B      OTHER INFORMATION
---- ------- ---------------------- ------------------------------------------------------------------------------------------------
             Disclose any           The Responsible Party for the applicable Form 8-K item as indicated above.
             information required
             to be reported on
             Form 8-K during the
             fourth quarter
             covered by the Form
             10-K but not reported
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
     15      EXHIBITS AND
             FINANCIAL STATEMENT
             SCHEDULES
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1112(b) -                                                                                    X
             Significant Obligor
             Financial Information
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1114(b)(2) -
             Credit Enhancement
             Provider Financial
             Information
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
                  Determining                                                                                  X
                  applicable
                  disclosure
                  threshold
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
                  Obtaining                                                                                    X
                  required
                  financial
                  information or
                  effecting
                  incorporation
                  by reference
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1115(b) -
             Derivative


                                                                O-15

                                                         MASTER      SECURITIES
FORM  ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR    SPONSOR
----  ----    -----------            ---------     --------    -------------      ---------      -------        ---------    -------
              Counterparty
              Financial Information
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                   Determining                                                                                  X
                   current maximum
                   probable
                   exposure
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                   Determining                                 X
                   current
                   significance
                   percentage
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                    Notifying                                  X
                    derivative
                    counterparty
                    of
                    significance
                    percentage and
                    requesting
                    required
                    financial
                    information
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
                   Obtaining                                                                                    X
                   required
                   financial
                   information or
                   effecting
                   incorporation
                   by reference
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Item 1117 - Legal
              proceedings pending
              against the
              following entities,
              or their respective
              property, that is
              material to
              Certificateholders,
              including
              proceedings known to
              be contemplated by
              governmental
              authorities:
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Sponsor (Seller)                                                                                                X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Depositor                                                                                         X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Trustee
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Issuing entity                                                                                    X
----- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- ------
              Master Servicer,       X             X
              affiliated Servicer,
              other Servicer


                                                                O-16

                                                         MASTER      SECURITIES
FORM ITEM    DESCRIPTION            SERVICERS     SERVICER    ADMINISTRATOR      CUSTODIAN      TRUSTEE        DEPOSITOR     SPONSOR
---- ----    -----------            ---------     --------    -------------      ---------      -------        ---------     -------
             servicing 20% or
             more of pool assets
             at time of report,
             other material
             servicers
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Securities                                       X
             Administrator
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Originator of 20% or                                                                              X
             more of pool assets
             as of the Cut-off
             Date
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Custodian                                                           X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1119 -
             Affiliations and
             relationships
             between the
             following entities,
             or their respective
             affiliates, that are
             material to
             Certificateholders:
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Sponsor (Seller)                                                                                                X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Depositor                                                                                         X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Trustee                                                                            X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Master Servicer,       X             X
             affiliated Servicer,
             other Servicer
             servicing 20% or
             more of pool assets
             at time of report,
             other material
             servicers
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Securities                                       X
             Administrator
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Originator                                                                                        X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Custodian                                                           X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Credit                                                                                            X
             Enhancer/Support
             Provider
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Significant Obligor                                                                               X
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1122 -            X             X           X                  X
             Assessment of
             Compliance with
             Servicing Criteria
---- ------- ---------------------- ------------- ----------- ------------------ -------------- -------------- ------------- -------
             Item 1123 - Servicer   X             X
             Compliance Statement


                                                                       EXHIBIT P

                          ADDITIONAL DISCLOSURE NOTICE

Additional Disclosure Notice

Wells Fargo Bank, N.A. as [Securities Administrator]
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services - SAMI II 2007-AR1 - SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

         In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of January 1, 2007, among EMC Mortgage Corporation, Wells Fargo Bank, National Association, as master servicer and securities administrator, Citibank, N.A., as trustee, related to the issuance of Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1. The undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [   ] Disclosure:







List of Any Attachments hereto to be included in the Additional Form [ ]
Disclosure:



         Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

                                              [NAME OF PARTY]
                                               as [role]



                                                          By: __________________
                                                                     Name:
                                                                    Title:

                                   SCHEDULE A

                          SCHEDULE OF STRIKE PRICES AND

                           PROJECTED PRINCIPAL BALANCE

              [Please see Schedule B of the Prospectus Supplement]
































                                      S-A-1

                                   SCHEDULE B

                                   [Reserved]






















                                      S-B-1

                                   SCHEDULE C

                      COUPON STRIP RESERVE ACCOUNT SCHEDULE

              [Please see Schedule C of the Prospectus Supplement]










                                      S-C-1

DATE:                  January 31, 2007

TO: Citibank, N.A., not individually, but solely as Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

ATTENTION:             Structured Finance Agency & Trust - SAMI 2007-AR1
TELEPHONE:             212-816-5805
FACSIMILE:             212-816-5527

FROM:                  ABN AMRO Bank N.V.
TELEPHONE:             312-904-5214
FACSIMILE:             312-904-0392

SUBJECT:               Fixed Income Derivatives Confirmation

REFERENCE NUMBERS:     4956237 (sold cap) and 4956256 (purchased cap)

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between stocktickerABN AMRO Bank N.V. ("Party A") and Citibank, N.A., not individually, but solely as trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1 (the "Trust" or "Party B") created under the Pooling and Servicing Agreement, dated as of datelstransMonth1Day1Year2007January 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor (the "Depositor"), stocktickerEMC Mortgage Corporation ("stocktickerEMC"), as seller (in that capacity, the "Seller") and as sponsor (in that capacity, the "Sponsor"), Wells Fargo Bank, National Association, as master servicer (in that capacity, the "Master Servicer") and as securities administrator (in that capacity, the "Securities Administrator"), and Citibank, N.A., as trustee (the "Trustee") (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

     Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

        Type of Transaction:                           Interest Rate Cap

        Notional Amount:                               With respect to any
                                                       Calculation Period, the
                                                       lesser of (i) the amount
                                                       set forth for such
                                                       Calculation Period on
                                                       Schedule I attached
                                                       hereto, and (ii) the
                                                       aggregate Certificate
                                                       Principal Balance of the
                                                       Class II-A-1, Class
                                                       II-A-2 and Class II-A-3
                                                       Certificates as of the
                                                       first day of that
                                                       Calculation Period.

        Trade Date:                                    January  25, 2007

        Effective Date:                                February 25, 2007

        Termination Date:
                                                       November 25, 2011,
                                                       subject to adjustment in
                                                       accordance with the
                                                       Business Day Convention;
                                                       provided, however, that
                                                       for the purpose of
                                                       determining the final
                                                       Fixed Rate Payer Period
                                                       End Date, Termination
                                                       Date shall be subject to
                                                       No Adjustment.

        Fixed Amount:

                        Fixed Rate Payer:              Party B

                        Fixed Rate Payer
                        Payment Date:                  January  31, 2007

                        Fixed Amount:                  USD 270,478

        Floating Amounts:

                        Floating Rate Payer:           Party A

                        Cap Rate:                      With respect to any
                                                       Calculation Period, the
                                                       Cap Rate set forth for
                                                       such period on Schedule I
                                                       attached hereto.

                        Floating Rate Payer            The 25th calendar day of
                        Period End Dates:              each month during the
                                                       Term of this Transaction,
                                                       commencing March 25,
                                                       2007, and ending on the
                                                       Termination Date, subject
                                                       to adjustment in
                                                       accordance with the
                                                       Business Day Convention.

                        Floating Rate Payer            Early Payment shall be
                        Payment Dates:                 applicable. One Business
                                                       Day prior to each
                                                       Floating Rate Payer
                                                       Period End Date.

                        Floating Rate Option:          USD-LIBOR-stocktickerBBA;
                                                       provided, however, that
                                                       if the Floating Rate
                                                       determined from such
                                                       Floating Rate Option for
                                                       any Calculation Period is
                                                       greater than 10.29% then
                                                       the Floating Rate for
                                                       such Calculation Period
                                                       shall be deemed equal to
                                                       10.29%.

                        Floating Amount:               To be determined in
                                                       accordance with the
                                                       following formula:

                                                       The greater of (i)
                                                       (Floating Rate Option
                                                       -Cap Rate)*Notional
                                                       Amount*Floating Rate Day
                                                       Count Fraction, and (ii)
                                                       zero.

                        Designated Maturity:           One month

                        Floating Rate Day
                        Count Fraction:                Actual/360

                        Reset Dates:                   The first day of each
                                                       Calculation Period.

                        Compounding:                   Inapplicable

                        Business Days:                 placeStateNew York

                        Business Day Convention:       Following

                        Calculation Agent:             Party A

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.  Termination Provisions.

For the purposes of this Agreement:-

(a) "Specified Entity" will not apply to Party A or Party B for any purpose.

(b)      "Specified Transaction" will have the meaning specified in Section 14.

(c)      Events of Default.

         The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

         (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

         (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

         (v)      The "Default under Specified Transaction" provisions of
                  Section 5(a)(v) will apply to Party A and will not apply to Party B.

         (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of
                  Section 5(a)(vi), solely with respect to Party A: "Specified Indebtedness" will have the meaning specified in Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

                  "Threshold Amount" means with respect to Party A, an amount equal to three percent (3%) of its total shareholders equity as specified from time to time in the most recent Annual Report of stocktickerABN AMRO Holding N.V. containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants, or its equivalent in any other currency.

         (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only,
                  Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

         (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)      Termination Events.

         The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

         (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

         (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and Party B except that, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)".

         (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

         (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)      Payments on Early Termination. For the purpose of Section 6(e) of this
         Agreement:

         (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

                  (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                           "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

                  (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                           "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party
                           B) equal to:

                           (1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                           (2)      If, on the Latest Settlement Amount
                                    Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

                  (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                  (D)      If the Settlement Amount is a negative number,
                           Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                           "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                           Section 2(c) of this Agreement and (y)
                           notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

                  (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

         (ii) The Second Method will apply.

(g) "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a) Tax Representations.

         (i) Payer Representations. For the purpose of Section 3(e) of this
             Agreement:

                  (A)      Party A makes the following representation(s):

                           It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

                           (ii) the satisfaction of the agreement contained in
                           Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
                           Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

                  (B)      Party B makes the following representation(s):

                           None.

         (ii) Payee Representations. For the purpose of Section 3(f) of this
              Agreement:

                  (A)      Party A makes the following representation(s):

                           (1) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

                           (2) With respect to its non-U.S. branches, it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the placecountry-regionUnited States and The Netherlands; Specified Jurisdiction means the placecountry-regionUnited States.

                           (3) With respect to its placecountry-regionU.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the placecountry-regionUnited States.

                  (B)      Party B makes the following representation(s):

                           None.

(b)      Tax Provisions.

         (i) Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

         (ii)     Indemnifiable Tax. The definition of "Indemnifiable Tax" in
                  Section 14 is deleted in its entirety and replaced with the following:

                  "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to          Form/Document/                                       Date by which to
deliver document           Certificate                                          be delivered

Party A                    A correct,  complete and duly  executed  U.S.        (i)  before  the first  Payment  Date under
                           Internal       Revenue      Service      Form        this   Agreement,    (ii)   promptly   upon
                           W-8stocktickerBEN   (or  successor  thereto),        reasonable  demand  by  Party  B,  and (ii)
                           together with appropriate attachments, that          promptly  upon  learning that any such form
                           eliminates  U.S.   federal   withholding  and        previously  provided has become obsolete or
                           backup  withholding  Tax on payments to Party        incorrect.
                           A under this Agreement.

Party B                    A  United  States  Internal  Revenue  Service        (i)  before  the first  Payment  Date under
                           Form W-9, or any  successor  form,  completed        this   Agreement,    (ii)   promptly   upon
                           and  executed  accurately  and  in  a  manner        reasonable  demand  by  Party  A,  and (ii)
                           reasonably  satisfactory  to  Party  A,  with        promptly  upon  learning that any such form
                           respect  to any  payments  received  or to be        previously  provided has become obsolete or
                           received by the beneficial  owner of payments        incorrect.
                           to Party B under this  Agreement from time to
                           time.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required             Form/Document/                                       Date by which to                 Covered by
to deliver                 Certificate                                          be delivered                     Section 3(d)
document                                                                                                         Representation

Party A and                Any  documents   required  by  the  receiving        Upon  the   execution  and       Yes
Party B                    party  to  evidence  the   authority  of  the        delivery of this Agreement
                           delivering party or its Credit Support Provider,
                           if any, for it to execute and deliver the
                           Agreement, this Confirmation, and any
                           Credit Support Documents to which it is a
                           party, and to evidence the authority of the
                           delivering party or its Credit Support
                           Provider to perform its obligations under
                           the Agreement, this Confirmation and any
                           Credit Support Document, as the case may be

Party A and                A  certificate  of an  authorized  officer of        Upon the execution and           Yes
Party B                    the   party,   as  to  the   incumbency   and        delivery of this Agreement
                           authority of the  respective  officers of the
                           party    signing    the    Agreement,    this
                           Confirmation,   and   any   relevant   Credit
                           Support Document, as the case may be

Page 9 of 24


Party A                    Annual Report of stocktickerABN  Amro Holding        Promptly upon becoming           Yes
                           N.V.   containing    consolidated   financial        publicly available
                           Statements     certified    by    independent
                           certified public  accountants and prepared in
                           accordance     with    generally     accepted
                           accounting   principles  in  the  country  in
                           which Party A is organized

Party A                    An   opinion   of   counsel   to  such  party        Upon  the   execution  and       No
                           reasonably    satisfactory    in   form   and        delivery of this Agreement
                           substance to the other party,

Party B                    An   executed   copy  of  the   Pooling   and        Promptly  upon  receipt by  No
                           Servicing  Agreement and other deal documents        Party B
                           related to this Transaction.


Part 4.  Miscellaneous.

(a)      Address for Notices: For the purposes of Section 12(a) of this
         Agreement:

         Address for notices or communications to Party A:

         (1) For the purposes of Sections 5, 6 and 7 under this Agreement:

         ABN AMRO Bank N.V., placeCityChicago Branch
         Global Documentation Unit
         540 W. Madison Street, 22nd Floor
         Chicago, 60661 Attention: Treasury Documentation

         Telephone: 312-904-5214
         Fax: 312-904-0392

         (2) For all other purposes to the Office through which Party A is acting for the purposes of the relevant Transactions:

         ABN AMRO Bank N.V., Amsterdam Head Office
         P.O. Box 283
         1000 AE Amsterdam
         The Netherlands Attention:  Operations Derivatives Markets Forex
         Options
         Telephone:        31-20-6292654
         Telefax:          31-20-6284832 Swaps
         Telephone:        31-20-6284448
         Telefax:          31-20-6281679 Interest Related Products
         Telephone: 31-20-3831226
         Telefax: 31-20-6282462 Credit Derivatives
         Telephone: 31-20-3831230
         Telefax: 31-20-3832299

         Telex:            16021 Answerback: ABAM NL
         Electronic Messaging System Details: Swift ABNA NL 2A ABN AMRO Bank, N.V., Chicago Branch
         540 West Madison Avenue, Suite 2132
         Chicago, IL 60661

         Attention: Treasury Operations
         Telephone:        312-992-5816
         Telefax:          312-855-5852

         Electronic Messaging System Details:

         ABNA US 33a XXX ABN AMRO Bank N.V., London Branch
         199 Bishopsgate,
         London EC2M 3XW,
         United Kingdom

         Attention:  Fixed Income Derivatives Documentation Telex: 887366
                     Answerback: ABNALN G
         Telephone:  44 20 7678 3311
         Telefax:    44 20 7857 9428

                  Electronic Messaging System Details: Swift ABNA GB 2L

         (For all purposes) Address for notices or communications to Party B:

         Address:          Wells Fargo Bank, N.A.
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: Client Manager - SAMI 2007-AR1
                           Facsimile: (410) 715-2380
                           Phone: (410) 884-2000

         With a copy to:
                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, NY 10013
                           Attention: Structured Finance Agency & Trust - SAMI 2007-AR1
                           Telecopier No.: (212)816-5527
                           Phone: (212) 816-5805

         (For all purposes)

(b)      Process Agent. For the purpose of Section 13(c):

         Party A appoints as its Process Agent: Not applicable.

         Party B appoints as its Process Agent: Not applicable.

(c)      Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)      Multibranch Party. For the purpose of Section 10(c) of this Agreement:

         Party A is a Multibranch Party and may act through its placeCityLondon, placeCityAmsterdam and placeCityChicago offices.

         Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall become the Calculation Agent.

(f)      Credit Support Document.

         Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

         Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 13(b) of the Credit Support Annex.

(g)      Credit Support Provider.

         Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

         Party B:          None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of placeStateNew York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)      Netting of Payments. The parties agree that subparagraph (ii) of
         Section 2(c) will apply to each Transaction hereunder.

(j)      Affiliate. "Affiliate" shall have the meaning assigned thereto in
         Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of
         Section 6(b)(ii).

Part 5.  Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)      Amendments to ISDA Master Agreement.

         (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

         (ii)     [Reserved]

         (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

                  "to another account in the same legal and tax jurisdiction as the original account".

         (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

                  "(g) Relationship Between Parties.

                           (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax,

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                                    business, investment, financial and
                                    accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                           (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                           (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                           (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                           (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

         (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

         (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

         (vii)    Local Business Day. The definition of Local Business Day in
                  Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

         (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

         (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

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         (iii)    Optional Termination of Securitization. An Additional
                  Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in
                  Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of datelstransMonth11Day22Year2006November 22, 2006 (the "Item 1115 Agreement"), among the Sponsor, the Depositor and Party A shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)      Transfers.

         (i) Section 7 is hereby amended to read in its entirety as follows:

                  "Subject to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement and Part 5(e), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) they have secured the prior written consent of the other party and (b) the Rating Agency Condition has been satisfied with respect to S&P and Moody's."

         (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in payments made hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Pooling and Servicing Agreement. For the avoidance of doubt, nothing in this Part 5(g) shall preclude Party A from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with

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         respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Cap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Cap Rating Agencies has been provided prior written notice of the same and S&P and Moody's confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Cap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates; provided however, that this provision shall not preclude, or be deemed to stop, a Relevant Entity or an Affiliate of a Relevant Entity (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than a Relevant Entity or an Affiliate of a Relevant Entity, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(n) Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Citibank, N.A., but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Citibank, N.A., be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement other than due to its negligence or willful misconduct in performing the obligations of the Trustee under the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

         The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that the Securities Administrator has been appointed as agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)      [Reserved]

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)      Additional representations.

         (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

                  Party A's obligations under this Agreement rank pari passu with all of Party A's other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

         (ii) Representations of Party B. Party B represents to Party A on the date on which Party B enters into each Transaction that:--


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                  In its capacity as Trustee of the Trust, the Trustee has been authorized under the Pooling and Servicing Agreement to execute this Agreement, to deliver this Agreement, to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trustee on behalf of the Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

         (iii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trustee represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction not in its individual capacity but solely as the Trustee.

(w)      Acknowledgements.

         (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

         (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "swap agreements" as defined in
                  Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

         (iii) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the swap counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Class II-A Certificates and the Class II-B Certificates, (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(x)      [Reserved]

(y)      [Reserved]

(z)      Additional Definitions.

         As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:


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                  "Approved Ratings Threshold" means each of the S&P Approved
                  Ratings Threshold and the Moody's First Trigger Ratings Threshold.

                  "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

                  "Cap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, to the extent that each such rating agency is then providing a rating for any of the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates").

                  "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party,
                  (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

                  "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

                  "Eligible Guarantor" means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's.

                  "Eligible Replacement" means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and
                  (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

                  "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to



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                  this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

                  "Moody's" means Moody's Investors Service, Inc., or any
                   successor thereto.

                  "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

                  "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

                  "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

                  "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4),
                  (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Cap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v)(i), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

                  "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Cap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Cap Rating Agencies and receive from each such Cap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

                  "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

                  "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

                  "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

                  "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

                  "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

                  "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

               [Remainder of this page intentionally left blank.]

4. Account Details and Settlement Information:

Payments to Party A:                 ABN AMRO Bank N.V., New York, ABNAUS33
                                     CHIPS 007535
                                     ABA No. 026009580
                                     A/C Name: ABN Amro Bank N.V., London
                                     A/C No./661001036741
                                     Ref. DCM

Payments to Party B:                 Wells Fargo Bank, N.A.
                                     ABA: 121000248
                                     Account Name: SAS Clearing Account
                                     Account Number: 3970771416
                                     FFC: 50979001, SAMI 07-AR1, Class II-A
                                     Interest Rate Cap

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,



By: /s/Robert Furlong                         By: /s/Clifford Bullock
   ---------------------------------            -------------------------------
ABN AMRO Bank N.V. London
Name: Robert Furlong                            Name: Clifford Bullock
Title: Authorised Signature                     Title: Authorised Signature




Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Structured Asset Mortgage Investments II Trust 2007-AR1

By: Citibank, N.A., not in its individual capacity, but solely as the Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

By: /s/Louis Piscitelli
   --------------------------------
   Name: Louis Piscitelli
   Title: Vice President

                                   SCHEDULE I

          (All such dates subject to adjustment in accordance with the
                       Following Business Day Convention)

   From and including    To but excluding     Notional Amount ($)   Cap Rate (%)

     Effective Date          25-Mar-07          305,493,367.32           7.56
       25-Mar-07             25-Apr-07          300,051,273.93           6.81
       25-Apr-07             25-May-07          294,699,110.07           7.05
       25-May-07             25-Jun-07          289,435,345.04           6.81
       25-Jun-07             25-Jul-07          284,258,474.76           7.05
       25-Jul-07             25-Aug-07          279,167,021.39           6.81
       25-Aug-07             25-Sep-07          274,159,532.77           6.81
       25-Sep-07             25-Oct-07          269,234,582.03           7.05
       25-Oct-07             25-Nov-07          264,390,767.12           6.81
       25-Nov-07             25-Dec-07          259,626,710.37           7.05
       25-Dec-07             25-Jan-08          254,941,058.06           6.81
       25-Jan-08             25-Feb-08          250,332,479.99           6.81
       25-Feb-08             25-Mar-08          245,799,669.08           7.30
       25-Mar-08             25-Apr-08          241,341,340.95           6.81
       25-Apr-08             25-May-08          236,956,233.52           7.05
       25-May-08             25-Jun-08          232,643,106.62           6.81
       25-Jun-08             25-Jul-08          228,400,741.57           7.05
       25-Jul-08             25-Aug-08          224,227,940.88           6.81
       25-Aug-08             25-Sep-08          220,123,527.79           6.81
       25-Sep-08             25-Oct-08          216,086,345.94           7.05
       25-Oct-08             25-Nov-08          212,115,259.02           6.81
       25-Nov-08             25-Dec-08          208,209,150.40           7.05
       25-Dec-08             25-Jan-09          204,366,922.80           6.81
       25-Jan-09             25-Feb-09          200,587,497.90           6.81
       25-Feb-09             25-Mar-09          196,869,816.09           7.56
       25-Mar-09             25-Apr-09          193,212,836.05           6.81
       25-Apr-09             25-May-09          189,615,534.50           7.05
       25-May-09             25-Jun-09          186,076,905.83           6.81
       25-Jun-09             25-Jul-09          182,595,961.82           7.05
       25-Jul-09             25-Aug-09          179,171,731.33           6.81
       25-Aug-09             25-Sep-09          175,803,259.98           6.81
       25-Sep-09             25-Oct-09          172,489,609.87           7.05
       25-Oct-09             25-Nov-09          169,229,859.29           6.81
       25-Nov-09             25-Dec-09          166,023,102.45           7.05
       25-Dec-09             25-Jan-10          162,868,449.14           6.81
       25-Jan-10             25-Feb-10          159,750,515.66           6.81
       25-Feb-10             25-Mar-10          156,683,394.08           7.56
       25-Mar-10             25-Apr-10          153,665,010.62           6.81
       25-Apr-10             25-May-10          150,695,780.30           7.05
       25-May-10             25-Jun-10          147,774,876.31           6.81
       25-Jun-10             25-Jul-10          144,901,486.12           7.05
       25-Jul-10             25-Aug-10          142,074,811.20           6.81
       25-Aug-10             25-Sep-10          139,294,066.80           6.81
       25-Sep-10             25-Oct-10          136,558,481.72           7.05
       25-Oct-10             25-Nov-10          133,867,298.03           6.81

   From and including    To but excluding     Notional Amount ($)   Cap Rate (%)

       25-Nov-10             25-Dec-10          131,219,770.87           7.05
       25-Dec-10             25-Jan-11          128,615,168.20           6.81
       25-Jan-11             25-Feb-11          126,052,770.58           6.81
       25-Feb-11             25-Mar-11          123,531,870.98           7.56
       25-Mar-11             25-Apr-11          120,996,774.40           6.81
       25-Apr-11             25-May-11          118,215,299.44           7.05
       25-May-11             25-Jun-11          115,387,867.93           6.81
       25-Jun-11             25-Jul-11          112,603,819.95           7.05
       25-Jul-11             25-Aug-11          109,871,024.16           6.81
       25-Aug-11             25-Sep-11          107,188,536.77           6.88
       25-Sep-11             25-Oct-11          104,555,431.41           7.85
       25-Oct-11         Termination Date       102,199,896.43           8.56

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                     Annex B


                               Item 1115 Agreement

DATE:                               January 31, 2007

TO: Citibank, N.A., not individually, but solely as Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

ATTENTION:                          Structured Finance Agency & Trust -
                                    SAMI 2007-AR1
TELEPHONE:                          212-816-5805
FACSIMILE:                          212-816-5527

FROM:                               ABN AMRO Bank N.V.
TELEPHONE:                          312-904-5214
FACSIMILE:                          312-904-0392

SUBJECT:                            Fixed Income Derivatives Confirmation

REFERENCE NUMBERS:                  4956271 (sold cap) and 4956279
                                    (purchased cap)

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between ABN AMRO Bank N.V. ("Party A") and Citibank, N.A., not individually, but solely as trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1 (the "Trust" or "Party B") created under the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor (the "Depositor"), EMC Mortgage Corporation ("EMC"), as seller (in that capacity, the "Seller") and as sponsor (in that capacity, the "Sponsor"), Wells Fargo Bank, National Association, as master servicer (in that capacity, the "Master Servicer") and as securities administrator (in that capacity, the "Securities Administrator"), and Citibank, N.A., as trustee (the "Trustee") (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in
         Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

         Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

        Type of Transaction:                           Interest Rate Cap

        Notional Amount: With respect to any Calculation Period, the lesser of (i) the amount set forth for such
                                                       Calculation Period on
                                                       Schedule I attached
                                                       hereto, and (ii) the
                                                       Certificate Principal
                                                       Balance of the Class
                                                       II-B-1 Certificates as of
                                                       the first day of that
                                                       Calculation Period.

        Trade Date:                                    January  25, 2007

        Effective Date:                                February 25, 2007

        Termination                                    Date: November 25, 2011,
                                                       subject to adjustment in
                                                       accordance with the
                                                       Business Day Convention;
                                                       provided, however, that
                                                       for the purpose of
                                                       determining the final
                                                       Fixed Rate Payer Period
                                                       End Date, Termination
                                                       Date shall be subject to
                                                       No Adjustment.

        Fixed Amount:

                        Fixed Rate Payer:              Party B

                        Fixed Rate Payer
                        Payment Date:                  January  31, 2007

                        Fixed Amount:                  USD 30,294

        Floating Amounts:

                        Floating Rate Payer:           Party A

                        Cap Rate:                      With respect to any
                                                       Calculation Period, the
                                                       Cap Rate set forth for
                                                       such period on Schedule I
                                                       attached hereto.

                        Floating Rate Payer            The 25th calendar day of
                        Period End Dates:              each month during the
                                                       Term of this Transaction,
                                                       commencing March 25,
                                                       2007, and ending on the
                                                       Termination Date, subject
                                                       to adjustment in
                                                       accordance with the
                                                       Business Day Convention.

                        Floating Rate Payer
                        Payment Dates:                 Early Payment shall be
                                                       applicable. One Business
                                                       Day prior to each
                                                       Floating Rate Payer
                                                       Period End Date.

                        Floating Rate Option:          USD-LIBOR-BBA; provided,
                                                       however, that if the
                                                       Floating Rate determined
                                                       from such Floating Rate
                                                       Option for any
                                                       Calculation Period is
                                                       greater than 10.12% then
                                                       the Floating Rate for
                                                       such Calculation Period
                                                       shall be deemed equal to
                                                       10.12%.

                        Floating Amount:               To be determined in
                                                       accordance with the
                                                       following formula:

                                                       The greater of (i)
                                                       (Floating Rate Option
                                                       -Cap Rate)*Notional
                                                       Amount*Floating Rate Day
                                                       Count Fraction, and (ii)
                                                       zero.

                        Designated Maturity:           One month

                        Floating Rate Day
                        Count Fraction:                Actual/360

                        Reset Dates:                   The first day of each
                                                       Calculation Period.

                        Compounding:                   Inapplicable

                        Business Days:                 New York

                        Business Day Convention:       Following

                           Calculation Agent: Party A

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.  Termination Provisions.

For the purposes of this Agreement:-

(a) "Specified Entity" will not apply to Party A or Party B for any purpose.

(b) "Specified Transaction" will have the meaning specified in Section 14.

(c) Events of Default.

         The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

         (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

         (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

         (v)      The "Default under Specified Transaction" provisions of
                  Section 5(a)(v) will apply to Party A and will not apply to Party B.

         (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of
                  Section 5(a)(vi), solely with respect to Party A: "Specified Indebtedness" will have the meaning specified in Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

                  "Threshold Amount" means with respect to Party A, an amount equal to three percent (3%) of its total shareholders equity as specified from time to time in the most recent Annual Report of ABN AMRO Holding N.V. containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants, or its equivalent in any other currency.

         (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only,
                  Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

         (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d) Termination Events.

         The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

         (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

         (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and Party B except that, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)".

         (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

         (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:

         (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

                  (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                           "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

                  (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                           "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party
                           B) equal to:

                           (1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                           (2)      If, on the Latest Settlement Amount
                                    Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

                  (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                  (D)      If the Settlement Amount is a negative number,
                           Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                           "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                           Section 2(c) of this Agreement and (y)
                           notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

                  (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

         (ii) The Second Method will apply.

(g) "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a) Tax Representations.

         (i)      Payer Representations. For the purpose of Section 3(e) of this
                  Agreement:

                  (A)      Party A makes the following representation(s):

                           It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

                           (ii) the satisfaction of the agreement contained in
                           Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
                           Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

                  (B) Party B makes the following representation(s):

                           None.

         (ii)     Payee Representations. For the purpose of Section 3(f) of this
                  Agreement:

                  (A)      Party A makes the following representation(s):

                           (1) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

                           (2) With respect to its non-U.S. branches, it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the United States and The Netherlands; Specified Jurisdiction means the United States.

                           (3) With respect to its U.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

                  (B) Party B makes the following representation(s):

                           None.

(b) Tax Provisions.

         (i) Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

         (ii)     Indemnifiable Tax. The definition of "Indemnifiable Tax" in
                  Section 14 is deleted in its entirety and replaced with the following:

                  "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to          Form/Document/                                 Date by which to
deliver document           Certificate                                    be delivered

Party A                    A correct, complete and duly executed U.S.     (i) before the first Payment Date under
                           Internal Revenue Service Form W-8BEN (or       this Agreement, (ii) promptly upon
                           successor thereto), together with              reasonable demand by Party B, and (ii)
                           appropriate attachments, that                  promptly upon learning that any such form
                           eliminates U.S. federal withholding and        previously provided has become obsolete or
                           backup withholding Tax on payments to Party    incorrect.
                           A under this Agreement.

Party B                    A United States Internal Revenue Service       (i) before the first Payment Date under
                           Form W-9, or any successor form, completed     this Agreement, (ii) promptly upon
                           and executed accurately and in a manner        reasonable demand by Party A, and (ii)
                           reasonably satisfactory to Party A, with       promptly upon learning that any such form
                           respect to any payments received or to be      previously provided has become obsolete or
                           received by the beneficial owner of payments   incorrect.
                           to Party B under this Agreement from time to
                           time.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required             Form/Document/                                 Date by which to            Covered by
to deliver                 Certificate                                    be delivered                Section 3(d)
document                                                                                              Representation

Party A and                Any documents required by the receiving        Upon the execution and      Yes
Party B                    party to evidence the authority of the         delivery of this Agreement
                           delivering party or its Credit Support Provider, if
                           any, for it to execute and deliver the Agreement,
                           this Confirmation, and any Credit Support Documents
                           to which it is a party, and to evidence the authority
                           of the delivering party or its Credit Support
                           Provider to perform its obligations under the
                           Agreement, this Confirmation and any Credit Support
                           Document, as the case may be

Party A and                A certificate of an authorized officer of      Upon the execution and      Yes
Party B                    the party, as to the incumbency and            delivery of this Agreement
                           authority of the respective officers of the
                           party signing the Agreement, this
                           Confirmation, and any relevant Credit
                           Support Document, as the case may be


Page 9 of 25

                          Annual Report of ABN Amro Holding N.V.         Promptly upon becoming      Yes
Party A                    containing consolidated financial Statements   publicly available
                           certified by independent certified public
                           accountants and prepared in accordance with
                           generally accepted accounting principles in
                           the country in which Party A is organized

Party A                    An opinion of counsel to such party            Upon the execution and      No
                           reasonably satisfactory in form and            delivery of this Agreement
                           substance to the other party,

Party B                    An executed copy of the Pooling and            Promptly upon receipt by    No
                           Servicing Agreement and other deal documents   Party B
                           related to this Transaction.

Part 4.  Miscellaneous.

(a)      Address for Notices: For the purposes of Section 12(a) of this
         Agreement:

         Address for notices or communications to Party A:

         (1) For the purposes of Sections 5, 6 and 7 under this   Agreement:

         ABN AMRO Bank N.V., Chicago Branch
         Global Documentation Unit
         540 W. Madison Street, 22nd Floor
         Chicago, IL  60661 Attention: Treasury Documentation

         Telephone: 312-904-5214
         Fax: 312-904-0392

         (2) For all other purposes to the Office through which Party A is acting for the purposes of the relevant Transactions:

         ABN AMRO Bank N.V., Amsterdam Head Office
         P.O. Box 283
         1000 AE Amsterdam
         The Netherlands Attention:  Operations Derivatives Markets Forex
         Options
         Telephone:        31-20-6292654
         Telefax:          31-20-6284832 Swaps
         Telephone:        31-20-6284448
         Telefax:          31-20-6281679 Interest Related Products
         Telephone: 31-20-3831226
         Telefax: 31-20-6282462 Credit Derivatives
         Telephone: 31-20-3831230
         Telefax: 31-20-3832299

         Telex:            16021 Answerback: ABAM NL
         Electronic Messaging System Details: Swift ABNA NL 2A
         ABN AMRO Bank, N.V., Chicago Branch
         540 West Madison Avenue, Suite 2132
         Chicago, IL  60661

         Attention: Treasury Operations
         Telephone:        312-992-5816
         Telefax:          312-855-5852

         Electronic Messaging System Details:

         ABNA US 33a XXX ABN AMRO Bank N.V., London Branch
         199 Bishopsgate,
         London EC2M 3XW,
         United Kingdom

         Attention:  Fixed Income Derivatives Documentation Telex: 887366
         Answerback: ABNALN G
         Telephone: 44 20 7678 3311
         Telefax: 44 20 7857 9428

                  Electronic Messaging System Details: Swift ABNA GB 2L

         (For all purposes) Address for notices or communications to Party B:

         Address:          Wells Fargo Bank, N.A.
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: Client Manager - SAMI 2007-AR1
                           Facsimile: (410) 715-2380
                           Phone: (410) 884-2000

         With a copy to:
                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, NY  10013
                           Attention: Structured Finance Agency & Trust - SAMI 2007-AR1
                           Telecopier No.: (212) 816-5527
                           Phone: (212) 816-5805

         (For all purposes)

(b)      Process Agent. For the purpose of Section 13(c):

         Party A appoints as its Process Agent: Not applicable.

         Party B appoints as its Process Agent: Not applicable.

(c)      Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)      Multibranch Party. For the purpose of Section 10(c) of this Agreement:

         Party A is a Multibranch Party and may act through its London, Amsterdam and Chicago offices.

         Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall become the Calculation Agent.

(f)      Credit Support Document.

         Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

         Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 13(b) of the Credit Support Annex.

(g) Credit Support Provider.

         Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

         Party B:         None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)      Netting of Payments. The parties agree that subparagraph (ii) of
         Section 2(c) will apply to each Transaction hereunder.

(j)      Affiliate. "Affiliate" shall have the meaning assigned thereto in
         Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of
         Section 6(b)(ii).

Part 5.  Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)      Amendments to ISDA Master Agreement.

         (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

         (ii)     [Reserved]

         (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

                  "to another account in the same legal and tax jurisdiction as the original account".

         (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

                  "(g) Relationship Between Parties.

                           (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                           (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                           (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                           (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                           (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

         (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

         (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

         (vii)    Local Business Day. The definition of Local Business Day in
                  Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

         (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

         (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

         (iii) Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in
                  Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of November 22, 2006 (the "Item 1115 Agreement"), among the Sponsor, the Depositor and Party A shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)      Transfers.

         (i) Section 7 is hereby amended to read in its entirety as follows:

                  "Subject to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement and Part 5(e), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) they have secured the prior written consent of the other party and (b) the Rating Agency Condition has been satisfied with respect to S&P and Moody's."

         (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in payments made hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Pooling and Servicing Agreement. For the avoidance of doubt, nothing in this Part 5(g) shall preclude Party A from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Cap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Cap Rating Agencies has been provided prior written notice of the same and S&P and Moody's confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Cap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates; provided however, that this provision shall not preclude, or be deemed to stop, a Relevant Entity or an Affiliate of a Relevant Entity (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than a Relevant Entity or an Affiliate of a Relevant Entity, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(n) Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Citibank, N.A., but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Citibank, N.A., be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement other than due to its negligence or willful misconduct in performing the obligations of the Trustee under the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

         The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that the Securities Administrator has been appointed as agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)      [Reserved]

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)      Additional representations.

         (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

                  Party A's obligations under this Agreement rank pari passu with all of Party A's other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

         (ii) Representations of Party B. Party B represents to Party A on the date on which Party B enters into each Transaction that:--

                  In its capacity as Trustee of the Trust, the Trustee has been authorized under the Pooling and Servicing Agreement to execute this Agreement, to deliver this Agreement, to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trustee on behalf of the Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

         (iii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trustee represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction not in its individual capacity but solely as the Trustee.

(w) Acknowledgements.

         (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

         (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "swap agreements" as defined in
                  Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

         (iii) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the swap counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Class II-A Certificates and the Class II-B Certificates, (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(x) [Reserved]

(y) [Reserved]

(z) Additional Definitions.

         As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

                  "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold and the Moody's First Trigger Ratings Threshold.

                  "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

                  "Cap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, to the extent that each such rating agency is then providing a rating for any of the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates").

                  "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party,
                  (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

                  "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

                  "Eligible Guarantor" means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's.

                  "Eligible Replacement" means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and
                  (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

                  "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

                  "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

                  "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

                  "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4),
                  (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Cap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v)(i), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

                  "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Cap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Cap Rating Agencies and receive from each such Cap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

                  "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

                  "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

                  "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

                  "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

                  "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

                  "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

               [Remainder of this page intentionally left blank.]

4. Account Details and Settlement Information:

Payments to Party A:                 ABN AMRO Bank N.V., New York, ABNAUS33
                                     CHIPS 007535
                                     ABA No. 026009580
                                     A/C Name: ABN Amro Bank N.V., London
                                     A/C No. /661001036741
                                     Ref. DCM

Payments to Party B:                 Wells Fargo Bank, N.A.
                                     ABA: 121000248
                                     Account Name: SAS Clearing Account
                                     Account Number: 3970771416
                                     FFC: 50979001, SAMI 07-AR1, Class II-B-1
                                     Interest Rate Cap

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,



By: /s/Robert Furlong                    /s/Clifford Bullock
    ---------------------------------    -----------------------------------
ABN AMRO Bank N.V. London
Name: Robert Furlong                      Name: Clifford Bullock
Title: Authorised Signature               Title: Authorised Signature




Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Structured Asset Mortgage Investments II Trust 2007-AR1

By: Citibank, N.A., not in its individual capacity, but solely as the Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1



By:/s/Louis Piscitelli
    ------------------------------------
    Name:  Louis Piscitelli
    Title: Louis Piscitelli

                                   SCHEDULE I

          (All such dates subject to adjustment in accordance with the
                       Following Business Day Convention)

   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

     Effective Date            25-Mar-07            12,663,000.00              7.38
       25-Mar-07               25-Apr-07            12,663,000.00              6.63
       25-Apr-07               25-May-07            12,663,000.00              6.87
       25-May-07               25-Jun-07            12,663,000.00              6.63
       25-Jun-07               25-Jul-07            12,663,000.00              6.87
       25-Jul-07               25-Aug-07            12,663,000.00              6.63
       25-Aug-07               25-Sep-07            12,663,000.00              6.63
       25-Sep-07               25-Oct-07            12,663,000.00              6.87
       25-Oct-07               25-Nov-07            12,663,000.00              6.63
       25-Nov-07               25-Dec-07            12,663,000.00              6.87
       25-Dec-07               25-Jan-08            12,663,000.00              6.63
       25-Jan-08               25-Feb-08            12,663,000.00              6.63
       25-Feb-08               25-Mar-08            12,663,000.00              7.12
       25-Mar-08               25-Apr-08            12,663,000.00              6.63
       25-Apr-08               25-May-08            12,663,000.00              6.87
       25-May-08               25-Jun-08            12,663,000.00              6.63
       25-Jun-08               25-Jul-08            12,663,000.00              6.87
       25-Jul-08               25-Aug-08            12,663,000.00              6.63
       25-Aug-08               25-Sep-08            12,663,000.00              6.63
       25-Sep-08               25-Oct-08            12,663,000.00              6.87
       25-Oct-08               25-Nov-08            12,663,000.00              6.63
       25-Nov-08               25-Dec-08            12,663,000.00              6.87
       25-Dec-08               25-Jan-09            12,663,000.00              6.63
       25-Jan-09               25-Feb-09            12,663,000.00              6.63
       25-Feb-09               25-Mar-09            12,663,000.00              7.38
       25-Mar-09               25-Apr-09            12,663,000.00              6.63
       25-Apr-09               25-May-09            12,663,000.00              6.87
       25-May-09               25-Jun-09            12,663,000.00              6.63
       25-Jun-09               25-Jul-09            12,663,000.00              6.87
       25-Jul-09               25-Aug-09            12,663,000.00              6.63
       25-Aug-09               25-Sep-09            12,663,000.00              6.63
       25-Sep-09               25-Oct-09            12,663,000.00              6.87
       25-Oct-09               25-Nov-09            12,663,000.00              6.63
       25-Nov-09               25-Dec-09            12,663,000.00              6.87
       25-Dec-09               25-Jan-10            12,663,000.00              6.63
       25-Jan-10               25-Feb-10            12,663,000.00              6.63
       25-Feb-10               25-Mar-10            12,663,000.00              7.38
       25-Mar-10               25-Apr-10            12,663,000.00              6.63
       25-Apr-10               25-May-10            12,663,000.00              6.87
       25-May-10               25-Jun-10            12,663,000.00              6.63
       25-Jun-10               25-Jul-10            12,663,000.00              6.87
       25-Jul-10               25-Aug-10            12,663,000.00              6.63
       25-Aug-10               25-Sep-10            12,663,000.00              6.63
       25-Sep-10               25-Oct-10            12,663,000.00              6.87
       25-Oct-10               25-Nov-10            12,663,000.00              6.63


   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

       25-Nov-10               25-Dec-10            12,663,000.00              6.87
       25-Dec-10               25-Jan-11            12,663,000.00              6.63
       25-Jan-11               25-Feb-11            12,663,000.00              6.63
       25-Feb-11               25-Mar-11            12,663,000.00              7.38
       25-Mar-11               25-Apr-11            12,663,000.00              6.63
       25-Apr-11               25-May-11            12,663,000.00              6.87
       25-May-11               25-Jun-11            12,663,000.00              6.63
       25-Jun-11               25-Jul-11            12,663,000.00              6.87
       25-Jul-11               25-Aug-11            12,663,000.00              6.63
       25-Aug-11               25-Sep-11            12,663,000.00              6.70
       25-Sep-11               25-Oct-11            12,663,000.00              7.67
       25-Oct-11           Termination Date         12,581,078.75              8.38

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                     Annex B

                               Item 1115 Agreement

DATE:                               January 31, 2007

TO: Citibank, N.A., not individually, but solely as Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

ATTENTION:                          Structured Finance Agency & Trust -
                                    SAMI 2007-AR1
TELEPHONE:                          212-816-5805
FACSIMILE:                          212-816-5527

FROM:                               ABN AMRO Bank N.V.
TELEPHONE:                          312-904-5214
FACSIMILE:                          312-904-0392

SUBJECT:                            Fixed Income Derivatives Confirmation

REFERENCE NUMBERS:                  4956290 (sold cap) and 4956297
                                    (purchased cap)

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between ABN AMRO Bank N.V. ("Party A") and Citibank, N.A., not individually, but solely as trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1 (the "Trust" or "Party B") created under the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor (the "Depositor"), EMC Mortgage Corporation ("EMC"), as seller (in that capacity, the "Seller") and as sponsor (in that capacity, the "Sponsor"), Wells Fargo Bank, National Association, as master servicer (in that capacity, the "Master Servicer") and as securities administrator (in that capacity, the "Securities Administrator"), and Citibank, N.A., as trustee (the "Trustee") (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in
         Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

         Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

        Type of Transaction:                           Interest Rate Cap

        Notional Amount: With respect to any Calculation Period, the lesser of (i) the amount set forth for such
                                                       Calculation Period on
                                                       Schedule I attached
                                                       hereto, and (ii) the
                                                       Certificate Principal
                                                       Balance of the Class
                                                       II-B-2 Certificates as of
                                                       the first day of that
                                                       Calculation Period.

        Trade Date:                                    January  25, 2007

        Effective Date:                                February 25, 2007

        Termination                                    Date: November 25, 2011,
                                                       subject to adjustment in
                                                       accordance with the
                                                       Business Day Convention;
                                                       provided, however, that
                                                       for the purpose of
                                                       determining the final
                                                       Fixed Rate Payer Period
                                                       End Date, Termination
                                                       Date shall be subject to
                                                       No Adjustment.

        Fixed Amount:

                        Fixed Rate Payer:              Party B

                        Fixed Rate Payer
                        Payment Date:                  January  31, 2007

                        Fixed Amount:                  USD 20,881

        Floating Amounts:

                        Floating Rate Payer:           Party A

                        Cap Rate:                      With  respect  to any
                                                       Calculation  Period,  the
                                                       Cap Rate set forth for
                                                       such period on Schedule I
                                                       attached hereto.

                        Floating Rate Payer            The 25th calendar day of
                        Period End Dates:              each month during the
                                                       Term of this Transaction,
                                                       commencing March 25,
                                                       2007,  and ending on the
                                                       Termination Date, subject
                                                       to adjustment in
                                                       accordance with the
                                                       Business Day Convention.

                        Floating Rate Payer
                        Payment Dates:                 Early  Payment  shall be
                                                       applicable.  One Business
                                                       Day prior to each
                                                       Floating Rate Payer
                                                       Period End Date.

                        Floating                       Rate Option:
                                                       USD-LIBOR-BBA; provided,
                                                       however, that if the
                                                       Floating Rate determined
                                                       from such Floating Rate
                                                       Option for any
                                                       Calculation Period is
                                                       greater than 9.92% then
                                                       the Floating Rate for
                                                       such Calculation Period
                                                       shall be deemed equal to
                                                       9.92%.

                        Floating Amount:               To be determined in
                                                       accordance with the
                                                       following formula:

                                                       The greater of (i)
                                                       (Floating Rate Option
                                                       -Cap Rate)*Notional
                                                       Amount*Floating Rate Day
                                                       Count Fraction, and (ii)
                                                       zero.

                        Designated Maturity:           One month

                        Floating Rate Day
                        Count Fraction:                Actual/360

                        Reset Dates:                   The first day of each
                                                       Calculation Period.

                        Compounding:                   Inapplicable

                        Business Days:                 New York

                        Business Day Convention:       Following

                        Calculation Agent:             Party A

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.  Termination Provisions.

For the purposes of this Agreement:-

(a) "Specified Entity" will not apply to Party A or Party B for any purpose.

(b) "Specified Transaction" will have the meaning specified in Section 14.

(c) Events of Default.

         The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

         (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

         (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

         (v)      The "Default under Specified Transaction" provisions of
                  Section 5(a)(v) will apply to Party A and will not apply to Party B.

         (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of
                  Section 5(a)(vi), solely with respect to Party A: "Specified Indebtedness" will have the meaning specified in Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

                  "Threshold Amount" means with respect to Party A, an amount equal to three percent (3%) of its total shareholders equity as specified from time to time in the most recent Annual Report of ABN AMRO Holding N.V. containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants, or its equivalent in any other currency.

         (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only,
                  Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

         (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d) Termination Events.

         The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

         (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

         (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and Party B except that, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)".

         (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

         (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this
Agreement:

         (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

                  (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                           "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

                  (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                           "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party
                           B) equal to:

                           (1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                           (2)      If, on the Latest Settlement Amount
                                    Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

                  (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                  (D)      If the Settlement Amount is a negative number,
                           Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                           "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                           Section 2(c) of this Agreement and (y)
                           notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

                  (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

         (ii) The Second Method will apply.

(g) "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a) Tax Representations.

         (i) Payer Representations. For the purpose of Section 3(e) of this
Agreement:

                  (A) Party A makes the following representation(s):

                           It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

                           (ii) the satisfaction of the agreement contained in
                           Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
                           Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

                  (B) Party B makes the following representation(s):

                           None.

         (ii) Payee Representations. For the purpose of Section 3(f) of this
Agreement:

                  (A) Party A makes the following representation(s):

                           (1) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

                           (2) With respect to its non-U.S. branches, it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the United States and The Netherlands; Specified Jurisdiction means the United States.

                           (3) With respect to its U.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

                  (B) Party B makes the following representation(s):

                           None.

(b) Tax Provisions.

         (i) Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

         (ii)     Indemnifiable Tax. The definition of "Indemnifiable Tax" in
                  Section 14 is deleted in its entirety and replaced with the following:

                  "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to          Form/Document/                                 Date by which to
deliver document           Certificate                                    be delivered

Party A                    A correct, complete and duly executed U.S.     (i) before the first Payment Date under
                           Internal Revenue Service Form W-8BEN (or       this Agreement, (ii) promptly upon
                           successor thereto), together with              reasonable demand by Party B, and (ii)
                           appropriate attachments, that                  promptly upon learning that any such form
                           eliminates U.S. federal withholding and        previously provided has become obsolete or
                           backup withholding Tax on payments to Party    incorrect.
                           A under this Agreement.

Party B                    A United States Internal Revenue Service       (i) before the first Payment Date under
                           Form W-9, or any successor form, completed     this Agreement, (ii) promptly upon
                           and executed accurately and in a manner        reasonable demand by Party A, and (ii)
                           reasonably satisfactory to Party A, with       promptly upon learning that any such form
                           respect to any payments received or to be      previously provided has become obsolete or
                           received by the beneficial owner of payments   incorrect.
                           to Party B under this Agreement from time to
                           time.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required             Form/Document/                                 Date by which to            Covered by
to deliver                 Certificate                                    be delivered                Section 3(d)
document                                                                                              Representation

Party A and                Any documents required by the receiving        Upon the execution and      Yes
Party B                    party to evidence the authority of the         delivery of this Agreement
                           delivering party or its Credit Support Provider, if
                           any, for it to execute and deliver the Agreement,
                           this Confirmation, and any Credit Support Documents
                           to which it is a party, and to evidence the authority
                           of the delivering party or its Credit Support
                           Provider to perform its obligations under the
                           Agreement, this Confirmation and any Credit Support
                           Document, as the case may be

Party A and                A certificate of an authorized officer of      Upon the execution and      Yes
Party B                    the party, as to the incumbency and            delivery of this Agreement
                           authority of the respective officers of the
                           party signing the Agreement, this
                           Confirmation, and any relevant Credit
                           Support Document, as the case may be



Page 9 of 24

                           Annual Report of ABN Amro Holding N.V.         Promptly upon becoming      Yes
Party A                    containing consolidated financial Statements   publicly available
                           certified by independent certified public
                           accountants and prepared in accordance with
                           generally accepted accounting principles in
                           the country in which Party A is organized

Party A                    An opinion of counsel to such party            Upon the execution and      No
                           reasonably satisfactory in form and            delivery of this Agreement
                           substance to the other party,

Party B                    An executed copy of the Pooling and            Promptly upon receipt by    No
                           Servicing Agreement and other deal documents   Party B
                           related to this Transaction.

Part 4.  Miscellaneous.

(a) Address for Notices: For the purposes of Section 12(a) of this Agreement:

         Address for notices or communications to Party A:

         (1) For the purposes of Sections 5, 6 and 7 under this   Agreement:

         ABN AMRO Bank N.V., Chicago Branch
         Global Documentation Unit
         540 W. Madison Street, 22nd Floor
         Chicago, IL  60661 Attention: Treasury Documentation

         Telephone: 312-904-5214
         Fax: 312-904-0392

         (2) For all other purposes to the Office through which Party A is acting for the purposes of the relevant Transactions:

         ABN AMRO Bank N.V., Amsterdam Head Office
         P.O. Box 283
         1000 AE Amsterdam
         The Netherlands Attention:  Operations Derivatives Markets
         Forex Options
         Telephone:        31-20-6292654
         Telefax:          31-20-6284832 Swaps
         Telephone:        31-20-6284448
         Telefax:          31-20-6281679 Interest Related Products
         Telephone: 31-20-3831226
         Telefax: 31-20-6282462 Credit Derivatives
         Telephone: 31-20-3831230
         Telefax: 31-20-3832299

         Telex:            16021 Answerback: ABAM NL
         Electronic Messaging System Details: Swift ABNA NL 2A ABN AMRO Bank, N.V., Chicago Branch
         540 West Madison Avenue, Suite 2132
         Chicago, IL  60661

         Attention: Treasury Operations
         Telephone:        312-992-5816
         Telefax:                   312-855-5852

         Electronic Messaging System Details:

         ABNA US 33a XXX ABN AMRO Bank N.V., London Branch
         199 Bishopsgate,
         London EC2M 3XW,
         United Kingdom

         Attention:  Fixed Income Derivatives Documentation Telex:
         887366 Answerback: ABNALN G
         Telephone: 44 20 7678 3311
         Telefax: 44 20 7857 9428

                  Electronic Messaging System Details: Swift ABNA GB 2L

         (For all purposes) Address for notices or communications to Party B:

         Address:          Wells Fargo Bank, N.A.
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: Client Manager - SAMI 2007-AR1
                           Facsimile: (410) 715-2380
                           Phone: (410) 884-2000

         With a copy to:
                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, NY  10013
                           Attention: Structured Finance Agency & Trust - SAMI 2007-AR1
                           Telecopier No.: (212) 816-5527
                           Phone: (212) 816-5805

         (For all purposes)

(b)      Process Agent. For the purpose of Section 13(c):

         Party A appoints as its Process Agent: Not applicable.

         Party B appoints as its Process Agent: Not applicable.

(c)      Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)      Multibranch Party. For the purpose of Section 10(c) of this Agreement:

         Party A is a Multibranch Party and may act through its London, Amsterdam and Chicago offices.

         Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall become the Calculation Agent.

(f)      Credit Support Document.

         Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

         Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 13(b) of the Credit Support Annex.

(g) Credit Support Provider.

         Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

         Party B:  None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)      Netting of Payments. The parties agree that subparagraph (ii) of
         Section 2(c) will apply to each Transaction hereunder.

(j)      Affiliate. "Affiliate" shall have the meaning assigned thereto in
         Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of
         Section 6(b)(ii).

Part 5.  Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)      Amendments to ISDA Master Agreement.

         (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

         (ii)     [Reserved]

         (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

                  "to another account in the same legal and tax jurisdiction as the original account".

         (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

                  "(g) Relationship Between Parties.

                           (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                           (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                           (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                           (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                           (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

         (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

         (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

         (vii)    Local Business Day. The definition of Local Business Day in
                  Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

         (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

         (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

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         (iii)    Optional Termination of Securitization. An Additional
                  Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in
                  Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of November 22, 2006 (the "Item 1115 Agreement"), among the Sponsor, the Depositor and Party A shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)      Transfers.

         (i) Section 7 is hereby amended to read in its entirety as follows:

                  "Subject to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement and Part 5(e), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) they have secured the prior written consent of the other party and (b) the Rating Agency Condition has been satisfied with respect to S&P and Moody's."

         (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in payments made hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Pooling and Servicing Agreement. For the avoidance of doubt, nothing in this Part 5(g) shall preclude Party A from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with

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Page 14 of 24

         respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Cap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Cap Rating Agencies has been provided prior written notice of the same and S&P and Moody's confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Cap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates; provided however, that this provision shall not preclude, or be deemed to stop, a Relevant Entity or an Affiliate of a Relevant Entity (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than a Relevant Entity or an Affiliate of a Relevant Entity, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(n) Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Citibank, N.A., but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Citibank, N.A., be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement other than due to its negligence or willful misconduct in performing the obligations of the Trustee under the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

         The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that the Securities Administrator has been appointed as agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)      [Reserved]

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)      Additional representations.

         (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

                  Party A's obligations under this Agreement rank pari passu with all of Party A's other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

         (ii) Representations of Party B. Party B represents to Party A on the date on which Party B enters into each Transaction that:--

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                  In its capacity as Trustee of the Trust, the Trustee has been authorized under the Pooling and Servicing Agreement to execute this Agreement, to deliver this Agreement, to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trustee on behalf of the Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

         (iii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trustee represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction not in its individual capacity but solely as the Trustee.

(w) Acknowledgements.

         (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

         (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "swap agreements" as defined in
                  Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

         (iii) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the swap counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Class II-A Certificates and the Class II-B Certificates, (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(x) [Reserved]

(y) [Reserved]

(z) Additional Definitions.

         As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

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                  "Approved Ratings Threshold" means each of the S&P Approved
                  Ratings Threshold and the Moody's First Trigger Ratings Threshold.

                  "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

                  "Cap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, to the extent that each such rating agency is then providing a rating for any of the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates").

                  "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party,
                  (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

                  "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

                  "Eligible Guarantor" means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's.

                  "Eligible Replacement" means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and
                  (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

                  "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to

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                  this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

                  "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

                  "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

                  "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4),
                  (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Cap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v)(i), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

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                  "Rating Agency Condition" means, with respect to any
                  particular proposed act or omission to act hereunder and each Cap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Cap Rating Agencies and receive from each such Cap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

                  "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

                  "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

                  "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

                  "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

                  "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

                  "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

               [Remainder of this page intentionally left blank.]

4. Account Details and Settlement Information:

Payments to Party A:                 ABN AMRO Bank N.V., New York, ABNAUS33
                                     CHIPS 007535
                                     ABA No. 026009580
                                     A/C Name: ABN Amro Bank N.V., London
                                     A/C No. /661001036741
                                     Ref. DCM

Payments to Party B:                 Wells Fargo Bank, N.A.
                                     ABA: 121000248
                                     Account Name: SAS Clearing Account
                                     Account Number: 3970771416
                                     FFC: 50979001, SAMI 07-AR1, Class II-B-2
                                     Interest Rate Cap

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,



By:s/Robert Furlong                     By: /s/Clifford Bullock
---------------------------------         -----------------------------------
ABN AMRO Bank N.V. London
Name: Robert Furlong                      Name: Clifford Bullock
Title: Authorised Signature               Title: Authorised Signature




Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Structured Asset Mortgage Investments II Trust 2007-AR1

By: Citibank, N.A., not in its individual capacity, but solely as the Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1



By: /s/Louis Piscitelli
   --------------------------------
   Name: Louis Piscitelli
   Title: Vice President

                                   SCHEDULE I

          (All such dates subject to adjustment in accordance with the
                       Following Business Day Convention)

   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

     Effective Date            25-Mar-07            6,939,000.00               7.18
       25-Mar-07               25-Apr-07            6,939,000.00               6.43
       25-Apr-07               25-May-07            6,939,000.00               6.67
       25-May-07               25-Jun-07            6,939,000.00               6.43
       25-Jun-07               25-Jul-07            6,939,000.00               6.67
       25-Jul-07               25-Aug-07            6,939,000.00               6.43
       25-Aug-07               25-Sep-07            6,939,000.00               6.43
       25-Sep-07               25-Oct-07            6,939,000.00               6.67
       25-Oct-07               25-Nov-07            6,939,000.00               6.43
       25-Nov-07               25-Dec-07            6,939,000.00               6.67
       25-Dec-07               25-Jan-08            6,939,000.00               6.43
       25-Jan-08               25-Feb-08            6,939,000.00               6.43
       25-Feb-08               25-Mar-08            6,939,000.00               6.92
       25-Mar-08               25-Apr-08            6,939,000.00               6.43
       25-Apr-08               25-May-08            6,939,000.00               6.67
       25-May-08               25-Jun-08            6,939,000.00               6.43
       25-Jun-08               25-Jul-08            6,939,000.00               6.67
       25-Jul-08               25-Aug-08            6,939,000.00               6.43
       25-Aug-08               25-Sep-08            6,939,000.00               6.43
       25-Sep-08               25-Oct-08            6,939,000.00               6.67
       25-Oct-08               25-Nov-08            6,939,000.00               6.43
       25-Nov-08               25-Dec-08            6,939,000.00               6.67
       25-Dec-08               25-Jan-09            6,939,000.00               6.43
       25-Jan-09               25-Feb-09            6,939,000.00               6.43
       25-Feb-09               25-Mar-09            6,939,000.00               7.18
       25-Mar-09               25-Apr-09            6,939,000.00               6.43
       25-Apr-09               25-May-09            6,939,000.00               6.67
       25-May-09               25-Jun-09            6,939,000.00               6.43
       25-Jun-09               25-Jul-09            6,939,000.00               6.67
       25-Jul-09               25-Aug-09            6,939,000.00               6.43
       25-Aug-09               25-Sep-09            6,939,000.00               6.43
       25-Sep-09               25-Oct-09            6,939,000.00               6.67
       25-Oct-09               25-Nov-09            6,939,000.00               6.43
       25-Nov-09               25-Dec-09            6,939,000.00               6.67
       25-Dec-09               25-Jan-10            6,939,000.00               6.43
       25-Jan-10               25-Feb-10            6,939,000.00               6.43
       25-Feb-10               25-Mar-10            6,939,000.00               7.18
       25-Mar-10               25-Apr-10            6,939,000.00               6.43
       25-Apr-10               25-May-10            6,939,000.00               6.67
       25-May-10               25-Jun-10            6,939,000.00               6.43
       25-Jun-10               25-Jul-10            6,939,000.00               6.67
       25-Jul-10               25-Aug-10            6,939,000.00               6.43
       25-Aug-10               25-Sep-10            6,939,000.00               6.43
       25-Sep-10               25-Oct-10            6,939,000.00               6.67
       25-Oct-10               25-Nov-10            6,939,000.00               6.43


   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

       25-Nov-10               25-Dec-10            6,939,000.00               6.67
       25-Dec-10               25-Jan-11            6,939,000.00               6.43
       25-Jan-11               25-Feb-11            6,939,000.00               6.43
       25-Feb-11               25-Mar-11            6,939,000.00               7.18
       25-Mar-11               25-Apr-11            6,939,000.00               6.43
       25-Apr-11               25-May-11            6,939,000.00               6.67
       25-May-11               25-Jun-11            6,939,000.00               6.43
       25-Jun-11               25-Jul-11            6,939,000.00               6.67
       25-Jul-11               25-Aug-11            6,939,000.00               6.43
       25-Aug-11               25-Sep-11            6,939,000.00               6.50
       25-Sep-11               25-Oct-11            6,939,000.00               7.47
       25-Oct-11           Termination Date         6,894,109.25               8.18

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                     Annex B

                               Item 1115 Agreement

Page 20 of 24
DATE:                               January 31, 2007

TO: Citibank, N.A., not individually, but solely as Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

ATTENTION:                          Structured Finance Agency & Trust -
                                    SAMI 2007-AR1
TELEPHONE:                          212-816-5805
FACSIMILE:                          212-816-5527

FROM:                               ABN AMRO Bank N.V.
TELEPHONE:                          312-904-5214
FACSIMILE:                          312-904-0392

SUBJECT:                            Fixed Income Derivatives Confirmation

REFERENCE NUMBERS:                  4956306 (sold cap) and 4956318
                                    (purchased cap)

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between ABN AMRO Bank N.V. ("Party A") and Citibank, N.A., not individually, but solely as trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1 (the "Trust" or "Party B") created under the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor (the "Depositor"), EMC Mortgage Corporation ("EMC"), as seller (in that capacity, the "Seller") and as sponsor (in that capacity, the "Sponsor"), Wells Fargo Bank, National Association, as master servicer (in that capacity, the "Master Servicer") and as securities administrator (in that capacity, the "Securities Administrator"), and Citibank, N.A., as trustee (the "Trustee") (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in
         Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

         Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

        Type of Transaction:                           Interest Rate Cap

        Notional Amount: With respect to any Calculation Period, the lesser of (i) the amount set forth for such
                                                       Calculation Period on
                                                       Schedule I attached
                                                       hereto, and (ii) the
                                                       Certificate Principal
                                                       Balance of the Class
                                                       II-B-3 Certificates as of
                                                       the first day of that
                                                       Calculation Period.

        Trade Date:                                    January  25, 2007

        Effective Date:                                February 25, 2007

        Termination                                    Date: November 25, 2011,
                                                       subject to adjustment in
                                                       accordance with the
                                                       Business Day Convention;
                                                       provided, however, that
                                                       for the purpose of
                                                       determining the final
                                                       Fixed Rate Payer Period
                                                       End Date, Termination
                                                       Date shall be subject to
                                                       No Adjustment.

        Fixed Amount:

                        Fixed Rate Payer:              Party B

                        Fixed Rate Payer
                        Payment Date:                  January  31, 2007

                        Fixed Amount:                  USD 47,171

        Floating Amounts:

                        Floating Rate Payer:           Party A

                        Cap Rate:                      With respect to any
                                                       Calculation Period, the
                                                       Cap Rate set forth for
                                                       such period on Schedule I
                                                       attached hereto.

                        Floating Rate Payer            The 25th calendar day of
                        Period End Dates:              each month during the
                                                       Term of this Transaction,
                                                       commencing March 25,
                                                       2007, and ending on the
                                                       Termination Date, subject
                                                       to adjustment in
                                                       accordance with the
                                                       Business Day Convention.

                        Floating Rate Payer
                        Payment Dates:                 Early Payment shall be
                                                       applicable. One Business
                                                       Day prior to each
                                                       Floating Rate Payer
                                                       Period End Date.

                        Floating                       Rate Option:
                                                       USD-LIBOR-BBA; provided,
                                                       however, that if the
                                                       Floating Rate determined
                                                       from such Floating Rate
                                                       Option for any
                                                       Calculation Period is
                                                       greater than 8.95% then
                                                       the Floating Rate for
                                                       such Calculation Period
                                                       shall be deemed equal to
                                                       8.95%.

                        Floating Amount:               To be determined in
                                                       accordance with the
                                                       following formula:

                                                       The greater of (i)
                                                       (Floating Rate Option
                                                       -Cap Rate)*Notional
                                                       Amount*Floating Rate Day
                                                       Count Fraction, and (ii)
                                                       zero.

                        Designated Maturity:           One month

                        Floating Rate Day
                        Count Fraction:                Actual/360

                        Reset Dates:                   The first day of each
                                                       Calculation Period.

                        Compounding:                   Inapplicable

                        Business Days:                 New York

                        Business Day Convention:       Following

                        Calculation Agent:             Party A

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.  Termination Provisions.

For the purposes of this Agreement:-

(a) "Specified Entity" will not apply to Party A or Party B for any purpose.

(b)      "Specified Transaction" will have the meaning specified in Section 14.

(c)      Events of Default.

         The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

         (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

         (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

         (v)      The "Default under Specified Transaction" provisions of
                  Section 5(a)(v) will apply to Party A and will not apply to Party B.

         (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of
                  Section 5(a)(vi), solely with respect to Party A: "Specified Indebtedness" will have the meaning specified in Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

                  "Threshold Amount" means with respect to Party A, an amount equal to three percent (3%) of its total shareholders equity as specified from time to time in the most recent Annual Report of ABN AMRO Holding N.V. containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants, or its equivalent in any other currency.

         (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only,
                  Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

         (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)      Termination Events.

         The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

         (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

         (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and Party B except that, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)".

         (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

         (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)      Payments on Early Termination. For the purpose of Section 6(e) of this
         Agreement:

         (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

                  (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                           "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

                  (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                           "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party
                           B) equal to:

                           (1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                           (2)      If, on the Latest Settlement Amount
                                    Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

                  (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                  (D)      If the Settlement Amount is a negative number,
                           Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                           "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                           Section 2(c) of this Agreement and (y)
                           notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

                  (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

         (ii) The Second Method will apply.

(g)      "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a) Tax Representations.

         (i)      Payer Representations. For the purpose of Section 3(e) of this
                  Agreement:

                  (A) Party A makes the following representation(s):

                           It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

                           (ii) the satisfaction of the agreement contained in
                           Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
                           Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

                  (B)      Party B makes the following representation(s):

                           None.

         (ii)     Payee Representations. For the purpose of Section 3(f) of this
                  Agreement:

                  (A) Party A makes the following representation(s):

                           (1) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

                           (2) With respect to its non-U.S. branches, it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the United States and The Netherlands; Specified Jurisdiction means the United States.

                           (3) With respect to its U.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

                  (B)      Party B makes the following representation(s):

                           None.

(b) Tax Provisions.

         (i) Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

         (ii)     Indemnifiable Tax. The definition of "Indemnifiable Tax" in
                  Section 14 is deleted in its entirety and replaced with the following:

                  "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to          Form/Document/                                 Date by which to
deliver document           Certificate                                    be delivered

Party A                    A correct, complete and duly executed U.S.     (i) before the first Payment Date under
                           Internal Revenue Service Form W-8BEN (or       this Agreement, (ii) promptly upon
                           successor thereto), together with              reasonable demand by Party B, and (ii)
                           appropriate attachments, that                  promptly upon learning that any such form
                           eliminates U.S. federal withholding and        previously provided has become obsolete or
                           backup withholding Tax on payments to Party    incorrect.
                           A under this Agreement.

Party B                    A United States Internal Revenue Service       (i) before the first Payment Date under
                           Form W-9, or any successor form, completed     this Agreement, (ii) promptly upon
                           and executed accurately and in a manner        reasonable demand by Party A, and (ii)
                           reasonably satisfactory to Party A, with       promptly upon learning that any such form
                           respect to any payments received or to be      previously provided has become obsolete or
                           received by the beneficial owner of payments   incorrect.
                           to Party B under this Agreement from time to
                           time.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required             Form/Document/                                 Date by which to            Covered by
to deliver                 Certificate                                    be delivered                Section 3(d)
document                                                                                              Representation

Party A and                Any documents required by the receiving        Upon the execution and      Yes
Party B                    party to evidence the authority of the         delivery of this Agreement
                           delivering party or its Credit Support Provider, if
                           any, for it to execute and deliver the Agreement,
                           this Confirmation, and any Credit Support Documents
                           to which it is a party, and to evidence the authority
                           of the delivering party or its Credit Support
                           Provider to perform its obligations under the
                           Agreement, this Confirmation and any Credit Support
                           Document, as the case may be

Party A and                A certificate of an authorized officer of      Upon the execution and      Yes
Party B                    the party, as to the incumbency and            delivery of this Agreement
                           authority of the respective officers of the
                           party signing the Agreement, this
                           Confirmation, and any relevant Credit
                           Support Document, as the case may be


Page 9 of 25


                           Annual Report of ABN Amro Holding N.V.         Promptly upon becoming      Yes
Party A                    containing consolidated financial Statements   publicly available
                           certified by independent certified public
                           accountants and prepared in accordance with
                           generally accepted accounting principles in
                           the country in which Party A is organized

Party A                    An opinion of counsel to such party            Upon the execution and      No
                           reasonably satisfactory in form and            delivery of this Agreement
                           substance to the other party,

Party B                    An executed copy of the Pooling and            Promptly upon receipt by    No
                           Servicing Agreement and other deal documents   Party B
                           related to this Transaction.

Part 4.  Miscellaneous.

(a)      Address for Notices: For the purposes of Section 12(a) of this
         Agreement:

         Address for notices or communications to Party A:

         (1) For the purposes of Sections 5, 6 and 7 under this   Agreement:

         ABN AMRO Bank N.V., Chicago Branch
         Global Documentation Unit
         540 W. Madison Street, 22nd Floor
         Chicago, IL  60661 Attention: Treasury Documentation

         Telephone: 312-904-5214
         Fax: 312-904-0392

         (2) For all other purposes to the Office through which Party A is acting for the purposes of the relevant Transactions:

         ABN AMRO Bank N.V., Amsterdam Head Office
         P.O. Box 283
         1000 AE Amsterdam
         The Netherlands Attention:  Operations Derivatives Markets Forex
         Options
         Telephone:        31-20-6292654
         Telefax:          31-20-6284832 Swaps
         Telephone:        31-20-6284448
         Telefax:          31-20-6281679 Interest Related Products
         Telephone: 31-20-3831226
         Telefax: 31-20-6282462 Credit Derivatives
         Telephone: 31-20-3831230
         Telefax: 31-20-3832299

         Telex:            16021 Answerback: ABAM NL
         Electronic Messaging System Details: Swift ABNA NL 2A ABN AMRO Bank, N.V., Chicago Branch
         540 West Madison Avenue, Suite 2132
         Chicago, IL  60661

         Attention: Treasury Operations
         Telephone:        312-992-5816
         Telefax:                   312-855-5852

         Electronic Messaging System Details:

         ABNA US 33a XXX ABN AMRO Bank N.V., London Branch
         199 Bishopsgate,
         London EC2M 3XW,
         United Kingdom

         Attention:  Fixed Income Derivatives Documentation Telex:
         887366 Answerback: ABNALN G
         Telephone: 44 20 7678 3311
         Telefax: 44 20 7857 9428

                  Electronic Messaging System Details: Swift ABNA GB 2L

         (For all purposes) Address for notices or communications to Party B:

         Address:          Wells Fargo Bank, N.A.
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: Client Manager - SAMI 2007-AR1
                           Facsimile: (410) 715-2380
                           Phone: (410) 884-2000

         With a copy to:
                           Citibank, N.A.
                           388 Greenwich Street, 14th Floor
                           New York, NY  10013
                           Attention: Structured Finance Agency & Trust - SAMI 2007-AR1
                           Telecopier No.: (212) 816-5527
                           Phone: (212) 816-5805

         (For all purposes)

(b)      Process Agent. For the purpose of Section 13(c):

         Party A appoints as its Process Agent: Not applicable.

         Party B appoints as its Process Agent: Not applicable.

(c)      Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)      Multibranch Party. For the purpose of Section 10(c) of this Agreement:

         Party A is a Multibranch Party and may act through its London, Amsterdam and Chicago offices.

         Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall become the Calculation Agent.

(f)      Credit Support Document.

         Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

         Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 13(b) of the Credit Support Annex.

(g)      Credit Support Provider.

         Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

         Party B:          None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)      Netting of Payments. The parties agree that subparagraph (ii) of
         Section 2(c) will apply to each Transaction hereunder.

(j)      Affiliate. "Affiliate" shall have the meaning assigned thereto in
         Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of
         Section 6(b)(ii).

Part 5.  Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)      Amendments to ISDA Master Agreement.

         (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

         (ii)     [Reserved]

         (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

                  "to another account in the same legal and tax jurisdiction as the original account".

         (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

                  "(g) Relationship Between Parties.

                           (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                           (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                           (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                           (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                           (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

         (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

         (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

         (vii)    Local Business Day. The definition of Local Business Day in
                  Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

         (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

         (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

         (iii) Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in
                  Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of November 22, 2006 (the "Item 1115 Agreement"), among the Sponsor, the Depositor and Party A shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the Item 1115 Agreement is annexed hereto at Annex B.

(f)      Transfers.

         (i) Section 7 is hereby amended to read in its entirety as follows:

                  "Subject to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement and Part 5(e), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) they have secured the prior written consent of the other party and (b) the Rating Agency Condition has been satisfied with respect to S&P and Moody's."

         (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in payments made hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Pooling and Servicing Agreement. For the avoidance of doubt, nothing in this Part 5(g) shall preclude Party A from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Cap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Cap Rating Agencies has been provided prior written notice of the same and S&P and Moody's confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Cap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates; provided however, that this provision shall not preclude, or be deemed to stop, a Relevant Entity or an Affiliate of a Relevant Entity (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than a Relevant Entity or an Affiliate of a Relevant Entity, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(n) Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Citibank, N.A., but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Citibank, N.A., be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement other than due to its negligence or willful misconduct in performing the obligations of the Trustee under the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

         The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that the Securities Administrator has been appointed as agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)      [Reserved]

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)      Additional representations.

         (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

                  Party A's obligations under this Agreement rank pari passu with all of Party A's other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

         (ii) Representations of Party B. Party B represents to Party A on the date on which Party B enters into each Transaction that:--

                  In its capacity as Trustee of the Trust, the Trustee has been authorized under the Pooling and Servicing Agreement to execute this Agreement, to deliver this Agreement, to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trustee on behalf of the Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

         (iii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trustee represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction not in its individual capacity but solely as the Trustee.

(w)      Acknowledgements.

         (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

         (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "swap agreements" as defined in
                  Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

         (iii) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the swap counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Class II-A Certificates and the Class II-B Certificates, (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(x) [Reserved]

(y) [Reserved]

(z) Additional Definitions.

         As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

                  "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold and the Moody's First Trigger Ratings Threshold.

                  "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

                  "Cap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, to the extent that each such rating agency is then providing a rating for any of the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates").

                  "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party,
                  (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

                  "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

                  "Eligible Guarantor" means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's.

                  "Eligible Replacement" means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and
                  (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

                  "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

                  "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

                  "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

                  "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4),
                  (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Cap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v)(i), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

                  "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Cap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Cap Rating Agencies and receive from each such Cap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

                  "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

                  "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

                  "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

                  "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

                  "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

                  "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

               [Remainder of this page intentionally left blank.]

4.       Account Details and Settlement Information:

Payments to Party A:                 ABN AMRO Bank N.V., New York, ABNAUS33
                                     CHIPS 007535
                                     ABA No. 026009580
                                     A/C Name: ABN Amro Bank N.V., London
                                     A/C No. /661001036741
                                     Ref. DCM

Payments to Party B:                 Wells Fargo Bank, N.A.
                                     ABA: 121000248
                                     Account Name: SAS Clearing Account
                                     Account Number: 3970771416
                                     FFC: 50979001, SAMI 07-AR1, Class II-B-3
                                     Interest Rate Cap

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,



By: /s/Robert Furlong                 By:/s/Clifford Bullock
    --------------------------------     ---------------------------------------
ABN AMRO Bank N.V. London
Name: Robert Furlong                        Name: Clifford Bullock
Title: Authorised Signature                 Title: Authorised Signature




Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Structured Asset Mortgage Investments II Trust 2007-AR1

By: Citibank, N.A., not in its individual capacity, but solely as the Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1


By:/s/Louis Piscitelli
    ------------------------------------
    Name:  Louis Piscitelli
    Title: Louis Piscitelli

                                   SCHEDULE I

          (All such dates subject to adjustment in accordance with the
                       Following Business Day Convention)

   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

     Effective Date            25-Mar-07            4,684,000.00               6.21
       25-Mar-07               25-Apr-07            4,684,000.00               5.46
       25-Apr-07               25-May-07            4,684,000.00               5.70
       25-May-07               25-Jun-07            4,684,000.00               5.46
       25-Jun-07               25-Jul-07            4,684,000.00               5.70
       25-Jul-07               25-Aug-07            4,684,000.00               5.46
       25-Aug-07               25-Sep-07            4,684,000.00               5.46
       25-Sep-07               25-Oct-07            4,684,000.00               5.70
       25-Oct-07               25-Nov-07            4,684,000.00               5.46
       25-Nov-07               25-Dec-07            4,684,000.00               5.70
       25-Dec-07               25-Jan-08            4,684,000.00               5.46
       25-Jan-08               25-Feb-08            4,684,000.00               5.46
       25-Feb-08               25-Mar-08            4,684,000.00               5.95
       25-Mar-08               25-Apr-08            4,684,000.00               5.46
       25-Apr-08               25-May-08            4,684,000.00               5.70
       25-May-08               25-Jun-08            4,684,000.00               5.46
       25-Jun-08               25-Jul-08            4,684,000.00               5.70
       25-Jul-08               25-Aug-08            4,684,000.00               5.46
       25-Aug-08               25-Sep-08            4,684,000.00               5.46
       25-Sep-08               25-Oct-08            4,684,000.00               5.70
       25-Oct-08               25-Nov-08            4,684,000.00               5.46
       25-Nov-08               25-Dec-08            4,684,000.00               5.70
       25-Dec-08               25-Jan-09            4,684,000.00               5.46
       25-Jan-09               25-Feb-09            4,684,000.00               5.46
       25-Feb-09               25-Mar-09            4,684,000.00               6.21
       25-Mar-09               25-Apr-09            4,684,000.00               5.46
       25-Apr-09               25-May-09            4,684,000.00               5.70
       25-May-09               25-Jun-09            4,684,000.00               5.46
       25-Jun-09               25-Jul-09            4,684,000.00               5.70
       25-Jul-09               25-Aug-09            4,684,000.00               5.46
       25-Aug-09               25-Sep-09            4,684,000.00               5.46
       25-Sep-09               25-Oct-09            4,684,000.00               5.70
       25-Oct-09               25-Nov-09            4,684,000.00               5.46
       25-Nov-09               25-Dec-09            4,684,000.00               5.70
       25-Dec-09               25-Jan-10            4,684,000.00               5.46
       25-Jan-10               25-Feb-10            4,684,000.00               5.46
       25-Feb-10               25-Mar-10            4,684,000.00               6.21
       25-Mar-10               25-Apr-10            4,684,000.00               5.46
       25-Apr-10               25-May-10            4,684,000.00               5.70
       25-May-10               25-Jun-10            4,684,000.00               5.46
       25-Jun-10               25-Jul-10            4,684,000.00               5.70
       25-Jul-10               25-Aug-10            4,684,000.00               5.46
       25-Aug-10               25-Sep-10            4,684,000.00               5.46
       25-Sep-10               25-Oct-10            4,684,000.00               5.70
       25-Oct-10               25-Nov-10            4,684,000.00               5.46


   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

       25-Nov-10               25-Dec-10            4,684,000.00               5.70
       25-Dec-10               25-Jan-11            4,684,000.00               5.46
       25-Jan-11               25-Feb-11            4,684,000.00               5.46
       25-Feb-11               25-Mar-11            4,684,000.00               6.21
       25-Mar-11               25-Apr-11            4,684,000.00               5.46
       25-Apr-11               25-May-11            4,684,000.00               5.70
       25-May-11               25-Jun-11            4,684,000.00               5.46
       25-Jun-11               25-Jul-11            4,684,000.00               5.70
       25-Jul-11               25-Aug-11            4,684,000.00               5.46
       25-Aug-11               25-Sep-11            4,684,000.00               5.53
       25-Sep-11               25-Oct-11            4,684,000.00               6.50
       25-Oct-11           Termination Date         4,653,697.61               7.21

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                     Annex B

                               Item 1115 Agreement

DATE:                    January 31, 2007

TO: Citibank, N.A., not individually, but solely as Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

ATTENTION:               Structured Finance Agency & Trust - SAMI 2007-AR1
TELEPHONE:               212-816-5805
FACSIMILE:               212-816-5527

FROM:                    ABN AMRO Bank N.V.
TELEPHONE:               312-904-5214
FACSIMILE:               312-904-0392

SUBJECT:                 Fixed Income Derivatives Confirmation

REFERENCE NUMBERS:       4956321 (sold cap) and 4956327 (purchased cap)

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between ABN AMRO Bank N.V. ("Party A") and Citibank, N.A., not individually, but solely as trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1 (the "Trust" or "Party B") created under the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor (the "Depositor"), EMC Mortgage Corporation ("EMC"), as seller (in that capacity, the "Seller") and as sponsor (in that capacity, the "Sponsor"), Wells Fargo Bank, National Association, as master servicer (in that capacity, the "Master Servicer") and as securities administrator (in that capacity, the "Securities Administrator"), and Citibank, N.A., as trustee (the "Trustee") (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex;
   (iv) the Definitions; and (v) the ISDA Master Agreement.

   Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:            Interest Rate Cap

     Notional Amount:                With  respect to any  Calculation  Period,
                                     the lesser of (i) the amount set forth for such Calculation Period on Schedule I attached hereto, and (ii) the Certificate
                                     Principal  Balance  of  the  Class  II-B-4
                                     Certificates as of the first day of that Calculation Period.

     Trade Date:                     January  25, 2007

     Effective Date:                 February 25, 2007

     Termination Date:               November 25, 2011,  subject to  adjustment
                                     in   accordance   with  the  Business  Day
                                     Convention;  provided,  however,  that for
                                     the  purpose  of  determining   the  final
                                     Fixed   Rate   Payer   Period   End  Date,
                                     Termination  Date  shall be  subject to No
                                     Adjustment.

     Fixed Amount:

                Fixed Rate Payer:    Party B

                Fixed Rate Payer
                Payment Date:        January  31, 2007

                Fixed Amount:        USD 46,089

     Floating Amounts:

                Floating Rate Payer: Party A

                Cap Rate:            With  respect to any  Calculation  Period,
                                     the Cap Rate set forth for such  period on
                                     Schedule I attached hereto.

                Floating Rate Payer  The  25th   calendar  day  of  each  month
                Period End Dates:    during  the  Term  of  this   Transaction,
                                     commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day
                                     Convention.

                Floating Rate Payer
                Payment Dates:       Early  Payment  shall be  applicable.  One
                                     Business Day prior to each  Floating  Rate
                                     Payer Period End Date.

                Floating Rate        USD-LIBOR-BBA;  provided, however, that if
                Option:              the  Floating  Rate  determined  from such
                                     Floating Rate Option for any Calculation
                                     Period is greater than 8.35% then the
                                     Floating Rate for such Calculation Period shall be deemed equal to 8.35%.

                Floating Amount:     To be determined  in  accordance  with the
                                     following formula:

                                     The greater of (i) (Floating Rate Option
                                     -Cap Rate)*Notional Amount*Floating Rate
                                     Day Count Fraction, and (ii) zero.

Page 3 of 25
                Designated Maturity: One month

                Floating Rate Day
                Count Fraction:      Actual/360

                Reset Dates:         The first day of each Calculation Period.

                Compounding:         Inapplicable

                Business Days:       New York

                Business Day         Following
                Convention:

                Calculation Agent:   Party A

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.     Termination Provisions.

For the purposes of this Agreement:-

(a) "Specified Entity" will not apply to Party A or Party B for any purpose.

(b) "Specified Transaction" will have the meaning specified in Section 14.

(c) Events of Default.

      The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

      (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support
            Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

      (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
            Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

      (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

      (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A: "Specified Indebtedness" will have the meaning specified in Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

            "Threshold Amount" means with respect to Party A, an amount equal to three percent (3%) of its total shareholders equity as specified from time to time in the most recent Annual Report of ABN AMRO Holding N.V. containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants, or its equivalent in any other currency.

      (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

      (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d) Termination Events.

      The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with
      Section 6 of this Agreement.

      (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

      (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and Party B except that, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)".

      (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

      (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

      (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

            (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                  "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

            (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                  "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

                  (1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

            (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

            (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                  "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                  Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

            (E)   At any  time  on or  before  the  Latest  Settlement  Amount
                  Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

      (ii) The Second Method will apply.

(g)   "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.     Tax Matters.

(a) Tax Representations.

      (i)   Payer Representations. For the purpose of Section 3(e) of this
            Agreement:

            (A) Party A makes the following representation(s):

                  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

                  (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

            (B) Party B makes the following representation(s):

                  None.

      (ii)  Payee Representations. For the purpose of Section 3(f) of this
            Agreement:

            (A) Party A makes the following representation(s):

                  (1) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

                  (2) With respect to its non-U.S. branches, it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the United States and The Netherlands; Specified Jurisdiction means the United States.

                  (3) With respect to its U.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

            (B) Party B makes the following representation(s):

                  None.

(b) Tax Provisions.

      (i)   Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and
            Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

      (ii) Indemnifiable Tax. The definition of "Indemnifiable Tax" in Section 14 is deleted in its entirety and replaced with the following:

            "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.     Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to   Form/Document/                              Date by which to
deliver document    Certificate                                 be delivered

Party A             A  correct,  complete  and duly             (i) before  the first  Payment
                    executed U.S.  Internal Revenue             Date  under  this   Agreement,
                    Service    Form    W-8BEN   (or             (ii) promptly upon  reasonable
                    successor  thereto),   together             demand  by  Party  B, and (ii)
                    with  appropriate  attachments,             promptly  upon  learning  that
                    that  eliminates  U.S.  federal             any   such   form   previously
                    withholding      and     backup             provided  has become  obsolete
                    withholding  Tax on payments to             or incorrect.
                    Party A under this Agreement.

Party B             A   United   States    Internal             (i) before  the first  Payment
                    Revenue  Service  Form W-9,  or             Date  under  this   Agreement,
                    any successor  form,  completed             (ii) promptly upon  reasonable
                    and executed  accurately and in             demand  by  Party  A, and (ii)
                    a       manner       reasonably             promptly  upon  learning  that
                    satisfactory  to Party A,  with             any   such   form   previously
                    respect    to   any    payments             provided  has become  obsolete
                    received  or to be  received by             or incorrect.
                    the    beneficial    owner   of
                    payments  to Party B under this
                    Agreement from time to time.

(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required       Form/Document/                     Date by which to                    Covered by
to deliver           Certificate                        be delivered                        Section 3(d)
document                                                                                    Representation


Party A and          Any documents required by the      Upon   the   execution   and        Yes
Party B              receiving party to evidence        delivery of this Agreement
                     the authority of the
                     delivering party or its Credit
                     Support Provider, if any, for
                     it to execute and deliver the
                     Agreement, this Confirmation,
                     and any Credit Support
                     Documents to which it is a
                     party, and to evidence the
                     authority of the delivering
                     party or its Credit Support
                     Provider to perform its
                     obligations under the
                     Agreement, this Confirmation
                     and any Credit Support
                     Document, as the case may be

Party A and          A certificate of an authorized     Upon the execution and              Yes
Party B              officer of the party, as to        delivery of this Agreement
                     the incumbency and authority
                     of the respective officers of
                     the party signing the
                     Agreement, this Confirmation,
                     and any relevant Credit
                     Support Document, as the case
                     may be

Page 9 of 25


Party A              Annual Report of ABN Amro            Promptly upon becoming             Yes
                     Holding N.V. containing              publicly available
                     consolidated financial
                     Statements certified by
                     independent certified public
                     accountants and prepared in
                     accordance with generally
                     accepted accounting principles
                     in the country in which Party
                     A is organized

Party A              An opinion of counsel to such        Upon   the   execution   and       No
                     party reasonably satisfactory        delivery of this Agreement
                     in form and substance to the
                     other party,

Party B              An executed copy of the              Promptly   upon  receipt  by       No
                     Pooling and Servicing                Party B
                     Agreement and other deal
                     documents related to this
                     Transaction.

Part 4.     Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      (1) For the purposes of Sections 5, 6 and 7 under this   Agreement:

      ABN AMRO Bank N.V., Chicago Branch
      Global Documentation Unit
      540 W. Madison Street, 22nd Floor
      Chicago, IL  60661 Attention: Treasury Documentation

      Telephone: 312-904-5214
      Fax: 312-904-0392

      (2) For all other purposes to the Office through which Party A is acting for the purposes of the relevant Transactions:

      ABN AMRO Bank N.V., Amsterdam Head Office
      P.O. Box 283
      1000 AE Amsterdam
      The Netherlands Attention:  Operations Derivatives Markets Forex Options
      Telephone:  31-20-6292654
      Telefax:          31-20-6284832 Swaps
      Telephone:  31-20-6284448
      Telefax:          31-20-6281679 Interest Related Products
      Telephone: 31-20-3831226
      Telefax: 31-20-6282462 Credit Derivatives
      Telephone: 31-20-3831230
      Telefax: 31-20-3832299

      Telex:            16021 Answerback: ABAM NL
      Electronic Messaging System Details: Swift ABNA NL 2A ABN AMRO Bank, N.V., Chicago Branch
      540 West Madison Avenue, Suite 2132
      Chicago, IL  60661

      Attention: Treasury Operations
      Telephone:  312-992-5816
      Telefax:          312-855-5852

      Electronic Messaging System Details:

      ABNA US 33a XXX ABN AMRO Bank N.V., London Branch
      199 Bishopsgate,
      London EC2M 3XW,
      United Kingdom

      Attention:  Fixed Income Derivatives Documentation Telex: 887366
      Answerback: ABNALN G
      Telephone: 44 20 7678 3311
      Telefax: 44 20 7857 9428

            Electronic Messaging System Details: Swift ABNA GB 2L

      (For all purposes) Address for notices or communications to Party B:

      Address:    Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Client Manager - SAMI 2007-AR1
                  Facsimile: (410) 715-2380
                  Phone: (410) 884-2000

      With a copy to:
                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, NY  10013
                  Attention: Structured Finance Agency & Trust - SAMI 2007-AR1 Telecopier No.: (212) 816-5527
                  Phone: (212) 816-5805

      (For all purposes)

(b) Process Agent. For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Not applicable.

      Party B appoints as its Process Agent: Not applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is a Multibranch Party and may act through its London, Amsterdam and Chicago offices.

      Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall become the Calculation Agent.

(f)   Credit Support Document.

     Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

     Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 13(b) of the Credit Support Annex.

(g) Credit Support Provider.

     Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

     Party      B: None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) Affiliate. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.     Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the
      provisions  set  forth  in  the  Definitions,   without  regard  to  any
      amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)   Amendments to ISDA Master Agreement.

      (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

      (ii)  [Reserved]

      (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

            "to another account in the same legal and tax jurisdiction as the original account".

      (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                  (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                  (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                  (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

      (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

      (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

      (vii) Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

      (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (iii) Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with
            Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of November 22, 2006 (the "Item 1115 Agreement"), among the Sponsor, the Depositor and Party A shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the
      Item 1115 Agreement is annexed hereto at Annex B.

(f)   Transfers.

      (i) Section 7 is hereby amended to read in its entirety as follows:

            "Subject to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement and
            Part 5(e), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) they have secured the prior written consent of the other party and (b) the Rating Agency Condition has been satisfied with respect to S&P and Moody's."

      (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in payments made hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Pooling and Servicing Agreement. For the avoidance of doubt, nothing in this Part 5(g) shall preclude Party A from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party
      B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either
      Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Cap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early
      Termination Date and determined pursuant to this Section will be subject to any Set-off".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Cap Rating Agencies has been provided prior written notice of the same and S&P and Moody's confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Cap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates; provided however, that this provision shall not preclude, or be deemed to stop, a Relevant Entity or an Affiliate of a Relevant Entity (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than a Relevant Entity or an Affiliate of a Relevant Entity, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar
      proceeding.   This  provision  will  survive  the  termination  of  this
      Agreement.

(n) Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Citibank, N.A., but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any
      covenant  either  expressed  or  implied  contained  herein,   all  such
      liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Citibank, N.A., be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement other than due to its negligence or willful misconduct in performing the obligations of the Trustee under the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that the Securities Administrator has been appointed as agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)   [Reserved]

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)   Additional representations.

      (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

            Party A's obligations under this Agreement rank pari passu with all of Party A's other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

      (ii) Representations of Party B. Party B represents to Party A on the date on which Party B enters into each Transaction that:--

            In its capacity as Trustee of the Trust, the Trustee has been authorized under the Pooling and Servicing Agreement to execute this Agreement, to deliver this Agreement, to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trustee on behalf of the Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

      (iii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trustee represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction not in its individual capacity but solely as the Trustee.

(w) Acknowledgements.

      (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

      (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "swap agreements" as defined in Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

      (iii) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the swap counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Class II-A Certificates and the Class II-B Certificates, (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(x) [Reserved]

(y) [Reserved]

(z) Additional Definitions.

      As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

            "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold and the Moody's First Trigger Ratings Threshold.

            "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

            "Cap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, to the extent that each such rating agency is then providing a rating for any of the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates").

            "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

            "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

            "Eligible Guarantor" means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and
            (B) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's.

            "Eligible Replacement" means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

            "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

            "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

            "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

            "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

            "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4),
            (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Cap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v)(i), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

            "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Cap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Cap Rating Agencies and receive from each such Cap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

            "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

            "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

            "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

            "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

            "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

            "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

               [Remainder of this page intentionally left blank.]

4. Account Details and Settlement Information:

Payments to Party A:     ABN AMRO Bank N.V., New York, ABNAUS33
                         CHIPS 007535
                         ABA No. 026009580
                         A/C Name: ABN Amro Bank N.V., London
                         A/C No. /661001036741
                         Ref. DCM

Payments to Party B:     Wells Fargo Bank, N.A.
                         ABA: 121000248
                         Account Name: SAS Clearing Account
                           Account Number: 3970771416
                         FFC: 50979001, SAMI 07-AR1, Class II-B-4 Interest Rate
                         Cap

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,



By:/s/Robert Furlong                    By:  /s/Clifford Bullock
  --------------------------               ------------------------------------
ABN AMRO Bank N.V. London
Name: Robert Furlong                     Name: Clifford Bullock
Title: Authorised Signature              Title: Authorised Signature




Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Structured Asset Mortgage Investments II Trust 2007-AR1

By: Citibank, N.A., not in its individual capacity, but solely as the Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

By: /s/Louis Piscitelli
    --------------------------
     Name:  Louis Piscitelli
     Title: Vice President

                                   SCHEDULE I

      (All such dates subject to adjustment in accordance with the Following Business Day Convention)

   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

     Effective Date            25-Mar-07            2,082,000.00               5.61
       25-Mar-07               25-Apr-07            2,082,000.00               4.86
       25-Apr-07               25-May-07            2,082,000.00               5.10
       25-May-07               25-Jun-07            2,082,000.00               4.86
       25-Jun-07               25-Jul-07            2,082,000.00               5.10
       25-Jul-07               25-Aug-07            2,082,000.00               4.86
       25-Aug-07               25-Sep-07            2,082,000.00               4.86
       25-Sep-07               25-Oct-07            2,082,000.00               5.10
       25-Oct-07               25-Nov-07            2,082,000.00               4.86
       25-Nov-07               25-Dec-07            2,082,000.00               5.10
       25-Dec-07               25-Jan-08            2,082,000.00               4.86
       25-Jan-08               25-Feb-08            2,082,000.00               4.86
       25-Feb-08               25-Mar-08            2,082,000.00               5.35
       25-Mar-08               25-Apr-08            2,082,000.00               4.86
       25-Apr-08               25-May-08            2,082,000.00               5.10
       25-May-08               25-Jun-08            2,082,000.00               4.86
       25-Jun-08               25-Jul-08            2,082,000.00               5.10
       25-Jul-08               25-Aug-08            2,082,000.00               4.86
       25-Aug-08               25-Sep-08            2,082,000.00               4.86
       25-Sep-08               25-Oct-08            2,082,000.00               5.10
       25-Oct-08               25-Nov-08            2,082,000.00               4.86
       25-Nov-08               25-Dec-08            2,082,000.00               5.10
       25-Dec-08               25-Jan-09            2,082,000.00               4.86
       25-Jan-09               25-Feb-09            2,082,000.00               4.86
       25-Feb-09               25-Mar-09            2,082,000.00               5.61
       25-Mar-09               25-Apr-09            2,082,000.00               4.86
       25-Apr-09               25-May-09            2,082,000.00               5.10
       25-May-09               25-Jun-09            2,082,000.00               4.86
       25-Jun-09               25-Jul-09            2,082,000.00               5.10
       25-Jul-09               25-Aug-09            2,082,000.00               4.86
       25-Aug-09               25-Sep-09            2,082,000.00               4.86
       25-Sep-09               25-Oct-09            2,082,000.00               5.10
       25-Oct-09               25-Nov-09            2,082,000.00               4.86
       25-Nov-09               25-Dec-09            2,082,000.00               5.10
       25-Dec-09               25-Jan-10            2,082,000.00               4.86
       25-Jan-10               25-Feb-10            2,082,000.00               4.86
       25-Feb-10               25-Mar-10            2,082,000.00               5.61
       25-Mar-10               25-Apr-10            2,082,000.00               4.86
       25-Apr-10               25-May-10            2,082,000.00               5.10
       25-May-10               25-Jun-10            2,082,000.00               4.86
       25-Jun-10               25-Jul-10            2,082,000.00               5.10
       25-Jul-10               25-Aug-10            2,082,000.00               4.86
       25-Aug-10               25-Sep-10            2,082,000.00               4.86
       25-Sep-10               25-Oct-10            2,082,000.00               5.10
       25-Oct-10               25-Nov-10            2,082,000.00               4.86

   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

       25-Nov-10               25-Dec-10            2,082,000.00               5.10
       25-Dec-10               25-Jan-11            2,082,000.00               4.86
       25-Jan-11               25-Feb-11            2,082,000.00               4.86
       25-Feb-11               25-Mar-11            2,082,000.00               5.61
       25-Mar-11               25-Apr-11            2,082,000.00               4.86
       25-Apr-11               25-May-11            2,082,000.00               5.10
       25-May-11               25-Jun-11            2,082,000.00               4.86
       25-Jun-11               25-Jul-11            2,082,000.00               5.10
       25-Jul-11               25-Aug-11            2,082,000.00               4.86
       25-Aug-11               25-Sep-11            2,082,000.00               4.93
       25-Sep-11               25-Oct-11            2,082,000.00               5.90
       25-Oct-11           Termination Date         2,068,530.83               6.61

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                     Annex B

                               Item 1115 Agreement

DATE:                    January 31, 2007

TO: Citibank, N.A., not individually, but solely as Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1

ATTENTION:               Structured Finance Agency & Trust - SAMI 2007-AR1
TELEPHONE:               212-816-5805
FACSIMILE:               212-816-5527

FROM:                    ABN AMRO Bank N.V.
TELEPHONE:               312-904-5214
FACSIMILE:               312-904-0392

SUBJECT:                 Fixed Income Derivatives Confirmation

REFERENCE NUMBERS:       4956330 (sold cap) and 4956338 (purchased cap)

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between ABN AMRO Bank N.V. ("Party A") and Citibank, N.A., not individually, but solely as trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1 (the "Trust" or "Party B") created under the Pooling and Servicing Agreement, dated as of January 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor (the "Depositor"), EMC Mortgage Corporation ("EMC"), as seller (in that capacity, the "Seller") and as sponsor (in that capacity, the "Sponsor"), Wells Fargo Bank, National Association, as master servicer (in that capacity, the "Master Servicer") and as securities administrator (in that capacity, the "Securities Administrator"), and Citibank, N.A., as trustee (the "Trustee") (the "Pooling and Servicing Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex;
   (iv) the Definitions; and (v) the ISDA Master Agreement.

   Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:            Interest Rate Cap

     Notional Amount:                With  respect to any  Calculation  Period,
                                     the lesser of (i) the amount set forth for such Calculation Period on Schedule I attached hereto, and (ii) the Certificate
                                     Principal  Balance  of  the  Class  II-B-5
                                     Certificates as of the first day of that Calculation Period.

     Trade Date:                     January  25, 2007

     Effective Date:                 February 25, 2007

     Termination Date:               November 25, 2011,  subject to  adjustment
                                     in   accordance   with  the  Business  Day
                                     Convention;  provided,  however,  that for
                                     the  purpose  of  determining   the  final
                                     Fixed   Rate   Payer   Period   End  Date,
                                     Termination  Date  shall be  subject to No
                                     Adjustment.

     Fixed Amount:

                Fixed Rate Payer:    Party B

                Fixed Rate Payer
                Payment Date:        January  31, 2007

                Fixed Amount:        USD 154,803

     Floating Amounts:

                Floating Rate Payer: Party A

                Cap Rate:            With  respect to any  Calculation  Period,
                                     the Cap Rate set forth for such  period on
                                     Schedule I attached hereto.

                Floating Rate Payer  The  25th   calendar  day  of  each  month
                Period End Dates:    during  the  Term  of  this   Transaction,
                                     commencing March 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day
                                     Convention.

                Floating Rate Payer
                Payment Dates:       Early  Payment  shall be  applicable.  One
                                     Business Day prior to each  Floating  Rate
                                     Payer Period End Date.

                Floating Rate        USD-LIBOR-BBA;  provided, however, that if
                Option:              the  Floating  Rate  determined  from such
                                     Floating Rate Option for any Calculation
                                     Period is greater than 8.35% then the
                                     Floating Rate for such Calculation Period shall be deemed equal to 8.35%.

                Floating Amount:     To be determined  in  accordance  with the
                                     following formula:

                                     The greater of (i) (Floating Rate Option
                                     -Cap Rate)*Notional Amount*Floating Rate
                                     Day Count Fraction, and (ii) zero.

                Designated Maturity: One month

                Floating Rate Day
                Count Fraction:      Actual/360

                Reset Dates:         The first day of each Calculation Period.

                Compounding:         Inapplicable

                Business Days:       New York

                Business Day         Following
                Convention:

                Calculation Agent:   Party A

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.     Termination Provisions.

For the purposes of this Agreement:-

(a) "Specified Entity" will not apply to Party A or Party B for any purpose.

(b) "Specified Transaction" will have the meaning specified in Section 14.

(c) Events of Default.

      The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

      (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support
            Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

      (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
            Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

      (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

      (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A: "Specified Indebtedness" will have the meaning specified in Section 14 ,except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

            "Threshold Amount" means with respect to Party A, an amount equal to three percent (3%) of its total shareholders equity as specified from time to time in the most recent Annual Report of ABN AMRO Holding N.V. containing consolidated financial statements, prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization and certified by independent public accountants, or its equivalent in any other currency.

      (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

      (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d) Termination Events.

      The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with
      Section 6 of this Agreement.

      (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

      (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and Party B except that, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)".

      (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

      (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

      (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

            (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                  "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

            (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                  "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

                  (1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

            (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

            (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                  "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                  Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

            (E)   At any  time  on or  before  the  Latest  Settlement  Amount
                  Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

      (ii) The Second Method will apply.

(g)   "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.     Tax Matters.

(a) Tax Representations.

      (i)   Payer Representations. For the purpose of Section 3(e) of this
            Agreement:

            (A) Party A makes the following representation(s):

                  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

                  (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

            (B) Party B makes the following representation(s):

                  None.

      (ii)  Payee Representations. For the purpose of Section 3(f) of this
            Agreement:

            (A) Party A makes the following representation(s):

                  (1) It is a resident of The Netherlands for the purpose of the application of the existing tax treaties between The Netherlands and those countries where offices of Party B are located.

                  (2) With respect to its non-U.S. branches, it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction. With respect to Party A, Specified Treaty means the income tax treaty between the United States and The Netherlands; Specified Jurisdiction means the United States.

                  (3) With respect to its U.S. branches, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

            (B) Party B makes the following representation(s):

                  None.

(b) Tax Provisions.

      (i)   Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and
            Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

      (ii) Indemnifiable Tax. The definition of "Indemnifiable Tax" in Section 14 is deleted in its entirety and replaced with the following:

            "Indemnifiable Tax" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.     Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:


Party required to       Form/Document/                                                       Date by which to
deliver document        Certificate                                                          be delivered

Party A                 A correct,  complete and duly executed U.S.  Internal  Revenue       (i) before the first Payment Date under
                        Service  Form W-8BEN (or  successor  thereto),  together  with       this Agreement, (ii) promptly upon
                        appropriate attachments, that       eliminates  U.S.   federal       reasonable demand by Party B, and (ii)
                        withholding and backup  withholding Tax on payments to Party A       promptly upon learning that any such
                        under this Agreement.                                                form previously provided has become
                                                                                             obsolete or incorrect.




Party B                 A United  States  Internal  Revenue  Service  Form W-9, or any       (i) before the first Payment Date under
                        successor  form,  completed and executed  accurately  and in a       this Agreement, (ii) promptly upon
                        manner  reasonably  satisfactory  to Party A, with  respect to       reasonable demand by Party A, and (ii)
                        any  payments  received or to be  received  by the  beneficial       promptly upon learning that any such
                        owner of  payments to Party B under this  Agreement  from time       form previously provided has become
                        to time.                                                             obsolete or incorrect.


(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required     Form/Document/                                             Date by which to               Covered by
to deliver         Certificate                                                be delivered                   Section 3(d)
document                                                                                                     Representation

Party A and     Any documents required by the receiving party to              Upon  the  execution  and      Yes
Party B         evidence the authority of the delivering party or             delivery      of     this
                its Credit Support Provider, if any, for it to
                execute and deliver the Agreement, this
                Confirmation, and any Credit Support Documents to
                which it is a party, and to evidence Agreement the
                authority of the delivering party or its Credit
                Support Provider to perform its obligations under
                the Agreement, this Confirmation and any Credit
                Support Document, as the case may be

Party A and     A certificate of an authorized officer of the                 Upon  the  execution  and      Yes
Party B         party, as to the incumbency and authority of the              delivery      of     this
                respective officers of the party signing the
                Agreement, this Confirmation, and any relevant
                Credit Support Document, as the case may be


Page 9 of 24


Party A         Annual Report of ABN Amro Holding N.V. containing             Promptly  upon receipt by      No
                consolidated financial Statements certified P A by            Party B
                independent certified public accountants and
                prepared in accordance with generally publicly
                available accepted accounting principles in the
                country in which Party A is organized

Party A         An opinion of counsel to such party reasonably                Upon  the  execution  and      No
                satisfactory in form and substance to the other               delivery      of     this
                party,


Party B         An executed copy of the Pooling and Servicing                 Promptly  upon receipt by      No
                Agreement and other deal documents related to this            Party B
                Transaction.



Part 4.     Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      (1) For the purposes of Sections 5, 6 and 7 under this   Agreement:

      ABN AMRO Bank N.V., Chicago Branch
      Global Documentation Unit
      540 W. Madison Street, 22nd Floor
      Chicago, IL  60661 Attention: Treasury Documentation

      Telephone: 312-904-5214
      Fax: 312-904-0392

      (2) For all other purposes to the Office through which Party A is acting for the purposes of the relevant Transactions:

      ABN AMRO Bank N.V., Amsterdam Head Office
      P.O. Box 283
      1000 AE Amsterdam
      The Netherlands Attention:  Operations Derivatives Markets Forex Options
      Telephone:  31-20-6292654
      Telefax:          31-20-6284832 Swaps
      Telephone:  31-20-6284448
      Telefax:          31-20-6281679 Interest Related Products
      Telephone: 31-20-3831226
      Telefax: 31-20-6282462 Credit Derivatives
      Telephone: 31-20-3831230
      Telefax: 31-20-3832299

      Telex:            16021 Answerback: ABAM NL
      Electronic Messaging System Details: Swift ABNA NL 2A ABN AMRO Bank, N.V., Chicago Branch
      540 West Madison Avenue, Suite 2132
      Chicago, IL  60661

      Attention: Treasury Operations
      Telephone:  312-992-5816
      Telefax:          312-855-5852

      Electronic Messaging System Details:

      ABNA US 33a XXX ABN AMRO Bank N.V., London Branch
      199 Bishopsgate,
      London EC2M 3XW,
      United Kingdom

      Attention:  Fixed Income Derivatives Documentation Telex: 887366
      Answerback: ABNALN G
      Telephone: 44 20 7678 3311
      Telefax: 44 20 7857 9428

            Electronic Messaging System Details: Swift ABNA GB 2L

      (For all purposes) Address for notices or communications to Party B:

      Address:          Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Client Manager - SAMI 2007-AR1
                  Facsimile: (410) 715-2380
                  Phone: (410) 884-2000

      With a copy to:
                  Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, NY  10013
                  Attention: Structured Finance Agency & Trust - SAMI 2007-AR1 Telecopier No.: (212) 816-5527
                  Phone: (212) 816-5805

      (For all purposes)

(b) Process Agent. For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Not applicable.

      Party B appoints as its Process Agent: Not applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is a Multibranch Party and may act through its London, Amsterdam and Chicago offices.

      Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall become the Calculation Agent.

(f)   Credit Support Document.

      Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

      Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 13(b) of the Credit Support Annex.

(g) Credit Support Provider.

      Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

      Party B: None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) Affiliate. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.     Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the
      provisions  set  forth  in  the  Definitions,   without  regard  to  any
      amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)   Amendments to ISDA Master Agreement.

      (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

      (ii)  [Reserved]

      (iii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

            "to another account in the same legal and tax jurisdiction as the original account".

      (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax,

Page 12 of 24
                        business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

                  (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

                  (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

                  (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

      (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

      (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

      (vii) Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

      (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (iii) Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with
            Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e) Item 1115 Agreement. Party A and Party B hereby agree that the terms of the Item 1115 Agreement, dated as of November 22, 2006 (the "Item 1115 Agreement"), among the Sponsor, the Depositor and Party A shall be incorporated by reference into this Agreement and Party B shall be an express third party beneficiary of the Item 1115 Agreement. A copy of the
      Item 1115 Agreement is annexed hereto at Annex B.

(f)   Transfers.

      (i) Section 7 is hereby amended to read in its entirety as follows:

            "Subject to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement and
            Part 5(e), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) they have secured the prior written consent of the other party and (b) the Rating Agency Condition has been satisfied with respect to S&P and Moody's."

      (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in payments made hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Pooling and Servicing Agreement. For the avoidance of doubt, nothing in this Part 5(g) shall preclude Party A from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h) Limitation on Events of Default. Notwithstanding the provisions of Sections 5 and 6, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party
      B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of the occurrence of a Termination Event set forth in either
      Section 5(b)(i) or 5(b)(ii) with respect to Party A as the Affected Party, or Section 5(b)(iii) with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) is to pay the Fixed Amount on the Fixed Amount Payer Payment Date.

(i) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Cap Rating Agency has been given prior written notice of such designation or transfer.

(j) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early
      Termination Date and determined pursuant to this Section will be subject to any Set-off".

(k) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Cap Rating Agencies has been provided prior written notice of the same and S&P and Moody's confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(l) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Cap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates; provided however, that this provision shall not preclude, or be deemed to stop, a Relevant Entity or an Affiliate of a Relevant Entity (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than a Relevant Entity or an Affiliate of a Relevant Entity, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar
      proceeding.   This  provision  will  survive  the  termination  of  this
      Agreement.

(n) Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Citibank, N.A., but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any
      covenant  either  expressed  or  implied  contained  herein,   all  such
      liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Citibank, N.A., be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement other than due to its negligence or willful misconduct in performing the obligations of the Trustee under the Pooling and Servicing Agreement.

(o) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) Agent for Party B. Party A acknowledges that the Securities Administrator has been appointed as agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)   [Reserved]

(r) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)   Additional representations.

      (i) Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

            Party A's obligations under this Agreement rank pari passu with all of Party A's other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

      (ii) Representations of Party B. Party B represents to Party A on the date on which Party B enters into each Transaction that:--

            In its capacity as Trustee of the Trust, the Trustee has been authorized under the Pooling and Servicing Agreement to execute this Agreement, to deliver this Agreement, to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which the Trustee on behalf of the Trust is party and has taken all necessary action to authorize such execution, delivery and performance.

      (iii) Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Trustee represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction not in its individual capacity but solely as the Trustee.

(w) Acknowledgements.

      (i) Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

      (ii) Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "swap agreements" as defined in Section 101 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

      (iii) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the swap counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Class II-A Certificates and the Class II-B Certificates, (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(x) [Reserved]

(y) [Reserved]

(z) Additional Definitions.

      As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

            "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold and the Moody's First Trigger Ratings Threshold.

            "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

            "Cap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, to the extent that each such rating agency is then providing a rating for any of the Structured Asset Mortgage Investments II Trust 2007-AR1, Mortgage Pass-Through Certificates, Series 2007-AR1 (the "Certificates").

            "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

            "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

            "Eligible Guarantor" means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and
            (B) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's.

            "Eligible Replacement" means an entity (A) (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with Depositor and Sponsor.

            "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

            "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

            "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

            "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

            "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4),
            (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Cap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v)(i), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

            "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Cap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Cap Rating Agencies and receive from each such Cap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

            "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

            "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

            "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

            "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

            "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

            "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

               [Remainder of this page intentionally left blank.]

4. Account Details and Settlement Information:

Payments to Party A:     ABN AMRO Bank N.V., New York, ABNAUS33
                         CHIPS 007535
                         ABA No. 026009580
                         A/C Name: ABN Amro Bank N.V., London
                         A/C No. /661001036741
                         Ref. DCM

Payments to Party B:     Wells Fargo Bank, N.A.
                         ABA: 121000248
                         Account Name: SAS Clearing Account
                           Account Number: 3970771416
                         FFC: 50979001, SAMI 07-AR1, Class II-B-5 Interest Rate
                         Cap

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,



By:  /s/Robert Furlong                  By:  /s/Clifford Bullock
     -----------------------                 ----------------------
ABN AMRO Bank N.V. London
Name: Robert Furlong                     Name: Clifford Bullock
Title: Authorised Signature              Title: Authorised Signature




Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Structured Asset Mortgage Investments II Trust 2007-AR1

By: Citibank, N.A., not in its individual capacity, but solely as the Trustee on behalf of Structured Asset Mortgage Investments II Trust 2007-AR1


By: /s/Louis Piscitelli
   --------------------------------
   Name: Louis Piscitelli
   Title: Vice President

                                   SCHEDULE I

      (All such dates subject to adjustment in accordance with the Following Business Day Convention)

   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

     Effective Date            25-Mar-07            6,939,000.00               5.61
       25-Mar-07               25-Apr-07            6,939,000.00               4.86
       25-Apr-07               25-May-07            6,939,000.00               5.10
       25-May-07               25-Jun-07            6,939,000.00               4.86
       25-Jun-07               25-Jul-07            6,939,000.00               5.10
       25-Jul-07               25-Aug-07            6,939,000.00               4.86
       25-Aug-07               25-Sep-07            6,939,000.00               4.86
       25-Sep-07               25-Oct-07            6,939,000.00               5.10
       25-Oct-07               25-Nov-07            6,939,000.00               4.86
       25-Nov-07               25-Dec-07            6,939,000.00               5.10
       25-Dec-07               25-Jan-08            6,939,000.00               4.86
       25-Jan-08               25-Feb-08            6,939,000.00               4.86
       25-Feb-08               25-Mar-08            6,939,000.00               5.35
       25-Mar-08               25-Apr-08            6,939,000.00               4.86
       25-Apr-08               25-May-08            6,939,000.00               5.10
       25-May-08               25-Jun-08            6,939,000.00               4.86
       25-Jun-08               25-Jul-08            6,939,000.00               5.10
       25-Jul-08               25-Aug-08            6,939,000.00               4.86
       25-Aug-08               25-Sep-08            6,939,000.00               4.86
       25-Sep-08               25-Oct-08            6,939,000.00               5.10
       25-Oct-08               25-Nov-08            6,939,000.00               4.86
       25-Nov-08               25-Dec-08            6,939,000.00               5.10
       25-Dec-08               25-Jan-09            6,939,000.00               4.86
       25-Jan-09               25-Feb-09            6,939,000.00               4.86
       25-Feb-09               25-Mar-09            6,939,000.00               5.61
       25-Mar-09               25-Apr-09            6,939,000.00               4.86
       25-Apr-09               25-May-09            6,939,000.00               5.10
       25-May-09               25-Jun-09            6,939,000.00               4.86
       25-Jun-09               25-Jul-09            6,939,000.00               5.10
       25-Jul-09               25-Aug-09            6,939,000.00               4.86
       25-Aug-09               25-Sep-09            6,939,000.00               4.86
       25-Sep-09               25-Oct-09            6,939,000.00               5.10
       25-Oct-09               25-Nov-09            6,939,000.00               4.86
       25-Nov-09               25-Dec-09            6,939,000.00               5.10
       25-Dec-09               25-Jan-10            6,939,000.00               4.86
       25-Jan-10               25-Feb-10            6,939,000.00               4.86
       25-Feb-10               25-Mar-10            6,939,000.00               5.61
       25-Mar-10               25-Apr-10            6,939,000.00               4.86
       25-Apr-10               25-May-10            6,939,000.00               5.10
       25-May-10               25-Jun-10            6,939,000.00               4.86
       25-Jun-10               25-Jul-10            6,939,000.00               5.10
       25-Jul-10               25-Aug-10            6,939,000.00               4.86
       25-Aug-10               25-Sep-10            6,939,000.00               4.86
       25-Sep-10               25-Oct-10            6,939,000.00               5.10
       25-Oct-10               25-Nov-10            6,939,000.00               4.86

   From and including      To but excluding      Notional Amount ($)       Cap Rate (%)

       25-Nov-10               25-Dec-10            6,939,000.00               5.10
       25-Dec-10               25-Jan-11            6,939,000.00               4.86
       25-Jan-11               25-Feb-11            6,939,000.00               4.86
       25-Feb-11               25-Mar-11            6,939,000.00               5.61
       25-Mar-11               25-Apr-11            6,939,000.00               4.86
       25-Apr-11               25-May-11            6,939,000.00               5.10
       25-May-11               25-Jun-11            6,939,000.00               4.86
       25-Jun-11               25-Jul-11            6,939,000.00               5.10
       25-Jul-11               25-Aug-11            6,939,000.00               4.86
       25-Aug-11               25-Sep-11            6,939,000.00               4.93
       25-Sep-11               25-Oct-11            6,939,000.00               5.90
       25-Oct-11           Termination Date         6,894,109.25               6.61





                                     Annex A

                   Paragraph 13 of the Credit Support Annex

                                     Annex B

                               Item 1115 Agreement

                                                                         ANNEX A

                                     ISDA(R)
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                      dated as of January 31, 2007 between
     ABN AMRO Bank N.V. (hereinafter referred to as "Party A" or "Pledgor")
                                       and
     Citibank, N.A., not individually, but solely as trustee (the "Trustee")
                                  on behalf of
      Structured Asset Mortgage Investments II Trust 2007-AR1 (the "Trust")
           (hereinafter referred to as "Party B" or "Secured Party").

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transactions documented in the Confirmations dated January 31, 2007, between Party A and Party B, Reference Numbers 4956237, 4956256, 4956271, 4956279, 4956290, 4956297, 4956306, 4956318, 4956321, 4956327, 4956330 and
4956338.



Paragraph 13.  Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

         With respect to Party A: not applicable.

         With respect to Party B: not applicable.

(b) Credit Support Obligations.

         (i) Delivery Amount, Return Amount and Credit Support Amount.

                  (A) "Delivery Amount" has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on each Valuation Date" and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." and inserting in lieu thereof the following:

                           The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                           (1) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

                           (2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

                           (3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

                  (B) "Return Amount" has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." and inserting in lieu thereof the following:

                           The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                           (1) the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds
                                    (b) the S&P Credit Support Amount for such
                                    Valuation Date,

                           (2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Trigger Credit Support Amount for such Valuation Date, and

                           (3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Second Trigger Credit Support Amount for such Valuation Date.

                  (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody's First Trigger Credit Support Amount, or the Moody's Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

         (ii)     Eligible Collateral.

                  On any date, the following items will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

                                                                                        Moody's           Moody's
                                                                          S&P        First Trigger     Second Trigger
                                                                       Valuation       Valuation         Valuation
                     Collateral                                        Percentage      Percentage        Percentage

               (A)   Cash                                                 100%            100%              100%

               (B)   Fixed-rate negotiable debt obligations issued
                     by the U.S. Treasury Department having a
                     remaining  maturity  on such  date of not more      98.5%            100%              100%
                     than one year

               (C)   Fixed-rate negotiable debt obligations issued
                     by the U.S. Treasury Department having a
                     remaining  maturity  on such date of more than      89.9%            100%              94%
                     one year but not more than ten years

               (D)   Fixed-rate negotiable debt obligations issued
                     by the U.S. Treasury Department having a
                     remaining  maturity  on such date of more than      83.9%            100%              87%
                     ten years


         (iii) Other Eligible Support.

                  The following items will qualify as "Other Eligible Support" for the party specified:

                  Not applicable.

         (iv)     Threshold.

                  (A) "Independent Amount" means zero with respect to Party A and Party B.

                  (B) "Threshold" means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing; otherwise, not applicable.

                  "Threshold" means, with respect to Party B and any Valuation Date, not applicable.

                  (C) "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of Certificates rated by S&P ceases to be more than USD 50,000,000, the "Minimum Transfer Amount" shall be USD 50,000.

                  (D) Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000; provided, however, that if S&P is rating the Certificates, the Delivery Amount will be rounded up to the nearest integral multiple of $1,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000; provided, however, that if S&P is rating the Certificates, the Return Amount will be rounded down to the nearest integral multiple of $1,000.

(c) Valuation and Timing.

         (i) "Valuation Agent" means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

         (ii) "Valuation Date" means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody's First Trigger Credit Support Amount or the Moody's Second Trigger Credit Support Amount is greater than zero.

         (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

         (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

         (v) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and
                  (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

         (vi) Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Conditions Precedent and Secured Party's Rights and Remedies. None.

(e) Substitution.

         (i)      "Substitution Date" has the meaning specified in Paragraph
                  4(d)(ii).

         (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f) Dispute Resolution.

         (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

         (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

                  For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

         (iii)    Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

         (i)      Eligibility to Hold Posted Collateral; Custodians.

                  A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:

                           (1) Party B may appoint as Custodian (A) the entity then serving as Trustee or (B) any entity other than the entity then serving as Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least "A-1."

                           (2) Posted Collateral may be held only in the following jurisdiction: United States.

                  Initially, the Custodian for Party B is: Wells Fargo Bank, National Association.

         (ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

         (iii) Notice. If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.

(h)      Distributions and Interest Amount.

         (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

         (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

         (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)      Other Eligible Support and Other Posted Support.

         (i) "Value" with respect to Other Eligible Support and Other Posted Support means: not applicable.

         (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

         If to Party A:

         ABN AMRO Bank N.V.
         199 Bishopsgate
         London EC2M 3XW
         Tel:  +44 (0)171-392 3581
         Fax:  +44 (0)171-678 4040
         Attn: Global Collateral Management

         If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

         If to Party B's Custodian:

         Wells Fargo Bank, National Association
         9062 Old Annapolis Road
         Columbia, Maryland 21045
         Tel: (410) 884-2000
         Fax: (410) 715-2380
         Attn: Client Manager - SAMI 2007-AR1

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

         Party A: To be notified to Party B by Party A at the time of the request for the transfer.

         Party B: To be notified to Party A by Party B upon request by Party A.

(m)      Other Provisions.

         (i) Collateral Account. Party B or its Custodian shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

         (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

         (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

         (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

         (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) either (i) a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days, or (ii) a S&P Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

         (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

         (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

         (viii) Notice of Failure to Post Collateral. Upon any failure by Party A to post collateral as required under this Agreement, Party B shall, no later than the next Business Day after the date such collateral was required to be posted, give a written notice of such failure to Party A and to Depositor. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the failure of Party B to comply with the requirements of this paragraph shall not constitute an Event of Default or Termination Event.

         (ix)     Additional Definitions. As used in this Annex:

                  "Collateral Event" means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

                   "DV01" means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party's Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

                  "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)" shall be inserted.

                  "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

                  "Moody's First Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

                  "Moody's First Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                  (I)      (A)      for any Valuation  Date on which (I) a
                                    Moody's First Trigger Event has occurred and has been continuing (x) for at least 30
                                    Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Trigger Event has occurred and been continuing for at least 30
                                    Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party's Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody's
                                    First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and
                                    (y) the product of Moody's First Trigger
                                    Notional Amount Multiplier and the Notional
                                    Amount for such Transaction for the
                                    Calculation Period which includes such
                                    Valuation Date; or

                           (B)      for any other Valuation Date, zero, over

                  (II)     the Threshold for Party A such Valuation Date.

                  "Moody's First Trigger DV01 Multiplier" means  25.

                  "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

                  "Moody's First Trigger Notional Amount Multiplier" means 4%.

                  "Moody's Second Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

                   "Moody's Second Trigger Credit Support Amount" means, for any
                  Valuation Date, the excess, if any, of

                  (I)      (A)      for any Valuation Date on which it is
                                    the case that a Moody's Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of
                                    (x) the Secured Party's Exposure for such
                                    Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

                                    (1) if such Transaction is not a
                                    Transaction-Specific Hedge, the lesser of
                                    (i) the product of the Moody's Second
                                    Trigger DV01 Multiplier and DV01 for such
                                    Transaction and such Valuation Date and (ii) the product of the Moody's Second Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                                     (2) if such Transaction is a
                                    Transaction-Specific Hedge, the lesser of
                                    (i) the product of the Moody's Second
                                    Trigger Transaction-Specific Hedge DV01
                                    Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of the Moody's Second Trigger
                                    Transaction-Specific Hedge Notional Amount
                                    Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                            (B)     for any other Valuation Date, zero, over

                  (II)     the Threshold for Party A for such Valuation Date.

                  "Moody's Second Trigger DV01 Multiplier" means 60.

                  "Moody's Second Trigger Transaction-Specific Hedge DV01 Multiplier" means 75.

                  "Moody's Second Trigger Transaction-Specific Hedge Notional Amount Multiplier" means 11%.

                  "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

                  "Moody's Second Trigger Notional Amount Multiplier" means 9%.

                  "S&P Credit Support Amount" means, for any Valuation Date, the excess, if any, of

                  (I)      (A)      for any Valuation Date on which (i) an S&P
                                    Rating Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required

                                    Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of
                                    (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of the Volatility Buffer for such Transaction and the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

                           (B)      for any other Valuation Date, zero, over

                  (II) the Threshold for Party A for such Valuation Date.

                  "S&P Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

                  "S&P Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

                  "Transaction Exposure" means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

                  "Transaction-Specific Hedge" means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

                  "Valuation Percentage" shall mean, for purposes of determining the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody's First Trigger Valuation Percentage, or Moody's Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

                  "Value" shall mean, in respect of any date, the related S&P Value, the related Moody's First Trigger Value, and the related Moody's Second Trigger Value.

                  "Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.

                  The higher of  the S&P         Remaining      Remaining       Remaining       Remaining
                  short-term credit rating       Weighted        Weighted        Weighted        Weighted
                  of (i) Party A and (ii)         Average        Average         Average         Average
                  the Credit Support             Maturity        Maturity        Maturity        Maturity
                  Provider of Party A, if      up to 3 years  up to 5 years   up to 10 years  up to 30 years
                  applicable
                  ------------------------------------------------------------------------------------------
                  At least "A-2"                   2.75%          3.25%           4.00%           4.75%
                  "A-3"                            3.25%          4.00%           5.00%           6.25%
                  "BB+" or lower                   3.50%          4.50%           6.75%           7.50%


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

ABN AMRO Bank N.V.                       Citibank, N.A., not individually,
                                         but solely as Trustee on behalf of
                                         Structured Asset Mortgage
                                         Investments II Trust 2007-AR1

By:/s/Frederick P. Engler                 By:/s/Louis Piscitelli
   --------------------------------          -----------------------------------
   Name   Frederick P. Engler                Name:   Louis Piscitelli
   Title: Regional Manager                   Title:  Vice President
          Documentation North America        Date:
   Date:


By:/s/Christopher Fain
   --------------------------------
   Name   Christopher Fain
   Title: Vice President
   Date: